Filed Pursuant to Rule 424(h)

Registration Nos. 333-269194 and 333-269194-01

The information in this prospectus is not complete and may be changed. We may not deliver the notes described in this prospectus until we deliver a final prospectus. This prospectus is not an offer to sell these notes nor is it seeking an offer to buy these notes in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, June 1, 2023

PROSPECTUS

$1,250,000,000(1)

Volkswagen Auto Loan Enhanced Trust 2023-1
Issuing Entity

Central Index Key Number: 0001976946

Volkswagen Auto Lease/Loan Underwritten Funding, LLC Depositor Central Index Key Number: 0001182534	VW Credit, Inc. Sponsor, Originator and Servicer Central Index Key Number: 0000833733

You should carefully read the “risk factors” beginning on page 14 of this prospectus.

The notes will represent obligations of the issuing entity only and are not guaranteed by any person including Volkswagen Auto Lease/Loan Underwritten Funding, LLC, VW Credit, Inc. or any of their respective affiliates. Neither the notes nor the underlying receivables are insured or guaranteed by any governmental entity.

(1)	The aggregate initial principal amount of the notes will be either $1,250,000,000 or $1,500,000,000. See “Risk Factors—Risks associated with unknown initial principal amount of notes.” If the aggregate initial principal amount of the notes is $1,250,000,000, the following notes(3) will be offered by this prospectus:

		Principal Amount(2)			Interest Rate		Final Scheduled Payment Date
Class A-1 Notes			$245,000,000		•%		June 20, 2024
Class A-2-A Notes(4)	}		$520,000,000		•%		December 21, 2026
Class A-2-B Notes(4)					SOFR Rate + •%(5)
Class A-3 Notes			$410,000,000		•%		June 20, 2028
Class A-4 Notes			$75,000,000		•%		January 22, 2030
Total			$1,250,000,000
			Price to Public(6)		Underwriting Discount		Proceeds to the Depositor
Per Class A-1 Note			•%		•%		•%
Per Class A-2-A Note			•%		•%		•%
Per Class A-2-B Note			•%		•%		•%
Per Class A-3 Note			•%		•%		•%
Per Class A-4 Note			•%		•%		•%
Total		$	•	$	•	$	•

(2)	If the aggregate initial principal amount of the notes is $1,500,000,000, the following notes(3) will be offered by this prospectus: $294,000,000 of Class A-1 notes, $624,000,000 aggregate initial principal amount of Class A-2-A notes and Class A-2-B notes, $492,000,000 of Class A-3 notes and $90,000,000 of Class A-4 notes.

(3)	All or a portion of one or more classes of notes may be initially retained by the depositor or an affiliate thereof.

(4)	The allocation of the initial principal amount between the Class A-2-A notes and the Class A-2-B notes will be determined no later than the day of pricing. If the aggregate initial principal amount of the notes is $1,250,000,000, the depositor expects that the aggregate initial principal amount of the Class A-2-B notes will not exceed $260,000,000. If the aggregate initial principal amount of the notes is $1,500,000,000, the depositor expects that the aggregate initial principal amount of the Class A-2-B notes will not exceed $312,000,000.

(5)	The Class A-2-B notes will accrue interest at a floating rate based on a benchmark, which initially will be the “SOFR Rate” plus a spread. If the sum of SOFR Rate + ●% is less than 0.00% for any interest period, then the interest rate for the Class A-2-B notes for such interest period will be deemed to be 0.00%. For a description of how interest will be calculated on the Class A-2-B notes, see “The Notes–Payments of Interest”. For a description of how the benchmark may change in certain situations after the closing date, see “The Notes–Payments of Interest–Effect of Benchmark Transition Event”.

(6)	Plus accrued interest, if any, from the closing date.

•	The notes are payable solely from the assets of the issuing entity, which consist primarily of motor vehicle retail installment sale contracts and/or installment loans that are secured by new and used automobiles and sport utility vehicles and funds on deposit in the reserve account.

•	The issuing entity will pay interest and principal on the notes on the 20th day of each month, or, if the 20th is not a business day, the next business day, starting on June 20, 2023.

•	Credit enhancement for the notes offered hereby will consist of a reserve account with an initial deposit of at least (i) $3,221,649.49, if the aggregate initial principal amount of the notes is $1,250,000,000 or (ii) $3,865,979.39, if the aggregate initial principal amount of the notes is $1,500,000,000, overcollateralization (in addition to the yield supplement overcollateralization amount) and the yield supplement overcollateralization amount.

•	The issuing entity will issue the notes described in the table above. The issuing entity will also issue a certificate that represents a fractional undivided interest in the issuing entity, will not bear interest, and is not being offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities	Citigroup	TD Securities	Wells Fargo Securities

The date of this prospectus is June  , 2023

i

(continued)

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CAPITALIZED TERMS

The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary at the end of this prospectus.

WHERE TO FIND INFORMATION IN THIS PROSPECTUS

This prospectus provides information about the issuing entity and the notes offered by this prospectus.

You should rely only on the information contained in this prospectus or information expressly incorporated by reference into this prospectus, including all appendices hereto. We have not authorized anyone to provide you with other or different information. If you receive any other information, you should not rely on it. We are not offering the notes in any jurisdiction where the offer is not permitted. We do not claim that the information in this prospectus is accurate on any date other than the date stated on the front cover page.

We have started with two introductory sections in this prospectus describing the notes and the issuing entity in abbreviated form, followed by a more complete description of the terms of the offering of the notes. The introductory sections are:

•	Summary of Terms—provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuing entity; and

•	Risk Factors—describes briefly some of the risks to investors in the notes.

We include cross-references in this prospectus to captions where you can find additional related information. You can find the page numbers on which these captions are located under the Table of Contents in this prospectus. You can also find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page 155 of this prospectus.

If you have received a copy of this prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain at no cost a paper copy of this prospectus from the depositor or from the underwriters.

In this prospectus, the terms “we”, “us” and “our” refer to Volkswagen Auto Lease/Loan Underwritten Funding, LLC.

WHERE YOU CAN FIND MORE INFORMATION

Volkswagen Auto Lease/Loan Underwritten Funding, LLC, as depositor, has filed a registration statement with the Securities and Exchange Commission (the “SEC”) relating to the notes. This prospectus is a part of our registration statement. This prospectus does not contain all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus summarizes certain contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. Annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be prepared, signed and filed with the SEC by the depositor or the servicer on behalf of the issuing entity. You can obtain copies of the registration statement free of charge upon written request to VW Credit, Inc., 2200 Woodland Pointe Avenue, Herndon, Virginia 20171. In addition, the SEC also maintains a site on the World Wide Web at http//www.sec.gov at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Our SEC filings may be located by using the SEC Central Index Key (CIK) for the depositor, 0001182534. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently filed information rather than contradictory information included in this prospectus. Information that will be incorporated by reference will be filed under the name of the issuing entity.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing us at Volkswagen Auto Lease/Loan Underwritten Funding, LLC, 2200 Woodland Pointe Avenue, Herndon, Virginia 20171 or calling us at (703) 364-7000.

REPORTS TO NOTEHOLDERS

After the notes are issued, unaudited monthly servicing reports containing information concerning the issuing entity, the notes and the receivables will be prepared by VW Credit, Inc. (“VW Credit”) and sent on behalf of the issuing entity to the indenture trustee, who will forward the same to Cede & Co., as nominee of the Depository Trust Company (“DTC”).

Owners of the notes may receive the reports by submitting a written request to the indenture trustee. In the written request you must state that you are an owner of notes and you must include payment for expenses associated with the distribution of the reports. The indenture trustee will also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via its Internet website, which is presently located at https://pivot.usbank.com. The indenture trustee will forward a hard copy of the reports to each noteholder promptly after it becomes aware that the reports are not accessible on its Internet website. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at (800) 934-6802. The indenture trustee is obligated to notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. VW Credit, the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. The issuing entity will file with the SEC all required annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K. Those reports will be filed with the SEC under the name “Volkswagen Auto Loan Enhanced Trust 2023-1” and file number 333-269194–01.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

PROSPECTIVE INVESTORS SHOULD NOTE THAT ALTHOUGH VW CREDIT WILL RETAIN CREDIT RISK IN ACCORDANCE WITH REGULATION RR AS DESCRIBED IN THIS PROSPECTUS UNDER “THE SPONSOR—CREDIT RISK RETENTION”, NONE OF VW CREDIT, THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS OR ANY OF THEIR RESPECTIVE AFFILIATES WILL RETAIN OR COMMIT TO RETAIN A 5% MATERIAL NET ECONOMIC INTEREST WITH RESPECT TO THIS TRANSACTION IN ACCORDANCE WITH THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION, OR MAKES OR INTENDS TO MAKE ANY REPRESENTATION OR AGREEMENT THAT IT OR ANY OTHER PARTY IS UNDERTAKING OR WILL UNDERTAKE TO TAKE OR REFRAIN FROM TAKING ANY ACTION TO FACILITATE OR ENABLE COMPLIANCE BY EU AFFECTED INVESTORS WITH THE EU DUE DILIGENCE REQUIREMENTS, BY UK AFFECTED INVESTORS WITH THE UK DUE DILIGENCE REQUIREMENTS, OR BY ANY PERSON WITH THE REQUIREMENTS OF ANY OTHER LAW OR REGULATION NOW OR HEREAFTER IN EFFECT IN THE EUROPEAN UNION (THE “EU”), ANY EUROPEAN ECONOMIC AREA (THE “EEA”) MEMBER STATE OR THE UNITED KINGDOM (THE “UK”) IN RELATION TO RISK RETENTION, DUE DILIGENCE AND MONITORING, CREDIT GRANTING STANDARDS OR ANY OTHER CONDITIONS WITH RESPECT TO INVESTMENTS IN SECURITIZATION TRANSACTIONS. THE ARRANGEMENTS DESCRIBED IN THIS PROSPECTUS UNDER “THE SPONSOR—CREDIT RISK RETENTION” HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE WITH THE REQUIREMENTS OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION BY ANY PERSON. THE TRANSACTION DESCRIBED IN THIS PROSPECTUS IS STRUCTURED IN A WAY THAT IS UNLIKELY TO ALLOW AFFECTED INVESTORS TO COMPLY WITH THE APPLICABLE DUE DILIGENCE REQUIREMENTS.

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FAILURE BY AN AFFECTED INVESTOR TO COMPLY WITH THE APPLICABLE DUE DILIGENCE REQUIREMENTS WITH RESPECT TO AN INVESTMENT IN THE NOTES MAY RESULT IN THE IMPOSITION OF A PENALTY REGULATORY CAPITAL CHARGE ON SUCH INVESTMENT OR OF OTHER REGULATORY SANCTIONS BY THE COMPETENT AUTHORITY OF SUCH AFFECTED INVESTOR, OR A REQUIREMENT TO TAKE CORRECTIVE ACTION.

CONSEQUENTLY THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR AN AFFECTED INVESTOR, AND THIS MAY AFFECT THE SECONDARY MARKET FOR THE NOTES.

PROSPECTIVE INVESTORS ARE RESPONSIBLE FOR ANALYZING THEIR OWN REGULATORY POSITION AND SHOULD CONSULT WITH THEIR OWN INVESTMENT AND LEGAL ADVISORS REGARDING THE APPLICATION OF THE EU SECURITIZATION REGULATION, THE UK SECURITIZATION REGULATION OR OTHER APPLICABLE REGULATIONS AND THE SUITABILITY OF THE OFFERED NOTES FOR INVESTMENT.

SEE “LEGAL INVESTMENT—REQUIREMENTS FOR CERTAIN EU AND UK REGULATED INVESTORS AND AFFILIATES” IN THIS PROSPECTUS.

NOTICE TO INVESTORS: UNITED KINGDOM

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE UK PROSPECTUS REGULATION (AS DEFINED BELOW). THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFERS OF NOTES IN THE UK WILL BE MADE ONLY TO A PERSON OR LEGAL ENTITY QUALIFYING AS A QUALIFIED INVESTOR AS DEFINED IN THE UK PROSPECTUS REGULATION (A “UK QUALIFIED INVESTOR”). ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO TO ONE OR MORE UK QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN THE UK TO ANY PERSON OR LEGAL ENTITY THAT DOES NOT QUALIFY AS A UK QUALIFIED INVESTOR. THE EXPRESSION “UK PROSPECTUS REGULATION” MEANS REGULATION (EU) 2017/1129 (AS AMENDED) AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”).

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE IN THE UK TO ANY UK RETAIL INVESTOR. FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA TO IMPLEMENT DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA; OR (III) NOT A UK QUALIFIED INVESTOR. CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED) AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE IN THE UK TO UK RETAIL INVESTORS HAS BEEN PREPARED, AND THEREFORE, OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE IN THE UK TO ANY UK RETAIL INVESTOR MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UK TO (1) PERSONS HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS WHO ARE AUTHORIZED TO CARRY ON A REGULATED ACTIVITY UNDER THE FSMA OR OTHERWISE QUALIFY AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS

AMENDED (THE “ORDER”), OR (2) PERSONS WHO FALL WITHIN ARTICLE 49(2)(A)-(D) (AS HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE ORDER OR (3) ANY OTHER PERSON TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.

NEITHER THIS PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UK AND NO ONE IN THE UK FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UK OTHER THAN PERSONS IN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY BE UNLAWFUL.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EU PROSPECTUS REGULATION (AS DEFINED BELOW). THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFERS OF NOTES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE ONLY TO A PERSON OR LEGAL ENTITY QUALIFYING AS A QUALIFIED INVESTOR (AS DEFINED IN THE EU PROSPECTUS REGULATION (AN “EU QUALIFIED INVESTOR”)). ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN A RELEVANT MEMBER STATE OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO TO ONE OR MORE EU QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN A RELEVANT MEMBER STATE TO ANY PERSON OR LEGAL ENTITY THAT DOES NOT QUALIFY AS AN EU QUALIFIED INVESTOR. THE EXPRESSION “EU PROSPECTUS REGULATION” MEANS REGULATION (EU) 2017/1129 (AS AMENDED).

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EEA RETAIL INVESTOR IN A RELEVANT MEMBER STATE. FOR THESE PURPOSES, AN “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT AN EU QUALIFIED INVESTOR. CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO EEA RETAIL INVESTORS IN A RELEVANT MEMBER STATE HAS BEEN PREPARED, AND THEREFORE, OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EEA RETAIL INVESTOR IN A RELEVANT MEMBER STATE MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

SUMMARY OF STRUCTURE AND FLOW OF FUNDS

This structural summary briefly describes certain major structural components, the relationship among the parties, the flow of funds and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus to understand all the terms of this offering.

Structural Diagram

(1) All or a portion of one or more classes of notes may be initially retained by the depositor or an affiliate thereof.

Flow of Funds(1)

(Prior to an Acceleration after an Event of Default)

(1)	For more information regarding priority of payments, see “Description of the Transaction Documents—Priority of Payments.”

SUMMARY OF TERMS

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding. You should carefully read this entire prospectus to understand all of the terms of the offering.

THE PARTIES

Issuing Entity/Trust

Volkswagen Auto Loan Enhanced Trust 2023-1, a Delaware statutory trust, will be the “issuing entity” of the notes. The principal assets of the issuing entity will be a pool of receivables which are motor vehicle retail installment sale contracts and/or installment loans that are secured by new and used automobiles and sport utility vehicles.

Depositor

Volkswagen Auto Lease/Loan Underwritten Funding, LLC, a Delaware limited liability company and a wholly owned special purpose subsidiary of VW Credit, Inc., is the “depositor” of the issuing entity. The depositor will sell the receivables to the issuing entity. The depositor will be the initial holder of the issuing entity’s certificate.

You may contact the depositor by mail at 2200 Woodland Pointe Avenue, Herndon, Virginia 20171, or by calling (703) 364-7000.

Servicer/Sponsor

VW Credit, Inc., a Delaware corporation, referred to as “VW Credit” or the “servicer”, will service the receivables held by the issuing entity and is the “sponsor” of the transaction described in this prospectus. The servicer will be entitled to receive a servicing fee for each collection period. The “servicing fee” for any payment date will be an amount equal to the product of (1) 1.00%, (2) one-twelfth and (3) the net pool balance of the receivables as of the first day of the related collection period (or as of the cut-off date, in the case of the first payment date). As additional compensation, the servicer will be entitled to retain all supplemental servicing fees and investment income from amounts on deposit in the collection account and the principal distribution account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the collection period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account.

As described in “Description of the Transaction Documents—Collection and Other Servicing Procedures,” subject to certain conditions, the servicer will be obligated to purchase any receivables affected by breaches by the servicer of certain of its duties and covenants with respect to those receivables. This repurchase obligation will constitute the sole remedy available to the noteholders or the issuing entity for any uncured breach by the servicer of those duties and covenants.

Originator

VW Credit originated the receivables, which VW Credit will sell to the depositor. We refer to VW Credit as the “originator”. VW Credit will sell all of the receivables to be included in the receivables pool to the depositor and the depositor will sell those receivables to the issuing entity.

Administrator

VW Credit will be the “administrator” of the issuing entity, and in such capacity will provide administrative and ministerial services for the issuing entity.

Trustees

U.S. Bank Trust Company, National Association, a national banking association, will be the “indenture trustee”.

Citibank, N.A., a national banking association, will be the “owner trustee”.

Citicorp Trust Delaware, National Association, a national banking association, will be the “issuer Delaware trustee”.

Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company, will be the “asset representations reviewer”.

THE OFFERED NOTES

If the aggregate initial principal amount of the notes is $1,250,000,000, the issuing entity will issue and offer the following notes:

Class of Notes(1)		Principal Amount(2)	Interest Rate	Final Scheduled Payment Date
Class A-1		$245,000,000	•%	June 20, 2024
Class A-2-A	}	$520,000,000	•%	December 21, 2026
Class A-2-B			SOFR Rate + •%(3)
Class A-3		$410,000,000	•%	June 20, 2028
Class A-4		$75,000,000	•%	January 22, 2030

(1)All or a portion of one or more classes of notes may be initially retained by the depositor or an affiliate thereof.

(2) If the aggregate initial principal amount of the notes is $1,500,000,000, the following notes will be issued and offered by this prospectus: $294,000,000 of Class A-1 notes, $624,000,000 of Class A-2-A notes and Class A-2-B notes, $492,000,000 of Class A-3 notes and $90,000,000 of Class A-4 notes.

(3) The Class A-2-B notes will accrue interest at a floating rate based on a benchmark, which initially will be the “SOFR Rate” plus a spread. If the sum of the SOFR Rate + ●% is less than 0.00% for any interest period, then the interest rate for the Class A-2-B notes for such interest period will be deemed to be 0.00%. For a description of how interest will be calculated on the Class A-2-B notes, see “The Notes–Payments of Interest”. However, the benchmark may change in certain situations after the closing date. For more information on the circumstances under which the benchmark may change see “The Notes–Payments of Interest—Effect of Benchmark Transition Event”.

The Class A-2-A notes and the Class A-2-B notes are sometimes referred to as the “Class A-2 notes.” The Class A-2-A notes rank pari passu with the Class A-2-B notes.

The allocation of the principal balance between the Class A-2-A notes and Class A-2-B notes will be determined no later than the day of pricing. If the aggregate initial principal amount of the notes is $1,250,000,000, the depositor expects that the aggregate initial principal amount of the Class A-2-B notes will not exceed $260,000,000. If the aggregate initial principal amount of the notes is $1,500,000,000, the depositor expects that the aggregate initial principal amount of the Class A-2-B notes will not exceed $312,000,000. Consequently, the allocation of the principal balance between the Class A-2-A notes and Class A-2-B notes may result in any number of possible allocation scenarios, including a scenario in which the entire principal balance of the Class A-2 notes is allocated to the fixed rate Class A-2-A notes and none of the principal balance is allocated to the floating rate Class A-2-B notes.

The interest rate for each class of notes will be a fixed rate or a combination of a fixed and floating rate if that class has both a fixed rate tranche and a floating rate tranche. For example, the Class A-2 notes are divided into fixed and floating rate tranches, and the Class A-2-A notes are the fixed rate notes and the Class A-2-B notes are the floating rate notes. We refer in this prospectus to notes that bear interest at a floating rate as “floating rate notes,” and to notes that bear interest at a fixed rate as “fixed rate notes.”

The issuing entity will also issue a subordinated and non-interest bearing “certificate” which represents an equity interest in the issuing entity and is not offered hereby. The certificateholder will be entitled on each payment date only to amounts remaining after payments on the notes and payments of issuing entity expenses and other required amounts on such payment date.

The notes are issuable in a minimum denomination of $100,000 and integral multiples of $1,000 in excess thereof.

The issuing entity expects to issue the notes on or about June 13, 2023, which we refer to as the “closing date”.

INTEREST AND PRINCIPAL

The issuing entity will pay interest on the notes monthly, on the 20th day of each month (or, if that day is not a business day, on the next business day), which we refer to as the “payment date”. The first payment date is June 20, 2023. On each payment date, payments on the notes will be made to holders of record as of the close of business on the last business day preceding that payment date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date”.

Interest Payments

•	Interest on the Class A-1 notes and the Class A-2-B notes will accrue from and including the prior payment date (or, with respect to the first payment date, from and including the closing date) to but excluding the related payment date.

•	Interest on the Class A-2-A notes, the Class A-3 notes and the Class A-4 notes will accrue from and including the 20th day of the calendar month preceding each payment date (or, with respect to the first payment date, from and including the closing date) to but excluding the 20th day of the month in which such payment date occurs.

•	Interest accrued as of any payment date but not paid on that payment date will be payable on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

•	The issuing entity will pay interest on the Class A-1 notes and the Class A-2-B notes on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes and the Class A-2-B notes will be the product of (i) the outstanding principal amount of the related class of notes before giving effect to any payments made on that payment date, (ii) the applicable interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date divided by 360.

•	The issuing entity will pay interest on the Class A-2-A notes, the Class A-3 notes and the Class A-4 notes on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2-A notes, the Class A-3 notes and the Class A-4 notes will be the product of (i) the outstanding principal amount of the related class of notes before giving effect to any payments made on that payment date, (ii) the applicable interest rate and (iii) 30 (or in the case of the first payment date, the number of days from and including the closing date to but excluding June 20, 2023 (assuming a 30 day calendar month)), divided by 360.

•	Interest payments on all classes of notes will have the same priority.

•	The administrator will obtain the SOFR Rate for the Class A-2-B notes using the method as described under “The Notes—Payments of Interest”. If the administrator has determined prior to the relevant reference time that a benchmark transition event and its related benchmark replacement date have occurred, the administrator will determine an alternative benchmark in accordance with the benchmark replacement provisions described under “The Notes—Payments of Interest—Effect of Benchmark Transition Event.”

•	If the sum of the SOFR Rate and the applicable spread set forth on the front cover of this prospectus is less than 0.00% for any interest period, then the interest rate for the Class A-2-B notes for such interest period will be deemed to be 0.00%.

Principal Payments

•	The issuing entity will generally pay principal on the notes monthly on each payment date in accordance with the payment priorities described below under “—Priority of Payments.”

•	The issuing entity will make principal payments of the notes based on the amount of collections and defaults on the receivables during the prior collection period.

•	This prospectus describes how available funds and amounts on deposit in the reserve account are allocated to principal payments of the notes.

•	On each payment date, prior to the acceleration of the notes following an event of default, which is described below under “—Interest and Principal Payments after an Event of Default,” the issuing entity will distribute funds available to pay principal of the notes in the following order of priority:

(1)	first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

(2)	second, to the Class A-2 notes, pro rata among the Class A-2-A notes and Class A-2-B notes, until the Class A-2 notes are paid in full;

(3)	third, to the Class A-3 notes, until the Class A-3 notes are paid in full; and

(4)	fourth, to the Class A-4 notes, until the Class A-4 notes are paid in full.

•	All outstanding principal of a class of notes will be due on the related final scheduled payment date for that class.

Interest and Principal Payments after an Event of Default

On each payment date after an event of default under the indenture occurs and the notes are accelerated, after payment of certain amounts to the trustees, the servicer and the asset representations reviewer, interest on the notes will be paid ratably to each class of notes and principal payments of each class of notes will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of notes will receive principal payments, ratably, based on the aggregate outstanding principal amount of each remaining class of notes. Payments of the foregoing amounts will be made from available funds and other amounts, including all amounts held on deposit in the reserve account. See “Description of the Transaction Documents—Rights Upon Event of Default” in this prospectus.

If an event of default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth below under “—Priority of Payments.”

Optional Redemption of the Notes

If VW Credit is the servicer, then the servicer will have the right at its option to exercise a “clean-up call” and to purchase the receivables and the other issuing entity property (other than the reserve account) from the issuing entity on any payment date if the outstanding net pool balance of the receivables as of the last day of the related collection period is less than or equal to 10% of the initial net pool balance as of the cut-off date. (We use the term “net pool balance” to mean, as of any date, the aggregate outstanding principal balance of all receivables (other than defaulted receivables) of the issuing entity on such date.) If the servicer purchases the receivables and other issuing entity property (other than the reserve account), the purchase price will equal the aggregate outstanding principal amount of the notes plus accrued and unpaid interest thereon (after giving effect to all distributions due on that payment date) at the applicable interest rate up to but excluding that payment date. It is expected that at the time this option becomes available to the servicer, only the Class A-4 notes will be outstanding.

Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts in the reserve account and the remaining available funds after the payments under clauses first through fifth set forth in “—Priority of Payments” below would be sufficient to pay in full the aggregate outstanding principal amount of all of the outstanding notes as determined by the servicer. On such payment date, (i) the indenture trustee upon written direction from the servicer shall transfer all amounts on deposit in the reserve account to the collection account and (ii) the outstanding notes shall be redeemed in whole, but not in part.

Notice of redemption under the indenture must be given by the indenture trustee not later than 10 days prior to the applicable redemption date to each holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes, and the place where those notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes will cease to accrue on the redemption date; and (v) the CUSIP numbers (if applicable) for the notes.

EVENTS OF DEFAULT

The occurrence and continuation of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note when the same becomes due and payable, and such default shall continue for a period of five business days;

•	default in the payment of principal of any note at the related final scheduled payment date or the redemption date;

•	any failure by the issuing entity to duly observe or perform in any material respect any of its material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders, and which continues unremedied for 90 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal amount of the outstanding notes;

•	any representation or warranty of the issuing entity made in the indenture proves to have been incorrect in any material respect when made, which failure materially and adversely affects the interests of the noteholders, and which failure continues unremedied for 90 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal amount of the outstanding notes; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 consecutive days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first four bullet points above for a period of 120 days will not constitute an event of default if that delay or failure was caused by force majeure or other similar occurrence.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of notes due to a lack of amounts available to make such a payment will not result in the occurrence of an event of default until the final scheduled payment date or the redemption date for that class of notes.

ISSUING ENTITY PROPERTY

The primary assets of the issuing entity will be a pool of motor vehicle retail installment sale contracts and/or installment loans secured by a combination of new and used automobiles and sport utility vehicles. We refer to these contracts and loans as “receivables”, to the pool of those receivables as the “receivables pool” and to the persons who financed their purchases or refinanced existing obligations with these contracts and loans as “obligors”. The receivables were underwritten in accordance with the originator’s underwriting criteria.

The receivables identified on the schedule of receivables delivered by VW Credit on the closing date will be transferred from VW Credit to the depositor and then transferred by the depositor to the issuing entity. The issuing entity will grant a security interest in the receivables and the other issuing entity property to the indenture trustee on behalf of the noteholders.

The “issuing entity property” will include the following:

•	the receivables, including collections on the receivables after the cut-off date (the cut-off date for the receivables sold to the issuing entity on the closing date is April 28, 2023, which we refer to as the “cut-off date”);

•	security interests in the vehicles financed by the receivables, which we refer to as the “financed vehicles”;

•	all receivable files relating to the original motor vehicle retail installment sale contracts and/or loans evidencing the receivables;

•	any other property securing the receivables;

•	all rights of the originator under agreements with the dealers relating to receivables;

•	rights to proceeds under insurance policies that cover the obligors under the receivables or the financed vehicles;

•	amounts on deposit in the collection account, the reserve account, the principal distribution account and permitted investments of those accounts;

•	rights of the issuing entity under the sale and servicing agreement and the administration agreement and of the depositor, as buyer, under the purchase agreement; and

•	the proceeds of any and all of the above.

STATISTICAL INFORMATION

The statistical information in this prospectus is based on each receivables pool described below as of the cut-off date. We use the term “contract rate” to mean, with respect to a receivable, the fixed rate per annum at which interest accrues under the motor vehicle retail installment sales contract or installment loan evidencing such receivable. Such fixed rate may differ from the APR disclosed in the receivable.

If the aggregate initial principal amount of the notes is $1,250,000,000, the receivables in the related pool described in this prospectus had the following characteristics as of the close of business on the cut-off date:

•	an aggregate outstanding principal balance of $1,423,470,037.34;

•	a weighted average contract rate(1) of 4.82%;

•	a weighted average original maturity(1) of 66.82 months; and

•	a weighted average remaining maturity(1) of 57.08 months.

(1)	Weighted average by principal balance as of the cut-off date.

If the aggregate initial principal amount of the notes is $1,500,000,000, the receivables in the related pool described in this prospectus had the following characteristics as of the close of business on the cut-off date:

•	an aggregate outstanding principal balance of $1,707,916,114.35;

•	a weighted average contract rate(1) of 4.83%;

•	a weighted average original maturity(1) of 66.83 months; and

•	a weighted average remaining maturity(1) of 57.10 months.

(1)	Weighted average by principal balance as of the cut-off date.

In connection with the offering of the notes, the depositor has performed a review of the receivables in each pool and certain disclosure in this prospectus relating to the receivables, as described under “The Receivables Pool—Review of Pool Assets” in this prospectus.

As described in “The Originator—Pool Underwriting” in this prospectus, under VW Credit’s origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a VW Credit credit analyst based on VW Credit’s electronic decisioning model. Applications that are not automatically approved are ultimately reviewed by a VW Credit credit analyst with appropriate approval authority. If the aggregate initial principal amount of the notes is $1,250,000,000, approximately 64.92% of the net pool balance as of the cut-off date was automatically approved, while approximately 35.08% of the net pool balance as of the cut-off date was evaluated and approved by a VW Credit credit analyst with appropriate authority in accordance with VW Credit’s written underwriting guidelines. If the aggregate initial principal amount of the notes is $1,500,000,000, approximately 64.85% of the net pool balance as of the cut-off date was automatically approved, while approximately 35.15% of the net pool balance as of the cut-off date was evaluated and approved by a VW Credit credit analyst with appropriate authority in accordance with VW Credit’s written underwriting guidelines. None of the receivables in the pool were originated with exceptions to VW Credit’s written underwriting guidelines, nor were any receivables in the pool approved after being automatically rejected by the electronic decisioning model.

In addition to the purchase of receivables from the issuing entity in connection with the servicer’s exercise of its clean-up call option as described above under “—Interest and Principal—Optional Redemption of the Notes,” receivables may be repurchased from the issuing entity by the depositor or sponsor, in connection with the breach of certain representations and warranties concerning the characteristics of the receivables, or purchased by the servicer, in connection with the breach of certain servicing covenants, as described under “The Servicer.”

RECEIVABLES REPRESENTATIONS AND WARRANTIES

VW Credit and the depositor will each make certain representations and warranties regarding the characteristics of the receivables as of the cut-off date. Breach of these representations may, subject to certain conditions, result in VW Credit or the depositor, as applicable, being obligated to repurchase the related receivable. Any inaccuracy in the representations or warranties will be deemed not to constitute a breach if such inaccuracy does not affect the ability of the issuing entity to receive or retain payment in full on the receivable. See “Description of the Transaction Documents—Sale and Assignment of Receivables and Related Security Interests.” This repurchase obligation will constitute the sole remedy available to the noteholders or the issuing entity for any uncured breach by VW Credit or the depositor of those representations and warranties. If the issuing entity or the indenture trustee requests that VW Credit or the depositor repurchase any receivable due to a breach of a representation or warranty as described above, and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by the depositor or VW Credit, as applicable, the requesting party will have the right to refer the matter, at its discretion, to either mediation or third-party arbitration. The terms of the mediation or arbitration, as applicable, are described under “Description of the Transaction Documents—Representations and Warranties; Remedies” and “—Requests to Repurchase and Dispute Resolution” in this prospectus.

As more fully described in “Description of the Transaction Documents—Asset Representations Review” in this prospectus, if the aggregate amount of delinquent receivables exceeds a specified threshold then, subject to certain conditions, noteholders representing at least a majority of the voting noteholders may direct the asset representations reviewer to perform a review of specified delinquent receivables for compliance with the representations and warranties made by VW Credit and the depositor. See “Description of the Transaction Documents—Asset Representations Review” in this prospectus.

PRIORITY OF PAYMENTS

On each payment date, except after the acceleration of the notes following an event of default, the indenture trustee will make the following payments and deposits from available funds in the collection account (including funds, if any, deposited into the collection account from the reserve account) in the following amounts and order of priority:

•	first, to the servicer (or any predecessor servicer, if applicable), for reimbursement of all outstanding advances;

•	second, to the servicer, the servicing fee and all unpaid servicing fees with respect to prior periods;

•	third, pro rata, to the owner trustee, the issuer Delaware trustee, the indenture trustee and the asset representations reviewer, fees and expenses (including indemnification amounts) due and owing under the trust agreement, the indenture and the asset representations review agreement, as applicable, which have not been previously paid, provided, that the amounts payable pursuant to this clause will be limited to $275,000 per annum in the aggregate;

•	fourth, to the noteholders, accrued interest on the notes; provided, that if there are not sufficient funds available to pay the entire amount of accrued interest on the notes, the amount will be applied to the payment of such interest on a pro rata basis based on the amount of interest owing;

•	fifth, to the principal distribution account for distribution to the noteholders pursuant to “Interest and Principal—Principal Payments” above, the principal distribution amount, if any;

•	sixth, to the reserve account, any additional amounts required to increase the amount on deposit in the reserve account up to the specified reserve account balance;

•	seventh, pro rata, to the owner trustee, the issuer Delaware trustee, the indenture trustee and the asset representations reviewer, all amounts due pursuant to clause third above to the extent not paid in such clause; and

•	eighth, to or at the direction of the certificateholder, any funds remaining.

The final distribution to any noteholder will be made only upon surrender and cancellation of the physical certificate representing that noteholder’s notes at an office or agency of the indenture trustee specified in a notice from the indenture trustee, in the name of and on behalf of the issuing entity.

Amounts deposited in the principal distribution account will be paid to the noteholders of the notes as described under “The Notes—Payments of Principal.”

For a description of the priority of payments following an event of default and acceleration of the notes, see “Description of the Transaction Documents—Priority of Payments May Change Upon an Event of Default.”

CREDIT ENHANCEMENT

The credit enhancement provides protection for the notes against losses and delays in payment or other shortfalls of cash flow. The credit enhancement for the notes will be the reserve account, overcollateralization (in addition to the yield supplement overcollateralization amount) and the yield supplement overcollateralization amount. If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later scheduled final maturity date generally will bear a greater risk of loss than notes having an earlier final scheduled maturity. See also “Risk Factors—Your share of possible losses may not be proportional” and “Description of the Transaction Documents—Priority of Payments.”

Reserve Account

If the aggregate initial principal amount of the notes is $1,250,000,000, on the closing date, the depositor will deposit from the proceeds of the sale of the notes at least $3,221,649.49 (at least 0.25% of the adjusted pool balance as of the closing date) in cash into the reserve account. If the aggregate initial principal amount of the notes is $1,500,000,000, on the closing date, the depositor will deposit from the proceeds of the sale of the notes at least $3,865,979.39 (at least 0.25% of the adjusted pool balance as of the closing date) in cash into the reserve account. We use the term “adjusted pool balance” to mean, (i) as of the closing date, the net pool balance as of the cut-off date minus the yield supplement overcollateralization amount (as described below) for the closing date and (ii) for any payment date, the net pool balance at the end of the related collection period, minus the yield supplement overcollateralization amount (as described below) for that payment date. Collections on the receivables and other available funds, to the extent available after payments and deposits of higher priority are made, will be added to the reserve account on each payment date until the amount on deposit in the reserve account is equal to the specified reserve account balance (as described below).

On each payment date, available funds will be deposited in the reserve account in accordance with the priority of payments described above until the amount on deposit in the reserve account equals the specified reserve account balance. The “specified reserve account balance” is, on any payment date, (a) if the aggregate initial principal amount of the notes is $1,250,000,000, $3,221,649.49 (0.25% of the adjusted pool balance as of the closing date) or (b) if the aggregate initial principal amount of the notes is $1,500,000,000, $3,865,979.39 (0.25% of the adjusted pool balance as of the closing date).

On each payment date, the indenture trustee will withdraw funds from the reserve account to cover any shortfalls in the amounts required to be paid on that payment date with respect to clauses first through fifth under “Priority of Payments” above.

On any payment date, if the amount in the reserve account exceeds the specified reserve account balance, the excess will be transferred to the collection account and distributed on that payment date as available funds. See “Description of the Transaction Documents—The Accounts—Reserve Account” in this prospectus.

Overcollateralization

Overcollateralization is the amount by which the adjusted pool balance exceeds the aggregate outstanding principal amount of the notes. Overcollateralization means that there will be additional assets (in addition to the yield supplement overcollateralization amount described below) generating collections that will be available to cover credit losses on the receivables. If the aggregate initial principal amount of the notes is $1,250,000,000, the initial amount of overcollateralization will be $38,659,794.53, or approximately 3.00% of the adjusted pool balance as of the closing date. If the aggregate initial principal amount of the notes is $1,500,000,000, the initial amount of overcollateralization will be $46,391,754.61, or approximately 3.00% of the adjusted pool balance as of the closing date.

Yield Supplement Overcollateralization Amount

The yield supplement overcollateralization amount for any payment date is equal to the sum of the amount for each receivable equal to the excess, if any, of (x) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at the contract rate of that receivable over (y) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at a discount rate equal to the greater of the contract rate of that receivable and 9.25%.

If the aggregate initial principal amount of the notes is $1,250,000,000, as of the closing date, the yield supplement overcollateralization amount will equal $134,810,242.81, which is approximately 10.46% of the adjusted pool balance as of the closing date. If the aggregate initial principal amount of the notes is $1,500,000,000, as of the closing date, the yield supplement overcollateralization amount will equal $161,524,359.74, which is approximately 10.45% of the adjusted pool balance as of the closing date. The yield supplement overcollateralization amount will decline on each payment date. The yield supplement overcollateralization amount is intended to compensate for low contract rates on some of the receivables and is in addition to the overcollateralization referred to above.

See “Description of the Transaction Documents—Yield Supplement Overcollateralization Amount” in this prospectus for more detailed information about the yield supplement overcollateralization amount.

TAX STATUS

On the closing date, Mayer Brown LLP, special federal tax counsel to the depositor, will deliver an opinion, subject to the assumptions and qualifications therein, to the effect that (i) for U.S. federal income tax purposes, the issuing entity will not be classified as an association taxable as a corporation and the issuing entity will not be treated as a publicly traded partnership taxable as a corporation and (ii) the notes, to the extent beneficially owned by a person other than the issuing entity or its affiliates, will be treated as debt for U.S. federal income tax purposes.

Each holder of a note, by acceptance of a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.

We encourage you to consult your own tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.

See “Material U.S. Federal Income Tax Consequences” in this prospectus.

CERTAIN ERISA CONSIDERATIONS

Subject to the considerations disclosed in “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans” in this prospectus, the notes may be purchased by employee benefit plans and accounts. An employee benefit plan, any other retirement plan, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the notes.

See “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans” in this prospectus.

MONEY MARKET INVESTMENT

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(11) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including additional requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 notes, you or your advisor should consider these requirements before making a purchase.

CERTAIN INVESTMENT CONSIDERATIONS

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013 implementing the statutory provision known as the “Volcker Rule” (Section 619 of the Dodd–Frank Wall Street Reform and Consumer Protection Act).

RATINGS

The depositor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to rate the notes (the “Hired Agencies”). Although the Hired Agencies are not contractually obligated to monitor the ratings on the notes, we believe that the Hired Agencies will continue to monitor the transaction while the notes are outstanding. The Hired Agencies’ ratings on the notes may be lowered, qualified or withdrawn at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. A rating is based on each rating agency’s evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency.

See “Risk Factors—The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes” in this prospectus.

CREDIT RISK RETENTION

Pursuant to the SEC’s credit risk retention rules, 17 C.F.R. Part 246 (“ Regulation RR”), VW Credit, as sponsor, is required to retain an economic interest in the credit risk of the receivables, either directly or through a majority-owned affiliate. VW Credit intends to satisfy this obligation through the retention by the depositor, its wholly-owned affiliate, of an “eligible horizontal residual interest” in an amount equal to at least 5% of the fair value, as of the closing date, of the notes and the certificate issued by the issuing entity on the closing date.

The eligible horizontal residual interest retained by the depositor will take the form of the issuing entity’s certificate. If the aggregate initial principal amount of the notes is $1,250,000,000, VW Credit expects the certificate to have a fair value of between $114,424,739.74 and $118,806,908.46, which is between 8.39% and 8.68% of the fair value, as of the closing date, of the notes and the certificate issued by the issuing entity on the closing date. If the aggregate initial principal amount of the notes is $1,500,000,000, VW Credit expects the certificate to have a fair value of between $137,248,463.46 and $142,507,395.06, which is between 8.38% and 8.68% of the fair value, as of the closing date, of the notes and the certificate issued by the issuing entity on the closing date. The certificate represents 100% of the beneficial interest in the issuing entity. For a description of the valuation methodology used to calculate the fair values of the notes and the certificate and of the eligible horizontal residual interest set forth in the preceding sentence, see “The Sponsor—Credit Risk Retention” in this prospectus. The material terms of the notes are described in this prospectus under “The Notes,” and the material terms of the certificate are described in this prospectus under “The Issuing Entity—Capitalization and Liabilities of the Issuing Entity.”

In addition, the depositor or an affiliate thereof may retain some or all of one or more classes of notes.

The depositor may transfer all or a portion of the eligible horizontal residual interest to another majority-owned affiliate of VW Credit on or after the closing date.

The portion of the depositor’s retained economic interest that is intended to satisfy the requirements of Regulation RR will not be transferred or hedged except as permitted by applicable law.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

Although VW Credit will retain credit risk in accordance with Regulation RR as described in this prospectus under “The Sponsor—Credit Risk Retention”, none of VW Credit, the depositor, the underwriters or any other party to the transaction described in this prospectus or any of their respective affiliates (a) will retain or commit to retain a 5% material net economic interest with respect to this transaction in accordance with the EU Securitization Regulation or the UK Securitization Regulation or (b) makes or intends to make any representation or agreement that it or any other party is undertaking or will undertake to take or refrain from taking any action to facilitate or enable compliance by EU Affected Investors with the EU Due Diligence Requirements, by UK Affected Investors with the UK Due Diligence Requirements, or by any person with the requirements of any other law or regulation now or hereafter in effect in the EU, any EEA member state or the UK, in relation to risk retention, due diligence and monitoring, transparency, credit granting standards or any other conditions with respect to investments in securitization transactions. The arrangements described in this prospectus under “The Sponsor—Credit Risk Retention” have not been structured with the objective of ensuring compliance with the requirements of the EU Securitization Regulation or the UK Securitization Regulation by any person. The transaction described in this prospectus is structured in a way that is unlikely to allow Affected Investors to comply with the applicable Due Diligence Requirements.

Failure by an Affected Investor to comply with the applicable Due Diligence Requirements with respect to an investment in the notes may result in the imposition of a penalty regulatory capital charge on such investment or of other regulatory sanctions by the competent authority of such Affected Investor, or a requirement to take corrective action.

Consequently, the notes may not be a suitable investment for Affected Investors, and this may affect the price and liquidity of the notes.

Prospective investors are responsible for analyzing their own regulatory position and should consult with their own investment and legal advisors regarding the application of the EU Securitization Regulation, the UK Securitization Regulation or other applicable regulations and the suitability of the notes for investment.

For further information regarding the EU Securitization Regulation and the UK Securitization Regulation, see “Legal Investment—Requirements for Certain EU and UK Regulated Investors and Affiliates” in this prospectus.

REGISTRATION UNDER THE SECURITIES ACT

The depositor has filed a registration statement relating to the notes with the SEC on Form SF-3. The depositor has met the requirements for registration on Form SF-3 contained in General Instruction I.A.1 to Form SF-3.

SUMMARY OF RISK FACTORS

•	A deterioration in economic conditions and certain economic factors could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables, which could impact the issuing entity’s ability to make payments on your notes. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables, and all of these factors could result in losses on your notes.

•	Because of the concentration of the receivables in certain states, any adverse economic conditions, natural disasters, extreme weather conditions (including an increase in the frequency of extreme weather conditions as a result of climate change) or other factors affecting these states in particular, may have a greater effect on the performance of the notes than if the concentration did not exist.

•	The credit scores of the obligors and the historical loss and delinquency information presented in this prospectus may not accurately predict the performance of the receivables, and there can be no assurance that the future delinquency or net loss experience calculated and presented in this prospectus with respect to VW Credit’s managed portfolio of contracts will reflect actual experience with respect to the receivables.

•	The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal balance of the related receivables, which may result in losses. There can be no assurance at any time that the value of any financed vehicle will be greater than the outstanding principal balance of the related receivable.

•	The pricing of used vehicles is affected by the supply and demand for those vehicles. Increased vehicle inventories may result from increased new vehicle supply and increased repossessions, which could adversely affect resale values. Economic factors will influence the affordability of used vehicles. Customer behavior may evolve with working from home arrangements, including the risk that working from home reduces the demand for vehicle purchases. All of these factors could have a negative impact on the resale value of a vehicle.

•	Your notes represent obligations solely of the issuing entity and will not be insured or guaranteed by any entity. Your notes will not represent an interest in or obligation of VW Credit, the depositor or any other person. You will rely primarily upon collections on the receivables owned by the issuing entity and, to the extent available, any credit enhancement for the issuing entity, including amounts on deposit in the reserve account. However, if delinquencies and losses create shortfalls which exceed the available credit enhancement, you may experience delays in payments due to you and you could suffer a loss.

•	Receivables with low contract rates may cause losses on your notes.

•	Each retail installment sale contract requires the obligor to obtain and maintain physical damage insurance on the financed vehicle with VW Credit named as the loss payee. In the event insurance coverage is not maintained by obligors, then insurance recoveries may not be available in the event of losses or damages to financed vehicles included in the pool, and you could suffer a loss on your investment.

•	Vehicle recalls may have an adverse effect on the receivables and your notes.

•	Adverse legal or regulatory developments with respect to VW Credit or its affiliates could have an adverse effect on your notes.

•	Adverse events with respect to VW Credit or its affiliates or third party providers to whom VW Credit outsources its activities could affect the timing of payments on your notes or have other adverse effects on your notes.

•	The servicer’s commingling of funds with its own funds could result in a loss.

•	The servicer’s discretion over the servicing of the receivables may impact the amount and timing of funds available to make payments on the notes.

•	The issuing entity’s interest in the receivables could be defeated because the contracts will not be delivered to the issuing entity. Further, interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your notes.

•	The issuing entity’s security interest in the financed vehicles will not be noted on the certificates of title, which may cause losses on your notes.

•	Following a bankruptcy or insolvency of the sponsor or the depositor, a court could conclude that the receivables are owned by the sponsor or the depositor, instead of the issuing entity. If this were to occur, you could experience delays or losses in payments due to you.

•	Federal and state financial regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity. Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC, CFPB or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as VW Credit. These factors could adversely affect the timing and amount of payments on your notes.

•	The failure by VW Credit to comply with applicable consumer protection laws may give rise to liabilities on the part of the issuing entity.

•	Changes to federal or state bankruptcy or debtor relief laws may impede collection efforts or alter the timing and amount of collections, which may result in acceleration of or reduction in payment on your notes.

•	Foreign Persons investing in notes could be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes on account of their own activities.

•	The return on your notes could be reduced by shortfalls due to application of the Servicemembers Civil Relief Act.

•	Certain factors could affect the average life of your notes. Extensions of payments on receivables could increase the average life of the notes. Prepayments on contracts may also affect the average life of the notes.

•	Retention of some or all of one or more classes of notes by the depositor or an affiliate of the depositor and the unknown allocation between the Class A-2-A notes and Class A-2-B notes may reduce the liquidity of such notes.

•	The failure to make principal payments on any notes will generally not result in an event of default under the indenture until the applicable final scheduled payment date.

•	VW Credit, the servicer, the depositor and their affiliates are not obligated to make any payments to you on your notes and do not guarantee payments on the receivables or your notes. However, VW Credit and the depositor will make representations and warranties about certain characteristics of the receivables, a breach of which will result in certain repurchase obligations under certain conditions. There can be no assurance that any entity will financially be in a position to fund its repurchase obligation.

•	Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity.

•	The initial principal amount of the notes will not be known until the day of pricing. The size of a class of notes may affect the liquidity and voting power of such class.

•	The use of SOFR in asset-backed securities transactions is relatively new, and there may be unanticipated problems in the use, calculation or performance of SOFR.

•	Uncertainty about SOFR’s differences from LIBOR, including its composition, characteristics and market acceptance, may have an adverse impact on the Class A-2-B notes.

•	The SOFR Rate for each interest period is based on the average of the daily compounded SOFR rates for the preceding 30 days, resulting in a potential mismatch compared to daily rates actually in effect on the calculation date.

•	A negative SOFR Rate (or replacement benchmark) would reduce the rate of interest on the Class A-2-B notes.

•	The issuing entity may issue floating rate notes, but the issuing entity will not enter into any interest rate swaps and you may suffer losses on your notes if interest rates rise.

•	Changes to or elimination of SOFR or the determinations made by the administrator may adversely affect the Class A-2-B notes.

•	Risk of loss or delay in payment may result from delays in the transfer of servicing due to the servicing fee structure.

•	You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated.

•	Principal payments on the notes generally will be made to the holders of the notes sequentially and, as a result, a class of notes with a later maturity may absorb more losses than a class of notes with an earlier maturity. A change in the order of priority of principal payments, prepayments and potential losses may result from an event of default under the indenture.

•	The absence of, or lack of liquidity in, a secondary market may limit your ability to sell your notes.

•	The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes. In addition, a rating agency may have a conflict of interest because the sponsor will pay the fees charged by such rating agency.

•	Because the notes are in book-entry form, your rights can only be exercised indirectly.

13

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

Risks Relating to Economic Conditions and Other Factors

Recent and future economic developments may adversely affect the performance of the receivables, which could result in losses on your notes.

A deterioration in economic conditions and certain economic factors, such as reduced business activity, high unemployment, volatile interest rates, rising or falling oil prices, housing prices, lack of available credit, the rate of inflation and consumer perceptions of the economy, as well as other factors, such as terrorist events, cyberattacks, civil unrest, public health emergencies (including COVID-19 or similar outbreaks), extreme weather conditions or political instability (such as the military conflict between Ukraine and Russia), or significant changes in the political environment and/or public policy, or an increase of obligors’ payment obligations under other indebtedness incurred by the obligors, could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. Obligors may be unable to make timely payments or the servicer may elect to, or be required to, implement forbearance programs in connection with obligors suffering a hardship. Further, labor shortages could result in staffing problems in various industries and businesses, including industries critical to the business and operations of VW Credit and the servicing of the receivables, which could adversely affect the ability of VW Credit and other transaction parties to perform their respective obligations under the transaction documents. All of the foregoing could affect the issuing entity’s ability to make payments on your notes.

The United States has in the past experienced, and in the future may experience, a recession or period of economic contraction or volatility. During the recession that resulted from COVID-19, the United States experienced an unprecedented level of unemployment claims, economic volatility, inflation, and a decline in consumer confidence and spending. The long-term impacts of social, economic and financial disruptions caused (directly and indirectly) by COVID-19 are unknown. The outlook for the U.S. economy remains uncertain, which may adversely affect the performance of the receivables and the performance and market value of your notes. Periods of economic slowdown or recession are often characterized by high unemployment and diminished availability of credit, generally resulting in increases in delinquencies and defaults by obligors and repossessions of the related financed vehicles, as well as decreased consumer demand for automobiles and reduced vehicle prices, which may increase the amount of a loss in the event of a default by an obligor.

Further, periods of economic slowdown may also be accompanied by decreased consumer demand for automobiles and declining market values of financed vehicles, which could increase the amount of a loss in the event of a default by an obligor. Significant increases in the inventory of used automobiles during periods of economic slowdown or recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Vehicle sales and other activity in the consumer automotive market continue to be impacted by supply of new vehicles.

If an economic downturn is experienced for a prolonged period of time, it is expected that delinquencies, defaults and repossessions will increase and that losses on the receivables could increase, which could result in losses on your notes. Additionally, an improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated.

No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables, and all of these factors could result in losses on your notes.

The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes.

The concentration of the receivables in specific geographic areas may increase the risk of loss. A deterioration in economic conditions, natural disasters, extreme weather conditions (including an increase in the frequency of extreme weather conditions as a result of climate change) or periods of civil unrest in the states where obligors reside could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables and may consequently affect the delinquency, loss and repossession experience of the issuing entity with respect to the receivables. See “—Recent and future economic developments may adversely affect the performance of the receivables, which could result in losses on your notes.” As a result, you may experience payment delays or losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables, and all of these factors could result in losses on your notes. See “—Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity” below.

If the aggregate initial principal amount of the notes is $1,250,000,000, as of the cut-off date, based on the billing addresses of the obligors, approximately 17.38%, 13.38%, 10.57%, 5.99% and 5.87% of the net pool balance of the receivables were located in California, Texas, Florida, New Jersey and New York, respectively. No other state accounts for more than 5.00% of the net pool balance of the receivables as of the cut-off date. If the aggregate initial principal amount of the notes is $1,500,000,000, as of the cut-off date, based on the billing addresses of the obligors, approximately 17.24%, 13.36%, 10.57%, 6.01% and 5.90% of the net pool balance of the receivables were located in California, Texas, Florida, New Jersey and New York, respectively. No other state accounts for more than 5.00% of the net pool balance of the receivables as of the cut-off date. Management believes that there are no other factors unique to any state or region in which 10% or more of the receivables are located that may materially impact the issuing entity’s ability to pay principal and interest on the notes. Economic factors such as unemployment, interest rates, the price of gasoline, the rate of inflation and consumer perceptions of the economy may affect the rate of prepayments and defaults on the receivables. Further, the effect of natural disasters, public health concerns and extreme weather conditions, such as pandemics, hurricanes, wildfires and floods, on the performance of the receivables, is unclear, but there may be a significant adverse effect on general economic conditions, consumer confidence and general market liquidity. Because of the concentration of the obligors in certain states, any adverse economic conditions, natural disasters, extreme weather conditions (including an increase in the frequency of extreme weather conditions as a result of climate change), periods of civil unrest or other factors affecting these states in particular may have a greater effect on the performance of the notes than if the concentration did not exist.

Additionally, during periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase. These periods may also be accompanied by decreased consumer demand for SUVs or other vehicles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default by an obligor. Significant increases in the inventory of used automobiles, especially during periods of economic slowdown or recession, may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales, which may delay and reduce the amount of recoveries and increase net credit losses. All of these factors could result in losses on your notes.

The return on your notes could be reduced by shortfalls due to extreme weather conditions, natural disasters and public health concerns.	Extreme weather conditions (including an increase in the frequency of extreme weather conditions as a result of climate change), natural disasters and public health concerns could cause substantial business disruptions, economic losses, unemployment and/or an economic downturn. As a result, the related obligors’ ability to make payments on the receivables could be adversely affected. The issuing entity’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.

Risks Relating to the Receivables, the Obligors and the Related Financed Vehicles

Credit scores and historical loss experience may not accurately predict the likelihood of losses on the receivables.

Information regarding credit scores for the obligors obtained at the time of acquisition from the originating dealer of their contracts is presented in “The Receivables Pool” in this prospectus. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Further, credit score models were built prior to the global outbreak of COVID-19, and consequently, were not designed to take into account the social, economic and financial disruptions caused by the COVID-19 pandemic. Neither the depositor, the sponsor nor any other party makes any representations or warranties as to any obligor’s current credit score or the actual performance of any motor vehicle receivable or that a particular credit score should be relied upon as a basis for an expectation that a receivable will be paid in accordance with its terms.

Additionally, historical loss and delinquency information set forth in this prospectus under “The Receivables Pool” was affected by several variables, including general economic conditions and market interest rates, that are expected to differ in the immediate future, and are likely to differ in the longer term future. There remains uncertainty in the United States due to the economic consequences of the COVID-19 pandemic and global pressures. Delinquencies and losses with respect to receivables generally have trended higher during periods of economic uncertainty, and these negative trends may continue. Therefore, there can be no assurance that the future delinquency or net loss experience calculated and presented in this prospectus with respect to VW Credit’s managed portfolio of contracts will reflect actual experience with respect to the receivables in the receivables pool.

The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal balance of the related receivables, which may result in losses.	There can be no assurance at any time that the value of any financed vehicle will be greater than the outstanding principal balance of the related receivable. For example, new vehicles normally experience an immediate decline in value after purchase because they are no longer considered new. As a result, it is highly likely that the principal balance of a receivable will exceed the value of the related financed vehicle during the early years of a receivable’s term. The lack of any significant equity in their vehicles may make it more likely that those obligors will default in their payment obligations if their personal financial conditions change, which could be more likely during an economic downturn. Defaults during these earlier years are likely to result in losses because the proceeds of repossession of the related financed vehicle are less likely to pay the full amount of interest and principal owed on the related receivable. Further, the frequency and amount of losses may be greater for receivables with longer terms, because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the related financed vehicle is less than the remaining principal balance of the receivable. Additionally, although the frequency of delinquencies and defaults tends to be greater for receivables secured by used vehicles, loss severity tends to be greater with respect to receivables secured by new vehicles because of the higher rate of depreciation described above. Similarly, receivables with a higher loan-to-value ratio tend to have a higher severity of loss. Furthermore, specific models and vehicle types may experience a higher rate of depreciation and a greater than anticipated decline in used vehicle prices under certain market conditions.

Declines in the value of used vehicles may result in losses on the notes.

The pricing of used vehicles is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer tastes (including preferences that may change quickly based on factors such as fuel costs, an actual or perceived increase in extreme weather or consumer perceptions of climate change and consumer efforts to mitigate or reduce climate change-related events by purchasing vehicles that are viewed as more fuel efficient (including vehicles powered primarily or solely through electricity)), economic factors and conditions, legislation relating to emissions and fuel efficiency, manufacturer decisions on the introduction and pricing of new vehicle models, the volume of vehicles whose lease terms are expiring and other factors, including the impact of vehicle recalls or the discontinuation of vehicle models or brands. Decisions by a manufacturer with respect to new vehicle production, pricing and incentives may reduce used vehicle prices, particularly those for the same or similar models. If programs are implemented by the United States government to stimulate the sale of new vehicles, this may have the effect of further reducing the values of used vehicles, resulting in increased losses that may result in losses on your notes. Further, the insolvency of a manufacturer or ratings downgrade of a manufacturer may negatively affect used vehicle prices for vehicles manufactured by that company. The imposition of increased tariffs on imported vehicles may also affect the pricing and availability of both new and used vehicles. An increase in supply or a decrease in the demand for used vehicles may impact the resale value of the financed vehicles securing the receivables. Decreases in the value of those vehicles may, in turn, reduce the incentive of obligors to make payments on the receivables and decrease the proceeds realized by the issuing entity from repossessions of financed vehicles which could result in losses on your notes. Additionally, the COVID-19 pandemic and related economic and financial disruption influenced the supply and demand of both new and used vehicles, and has affected repossession activity and the market and process for the sale of repossessed vehicles. The resulting supply chain disruptions and reduction in the supply of new vehicles has contributed to an increase in demand for used vehicles. Economic factors will influence the affordability of used vehicles. Customer behavior may evolve with working from home arrangements, including the risk that working from home reduces the demand for vehicle purchases. All of these factors could have a negative impact on the resale value of a vehicle.

In any of the foregoing cases, the delinquency and net loss figures shown in the tables appearing under “The Receivables Pool” in this prospectus might be a less reliable indicator of the rates of delinquencies, repossessions and losses that could occur on the receivables than would otherwise be the case.

You must rely for repayment only upon the issuing entity’s assets, so you may experience a loss if defaults on the receivables and related losses exceed the available credit enhancement.	Your notes are secured solely by the assets of the issuing entity. The issuing entity does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the receivables together with credit enhancement and available funds in certain accounts. The notes represent obligations solely of the issuing entity and will not be insured or guaranteed by any entity or by the United States or any governmental entity. Your notes will not represent an interest in, or obligation of, VW Credit, the depositor or any other person. VW Credit and the depositor may have a limited obligation to repurchase some receivables under certain circumstances as described in this prospectus. Accordingly, distributions on the notes will depend solely on the amount of and timing of payments and other collections on the receivables and, to the extent available, any credit enhancement for the notes specified in this prospectus, including amounts on deposit in the reserve account. Funds on deposit in the reserve account will cover shortfalls due to delinquencies and losses on the receivables up to some level. However, if delinquencies and losses create shortfalls which exceed the available credit enhancement, you may experience delays in payments due to you and you could suffer a loss. You will have no claim to any amounts properly distributed to the depositor or others from time to time.

You may suffer losses due to receivables with low contract rates.	The receivables pool includes receivables that have contract rates that are lower than the interest rates on your notes. Interest paid on the higher contract rate receivables compensates for the lower contract rate receivables to the extent such interest is paid by the issuing entity as principal on your notes and additional overcollateralization is created. Excessive prepayments on the higher contract rate receivables may adversely impact your notes by reducing the interest payments available.

Inadequate insurance on financed vehicles may cause losses on your investment.

Each retail installment sale contract requires the obligor to obtain and maintain physical damage insurance on the financed vehicle with VW Credit named as the loss payee. The obligors select their own insurers to provide the required coverage, so the specific terms and conditions of their insurance policies vary.

Although VW Credit typically assures that the obligor’s insurance requirement is satisfied at the inception of a contract, VW Credit is not obligated to monitor whether an obligor continues to satisfy its insurance requirement after the contract is acquired by VW Credit. In the event insurance coverage is not maintained by obligors, then insurance recoveries may not be available in the event of losses or damages to financed vehicles included in the pool, and you could suffer a loss on your investment.

Vehicle recalls may have an adverse effect on the receivables and your notes.	From time to time, automobile manufacturers or their suppliers may discover an element in a vehicle which might possibly affect the safety or other features of the vehicle, including compliance with applicable safety or emissions standards. In such cases the manufacturer in consultation with the National Highway Traffic Safety Administration may recall the affected vehicles for repair or other necessary service. In certain cases, such a recall may give rise to the obligor having the right to rescind or terminate its contract or an obligation of the related vehicle manufacturer to repurchase the related recalled vehicle. In addition, recalls or other service campaigns could cause a temporary suspension of sales of the affected vehicles until completion of any necessary repairs, which may cause a delay of the timing of the sales of returned or repossessed vehicles in the used car markets. Recalls or other service campaigns, including as a result of the failure of a particular model to comply with applicable safety or emissions standards, may also cause a decrease in demand for the affected vehicles in the used vehicle market, which may cause a decline in values of those vehicles. Declines in values of used vehicles could cause an increase in credit losses. If any of these events materially affect collections on the receivables securing your notes, you may experience delays in payments or principal losses on your notes if the available credit enhancement has been exhausted.

Risks Relating to the Sponsor and Servicer

Adverse legal or regulatory developments with respect to VW Credit or its affiliates could have an adverse effect on your notes.	Volkswagen AG and affiliates of Volkswagen AG (collectively, “Volkswagen Group Companies”), including the sponsor, have been the subject of intense scrutiny, ongoing investigations (civil and criminal) and civil litigation relating to TDI diesel engines. These proceedings and actions and the publicity surrounding them could have an adverse effect on your notes, even in circumstances where neither the depositor nor the sponsor is a party to or otherwise involved in such actions.

Adverse events with respect to VW Credit or its affiliates or third party providers to whom VW Credit outsources its activities could affect the timing of payments on your notes or have other adverse effects on your notes.

Adverse events with respect to VW Credit or any of its affiliates or a third party provider to whom VW Credit outsources its activities could result in servicing disruptions or reduce the market value of your notes. For example, servicing disruptions could result from unanticipated events beyond VW Credit’s control, such as natural disasters, civil unrest, political instability, military conflicts (such as the conflict between Ukraine and Russia), public health emergencies (including COVID-19 or similar outbreaks), economic disruptions, cyberattacks and staffing issues related to labor shortages, particularly to the extent such events affected VW Credit’s business or operations. VW Credit relies on certain third-parties to deliver products and services, and the ability of these parties to react to changing market conditions could cause a disruption in collection activities with respect to the receivables owned by the issuing entity. See “—Recent and future economic developments may adversely affect the performance of the receivables, which could result in losses on your notes.” In addition, in the event of a termination and replacement of VW Credit as the servicer, there may be some disruption of the collection activity with respect to delinquent loans and therefore delinquencies and credit losses could increase. Similarly, if VW Credit becomes unable to repurchase any receivables which do not comply with representations and warranties about the receivables made by VW Credit in the related transfer agreement (for example, representations relating to the compliance of the receivables with applicable laws), then investors could suffer losses.

In addition, adverse corporate developments with respect to servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction in the market value of the related asset-backed securities. For example, VW Credit is an indirect wholly-owned subsidiary of Volkswagen AG. Although Volkswagen AG is not guaranteeing the obligations of the issuing entity, if Volkswagen AG ceased to manufacture vehicles or support the sale of vehicles or if Volkswagen AG faced financial or operational difficulties or issued recall notices with respect to vehicles it manufactured, such events may reduce the market value of the notes and/or reduce the market value of Volkswagen and Audi vehicles, and ultimately the amount realized on any Volkswagen or Audi vehicle repossessed following an obligor’s default under the related receivable.

Further, VW Credit relies upon its ability to sell securities in the asset backed securities market and upon its ability to access various credit facilities to fund its operations. If VW Credit’s access to funding is reduced or if its costs to obtain such funding significantly increases, its business, financial condition and results of operations could be materially and adversely affected which could adversely affect its ability to perform its obligations under the transaction documents.

The servicer’s commingling of funds with its own funds could result in a loss.	Subject to the satisfaction of certain conditions, VW Credit, as the servicer, may be able to commingle funds relating to a transaction such as collections from the loans and proceeds from the disposition of any repossessed financed vehicles with its own funds during each collection period and may make a single deposit to the collection account on each payment date. Commingled funds may be used or invested by the servicer at its own risk and for its own benefit. If the servicer were unable to remit those funds or the servicer were to become a debtor under any insolvency laws, delays or reductions in distributions to you may occur.

The servicer’s discretion over the servicing of the receivables may impact the amount and timing of funds available to make payments on the notes.

The servicer is obligated to service the receivables in accordance with its customary practices. The servicer has discretion in servicing the receivables including the ability to grant payment extensions and deferrals and to determine the timing and method of collection and liquidation procedures. In addition, the servicer’s customary practices may change from time to time and those changes could reduce collections on the receivables. Although the servicer’s customary practices at any time will apply to all receivables serviced by the servicer, without regard to whether a receivable has been sold to the issuing entity, the servicer is not obligated to maximize collections from receivables. Consequently, the manner in which the servicer exercises its serving discretion or changes its customary practices could have an impact on the amount and timing of collections on the receivables, which may impact the amount and timing of funds available to make payments on the notes.

The servicer, in its own discretion, may permit an extension on, or a deferral of, scheduled payments due or halt repossession activity on a case-by-case basis or more broadly in accordance with its customary servicing practices, for example, in connection with a natural disaster or public health emergency affecting a large group of obligors. The servicer granted a number of extensions related to the COVID-19 outbreak, and temporarily suspended involuntary repossession activities nationwide.

Payment extensions, other modifications to the receivables or delays in initiating repossession activity may extend the maturity of the receivable, increase the weighted average life of any class of notes and reduce the yield on your notes.

Risks Relating to Material Legal Aspects

The issuing entity’s interest in the receivables could be defeated because the contracts will not be delivered to the issuing entity.

The servicer, as custodian of the receivables, will maintain possession of the original contracts for each of the receivables and the original contracts will not be segregated or marked as belonging to the issuing entity. If the servicer sells or pledges and delivers the original contracts for the receivables to another party, in violation of its contractual obligations, this party could acquire an interest in the receivable having a priority over the issuing entity’s interest.

In addition, another person could acquire an interest in a receivable that is superior to the issuing entity’s interest in the receivable if the receivable is evidenced by an electronic contract and the originator loses, or never obtains, control over the authoritative copy of the contract and another party purchases the receivable evidenced by the contract without knowledge of the issuing entity’s interest. If the originator loses, or never obtains, control over the contract through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise, a person other than the issuing entity may be able to modify or duplicate the authoritative copy of the contract.

As a result of any of the above events, the issuing entity may not have a perfected security interest in the receivables. The possibility that the issuing entity may not have a perfected security interest in the receivables may affect the issuing entity’s ability to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment and may incur losses on your investment in the notes.

Furthermore, if the originator, as custodian of the receivables, becomes the subject of a bankruptcy proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, these claims could result in losses or delays in payments to you or an acceleration of the repayment of the notes.

Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your notes.	The issuing entity could lose the priority of its security interest in a financed vehicle due to, among other things, liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor. Neither the servicer nor the originator will have any obligation to purchase or repurchase, respectively, a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the cut-off date. Generally, no action will be taken to perfect the rights of the issuing entity in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are deposited by the servicer into an account controlled by the indenture trustee. See “Material Legal Aspects of the Receivables—Security Interests in the Financed Vehicles” in this prospectus.

The issuing entity’s security interest in the financed vehicles will not be noted on the certificates of title, which may cause losses on your notes.

Upon the origination of a receivable, the originator or its predecessor in interest or affiliate, as applicable, takes a security interest in the financed vehicle by placing a lien on the title to the financed vehicle. In connection with each sale of receivables to the depositor, the originator will assign its security interests in the financed vehicles to the depositor, who will further assign them to the issuing entity. Finally, the issuing entity will pledge its interest in the financed vehicles as collateral for the notes. The lien certificates or certificates of title relating to the financed vehicles will not be amended or reissued to identify the issuing entity as the new secured party. In the absence of an amendment or reissuance, the issuing entity may not have a perfected security interest in the financed vehicles securing the receivables in some states. The depositor, the originator or another entity may be obligated to repurchase any receivable sold to the issuing entity which did not have a perfected security interest in the name of the originator or an affiliate, as applicable, in the financed vehicle.

The depositor, the servicer, the originator or another entity may be required to purchase or repurchase, as applicable, any receivable sold to the issuing entity as to which it failed to obtain or maintain a perfected security interest in the financed vehicle securing the receivable. All of these purchases and repurchases are limited to breaches that materially and adversely affect the interests of the noteholders in the receivable and are subject to the expiration of a cure period. If the issuing entity has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. If the issuing entity elects to attempt to repossess the related financed vehicle, it might not be able to realize any liquidation proceeds on the financed vehicle and, as a result, you may suffer a loss on your investment in the notes.

A depositor or sponsor bankruptcy could delay or limit payments to you.

Following a bankruptcy or insolvency of the sponsor or the depositor, a court could conclude that the receivables are owned by the sponsor or the depositor, instead of the issuing entity. This conclusion could be either because the transfer of the receivables from VW Credit to the depositor or from the depositor to the issuing entity was not a true sale or because the court concluded that the depositor or the issuing entity should be treated as the same entity as the sponsor or the depositor for bankruptcy purposes. VW Credit will not treat the sale of receivables to the depositor as a sale for generally accepted accounting principle purposes, and this fact could make a court more likely to reach that conclusion than if such sale were treated as a sale by VW Credit for generally accepted accounting principle purposes. If this were to occur, you could experience delays in payments due to you or you may not ultimately receive all amounts due to you as a result of:

•       the automatic stay, which prevents a secured creditor from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States Bankruptcy Code that permit substitution of collateral in limited circumstances;

•       tax or government liens on the sponsor’s or depositor’s property (that arose prior to the transfer of the receivables to the issuing entity) having a prior claim on collections before the collections are used to make payments on the notes; or

•       the fact that the issuing entity and the indenture trustee may not have a perfected security interest in any cash collections of the receivables held by the servicer at the time that a bankruptcy proceeding begins.

For a discussion of how a bankruptcy proceeding of the sponsor or the depositor may affect the issuing entity and the notes, you should refer to “Material Legal Aspects of the Receivables—Certain Matters Relating to Bankruptcy and Insolvency” in this prospectus.

Regulatory Risk Factors

Federal and state financial regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted. Although the Dodd-Frank Act itself took effect on July 22, 2010, many of its provisions had delayed implementation dates or required implementing regulations to be issued. A number of these implementing regulations still have not been issued. The Dodd-Frank Act is extensive and significant legislation that, among other things:

•        created a framework for the liquidation of certain bank holding companies and other nonbank financial companies, determined to be “covered financial companies”, in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the liquidation of certain of their respective subsidiaries, defined as “covered subsidiaries”, in the event such a subsidiary also determined to be a “covered financial company” because it is, among other things, in default or in danger of default and the liquidation of such subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States;

•       created a new framework for the regulation of over-the-counter derivatives activities;

•       expanded the regulatory oversight of securities and capital markets activities by the SEC; and

•       created the Consumer Financial Protection Bureau (the “CFPB”), an agency responsible for, among other things, administering and enforcing the laws and regulations for consumer financial products and services and conducting examinations of large banks and their affiliates for purposes of assessing compliance with the requirements of consumer financial laws.

The CFPB has supervisory, examination and enforcement authority over certain non-depository institutions, including those entities that are larger participants of a market for consumer financial products or services as defined by the rule. As of August 31, 2015 VW Credit is subject to the CFPB’s supervision with respect to VW Credit’s compliance with applicable consumer protection laws. The CFPB has focused on the area of auto finance, particularly with respect to indirect financing arrangements, dealer compensation and fair lending compliance, and the marketing and sale of ancillary or add-on products and refunds for unearned premiums in connection with these products.

In May 2019, the CFPB issued a proposed rule governing the activities of third-party debt collectors. The CFPB issued its final rule in October 2020 and also issued an additional rule on certain debt collection disclosures in December 2020. Both final rules became effective on November 30, 2021. While the final rules did not address first-party debt collectors, the CFPB has previously indicated that it would address this activity in a later rulemaking. It is unclear what effect, if any, these or future changes would have on the receivables or the servicer’s practices, procedures and other servicing activities relating to the receivables in ways that could reduce the associated recoveries.

The Dodd-Frank Act also increased the regulation of the securitization markets. For example, it gives broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC, CFPB or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as VW Credit. Because of the complexity of the Dodd-Frank Act, the ultimate impact and its effects on the financial markets and their participants will not be fully known for an extended period of time. In particular, no assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the servicing of the receivables, and on the regulation and supervision of the servicer, the sponsor, the administrator, the depositor, the issuing entity and/or their respective affiliates.

The CFPB has successfully asserted the power to investigate and bring enforcement actions directly against securitization vehicles. On December 13, 2021, in an action brought by the CFPB, the U.S. District Court for the District of Delaware denied a motion to dismiss filed by a securitization trust by holding that the trust is a “covered person” under the Dodd-Frank Act because it engages in the servicing of loans, even if through servicers and subservicers. CFPB v. Nat’l Collegiate Master Student Loan Trust, No. 1:17-cv-1323-SB (D. Del.). On February 11, 2022, the district count granted the defendant trusts’ motion to certify that order for an immediate interlocutory appeal and stayed the case pending resolution of any appeal. On April 29, 2022, the Third Circuit Court of Appeals granted the defendant trusts’ petition for an interlocutory appeal. Depending upon the outcome of the appeal, the CFPB may rely on this decision as precedent in investigating and bringing enforcement actions against other trusts, including the issuing entity, in the future.

In February 2022, the CFPB issued a Compliance Bulletin stating its position that automobile loan holders and servicers are responsible for ensuring that their repossession-related practices, and the practices of their service providers, do not violate the law, and the CFPB also described its intention to hold loan holders and servicers liable for unfair, deceptive, or abusive acts or practices related to the repossession of automobiles. It is possible that the CFPB may bring enforcement actions against securitization trusts holding automobile loans, such as the issuing entity, and servicers in the future.

In addition, the Federal Trade Commission (“FTC”) and state attorneys general have recently increased their scrutiny of motor vehicle dealers and auto lending, particularly with respect to antidiscrimination and deception concerns related to the prices of and fees charged in connection with automobile financing, including add-on products such as GAP insurance and extended warranties. In addition, California has recently enacted a law governing the sale, offering or administration of GAP in connection with retail installments contracts. Finally, on June 23, 2022 the FTC issued a proposed rule that would (i) prohibit motor vehicle dealers from making certain misrepresentations in the course of selling, leasing, or arranging financing for motor vehicles, (ii) require accurate pricing disclosures in dealers’ advertising and sales discussions, (iii) require dealers to obtain consumers’ express, informed consent for charges, (iv) prohibit the sale of any add-on product or service that confers no benefit to the consumer, and (v) require dealers to keep records of advertisements and customer transactions. At this stage, it is unknown whether a final rule will be issued, the exact requirements of any final rule if issued or if any final rule would have a broader potential impact on auto lending practices, including the auto lending practices of VW Credit.

In addition, no assurances can be given that the framework for the liquidation of “covered financial companies” or their “covered subsidiaries” would not apply to VW Credit or its affiliates, including the issuing entity and the depositor, or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of receivables pursuant to the transaction documents as described in “Material Legal Aspects of the Receivables—Certain Matters Relating to Bankruptcy and Insolvency—Dodd-Frank Orderly Liquidation Framework—FDIC’s Repudiation Power Under OLA” in this prospectus. Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes.

Further, changes to the regulatory framework in which VW Credit operates, including, for example, laws or regulations enacted to address the potential impacts of climate change (including laws which may adversely impact the auto industry in particular as a result of efforts to mitigate the factors contributing to climate change) or laws, regulations, executive orders or other guidance in response to the COVID-19 pandemic, increased inflation or a recession or period of economic contraction or volatility could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

Failure to comply with consumer protection laws could result in a loss.

Federal and state consumer protection laws impose requirements on retail installment sale contracts and installment loans such as the receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with the provisions of these laws. Although the liability of the issuing entity to the obligor for violations of applicable federal and state consumer laws may be limited, these laws may make an assignee of a receivable, such as the issuing entity, liable to the obligor for any violation by the lender. Under certain circumstances, the liability of the issuing entity to the obligor for violations of applicable federal and state consumer protection laws may be limited by the applicable law. In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured loans such as the receivables. The failure by VW Credit to comply with applicable law may give rise to liabilities on the part of the issuing entity.

The originator will represent and warrant that each receivable complies with applicable law in all material respects as of the cut-off date. If that representation and warranty relating to any receivable proves incorrect, materially and adversely affects the interests of the issuing entity or the noteholders and is not timely cured, VW Credit will be required to repurchase the noncompliant receivable from the depositor, and the depositor will be required to repurchase such noncompliant receivable from the issuing entity. To the extent that the originator fails to make such a repurchase, or to the extent that a court holds the issuing entity liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the issuing entity. If sufficient funds are not available to make both payments to obligors and on your notes, you may suffer a loss on your investment in the notes.

For a discussion of federal and state consumer protection laws which may affect the receivables, you should refer to “Material Legal Aspects of the Receivables—Consumer Protection Law” in this prospectus.

Changes to federal or state bankruptcy or debtor relief laws may impede collection efforts or alter the timing and amount of collections, which may result in acceleration of or reduction in payment on your notes.	If an obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligations to repay amounts due on its receivable. As a result, that receivable would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the notes are insufficient to cover the applicable default amount.

Foreign Persons investing in notes could be treated as being engaged in a trade or business within the United States for U.S. federal income tax purposes on account of their own activities.	As noted in this prospectus, the notes are treated by the issuing entity and noteholders as debt instruments for U.S. federal income tax purposes. For a Non-U.S. Holder, certain activities undertaken or performed in the United States (including in certain circumstances through agents) could constitute engaging in a trade or business in the United States (within the meaning of Section 864 of the Code), which for a Non-U.S. Holder may give rise to income that is effectively connected with the conduct of such a trade or business within the United States and is subject to federal and state net income taxation (and requires the filing of tax returns with the United States). These activities could include the lending of money, origination of loans and financing, or extension of credit. The determination of whether a person is engaged in a trade or business within the United States is based on a highly factual analysis that takes into account all facts and circumstances. There is no direct guidance provided as to which activities constitute being engaged in a trade or business and it is not certain how a court would construe the existing indirect authorities. Furthermore, the precise contours of the so-called “securities safe harbor” under Section 864(b)(2) of the Code is similarly unclear. Therefore, prospective investors are urged to consult their own tax advisors to determine their treatment under these rules in respect to an investment in a note.

The return on your notes could be reduced by shortfalls due to application of the Servicemembers Civil Relief Act.	The Servicemembers Civil Relief Act and similar state legislation may limit the interest payable on a receivable during an obligor’s period of active military duty, including reservists or national guard members. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on a receivable as well as to foreclose on an affected receivable during and, in certain circumstances, after the obligor’s period of active military duty. This legislation may thus result in delays and losses in payments to holders of the notes. See “Material Legal Aspects of the Receivables—Servicemembers Civil Relief Act” in this prospectus.

Risks Relating to the Notes

Extensions and deferrals of payments on receivables could increase the average life of the notes.	In some circumstances, the servicer may permit an extension on payments due on receivables on a case-by-case basis. In addition, the servicer may from time to time offer obligors an opportunity to defer payments. Any of these extensions or deferrals may extend the maturity of the receivables and increase the weighted average life of the notes. However, the servicer will be required to purchase a receivable from the issuing entity if it extends the term of the receivable beyond the last day of the collection period prior to the final scheduled payment date for the latest maturing class of notes.

Prepayments on contracts may affect the average life of the notes.

If an obligor on a simple interest contract makes a payment on the contract ahead of schedule, the weighted average life of the notes could be affected. This is because the additional scheduled payments will be treated as a principal prepayment and applied to reduce the principal balance of the related contract and the obligor will generally not be required to make any scheduled payments during the period for which it has paid ahead. During this prepayment period, interest will continue to accrue on the principal balance of the contract, as reduced by the application of the additional scheduled payments, but the obligor’s contract would not be considered delinquent. While the servicer may elect to make interest advances during this period, no principal advances will be made. Furthermore, when the obligor resumes the required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the obligor. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the contract.

The payment by the issuing entity of the prepaid principal amount on the notes will generally shorten the weighted average life of the notes. However, depending on the length of time during which a prepaid contract is not amortizing as described above, the weighted average life of the notes may be extended.

Retention of some or all of one or more classes of notes by the depositor or an affiliate of the depositor and the unknown allocation between the Class A-2-A notes and Class A-2-B notes may reduce the liquidity of such notes.

Some or all of one or more classes of notes may be retained or purchased by the depositor or an affiliate of the depositor. Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand and market price for notes of that class already in the market could be adversely affected. Additionally, if any retained notes are subsequently sold in the secondary market, the voting power of the noteholders of the outstanding notes may be diluted.

The allocation of the principal balance between the Class A-2-A notes and the Class A-2-B notes will be determined no later than the day of pricing. If the aggregate initial principal amount of the notes is $1,250,000,000, the depositor expects that the aggregate initial principal amount of the Class A-2-B notes will not exceed $260,000,000. If the aggregate initial principal amount of the notes is $1,500,000,000, the depositor expects that the aggregate initial principal amount of the Class A-2-B notes will not exceed $312,000,000. Consequently, the allocation of the principal balance between the Class A-2-A notes and the Class A-2-B notes may result in any number of possible allocation scenarios, including a scenario in which the entire principal balance of the Class A-2 notes is allocated to the fixed rate Class A-2-A notes and none of the principal balance is allocated to the floating rate Class A-2-B notes. Therefore, investors should not expect further disclosure of these matters prior to their entering into commitments to purchase these classes of notes.

As the allocated principal balance of the floating rate Class A-2-B notes is increased (relative to the corresponding Class A-2-A fixed rate notes), there will be a greater amount of floating rate securities issued by the issuing entity, and therefore the issuing entity will have a greater exposure to increases in the floating rate payable on the floating rate notes.

Because the aggregate amount of Class A-2 notes is fixed as set forth on the cover of this prospectus, the division of the aggregate Class A-2 principal balance between the Class A-2-A notes and the Class A-2-B notes may result in one of such classes being issued in only a very small principal amount, which may reduce the liquidity of such class of notes.

The failure to make principal payments on any notes will generally not result in an event of default under	The amount of principal required to be paid on a note prior to the applicable final scheduled payment date generally will be limited to amounts available for those purposes. Therefore, the failure to pay principal of a note generally will not result in an event of default under

the indenture until the applicable final scheduled payment date.	the indenture until the applicable final scheduled payment date for the applicable notes.

The originator, the servicer and the depositor have limited obligations to the issuing entity and will not make payments on the notes.

The originator, the servicer, the depositor and their affiliates are not obligated to make any payments to you on your notes. The originator, the servicer, the depositor and their affiliates do not guarantee payments on the receivables or your notes. However, the originator and the depositor make representations and warranties about certain characteristics of the receivables. The depositor and VW Credit will represent that each receivable is secured by a financed vehicle and that each receivable has been originated or acquired by VW Credit. The depositor and VW Credit will make warranties with respect to the perfection and priority of the security interests in the financed vehicles other than any statutory liens arising on or after the closing date which may have priority even over perfected security interests in the financed vehicles. If a representation or warranty made by the originator or the depositor with respect to a receivable is untrue, then the originator or the depositor may be required to repurchase that receivable. In addition, in some circumstances, the servicer may be required to purchase receivables if certain covenants made by the servicer with respect to the receivables are breached.

While the depositor, VW Credit and the servicer are obligated to remove or repurchase any receivable if there is a breach of any of their respective representations and warranties regarding the eligibility of such receivable or a breach of certain covenants, as applicable (and if such breach is not cured and materially and adversely affects the interest of the issuing entity or the noteholders), there can be no assurance that any entity will financially be in a position to fund its repurchase obligation. In particular, the depositor has limited assets and is likely not to have sufficient resources to repurchase a receivable if VW Credit fails to repurchase such receivable from the depositor. If the originator, the depositor or servicer fails to repurchase that receivable, you might experience delays and/or reductions in payments on your notes. See “Description of the Transaction Documents—Representations and Warranties; Remedies” in this prospectus.

Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity.

You may receive payments on your notes earlier than you expected for the reasons set forth below. You may not be able to invest the amounts paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes.

•       The rate of return of principal is uncertain. The amount of distributions of principal of your notes and the time when you receive those distributions depend on the amount in which and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables. Additionally, if the originator, the depositor or the servicer is required to repurchase receivables from the issuing entity because of a breach of a representation, warranty or covenant, as applicable, payment of principal on the notes will be accelerated.

•       You may be unable to reinvest distributions in comparable investments. The occurrence of an optional redemption or event of default resulting in acceleration may require repayment of the notes prior to the expected principal payment date for the notes. Asset backed securities, like the notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

•       An early redemption of the notes from an optional redemption will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of a “clean-up call” by the servicer, the issuing entity will redeem the notes and you will receive the remaining principal amount of your notes plus any other amounts due to noteholders, such as accrued interest through the related payment date. Because your notes will no longer be outstanding, you will not receive the additional interest payments or other distributions that you would have received had the notes remained outstanding. If you bought your notes at par or at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised. See “Description of the Transaction Documents—Optional Redemption” in this prospectus for a more detailed description of the servicer’s “clean-up call” option.

Risks associated with unknown initial principal amount of notes.	It is not expected to be known until the day of pricing whether the issuing entity will issue notes with an aggregate initial principal amount of either $1,250,000,000 or $1,500,000,000. VW Credit will determine such amount based on, among other factors, market conditions at the time of pricing. The size of a class of notes may affect the liquidity or lack thereof of such class, as smaller classes of notes may be less liquid than a larger class might otherwise be. In addition, the size of a class of notes is inversely proportional to the voting power of the related noteholders. If your class of notes is larger than you expected, then the voting power of your notes will be diluted.

Risks Relating to the Issuance of a Floating Rate Class of Notes and the Uncertainty of SOFR

SOFR is a relatively new reference rate and its composition and characteristics are not the same as LIBOR.

The secured overnight financing rate published for any day by the Federal Reserve Bank of New York (“FRBNY”) (or a successor administrator), as the administrator of the benchmark, on the FRBNY’s website (or such successor administrator’s website) (such rate, “SOFR”) is a relatively new interest rate index and may not become widely established in the market or could eventually be eliminated. Further, the way that SOFR, including any market accepted adjustments to SOFR, are determined may change over time.

SOFR is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities, and has been published by the FRBNY since April 2018. SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon as well as General Collateral Finance Repo transaction data and data on bilateral Treasury repo transactions cleared through The Fixed Income Clearing Corporation’s delivery-versus-payment service. The FRBNY notes that it obtains information from DTCC Solutions LLC, an affiliate of DTCC. The FRBNY states on its publication page for SOFR that the use of SOFR is subject to important limitations and disclaimers, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

SOFR is published by the FRBNY based on data received from sources outside of the sponsor and the issuing entity’s control or direction and neither the sponsor nor the issuing entity has control over its determination, calculation or publication. The activities of the FRBNY may directly affect prevailing SOFR rates in ways the issuing entity is unable to predict. There can be no guarantee that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of the holders in the Class A-2-B notes. Potential investors should not rely on any historical changes or trends in SOFR as an indicator of future changes or trends in SOFR. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may result in a reduction of the amount of interest payable on and the trading prices of the Class A-2-B notes.

The FRBNY began to publish SOFR in April 2018. The FRBNY has also been publishing historical indicative secured overnight financing rates going back to 2014. Investors should not rely on any historical changes or trends in SOFR as an indicator of future changes or trends in SOFR. As an overnight lending rate, SOFR may be subject to higher levels of volatility relative to other interest rate benchmarks. Due to the emerging and developing adoption of SOFR as an interest rate index, investors who desire to obtain financing for their Class A-2-B notes may have difficulty obtaining any credit or credit with satisfactory interest rates, which may result in lower leveraged yields and lower secondary market prices upon the sale of the Class A-2-B notes.

The use of SOFR may present additional risks that could adversely affect the value of and return on the Class A-2-B notes. In contrast to other indices, SOFR may be subject to direct influence by activities of the FRBNY, which activities may directly affect prevailing SOFR rates in ways the issuing entity is unable to predict.

The composition and characteristics of SOFR are not the same as those of London interbank offered rate (“LIBOR”) and other floating interest benchmark rates. SOFR is different from LIBOR as: first, SOFR is a secured rate, while LIBOR is an unsecured rate, and second, SOFR is an overnight rate, while LIBOR is (or, in its synthetic form, is intended to be an approximation of the economic components of) a forward-looking rate that represents interbank funding over different maturities (e.g., three months). Additionally, since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as LIBOR. Although changes in compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the Class A-2-B notes may fluctuate more than floating rate debt securities that are linked to less volatile rates. As a result, there can be no assurance that SOFR will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.

Any failure of SOFR to gain market acceptance could adversely affect the Class A-2-B notes.

According to the Alternative Reference Rates Committee, SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to LIBOR in part because it is considered a representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain wide market acceptance could adversely affect the return on and value of the Class A-2-B notes and the price at which investors can sell the Class A-2-B notes in the secondary market.

Since SOFR is a relatively new market index, the Class A-2-B notes may not have an established trading market when issued, and an established trading market may not develop or may not provide significant liquidity. Market terms for the Class A-2-B notes, such as the spread over the rate reflected in interest rate provisions, may evolve over time, and trading prices of the Class A-2-B notes may be lower than those of later-issued notes with interest rates based on SOFR as a result. Relatively limited market precedent exists for securities that use SOFR as the interest rate and the method for calculating an interest rate based upon SOFR in those precedents varies. Similarly, if SOFR does not become widely adopted for securities like the Class A-2-B notes or the specific formula for the compounded SOFR rate used in the Class A-2-B notes may not be widely adopted by other market participants, the trading prices of the Class A-2-B notes may be lower than those of securities like the Class A-2-B notes linked to indices that are more widely used. Investors in the Class A-2-B notes may not be able to sell the Class A-2-B notes at all or may not be able to sell the Class A-2-B notes at prices that will provide them with yields comparable to those of similar investments that have a developed secondary market, and may consequently experience increased pricing volatility and market risk.

A decrease in SOFR, including a negative SOFR Rate would reduce the rate of interest on the Class A-2-B notes.

The interest rate to be borne by the Class A-2-B notes is based on a spread over the SOFR Rate, which is based on compounded SOFR or, if the administrator determines prior to the relevant reference time that a benchmark transition event and its related benchmark replacement event have occurred, upon the applicable benchmark replacement.

Changes in SOFR or such benchmark replacement will affect the rate at which the Class A-2-B notes accrue interest and the amount of interest payments on the Class A-2-B notes. Any decrease in the SOFR Rate or such benchmark replacement will lead to a decrease in the Class A-2-B notes interest rate. To the extent that the SOFR Rate decreases below 0.00% for any interest period, the rate at which the Class A-2-B notes accrue interest for such interest period will be reduced by the amount by which the SOFR Rate is negative; provided that the interest rate on the Class A-2-B notes for any interest period will not be less than 0.00%. A negative SOFR Rate could result in the interest rate applied to the Class A-2-B notes decreasing to 0.00% for the related interest period.

The issuing entity may issue floating rate notes, but the issuing entity will not enter into any interest rate swaps and you may suffer losses on your notes if interest rates rise.

The receivables sold to the issuing entity on the closing date will bear interest at a fixed rate, while the floating rate notes, if any, will bear interest at a floating rate, initially, based on the SOFR Rate plus an applicable spread. Even though the issuing entity may issue floating rate notes, it will not enter into any interest rate swaps or interest rate caps in connection with the issuance of the notes.

If the interest rate payable on the Class A-2-B notes increases due to an increase in the SOFR Rate to the point where the amount of interest and principal due on the notes, together with other fees and expenses payable by the issuing entity, exceeds the amount of collections and other funds available to the issuing entity to make such payments, the issuing entity may not have sufficient funds to make payments on the notes. If the issuing entity does not have sufficient funds to make such payments, you may experience delays or reductions in the interest and principal payments on your notes.

If market interest rates rise or other conditions change materially after the issuance of the notes and certificate, you may experience delays or reductions in interest and principal payments on your notes. The issuing entity will make payments on the floating rate notes out of its generally available funds—not solely from funds that are dedicated to the floating rate notes. Therefore, an increase in interest rates would reduce the amounts available for distribution to holders of all notes, not just the holders of the floating rate notes, and a decrease in interest rates would increase the amounts available to the holders of all notes.

Risks Related to Compounded SOFR.

The FRBNY began to publish, in March 2020, compounded averages of SOFR, which are used to determine compounded SOFR. It is possible that there will be limited interest in securities products based on compounded SOFR, or in the implementations of compounded SOFR with respect to the Class A-2-B notes. As a result, you should consider whether any future reliance on compounded SOFR may adversely affect the market values and yields of the Class A-2-B notes due to potentially limited liquidity and resulting constraints on available hedging and financing alternatives.

The interest rate on the Class A-2-B notes will be based on the SOFR Rate. The SOFR Rate will be based on compounded SOFR. The administrator may, from time to time, in its sole discretion, make conforming changes (i.e., technical, administrative or operational changes) without the consent of noteholders or any other party, which could change the methodology used to determine the SOFR Rate. The issuing entity can provide no assurance that the methodology to calculate compounded SOFR will not be adjusted as described in the prior sentence and, if so adjusted, that the resulting interest rate will yield the same or similar economic results over the term of the Class A-2-B notes relative to the results that would have occurred had the interest rates been based on compounded SOFR without such adjustment or that the market value will not decrease due to any such adjustment in methodology. The administrator will have significant discretion in making SOFR conforming changes. Holders of Class A-2-B notes will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations.

You should carefully consider the foregoing uncertainties prior to investing in the notes. In general, events related to SOFR and alternative reference rates may adversely affect the liquidity, market value and yield of your Class A-2-B notes.

Changes to or elimination of SOFR or the determinations made by the administrator may adversely affect the Class A-2-B notes.

The FRBNY publishes SOFR based on data received by it from sources other than the sponsor, and neither the sponsor nor any other party to the transaction described in this prospectus has control over its calculation methods, publication schedule, rate revision practices or availability of SOFR at any time. There can be no guarantee, particularly given its relatively recent introduction, that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Class A-2-B notes. If the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the Class A-2-B notes and the trading prices of the Class A-2-B notes.

In certain circumstances, as described under “The Notes—Benchmark Replacement Provisions”, if the administrator has determined prior to the relevant reference time that a benchmark transition event and its related benchmark replacement date have occurred, the SOFR Rate may cease to be based upon SOFR and instead be based upon the benchmark replacement.

If the administrator determines that a benchmark transition event and its related benchmark replacement date have occurred in respect of SOFR, then the interest rate of the Class A-2-B notes will no longer be determined by reference to SOFR, but instead will be determined by reference to the benchmark replacement. The alternative rate of interest on the Class A-2-B notes will be determined in the following order: (a) based on the alternative rate of interest that has been selected or recommended by the relevant governmental body, (b) based on an ISDA fallback rate and (c) based on an alternative rate selected by the administrator, in each case, together with any benchmark replacement adjustment. In addition, the terms of the Class A-2-B notes expressly authorize the administrator to make benchmark replacement conforming changes. If a particular benchmark replacement or related benchmark replacement adjustment cannot, in the sole discretion of the administrator, be determined (including because such benchmark replacement or related benchmark replacement adjustment is deemed not to be administratively feasible), then the next-available benchmark replacement or related benchmark replacement adjustment will apply.

The determination of a benchmark replacement, the calculation of the interest rate on the Class A-2-B notes by reference to a benchmark replacement (including the application of a benchmark replacement adjustment), any implementation of benchmark replacement conforming changes and any other determinations, decisions or elections that may be made under the terms of the Class A-2-B notes in connection with a benchmark transition event, could adversely affect the value of the Class A-2-B notes, the return on the Class A-2-B notes and the price at which Class A-2-B noteholders can sell such Class A-2-B notes.

If an alternative method or index is designated in place of SOFR for the Class A-2-B notes, the U.S. federal income tax consequences of such a benchmark replacement are uncertain. If such a replacement constituted a “significant modification” of the Class A-2-B notes under Treasury Regulation section 1.1001-3, the replacement may result in a deemed taxable exchange of the Class A-2-B notes and the realization of gain or loss, as well as other corollary tax consequences.

Additionally, the issuing entity cannot anticipate how long it will take to adopt a specific benchmark replacement, which may delay and contribute to uncertainty and volatility surrounding any benchmark transition.

The administrator will have significant discretion with respect to certain elements of the related benchmark replacement process, including determining whether a benchmark transition event and its related benchmark replacement date have occurred, determining which related benchmark replacement is available, determining the earliest practicable index determination date for using the related benchmark replacement, determining related benchmark replacement adjustments (if not otherwise determined by the applicable governing bodies or authorities) and making related benchmark replacement conforming changes (including potential changes affecting the business day convention and index determination date). Holders of Class A-2-B notes will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations. If the administrator, in its sole discretion, determines that an alternative index is not administratively feasible, including as a result of technical, administrative or operational issues, then such alternative index will be deemed to be unable to be determined as of such date. The administrator may determine an alternative to not be administratively feasible even if such rate has been adopted by other market participants in similar products and any such determination may adversely affect the return on the Class A-2-B notes, the trading market and the value of the Class A-2-B notes.

The issuing entity cannot predict if SOFR will be eliminated, or, if changes are made to SOFR, the effect of those changes. In addition, the issuing entity cannot predict what alternative index would be chosen, should this occur. If SOFR in its current form does not survive or if an alternative index is chosen, the market value and/or liquidity of the Class A-2-B notes could be adversely affected.

General Risk Factors

Risk of loss or delay in payment may result from delays in the transfer of servicing due to the servicing fee structure.	Because the servicing fee is structured as a percentage of the net pool balance of the receivables, the amount of the servicing fee payable to the servicer may be considered insufficient by potential replacement servicers if servicing is required to be transferred at a time when much of the net pool balance of the receivables has been repaid. Due to the reduction in servicing fee as described in the foregoing sentence, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated.	If certain events of default under the indenture occur and the notes are accelerated, the indenture trustee may liquidate the assets of the issuing entity. If a liquidation occurs close to the date when any class otherwise would have been paid in full, repayment of that class might be delayed while liquidation of the assets is occurring. The issuing entity cannot predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. In addition, liquidation proceeds may not be sufficient to repay the notes in full. Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes the outstanding principal balance of a class of notes to be paid before the related final scheduled payment date will involve the prepayment risks described under “— Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity” in this prospectus.
Your share of possible losses may not be proportional.	Principal payments on the notes generally will be made to the holders of the notes sequentially so that no principal will be paid on any class of notes until each class of notes with an earlier final scheduled payment date has been paid in full. As a result, a class of notes with a later maturity may absorb more losses than a class of notes with an earlier maturity.
Prepayments, potential losses and a change in the order of priority of principal payments may result from an event of default under the indenture.

An event of default under the indenture may result in payments on your notes being accelerated. As a result:

•      you may suffer losses on your notes if the assets of the issuing entity are insufficient to pay the amounts owed on your notes;

•      payments on your notes may be delayed until more senior classes of notes are repaid; and

•      your notes may be repaid earlier than scheduled, which may require you to reinvest your principal at a lower rate of return.

The absence of a secondary market for the notes could limit your ability to resell your notes.	If you want to sell your notes you must locate a purchaser that is willing to purchase those notes. Certain of the underwriters intend to make a secondary market for the notes. These underwriters will do so by offering to buy the notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. In addition, the underwriters and other broker dealers may be unable, unwilling or restricted from making a market in, or publishing quotations on, the notes due to regulatory requirements or otherwise. There have been times in the past, including recently, where there have been very few buyers of asset-backed securities, and there may be these times again in the future. In addition, recent regulatory interpretations by the SEC under Exchange Act Rule 15c2-11 may restrict the ability of brokers and dealers to publish quotations on the notes on any interdealer quotation system or other quotation medium after January 4, 2025, which may negatively affect liquidity in the secondary market. As a result of any of the above, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

Lack of liquidity in the secondary market may adversely affect the ability to sell your notes.	Recent and, in some cases, continuing events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government bailout programs for financial institutions, problems related to subprime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, the lowering of rates on certain asset-backed securities and potential instability and volatility as a result of the exit of the UK from the EU, have caused a significant reduction in liquidity in the secondary market for asset-backed securities. This period of illiquidity may continue, and even worsen, and may adversely affect the value of your notes. As a result of the foregoing, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price you wish to receive. See “Risk Factors—The absence of a secondary market for the notes could limit your ability to resell your notes” in this prospectus.
The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes.

Ratings are not recommendations to buy, sell or hold the notes. Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on the notes will be paid on a timely basis and that a note will be paid in full by its final scheduled payment date. Ratings do not consider to what extent the notes will be subject to prepayment or that the principal of any note will be paid prior to its final scheduled payment date, nor do the ratings consider the prices of the notes or their suitability to a particular investor. A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the sponsor to comply with its obligation to post information provided to the Hired Agencies on a website that is accessible by a rating agency that is not a Hired Agency. The ratings of any notes may be lowered by a rating agency (including the Hired Agencies) following the initial issuance of the notes as a result of losses on the related receivables in excess of the levels contemplated by a rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the notes.

Accordingly, there is no assurance that the ratings assigned to any note on the closing date will not be lowered or withdrawn by any rating agency at any time thereafter. If any rating with respect to the notes is revised or withdrawn, the liquidity or the market value of your note may be adversely affected.

It is possible that other rating agencies not hired by the sponsor may provide an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies. As of the date of this prospectus, the depositor was not aware of the existence of any unsolicited rating provided (or to be provided at a future time) by any rating agency not hired to rate the transaction. However, there can be no assurance that an unsolicited rating will not be issued prior to or after the closing date, and none of the sponsor, the depositor nor any underwriter is obligated to inform investors (or potential investors) in the notes if an unsolicited rating is issued after the date of this prospectus. Consequently, if you intend to purchase any notes, you should monitor whether an unsolicited rating of the notes has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of notes. If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies, the liquidity or the market value of your note may be adversely affected.
Potential rating agency conflict of interest and regulatory scrutiny.	The Hired Agencies have been hired by the sponsor to provide their ratings on the notes. We note that a rating agency may have a conflict of interest where, as is the case with the ratings of the notes by the Hired Agencies, the sponsor or the issuer of a security pays the fee charged by the rating agency for its rating services. Furthermore, rating agencies, including the Hired Agencies, have been and may continue to be under scrutiny by federal and state legislative and regulatory bodies for their roles in the financial crisis and such scrutiny and any actions such legislative and regulatory bodies may take as a result thereof may also have an adverse effect on the market value of the notes and your ability to resell your notes.
Because the notes are in book-entry form, your rights can only be exercised indirectly.

Because the notes will initially be issued in book-entry form, you will be required to hold your interest in your notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System in Europe or Asia. Transfers of interests in the notes within The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank/S.A./NV as operator of the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The notes will remain in book-entry form except in the limited circumstances described under the caption “The Notes—Definitive Notes” in this prospectus. Unless and until the notes cease to be held in book-entry form, the transaction parties will not recognize you as a holder of the notes.

As a result, you will only be able to exercise the rights as a noteholder indirectly through DTC (if in the United States) and its participating organizations, or Clearstream Banking, société anonyme and Euroclear Bank S.A./NV as operator of the Euroclear System (in Europe or Asia) and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge or transfer your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System. In addition, having the notes in book-entry form may reduce their liquidity in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Interest on and principal of the notes will be paid by the issuing entity to The Depository Trust Company as the record holder of those notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

The notes may not be a suitable investment for you.	The notes are not a suitable investment for you if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risks, the tax consequences of an investment in the notes and the interaction of these factors.

USE OF PROCEEDS

The depositor will use the net proceeds from the offering of the notes to:

•	purchase the receivables from VW Credit, Inc. (which we sometimes refer to as “VW Credit”); and

•	make the initial deposit into the reserve account.

Any remaining amounts will be added to the depositor’s general funds and may be distributed to VW Credit, as the sole equity member of the depositor.

The depositor or its affiliates will use the proceeds of the net offering of the notes for general corporate purposes. The depositor or its affiliates will not use the net proceeds of the offering of the notes to pay any “warehouse” debt secured by the receivables prior to their transfer to the issuing entity. Payment of any expenses incurred in connection with the selection and acquisition of the receivables will be made by the depositor or its affiliates directly, rather than out of offering proceeds.

THE ISSUING ENTITY

The “issuing entity”, Volkswagen Auto Loan Enhanced Trust 2023-1 is a statutory trust formed on May 1, 2023 under the laws of the State of Delaware by the depositor for the purpose of owning the receivables and issuing the notes. The trust agreement will be amended and restated on the closing date. The issuing entity will be established and operated pursuant to a trust agreement. VW Credit will be the “administrator” of the issuing entity. The depositor will be the initial holder of the issuing entity’s certificate.

The issuing entity will engage in only the following activities:

•	issuing the notes and the certificate;

•	making payments on the notes and distributions on the certificate;

•	selling, transferring and exchanging the notes and the certificate to the depositor;

•	acquiring, holding and managing the receivables and other assets of the issuing entity;

•	making deposits to and withdrawals from the trust accounts;

•	paying the organizational, start-up and transactional expenses of the issuing entity;

•	pledging the receivables and other assets of the issuing entity pursuant to the indenture;

•	entering into and performing its obligations under the transfer agreements to which it is a party; and

•	taking any action necessary, suitable or convenient to fulfill the role of the issuing entity in connection with the foregoing activities or engaging in other activities as may be required in connection with conservation of the assets of the issuing entity and the making of payments on the notes and distributions on the certificate.

The depositor or its affiliate may retain all or a portion of a class or classes of notes for its own account. Some or all of such retained notes may be resold by the depositor or its affiliate at any time on or after the closing date in one or more negotiated transactions at varying prices to be determined at the time of sale. Notes owned by the issuing entity, the depositor and their respective affiliates will be entitled to all benefits afforded to the notes except that they generally will not be deemed outstanding for the purpose of making requests, demands, authorizations, directions, notices, consents or other actions under the transaction documents.

Capitalization and Liabilities of the Issuing Entity

If the aggregate initial principal amount of the notes is $1,250,000,000, the following table illustrates the expected capitalization and/or liabilities of the issuing entity as of the closing date(1):

Class A-1 Notes		$245,000,000
Class A-2-A Notes	}	$520,000,000
Class A-2-B Notes
Class A-3 Notes		$410,000,000
Class A-4 Notes		$75,000,000
Overcollateralization		$38,659,794.53
Yield Supplement Overcollateralization Amount		$134,810,242.81
Total		$1,423,470,037.34

(1)  All or a portion of one or more classes of notes may be initially retained by the depositor or an affiliate thereof.

If the aggregate initial principal amount of the notes is $1,250,000,000, the following table illustrates the expected assets of the issuing entity as of the closing date:

Receivables	$1,423,470,037.34
Initial Reserve Account Balance	$3,221,649.49
Total	$1,426,691,686.83

If the aggregate initial principal amount of the notes is $1,500,000,000, the following table illustrates the expected capitalization and/or liabilities of the issuing entity as of the closing date(1):

Class A-1 Notes		$294,000,000
Class A-2-A Notes	}	$624,000,000
Class A-2-B Notes
Class A-3 Notes		$492,000,000
Class A-4 Notes		$90,000,000
Overcollateralization		$46,391,754.61
Yield Supplement Overcollateralization Amount		$161,524,359.74
Total		$1,707,916,114.35

(1)  All or a portion of one or more classes of notes may be initially retained by the depositor or an affiliate thereof.

If the aggregate initial principal amount of the notes is $1,500,000,000, the following table illustrates the expected assets of the issuing entity as of the closing date:

Receivables	$1,707,916,114.35
Initial Reserve Account Balance	$3,865,979.39
Total	$1,711,782,093.74

The issuing entity will also issue a certificate, which is not offered by this prospectus, and initially will be held by the depositor. On each payment date, the holder of the certificate will be entitled to any funds remaining on that payment date after all deposits and distributions of higher priority, as described in “Description of the Transaction Documents—Priority of Payments”.

The issuing entity’s fiscal year ends on December 31st.

The issuing entity’s trust agreement, including its permissible activities, may be amended in accordance with the procedures described in “Description of the Transaction Documents—Amendment Provisions” in this prospectus.

The issuing entity’s principal offices are in New York, New York, in care of Citibank, N.A., as owner trustee, at the address listed in “The Trustees—The Owner Trustee” below.

For a description of the roles and responsibilities of the indenture trustee, see “Description of the Transaction Documents—The Owner Trustee, the Issuer Delaware Trustee and the Indenture Trustee” in this prospectus and “The Trustees—The Indenture Trustee” in this prospectus.

The Issuing Entity Property

The notes will be collateralized by the issuing entity property. The primary assets of the issuing entity will be the receivables, which are amounts owed by individuals under motor vehicle retail installment sale contracts or installment loans with respect to new or used automobiles or sport utility vehicles originated by VW Credit.

The property of the issuing entity (the “issuing entity property”) will consist of all the right, title and interest of the issuing entity in and to:

•	the receivables acquired by the issuing entity from the depositor on the closing date and payments made on the receivables after the cut-off date;

•	the receivable files;

•	the security interests in the financed vehicles;

•	any proceeds from (1) claims on any theft and physical damage insurance policy maintained by an obligor under a receivable providing coverage against loss or damage to or theft of the related financed vehicle or (2) claims on any credit life or credit disability insurance maintained by an obligor in connection with any receivable;

•	any other property securing the receivables;

•	all rights of VW Credit under agreements with dealers relating to receivables;

•	the rights of the issuing entity to funds on deposit in the reserve account, the collection account and the principal distribution account and any other accounts established pursuant to the indenture or sale and servicing agreement, and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit);

•	rights of the issuing entity under the sale and servicing agreement and the administration agreement and of the depositor, as buyer, under the purchase agreement; and

•	the proceeds of any and all of the above.

The issuing entity will pledge the issuing entity property to the indenture trustee under the indenture.

Material Covenants

Pursuant to the indenture, the issuing entity will covenant that it will not, among other things:

•	except as expressly permitted by the indenture, the sale and servicing agreement, the trust agreement, the administration agreement or the other transaction documents, sell, transfer, exchange or otherwise dispose of any of its assets;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Code”), or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon any part of the issuing entity property (other than taxes levied or assessed in respect of amounts required to be deducted or withheld from the principal or interest payable in respect of the notes);

•	dissolve or liquidate in whole or in part;

•	merge or consolidate with, or transfer substantially all of its assets to, any other person;

•	permit the validity or effectiveness of the indenture to be impaired, or permit the lien of the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes except as may be expressly permitted thereby;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (except certain permitted encumbrances) to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the transaction documents.

THE TRUSTEES

The Owner Trustee

Citibank, N.A. (“Citibank”) is the “owner trustee” of the issuing entity under the trust agreement. Citibank is a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank performs as owner trustee through the Agency and Trust line of business, a part of Issuer Services. Citibank has primary corporate trust offices located in both New York and London. Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the first quarter of 2023, Citibank’s Agency and Trust group manages in excess of $8 trillion in fixed income and equity investments on behalf of over 3,000 corporations worldwide. Since 1987, Citibank Agency and Trust has provided corporate trust services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the first quarter of 2023, Citibank acts as indenture trustee and/or paying agent for approximately 250 various asset backed trusts supported by either auto loans or leases or equipment loans or leases.

Other than the paragraph above, Citibank, N.A. has not participated in the preparation of any other information contained in this prospectus.

The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The depositor and its affiliates may maintain normal commercial banking or investment banking relations with the owner trustee and its affiliates. The servicer will be responsible for paying the owner trustee’s fees and expenses and for indemnifying the owner trustee against specified losses, liabilities or expenses incurred by the owner trustee in connection with the transaction documents. To the extent these fees and expenses and indemnification amounts are not paid by the servicer, they will be payable out of Available Funds as described in “Description of the Transaction Documents—Priority of Payments” and “—Priority of Payments May Change Upon an Event of Default” in this prospectus.

For a description of the roles and responsibilities of the owner trustee, see “Description of the Transaction Documents —The Owner Trustee, the Issuer Delaware Trustee and the Indenture Trustee” in this prospectus.

The Issuer Delaware Trustee

Citicorp Trust Delaware, National Association (“Citicorp”) is the “issuer Delaware trustee” of the issuing entity under the trust agreement. Citicorp Trust Delaware, National Association is a national banking association under the supervision of The Office of the Comptroller of the Currency and is an affiliate of Citibank, N.A. Citicorp Trust Delaware, National Association’s principal place of business is located in Greenville, Delaware. Citicorp Trust Delaware, National Association acts as Delaware trustee for numerous Delaware statutory trusts. Citicorp Trust Delaware, National Association’s address is 20 Montchanin Road, Suite 180, Greenville, Delaware 19807.

Other than the paragraph above, Citicorp Trust Delaware, National Association has not participated in the preparation of any other information contained in this prospectus.

The issuer Delaware trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the issuer Delaware trustee set forth in the trust agreement. The depositor and its affiliates may maintain normal commercial banking or investment banking relations with the issuer Delaware trustee and its affiliates. The servicer will be responsible for paying the issuer Delaware trustee’s fees and expenses and for indemnifying the issuer Delaware trustee against specified losses, liabilities or expenses incurred by the issuer Delaware trustee in connection with the transaction documents. To the extent these fees and expenses and indemnification amounts are not paid by the servicer, they will be payable out of Available Funds as described in “Description of the Transaction Documents—Priority of Payments” and “—Priority of Payments May Change Upon an Event of Default” in this prospectus.

The issuer Delaware trustee has been appointed solely for the purpose of complying with the requirement of the Delaware Statutory Trust Statute that the trust have one trustee, which, in the case of a natural person, is a resident of the State of Delaware, or which in all other cases, has its principal place of business in the State of Delaware. The duties and responsibilities of the issuer Delaware trustee shall be limited solely to the execution and delivery of all documents and certificates to form and maintain the existence of the trust under the Delaware Statutory Trust Statute. Except for the purpose of the foregoing sentence, the issuer Delaware trustee shall not be deemed a trustee and shall have no management responsibilities or owe any fiduciary duties to the issuing entity, the depositor or any beneficial owner.

The Indenture Trustee

U.S. Bank Trust Company, National Association, a national banking association (“U.S. Bank Trust Co.”), will act as “indenture trustee”. U.S. Bank National Association (“U.S. Bank N.A.”) made a strategic decision to reposition its corporate trust business by transferring substantially all of its corporate trust business to its affiliate, U.S. Bank Trust Co., a non-depository trust company (U.S. Bank N.A. and U.S. Bank Trust Co. are collectively referred to herein as “U.S. Bank”). Upon U.S. Bank Trust Co.’s succession to the business of U.S. Bank N.A., it became a wholly owned subsidiary of U.S. Bank N.A. The indenture trustee will maintain the accounts of the issuing entity in the name of the indenture trustee at U.S. Bank N.A.

U.S. Bancorp, with total assets exceeding $682 billion as of March 31, 2023, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of March 31, 2023, U.S. Bancorp operated over 2,400 branch offices in 26 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 domestic and 2 international cities. The indenture will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Chicago, Illinois, 60603.

U.S. Bank has provided corporate trust services since 1924. As of March 31, 2023, U.S. Bank was acting as trustee with respect to over 125,000 issuances of securities with an aggregate outstanding principal balance of over $5.7 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The indenture trustee shall make each monthly statement available to the holders via the indenture trustee’s internet website at https://pivot.usbank.com. Holders with questions may direct them to the indenture trustee’s bondholder services group at (800) 934-6802.

As of March 31, 2023, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 171 issuances of auto receivable-backed securities with an outstanding aggregate principal balance of approximately $77,654,100,000.

U.S. Bank N.A. and other large financial institutions have been sued in their capacity as trustee or successor trustee for certain residential mortgage backed securities (“RMBS”) trusts. The complaints, primarily filed by investors or investor groups against U.S. Bank N.A. and similar institutions, allege the trustees caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers to comply with the governing agreements for these RMBS trusts. Plaintiffs generally assert causes of action based upon the trustees’ purported failures to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties, notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and abide by a heightened standard of care following alleged events of default.

U.S. Bank N.A. denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors, that it has meritorious defenses, and it has contested and intends to continue contesting the plaintiffs’ claims vigorously. However, U.S. Bank cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts.

On March 9, 2018, a law firm purporting to represent fifteen Delaware statutory trusts (the “DSTs”) that issued securities backed by student loans (the “Student Loans”) filed a lawsuit in the Delaware Court of Chancery against U.S. Bank N.A. in its capacities as indenture trustee and successor special servicer, and three other institutions in their respective transaction capacities, with respect to the DSTs and the Student Loans. This lawsuit is captioned The National Collegiate Student Loan Master Trust I, et al. v. U.S. Bank National Association, et al., C.A. No. 2018-0167-JRS (Del. Ch.) (the “NCMSLT Action”). The complaint, as amended on June 15, 2018, alleged that the DSTs have been harmed as a result of purported misconduct or omissions by the defendants concerning administration of the trusts and special servicing of the Student Loans. Since the filing of the NCMSLT Action, certain Student Loan borrowers have made assertions against U.S. Bank concerning special servicing that appear to be based on certain allegations made on behalf of the DSTs in the NCMSLT Action.

U.S. Bank N.A. has filed a motion seeking dismissal of the operative complaint in its entirety with prejudice pursuant to Chancery Court Rules 12(b)(1) and 12(b)(6) or, in the alternative, a stay of the case while other prior filed disputes involving the DSTs and the Student Loans are litigated. On November 7, 2018, the Court ruled that the case should be stayed in its entirety pending resolution of the first-filed cases. On January 21, 2020, the Court entered an order consolidating for pretrial purposes the NCMSLT Action and three other lawsuits pending in the Delaware Court of Chancery concerning the DSTs and the Student Loans, which remains pending.

U.S. Bank N.A. denies liability in the NCMSLT Action and believes it has performed its obligations as indenture trustee and special servicer in good faith and in compliance in all material respects with the terms of the agreements governing the DSTs and that it has meritorious defenses. It has contested and intends to continue contesting the plaintiffs’ claims vigorously.

The indenture trustee’s duties are limited to those duties specifically set forth in the indenture. The depositor and its affiliates may maintain normal commercial and investment banking relations with the indenture trustee and its affiliates. The servicer will be responsible for paying the indenture trustee’s fees and for indemnifying the indenture trustee against specified losses, liabilities or expenses incurred by the indenture trustee in connection with the transaction documents. To the extent these fees and indemnification amounts are not paid by the servicer, they will be payable out of Available Funds as described in “Description of the Transaction Documents—Priority of Payments” and “—Priority of Payments May Change Upon an Event of Default” in this prospectus.

For a description of the roles and responsibilities of the indenture trustee, see “The Trustees—The Indenture Trustee” and “Description of the Transaction Documents—The Owner Trustee, the Issuer Delaware Trustee and the Indenture Trustee” and “Description of the Transaction Documents” in this prospectus.

THE DEPOSITOR

The “depositor”, Volkswagen Auto Lease/Loan Underwritten Funding, LLC, a wholly owned special purpose subsidiary of VW Credit, was formed on August 9, 2002 as a Delaware limited liability company named Volkswagen Auto Lease Underwritten Funding, LLC. On December 15, 2006, Volkswagen Auto Lease Underwritten Funding, LLC changed its name to Volkswagen Auto Lease/Loan Underwritten Funding, LLC. The principal place of business of the depositor is at 2200 Woodland Pointe Avenue, Herndon, Virginia 20171. You may also reach the depositor by telephone at (703) 364-7000. The depositor was formed to purchase, accept capital contributions of or otherwise acquire beneficial interests in portfolios of motor vehicle leases and the related leased vehicles, motor vehicle retail installment sale contracts and motor vehicle loans; to own, sell, and assign the receivables and to issue and sell one or more securities. Since its inception, the depositor has been engaged in these activities solely as (i) the purchaser of receivables and beneficial interests in vehicle lease portfolios from VW Credit pursuant to purchase agreements, (ii) the depositor of receivables and beneficial interests in vehicle lease and loan portfolios to securitization trusts pursuant to sale and servicing agreements or sale agreements, (iii) the depositor that formed various securitization trusts pursuant to trust agreements and (iv) the entity that executed underwriting agreements and purchase agreements in connection with issuances of asset-backed securities.

THE SPONSOR

VW Credit was incorporated in the State of Delaware in April 1981 and is a wholly owned subsidiary of Volkswagen Group of America, Inc. (“Volkswagen Group of America”). Volkswagen Group of America is a wholly owned subsidiary of Volkswagen Aktiengesellschaft (“Volkswagen AG”). The principal activity of VW Credit is acting as a finance subsidiary of Volkswagen Group of America, including purchasing retail installment sale contracts, installment loans and leases from Volkswagen and Audi dealers. VW Credit offers and services a wide range of automobile-related financial products, including wholesale floorplan financing and retail auto loan and lease financing.

The principal place of business of VW Credit is at 2200 Woodland Pointe Avenue, Herndon, Virginia 20171. You may also reach VW Credit by telephone at (703) 364-7000. VW Credit will act as the “servicer”.

VW Credit securitized its first portfolio of motor vehicle loans in 1988 and last sponsored a motor vehicle loan securitization in conjunction with a public offering of asset-backed securities in December 2021. VW Credit’s experience in and overall procedures for originating or acquiring receivables is described in “The Originator—Pool Underwriting” in this prospectus. No public securitizations sponsored by VW Credit have experienced early amortizations, servicer defaults or events of default. Neither VW Credit nor any issuing entity can guarantee that there will not be any early amortizations, servicer defaults or events of default in the future.

VW Credit has participated in the structuring of the transaction described in this prospectus and has originated the receivables to be assigned to the issuing entity. VW Credit is responsible for servicing the receivables included in the receivables pool as described below. VW Credit is also the administrator of the issuing entity.

Recent Developments – Legal and Regulatory

VW Credit and its affiliates are parties to, or are periodically otherwise involved in, reviews, investigations, and proceedings (both formal and informal), and information gathering requests by various federal, state and local government authorities.

Since 2015, when the EPA issued Notices of Violation relating to irregularities that had been discovered in the software installed in turbocharged direct injection (TDI) vehicles (the “Affected Vehicles”), Volkswagen AG and its affiliates (collectively, “Volkswagen Group Companies”), including VW Credit, have been the subject of intense scrutiny, ongoing investigations (civil and criminal) and civil litigation relating to Affected Vehicles in the United States, Germany and the rest of the world, including lawsuits by the EPA, the U.S. Department of Justice and the attorneys general of numerous states, as well as several private civil lawsuits brought by owners and lessees of Affected Vehicles and dealers. In addition, Volkswagen Group Companies have received subpoenas and inquiries from state attorneys general and other governmental and regulatory authorities and are responding to such investigations and inquiries, including in areas relating to securities, financing and tax.

One such legal action to which VW Credit was subject, and to which certain other Volkswagen Group Companies are still subject, is a civil action brought by the SEC pursuant to a complaint filed in the U.S. District Court for the Northern District of California on March 14, 2019. The complaint alleged that VW Credit, its indirect 100% parent, Volkswagen AG, an affiliate, Volkswagen Group of America Finance, LLC, and the former Chief Executive Officer of Volkswagen AG, Martin Winterkorn, violated certain provisions of the U.S. federal securities laws by selling certain bonds and asset-based securities without disclosure concerning the existence of defeat devices, as defined under U.S. law, in certain diesel vehicles, and related exposures.

On August 20, 2020, the U.S. District Court for the Northern District of California granted in part the Volkswagen defendants’ motion to dismiss the complaint, dismissing all claims against VW Credit related to its issuance of automotive asset-backed securities (“ABS”). With respect to VW Credit, the court held that the SEC’s claims had already been released by virtue of Volkswagen AG, Volkswagen Group of America Finance, LLC and VW Credit’s settlement with the U.S. Department of Justice for claims made under the Financial Institutions Reform, Recovery and Enforcement Act, 12 U.S.C. § 1833a, related to VW Credit and the ABS.

On September 4, 2020, the SEC filed an amended complaint and removed its claims against VW Credit. On December 7, 2020, the Volkswagen Group Companies entities named in the amended complaint filed an answer to the operative complaint denying liability for the claims asserted by the SEC and raising affirmative defenses. To date, the SEC has not sought to pursue a direct appeal as to the claims against VW Credit; however, the SEC could attempt to appeal after the resolution of all remaining claims in the amended complaint. The other Volkswagen Group Companies named in the amended complaint intend to continue to contest the claims asserted in the SEC’s amended complaint and the relief sought by the SEC.

From 2015 to 2022, the Volkswagen Group Companies recognized over €30 billion in expenses directly related to the diesel issue. Work in respect of the legal proceedings that are still pending in the United States and the rest of the world is ongoing and is expected to continue for some time. Ongoing and potential further legal proceedings related to the diesel issue could result in considerable further legal and other expenses.

Credit Risk Retention

Pursuant to Regulation RR, VW Credit, as sponsor, is required to retain an economic interest in the credit risk of the receivables, either directly or through a majority-owned affiliate. VW Credit intends to satisfy this obligation through the retention by the depositor, its wholly-owned affiliate, of an “eligible horizontal residual interest” in an amount equal to at least 5% of the fair value, as of the closing date, of all of the notes and the certificate issued by the issuing entity on the closing date. Pursuant to Regulation RR, the depositor is required to retain the “eligible horizontal residual interest” and may not transfer (except to VW Credit or another majority-owned affiliate of VW Credit) such interest until the latest of two years after the closing date, the date the net pool balance is 33% or less of the initial net pool balance, or the date the aggregate principal amount of the notes is 33% or less of the initial principal amount of the notes. VW Credit, the depositor and their affiliates may not hedge or finance the “eligible horizontal residual interest” during this period except as permitted under applicable law. The depositor may transfer all or any portion of the “eligible horizontal residual interest” to VW Credit or another majority-owned affiliate of VW Credit on or after the closing date.

The residual interest retained by the depositor is structured to be an “eligible horizontal residual interest” and will take the form of the issuing entity’s certificate. If the aggregate initial principal amount of the notes is $1,250,000,000, VW Credit expects the certificate to have an approximate fair value, as of the closing date, of between $114,424,739.74 and $118,806,908.46, which is between 8.39% and 8.68% of the fair value, as of the closing date, of all of the notes and the certificate issued by the issuing entity on the closing date. If the aggregate initial principal amount of the notes is $1,500,000,000, VW Credit expects the certificate to have an approximate fair value, as of the closing date, of between $137,248,463.46 and $142,507,395.06, which is between 8.38% and 8.68% of the fair value, as of the closing date, of all of the notes and the certificate issued by the issuing entity on the closing date. The certificate represents a 100% beneficial interest in the issuing entity.

If the aggregate initial principal amount of the notes is $1,250,000,000, the expected range of fair values of the notes and the certificate is summarized below:

Class of Notes	Range of Fair Values (in dollars)	Range of Fair Values (as a percentage)
Class A-1 Notes	$245,000,000.00	17.90% to 17.96%
Class A-2-A Notes	$260,000,000.00	18.99% to 19.06%
Class A-2-B Notes	$260,000,000.00	18.99% to 19.06%
Class A-3 Notes	$410,000,000.00	29.95% to 30.05%
Class A-4 Notes	$75,000,000.00	5.48% to 5.50%
Certificate	$114,424,739.74 to $118,806,908.46	8.39% to 8.68%
Total	$1,364,424,739.74 to $1,368,806,908.46	100.00%

If the aggregate initial principal amount of the notes is $1,500,000,000, the expected range of fair values of the notes and the certificate is summarized below:

Class of Notes	Range of Fair Values (in dollars)	Range of Fair Values (as a percentage)
Class A-1 Notes	$294,000,000.00	17.90% to 17.96%
Class A-2-A Notes	$312,000,000.00	19.00% to 19.06%
Class A-2-B Notes	$312,000,000.00	19.00% to 19.06%
Class A-3 Notes	$492,000,000.00	29.95% to 30.05%

Class of Notes	Range of Fair Values (in dollars)	Range of Fair Values (as a percentage)
Class A-4 Notes	$90,000,000.00	5.48% to 5.50%
Certificate	$137,248,463.46 to $142,507,395.06	8.38% to 8.68%
Total	$1,637,248,463.46 to $1,642,507,395.06	100.00%

VW Credit and the depositor will use a fair value measurement framework under generally accepted accounting principles to calculate the fair value of the notes and certificate. The fair value of the notes will be assumed to be equal to the initial principal amount of the notes, or par. An internal valuation model using discounted cash flow analysis will be used to calculate fair value of the certificate.

The fair value measurement framework will consider various inputs including (i) quoted prices for identical instruments, (ii) quoted prices for similar instruments, (iii) current economic conditions, including interest rates and yield curves, (iv) experience with similar receivables in VW Credit’s managed retail portfolio and prior securitized pools, including prepayments, net losses and recoveries based on information for receivables similar to the receivables sold to the issuing entity on the closing date, and (v) management judgment about the assumptions market participants would use in pricing the instrument.

The fair value of the notes is assumed to be equal to the initial principal amount of the notes, or par.  This reflects the expectation that the final interest rates of the notes will be consistent with the interest rate assumptions below:

Class of Notes	Range of Interest Rates
Class A-1 Notes	5.769% to 6.019%
Class A-2-A Notes	5.72% to 5.97%
Class A-2-B Notes	SOFR + 0.90% to SOFR + 1.15%
Class A-3 Notes	5.11% to 5.36%
Class A-4 Notes	5.18% to 5.43%

In each case, these interest rates are estimated based on recent pricing of notes issued in similar securitization transactions and market-based expectations for interest rates and credit risk.

To calculate the fair value of the certificate, VW Credit used an internal valuation model.  This model projects future interest and principal payments of each pool of receivables, the interest and principal payments on the notes, and any other fees and expenses payable by the issuing entity. The resulting cash flows to the certificate are discounted to present value based on a discount rate that reflects the credit exposure to these cash flows. In completing these calculations, VW Credit made the following assumptions:

•	a Benchmark Transition Event will not occur prior to payment in full of the Class A-2-B notes;

•	interest accrues on the notes at the rates described above. In determining the interest payments on the floating rate Class A-2-B notes, Compounded SOFR is assumed to reset consistent with the applicable forward rate curve as of May 24, 2023;

•	except as otherwise described in this section, principal and interest cash flows for the receivables, as well as the applicable initial principal amount of the Class A-2-B notes, are calculated using the assumptions as described in “Weighted Average Life of the Notes;”

•	receivables prepay at a 1.30% ABS rate based on amortization resulting from voluntary prepayments;

•	cumulative net losses on the receivables, as a percentage of the initial net pool balance will be 1.00% and the losses will be incurred based on the following timing curve:

Months 1 – 12:	25%
Months 13 – 24:	35%
Months 25 – 36:	25%

Months 37 – 48:	15%

•	recovery rate of 50% with a delay between default and charge-off of three months and delay between default and recoveries of three months;

•	certificate cash flows are discounted at 12.0%; and

•	the servicer will exercise its opportunity to purchase the receivables at the earliest payment date it is permitted to do so.

VW Credit developed these inputs and assumptions by considering the following factors:

•	ABS rate – estimated considering the composition of the receivables, the performance of VW Credit’s prior securitized pools and more recent originations,

•	Cumulative net loss rate – estimated using assumptions for both the magnitude of lifetime cumulative net losses and the shape of the cumulative net loss curve. The lifetime cumulative net loss assumption was developed considering the composition of the receivables, the performance of VW Credit’s prior securitized pools and more recent originations, trends in used vehicle values, economic conditions, and the cumulative net loss assumptions of the Hired Agencies. Default and recovery rate estimates are included in the cumulative net loss assumption, and

•	Discount rate applicable to the residual cash flows – estimated to reflect the credit exposure to the residual cash flows. Due to the lack of an actively traded market in residual interests, the discount rate was derived from both quantitative factors, such as prevailing market rates of return for similar instruments, and qualitative factors that consider the subordinate nature of the first-loss exposure.

VW Credit believes that the inputs and assumptions described above include the inputs and assumptions that could have a material impact on the fair value calculation or a prospective noteholder’s ability to evaluate the fair value calculation.  The fair value of the notes and the certificate was calculated based on the assumptions described above.  You should be sure you understand these assumptions when considering the fair value calculation.

The methodology described above was used to determine the estimated fair value of the eligible horizontal residual interest retained on the closing date by the depositor. In accordance with Regulation RR, within a reasonable time after the closing date, VW Credit will disclose the actual fair value of the eligible horizontal residual interest retained based on the final pricing information and bond structure, as well as the fair value of the eligible horizontal residual interest required to be retained under Regulation RR. In addition, to the extent the valuation methodology used with respect to the eligible horizontal residual interest actually retained, or any of the key inputs and assumptions used therein, differ materially from those set forth above, we will disclose those material differences. These disclosures will be made on Form 10-D filed under the CIK number of the issuing entity.

In addition, the depositor may retain some or all of one or more of the classes of notes.

As described under “Description of the Transaction Documents—Priority of Payments” and “—Priority of Payments May Change Upon an Event of Default” below, payments to certificateholders on any payment date are subordinated to all payments of principal and interest on the notes by the issuing entity. In accordance with the requirements for an “eligible horizontal residual interest” under Regulation RR, on any payment date on which the issuing entity has insufficient funds to make all of the distributions described under “Description of the Transaction Documents—Priority of Payments”, any resulting shortfall will, through operation of the priority of payments, reduce amounts payable to the certificateholders prior to any reduction in the amounts payable for interest on, or principal of, any class of notes. The material terms of the notes are described in this prospectus under “The Notes,” and the other material terms of the certificates are described in this prospectus under “The Issuing Entity—Capitalization and Liabilities of the Issuing Entity.”

THE ORIGINATOR

The following is a description of the origination, underwriting and servicing of motor vehicle receivables by the originator as of the date of this prospectus.

The originator originates or acquires receivables through a variety of origination channels across a wide spectrum of credit quality obligors. VW Credit will act as servicer for all receivables to be sold to the issuing entity on the closing date.

The originator purchases retail installment sale contracts and installment loans, secured by automobiles or other motor vehicles, through dealerships throughout the United States. Additionally, VW Credit may utilize direct marketing to offer automobile financing directly to consumers. The originator’s direct marketed products may include financing for the purchase of new and used vehicles, as well as refinancing of existing motor vehicle loans. The originator customizes product features, such as interest rate, loan amount, and loan terms, enabling it to lend to customers with a wide range of credit profiles.

Pool Underwriting

VW Credit’s underwriting standards emphasize the prospective obligor’s willingness and ability to repay the amounts when due on the contract, as well as the asset value of the motor vehicle to be financed. Contracts that are purchased must comply with VW Credit’s underwriting standards and other requirements under existing agreements between VW Credit and dealers. VW Credit’s underwriting, servicing and collection activities are conducted principally at the processing center located in Libertyville, Illinois.

Each applicant for a retail installment sale contract is required to complete a credit application. Applications submitted to VW Credit include the following information about the applicant:

•	residential information;

•	source and amount of monthly income;

•	monthly mortgage or rent payment;

•	social security number; and

•	other personal and financial information.

Credit applications are submitted through dealerships via website based systems or directly from dealer management systems. VW Credit generally obtains a credit report on the applicant from a national credit bureau selected based upon VW Credit’s assessment of which credit bureau provides the most accurate and complete credit reports in the applicant’s geographic area. In a limited number of cases, a credit report is not available because an applicant does not have an established credit history. If an individual applicant has sufficient recent credit history, the credit bureau data includes the applicant’s credit risk score, often referred to as a “credit bureau score” or a FICO®(1) score, which is generated using statistical models created by Fair Isaac Corporation. The credit bureau score measures the likelihood an applicant will repay an obligation as expected. Credit scores are the primary factors used as measuring devices to indicate the degree of risk on contracts offered to VW Credit by dealers.

VW Credit also evaluates each application using a proprietary credit scoring algorithm developed by a third party credit scoring company for VW Credit and referred to as a scorecard. The scorecard is used to assess the creditworthiness of an applicant using the credit bureau data to assign the applicant a proprietary credit score.

Credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a VW Credit credit analyst based on VW Credit’s electronic decisioning model. The model uses the VW Credit-derived credit score, the applicant’s credit bureau score, and a set of business rules designed to identify certain credit-related items such as loan-to-value ratio, affordability measures (e.g., payment-to-income ratio) and collateral type and quality. The model also identifies incomplete or inconsistent data such as an address or social security number mismatch, which is often caused by incorrect data entry but could possibly be a sign of fraud. In some cases, an application is not automatically rejected but does not meet the criteria for automatic approval, either because of incomplete or inconsistent information or because one or more credit-related terms is not within prescribed automatic approval levels. In such cases, a credit analyst evaluates the application to make a purchase decision using the company’s written underwriting guidelines. The credit analyst considers the same information included in the

(1) FICO® is a federally registered trademark of Fair Isaac Corporation.

electronic decisioning model and may weigh other factors, such as the prospective purchaser’s prior experience with VW Credit, credit bureau data, collateral information and valuation and payment and debt ratios. If data entry or inconsistent information is the reason an application did not receive automatic approval, the credit analyst will contact the dealer if necessary to verify the data in question and to make corrections if necessary or obtain proof of the inconsistent data. For less creditworthy applicants, or if there is a discrepancy in the information provided by the applicant, the credit analyst may verify the identity, employment, income, residency and other applicant information using VW Credit’s established procedures before the decision is made. Based on the credit analyst’s assessment of the strengths and weaknesses of each application, the analyst will then either approve the application, reject the application or forward the application for review by a VW Credit credit analyst with higher approval authority. The credit analyst may condition approval on the addition of a qualified co-applicant or guarantor or on changes to the financing terms, such as a higher cash down payment or a less expensive vehicle being financed. If an application is forwarded to a credit analyst with higher approval authority, that credit analyst will undertake a similar review of the findings with the initial credit analyst.

If the aggregate initial principal amount of the notes is $1,250,000,000, of the receivables to be sold to the issuing entity on the closing date, 27,761 receivables, having an aggregate principal balance of approximately $924,177,622.36 (approximately 64.92% of the net pool balance as of the cut-off date) were automatically approved, while 13,973 receivables, having an aggregate principal balance of approximately $499,292,414.98 (approximately 35.08% of the net pool balance as of the cut-off date) were evaluated and approved by a VW Credit credit analyst with appropriate authority in accordance with VW Credit’s written underwriting guidelines. If the aggregate initial principal amount of the notes is $1,500,000,000, of the receivables to be sold to the issuing entity on the closing date, 33,227 receivables, having an aggregate principal balance of approximately $1,107,499,756.69 (approximately 64.85% of the net pool balance as of the cut-off date) were automatically approved, while 16,806 receivables, having an aggregate principal balance of approximately $600,416,357.66 (approximately 35.15% of the net pool balance as of the cut-off date) were evaluated and approved by a VW Credit credit analyst with appropriate authority in accordance with VW Credit’s written underwriting guidelines. None of the receivables in the pool were originated with exceptions to VW Credit’s written underwriting guidelines, nor were any receivables in the pool approved after being automatically rejected by the electronic decisioning model.

VW Credit uses risk-based pricing that includes a tiered system of interest rates and advance rates representing the varying degrees of risk assigned to different ranges of credit risk. If VW Credit considers an applicant to be relatively less creditworthy and, as a result, a greater risk, VW Credit will assign the applicant a higher interest rate and/or lower permissible advance rates. VW Credit makes its final credit decision based upon its assessment of the degree of credit risk with respect to each applicant.

VW Credit regularly reviews and analyzes its portfolio of receivables to evaluate the effectiveness of its underwriting guidelines and purchasing criteria. If external economic factors, credit loss or delinquency experience, market conditions or other factors change, VW Credit may adjust its underwriting guidelines and purchasing criteria in order to change the asset quality of its portfolio or to achieve other goals and objectives.

THE SERVICER

VW Credit will be the servicer. VW Credit offers indirect automotive consumer loan and lease financing and direct dealer financing through (and to) approximately 941 dealers in the United States that sell Volkswagen and/or Audi vehicles. VW Credit has been directly servicing motor vehicle receivables since 1996. Prior to 1996, receivables originated by VW Credit were serviced through a third party servicer. VW Credit’s auto loan asset-backed securitization program was first used in a term securitization in 1988. After the 1988 term securitization, VW Credit began securitizing auto loans again in 2003.

So long as VW Credit is the servicer, it will also act as custodian of the receivables and will maintain (i) possession of the tangible records constituting or forming a part of the related retail installment sale contracts or installment loans and any other tangible records relating to the receivables and (ii) control over the electronic records constituting or forming a part of the retail installment sale contracts or installment loans and any other electronic records relating to the receivables, in each case, as the custodian for the issuing entity and the indenture trustee. The servicer, among other things, will manage, service, administer and make collections on the receivables in accordance with its customary servicing practices, using the degree of skill and attention that the servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. The servicer is permitted to delegate some or all of its duties to its affiliates or specific duties to sub-contractors who are in the business of performing such duties, although the servicer will remain liable for the performance of any duties that it delegates to another entity.

The servicer will have full power and authority to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. The servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices.

VW Credit has made adjustments to its customary servicing practices over time, particularly in the areas of collections timing, collections intensity, repossession timing and business processes and workflow. Most of these adjustments are introduced on a limited and controlled trial basis and are implemented program-wide after VW Credit determines that those adjustments will result in an overall improvement in servicing and collections.

The servicer will, in accordance with its customary servicing practices, take such steps as are necessary and available to maintain perfection of the security interest created by each receivable in the related financed vehicle. The issuing entity will authorize the servicer to take such steps as are necessary to re-perfect such security interest on behalf of the issuing entity and the indenture trustee in the event of the relocation of a financed vehicle or for any other reason.

Under the sale and servicing agreement, the servicer covenants not to release the financed vehicle securing each receivable from the security interest granted by that receivable in whole or in part, except as required by applicable law or court order or in the event of payment in full by or on behalf of the related obligor or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices or in connection with repossession or except as may be required by an insurer in order to receive proceeds from any insurance policy covering that financed vehicle. If this covenant is breached, under the sale and servicing agreement, the servicer will be required to repurchase the related receivable if such breach materially and adversely affects the interests of the issuing entity or the noteholders in the related receivable. Such breach will be deemed not to have a material and adverse effect if such breach does not affect the ability of the issuing entity to receive and retain timely payment in full on the related receivable. In addition, if the servicer extends the date for final payment by the obligor on any receivable beyond the last day of the collection period prior to the final scheduled payment date for the latest maturing class of notes or reduces the contract rate or outstanding principal balance with respect to any receivable other than as required by applicable law or court order, under the sale and servicing agreement the servicer will be required to repurchase the related receivable, if such change in the receivable would materially and adversely affect the interests of the issuing entity or the noteholders in such receivable. Such breach will be deemed not to have a material and adverse effect if such breach does not affect the ability of the issuing entity to receive and retain timely payment in full on such receivable.

The servicer, in its capacity as custodian, will hold the receivable files for the benefit of the issuing entity and the indenture trustee. In performing its duties as custodian, the servicer will act in accordance with its customary servicing practices. The servicer will promptly report to the issuing entity and the indenture trustee any failure on its part to hold a material portion of the receivable files and maintain its accounts, records, and computer systems as provided by the sale and servicing agreement and promptly take appropriate action to remedy any such failure. The servicer may, in accordance with its customary servicing practices, (i) maintain all or a portion of the receivable files in electronic form and (ii) maintain custody of all or any portion of the receivable files with one or more of its agents or designees.

Additionally, under the sale and servicing agreement the servicer and its affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to obligors with respect to the receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the receivables, prepayments or faster or slower timing of the payment of the receivables, provided, however, that if the servicer (i) extends the date for final payment by the obligor of any receivable beyond the last day of the collection period prior to the final scheduled payment date for the latest maturing class of notes or (ii) reduces the contract date or outstanding principal balance with respect to any receivable other than as required by applicable law or court order, it will promptly purchase such receivable. The servicer may refinance any receivable and deposit the full outstanding principal balance of such receivable into the collection account. The receivable created by such refinancing shall not be property of the issuing entity. The servicer and its affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a receivable upon the death or disability of the obligor or any casualty with respect to the financed vehicle.

The servicer, in its sole discretion, may in accordance with its customary servicing practices sell any receivable’s deficiency balance. Net proceeds of any such sale allocable to the receivable will constitute Liquidation Proceeds, and the sole right of the issuing entity and the indenture trustee with respect to any such sold receivables will be to receive such Liquidation Proceeds. Upon such sale, the servicer will mark its computer records indicating that any such receivable sold no longer belongs to the issuing entity. The servicer is authorized to take any and all actions necessary or appropriate on behalf of the issuing entity to evidence the sale of the receivable free from any lien or other interest of the issuing entity or the indenture trustee.

Collection and Repossession Procedures

The customer billing process is generally initiated by the mailing of invoices on a monthly basis. Monthly payments are received at a lockbox account, mailed directly to VW Credit, or are paid electronically, including through direct debit or telephonic payment systems. Customers may enroll in a variety of recurring and one-time automated clearinghouse programs that debit funds directly from their bank accounts. As payments are received, they are electronically transferred to VW Credit and processed through VW Credit’s servicing system for the application of payments to the appropriate accounts.

VW Credit measures delinquency by the number of days elapsed from the date a payment is due under the installment contract. VW Credit considers an account delinquent if more than 25% of the scheduled monthly payment is past due. VW Credit utilizes behavioral scoring to drive contact strategies for delinquent accounts. VW Credit generally mails a notice to the purchaser between 2 and 28 days delinquent and initiates telephone contact requesting payment between 2 and 59 days delinquent. VW Credit improves its collection efficiency through the use of technology such as automatic dialing, predictive dialing and behavioral scoring of loan accounts. If the delinquent loan cannot be brought current or completely collected within 60 to 90 days, VW Credit generally assigns the vehicle to a repossession agent and attempts to repossess the related vehicle. VW Credit holds repossessed vehicles in inventory to comply with any applicable statutory requirements for reinstatement or redemption and then sells or otherwise disposes of the vehicles. VW Credit’s current policy is to generally charge-off a loan contract on the earlier of (1) the date on which the proceeds of sale of the vehicle are applied to the loan contract and (2) the month in which the loan contract reaches its 120th day of delinquency if the loan has been assigned to a repossession agent for 45 days. Deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the installment contract may be sold or pursued by or on behalf of VW Credit to the extent practicable and legally permitted. See “Material Legal Aspects of the Receivables—Deficiency Judgments and Excess Proceeds” in this prospectus.

The servicer will use commercially reasonable efforts, consistent with its customary servicing practices, to repossess or otherwise convert the ownership of the financed vehicle securing any receivable as to which the servicer had determined eventual payment in full is unlikely unless it determines in its sole discretion that repossession will not increase the liquidation proceeds by an amount greater than the expense of such repossession or that the proceeds ultimately recoverable with respect to such receivable would be increased by forbearance. The servicer will follow such customary servicing practices as it deems necessary or advisable, which may include reasonable efforts to realize upon any recourse to any dealer and selling the financed vehicle at public or private sale. The foregoing will be subject to the provision that, in any case in which the financed vehicle has suffered damage, the servicer will not be required to expend funds in connection with the repair or the repossession of such financed vehicle unless it determines in its sole discretion that such repair and/or repossession will increase the liquidation proceeds by an amount greater than the amount of such expenses.

VW Credit’s underwriting and collection standards are reviewed by its Retail Credit Sub-Committee. Any change in VW Credit’s underwriting and collection standards requires prior approval from the Retail Credit Sub-Committee.

Extensions

VW Credit may grant extensions of retail installment sale contracts (which extend the maturity date of a retail installment sale contract) in accordance with its customary servicing procedures and the sale and servicing agreement. See “Description of the Transaction Documents—Modifications of Receivables” in this prospectus.

Insurance

Each retail installment sale contract requires the purchaser to obtain and maintain physical damage insurance on the purchased vehicle. VW Credit’s dealer agreements include a requirement that the dealer provide VW Credit with written evidence that the purchaser has physical damage insurance which meets the requirements of the related contract at the inception of the receivable; nevertheless, there can be no assurance that each purchased vehicle will continue to be covered by physical damage insurance for the entire term of the related contract. VW Credit does not monitor insurance after the contract is acquired by VW Credit. The amount of insurance required by the related contracts is at least equal to the amount required by applicable state law, subject to customary deductibles. VW Credit requires the policy to name VW Credit as loss payee with respect to physical damage.

VW Credit does not require purchasers to carry credit disability, credit life, credit health or other similar insurance coverage which provides for payments to be made on the receivable on behalf of purchasers in the event of disability or death. To the extent that the purchaser obtains any of these insurance coverages, payments received on that coverage may, if permitted by applicable law, be applied to payments on the related receivable to the extent that the purchaser’s beneficiary chooses to do so.

Tangible and Electronic Contracting

Receivables are originated in either tangible or electronic form.  Following dealer and obligor signing of a tangible contract, the dealer sends the documentation constituting the tangible record related to the applicable receivable to a servicing center, where VW Credit personnel review and audit documentation, and funding will occur if the documentation meets compliance and policy requirements. The imaged contract documents are available for use by personnel in the ordinary course of servicing the applicable receivable. Following the imaging, the original contract is shipped to a third-party document retention center that has various locations within the continental United States, which use sophisticated security conditions and techniques including advanced fire suppression technology. The servicer may request retrieval of the original contract from the document retention center in the event of the need for re-imaging or for various servicing, re-assignment or enforcement purposes.

If the aggregate initial principal amount of the notes is $1,250,000,000, receivables having an aggregate principal balance of approximately 69.16% of the net pool balance as of the cut-off date were originated as electronic contracts. If the aggregate initial principal amount of the notes is $1,500,000,000, receivables having an aggregate principal balance of approximately 68.99% of the net pool balance as of the cut-off date were originated as electronic contracts.

VW Credit and certain dealers who originate receivables have contracted with a third-party to facilitate the process of electronically creating, signing and assigning retail installment sales contracts entered into with customers in connection with the sale of vehicles and to store and manage the electronic authoritative copy of a contract once it has been executed and deposited in an electronic contract vault maintained by the third-party. The third party maintains several electronic contract vaults for contracts owned by originating dealers and electronic contract vaults for VW Credit. The services provided by the third-party permit a vehicle purchaser customer and a dealer to electronically enter into a contract for the receivable as well as other transaction documents. Using the third-party’s system, a dealer may assign the executed electronic contract to VW Credit.

The third-party system includes the integration of electronic vault software by the third-party with (i) the third-party’s computer network, systems and software applications, including those pertaining to the electronic retail installment sales contract vaulting service and (ii) the dealer management system applications providing the electronic contracting service to dealers permitting (1) the electronic review, signing, transfer, perfection of transfer, storage and administration of electronic retail installment sale contracts created by dealers and entered into by customers and dealers, and (2) the transfer of “control” of such electronic contracts from the originating dealers to VW Credit.

AFFILIATIONS AND CERTAIN RELATIONSHIPS

The issuing entity, the depositor and VW Credit, as servicer, as sponsor and as administrator, are affiliates. Neither the indenture trustee nor the owner trustee is an affiliate of any of the foregoing parties, but Citibank, N.A., the owner trustee and Citicorp Trust Delaware, National Association, the issuer Delaware trustee, are affiliates. Additionally, neither the indenture trustee nor the owner trustee is an affiliate of the other.  The asset representations reviewer is not an affiliate of any of the depositor, the sponsor, the servicer, the administrator, the issuing entity, the owner trustee or the indenture trustee. Citibank, N.A., the owner trustee, and Citicorp Trust Delaware, National Association, the issuer Delaware trustee, are affiliates of Citigroup Global Markets Inc., one of the underwriters.

THE ASSET REPRESENTATIONS REVIEWER

Clayton Fixed Income Services LLC, a Delaware limited liability company (“Clayton”), has been appointed as asset representations reviewer pursuant to an agreement between the issuing entity, the servicer and the asset representations reviewer. Clayton is a wholly-owned subsidiary of Covius Services, LLC. Clayton and its affiliates have provided independent due diligence loan review and servicer oversight services since 1989.

Clayton and its affiliates are providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements. Clayton and its affiliates have performed over 17 million loan reviews and provided ongoing services to over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed securities transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, equipment leases, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans. Clayton has been engaged as the asset representations reviewer on more than 550 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

The asset representations reviewer is not, and will not be, affiliated with the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee, the issuer Delaware trustee or any of their affiliates, nor has the asset representations reviewer been hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables. If the asset representations reviewer is merged into or becomes an affiliate of the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee, the issuer Delaware trustee or any person hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables, the asset representations reviewer will promptly resign and the servicer will appoint a successor asset representations reviewer. In addition, the asset representations reviewer will promptly resign and the servicer will appoint a successor asset representations reviewer, if either (i) the asset representations reviewer no longer meets the eligibility requirements included in the asset representations review agreement or (ii) the asset representations reviewer has determined that the performance of its duties under the asset representations review agreement is no longer permissible under applicable law. The servicer may remove the asset representations reviewer if the asset representations reviewer, (i) no longer meets the eligibility requirements included in the asset representations review agreement, (ii) breaches any of its representations, warranties, covenants or obligations in the asset representations review agreement or (iii) is subject to a bankruptcy event.

Following the resignation or removal of the asset representations reviewer, the servicer will engage a successor asset representations reviewer who meets certain eligibility requirements included in the asset representations review agreement. No resignation or removal of the asset representations reviewer will be effective until a successor asset representations reviewer has accepted its appointment and agreed to perform the obligations of the asset representations reviewer.

If the asset representations reviewer has resigned, been removed, replaced or substituted, or if a successor asset representations reviewer has been appointed, the issuing entity will disclose on the Form 10-D filed after the collection period in which the event occurred, the date of the event and the circumstances surrounding the resignation, removal, replacement, substitution, or appointment, as applicable. The predecessor asset representations reviewer shall pay the expenses associated with the required resignation of the asset representations reviewer and the appointment of a successor asset representations reviewer.

The asset representations reviewer will be responsible for reviewing the Subject Receivables for compliance with the representations and warranties made by the sponsor and the depositor on the receivables if the conditions described below under “Description of the Transaction Documents—Asset Representations Review” are satisfied. Under the asset representations review agreement, the asset representations reviewer will be entitled to be paid the fees and expenses set forth under “Description of the Transaction Documents—Fees and Expenses” in this prospectus. The asset representations reviewer is required to perform only those duties specifically required of it under the asset representations review agreement, as described under “Description of the Transaction Documents—Asset Representations Review” in this prospectus. The asset representations reviewer’s liability in connection with the asset representations review is limited solely to the express obligations of the asset representations reviewer set forth in the asset representations review agreement. The asset representations reviewer will not be liable for any action taken, or not taken, in good faith under the asset representations review agreement or for errors in judgment, however the asset representations reviewer will be liable for its own willful misconduct, bad faith, breach of the asset representations review agreement or negligence in performing its obligations under the asset representations review agreement. The servicer is required under the asset representations review agreement to provide the asset representations reviewer access to the review materials. The asset representations reviewer will be required to keep all information about the receivables obtained by it in confidence and may not disclose that information other than as required by the terms of the asset representations review agreement and applicable law.

THE RECEIVABLES POOL

The characteristics set forth in this section are based on each pool of receivables as of the cut-off date.

Characteristics of the Receivables

The receivables sold to the issuing entity on the closing date will be selected for inclusion in the pool based upon the satisfaction of several criteria. In addition, each of VW Credit and the depositor will make certain representations and warranties about the receivables, which if breached, could result in VW Credit or the depositor, as applicable, being required to repurchase the related receivables.

As of the cut-off date, each receivable to be acquired by the issuing entity on the closing date:

•	had an original term to maturity of 12 months to 75 months;

•	had a maturity of no later than December 31, 2028;

•	had a remaining principal balance of at least $1,081.16;

•	had a contract rate of not less than 0.00%;

•	was not more than 30 days past due; and

•	satisfied the Eligibility Representations described under “Description of the Transaction Documents—Representations and Warranties” in this prospectus.

Interest on all of the receivables is calculated using the Simple Interest Method. See “Glossary” in this prospectus.

If the aggregate initial principal amount of the notes is $1,250,000,000, as of the cut-off date, the weighted average FICO® score (weighted average by principal balance as of the cut-off date) of the receivables as of origination of the related receivables is 768. If the aggregate initial principal amount of the notes is $1,500,000,000, as of the cut-off date, the weighted average FICO® score (weighted average by principal balance as of the cut-off date) of the receivables as of origination of the related receivables is 768. The FICO® score of an obligor is calculated as of the origination of the related receivable in the manner described in “The Originator—Pool Underwriting” in this prospectus. A FICO® score is a measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the originator in its credit scoring system to assess the credit risk associated with each applicant, see “The Originator—Pool Underwriting” in this prospectus. Additionally, FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the receivables. In addition, FICO® scores may change over time, depending on the conduct of the obligor and changes in credit score technology and therefore, an obligor’s FICO® score at any time in the future may be higher or lower than the obligor’s FICO® score as of origination of the related receivable. See “Risk Factors—Credit scores and historical loss experience may not accurately predict the likelihood of losses on the receivables” in this prospectus.

Payment of any expenses incurred in connection with the selection and acquisition of the receivables will be made by the depositor or its affiliates directly, rather than out of the offering proceeds.

There are no material direct or contingent claims that parties other than the secured parties under the indenture have regarding any receivables.

Each receivable will be selected using selection procedures that were not known or intended by VW Credit to be adverse to the depositor.

Pool Stratifications

The composition, distribution by remaining term, distribution by contract rate, distribution by FICO® score, geographic distribution by state of the billing address of the obligor, distribution by original term, distribution by seasoning and distribution by vehicle type, in each case of the receivables as of the cut-off date are set forth in the tables below.

Composition of the Receivables Pool
As of the Cut-off Date

If the aggregate initial principal amount of the notes is $1,250,000,000, the receivables will possess the following characteristics as of the cut-off date:

Number of Receivables	41,734
Aggregate Outstanding Principal Balance	$1,423,470,037.34
Outstanding Principal Balance
Average	$34,108.16
Minimum	$1,081.16
Maximum	$98,576.36
Contract Rate
Weighted Average(1)	4.82%
Minimum	0.00%
Maximum	23.52%
Original Term (Months)
Weighted Average(1)	66.82
Minimum	12
Maximum	75
Remaining Term (Months)
Weighted Average(1)	57.08
Minimum	3
Maximum	68
Percentage By Principal Balance of New Vehicles	69.18%
Percentage By Principal Balance of Used Vehicles	30.82%
Percentage By Principal Balance of Volkswagen Vehicles	33.51%
Percentage By Principal Balance of Audi Vehicles	66.49%
FICO® Score(2)(3)
Weighted Average(1)(3)	768
Minimum(3)	600
Maximum(3)	900

(1)	Weighted average by principal balance as of the cut-off date.
(2)	FICO® is a federally registered trademark of Fair Isaac Corporation.
(3)	FICO® scores are calculated as of origination of the related receivables.

If the aggregate initial principal amount of the notes is $1,500,000,000, the receivables will possess the following characteristics as of the cut-off date:

Number of Receivables	50,033
Aggregate Outstanding Principal Balance	$1,707,916,114.35
Outstanding Principal Balance
Average	$34,135.79
Minimum	$1,081.16
Maximum	$98,576.36
Contract Rate
Weighted Average(1)	4.83%
Minimum	0.00%
Maximum	23.52%
Original Term (Months)
Weighted Average(1)	66.83
Minimum	12
Maximum	75
Remaining Term (Months)
Weighted Average(1)	57.10
Minimum	3
Maximum	68
Percentage By Principal Balance of New Vehicles	69.13%
Percentage By Principal Balance of Used Vehicles	30.87%
Percentage By Principal Balance of Volkswagen Vehicles	33.44%
Percentage By Principal Balance of Audi Vehicles	66.56%
FICO® Score(2)(3)
Weighted Average(1)(3)	768
Minimum(3)	600
Maximum(3)	900

(1)	Weighted average by principal balance as of the cut-off date.
(2)	FICO® is a federally registered trademark of Fair Isaac Corporation.
(3)	FICO® scores are calculated as of origination of the related receivables.

Distribution of the Receivables by Remaining Term
As of the Cut-off Date

If the aggregate initial principal amount of the notes is $1,250,000,000, the distribution of the receivables by remaining term as of the cut-off date will be as follows:

Remaining Term Range	Number of Receivables	Percent of Total Number of Receivables(1)	Outstanding Principal Balance(1)	Percent of Total Outstanding Principal Balance(1)
6 months or less	9	0.02%	$85,242.57	0.01%
7 months to 12 months	25	0.06%	242,594.13	0.02%
13 months to 18 months	49	0.12%	781,340.34	0.05%
19 months to 24 months	444	1.06%	7,109,017.92	0.50%
25 months to 30 months	464	1.11%	9,152,290.54	0.64%
31 months to 36 months	820	1.96%	16,067,462.25	1.13%
37 months to 42 months	1,005	2.41%	23,735,171.69	1.67%
43 months to 48 months	6,658	15.95%	205,567,282.61	14.44%
49 months to 54 months	7,130	17.08%	212,184,923.84	14.91%
55 months to 60 months	7,917	18.97%	262,218,809.73	18.42%
61 months to 66 months	16,365	39.21%	656,420,377.82	46.11%
67 months to 72 months	848	2.03%	29,905,523.90	2.10%
Total	41,734	100.00%	$1,423,470,037.34	100.00%

(1)	Balances and percentages may not add to total due to rounding.

If the aggregate initial principal amount of the notes is $1,500,000,000, the distribution of the receivables by remaining term as of the cut-off date will be as follows:

Remaining Term Range	Number of Receivables	Percent of Total Number of Receivables(1)	Outstanding Principal Balance(1)	Percent of Total Outstanding Principal Balance(1)
6 months or less	12	0.02%	$121,844.38	0.01%
7 months to 12 months	32	0.06%	320,050.62	0.02%
13 months to 18 months	58	0.12%	957,685.76	0.06%
19 months to 24 months	534	1.07%	8,519,953.96	0.50%
25 months to 30 months	558	1.12%	10,957,844.93	0.64%
31 months to 36 months	1,003	2.00%	19,680,773.86	1.15%
37 months to 42 months	1,174	2.35%	27,795,343.30	1.63%
43 months to 48 months	7,972	15.93%	245,656,935.52	14.38%
49 months to 54 months	8,479	16.95%	252,769,848.18	14.80%
55 months to 60 months	9,527	19.04%	316,731,109.09	18.54%
61 months to 66 months	19,681	39.34%	788,968,119.19	46.19%
67 months to 72 months	1,003	2.00%	35,436,605.56	2.07%
Total	50,033	100.00%	$1,707,916,114.35	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Distribution of the Receivables by Contract Rate
As of the Cut-off Date

If the aggregate initial principal amount of the notes is $1,250,000,000, the distribution of the receivables by contract rate as of the cut-off date will be as follows:

Contract Rate Range	Number of Receivables	Percent of Total Number of Receivables(1)	Outstanding Principal Balance(1)	Percent of Total Outstanding Principal Balance(1)
0.00% to 0.99%	491	1.18%	$11,446,245.68	0.80%
1.00% to 1.99%	3,056	7.32%	104,429,003.62	7.34%
2.00% to 2.99%	4,249	10.18%	145,524,784.02	10.22%
3.00% to 3.99%	7,839	18.78%	284,095,272.53	19.96%
4.00% to 4.99%	10,667	25.56%	373,396,978.56	26.23%
5.00% to 5.99%	7,844	18.80%	250,134,625.47	17.57%
6.00% to 6.99%	3,883	9.30%	128,712,483.48	9.04%
7.00% to 7.99%	1,348	3.23%	48,650,708.62	3.42%
8.00% to 8.99%	761	1.82%	25,451,221.76	1.79%
9.00% to 9.99%	710	1.70%	23,995,591.78	1.69%
10.00% to 10.99%	298	0.71%	9,633,031.10	0.68%
11.00% to 11.99%	229	0.55%	7,496,743.82	0.53%
12.00% to 12.99%	54	0.13%	1,604,756.72	0.11%
13.00% to 13.99%	60	0.14%	1,714,130.24	0.12%
14.00% to 14.99%	71	0.17%	1,836,637.81	0.13%
15.00% to 15.99%	82	0.20%	2,738,645.65	0.19%
16.00% to 16.99%	34	0.08%	1,032,537.38	0.07%
17.00% to 17.99%	30	0.07%	836,690.77	0.06%
18.00% to 18.99%	24	0.06%	655,783.91	0.05%
19.00% to 19.99%	1	0.00%(2)	23,155.96	0.00%(2)
20.00% to 20.99%	2	0.00%(2)	39,442.22	0.00%(2)
21.00% and greater	1	0.00%(2)	21,566.24	0.00%(2)
Total	41,734	100.00%	$1,423,470,037.34	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Greater than 0.00% but less than 0.005%.

If the aggregate initial principal amount of the notes is $1,500,000,000, the distribution of the receivables by contract rate as of the cut-off date will be as follows:

Contract Rate Range	Number of Receivables	Percent of Total Number of Receivables(1)	Outstanding Principal Balance(1)	Percent of Total Outstanding Principal Balance(1)
0.00% to 0.99%	587	1.17%	$13,727,364.49	0.80%
1.00% to 1.99%	3,629	7.25%	123,622,518.84	7.24%
2.00% to 2.99%	5,101	10.20%	173,985,057.26	10.19%
3.00% to 3.99%	9,432	18.85%	341,798,784.87	20.01%
4.00% to 4.99%	12,731	25.45%	447,260,546.57	26.19%
5.00% to 5.99%	9,392	18.77%	299,961,175.17	17.56%
6.00% to 6.99%	4,671	9.34%	154,863,082.67	9.07%
7.00% to 7.99%	1,645	3.29%	59,492,024.40	3.48%
8.00% to 8.99%	905	1.81%	30,240,905.02	1.77%
9.00% to 9.99%	889	1.78%	30,235,814.73	1.77%
10.00% to 10.99%	350	0.70%	11,335,102.06	0.66%
11.00% to 11.99%	281	0.56%	9,219,858.60	0.54%
12.00% to 12.99%	65	0.13%	1,832,640.91	0.11%
13.00% to 13.99%	72	0.14%	2,081,324.85	0.12%
14.00% to 14.99%	82	0.16%	2,109,093.18	0.12%
15.00% to 15.99%	93	0.19%	3,123,644.99	0.18%
16.00% to 16.99%	40	0.08%	1,173,258.83	0.07%
17.00% to 17.99%	34	0.07%	936,630.51	0.05%
18.00% to 18.99%	30	0.06%	833,121.98	0.05%
19.00% to 19.99%	1	0.00%(2)	23,155.96	0.00%(2)
20.00% to 20.99%	2	0.00%(2)	39,442.22	0.00%(2)
21.00% and greater	1	0.00%(2)	21,566.24	0.00%(2)
Total	50,033	100.00%	$1,707,916,114.35	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Greater than 0.00% but less than 0.005%.

Distribution of the Receivables by FICO® Score
As of the Cut-off Date

If the aggregate initial principal amount of the notes is $1,250,000,000, the distribution of the receivables by FICO® score as of the cut-off date will be as follows:

FICO® Score Range(2)	Number of Receivables	Percent of Total Number of Receivables(1)	Outstanding Principal Balance(1)	Percent of Total Outstanding Principal Balance(1)
551 to 600	3	0.01%	$92,960.76	0.01%
601 to 660	1,334	3.20%	47,491,574.03	3.34%
661 to 700	4,377	10.49%	160,893,549.67	11.30%
701 to 750	10,908	26.14%	381,171,538.93	26.78%
751 to 800	10,338	24.77%	347,248,770.77	24.39%
801 to 880	14,176	33.97%	467,946,415.99	32.87%
881 to 900	598	1.43%	18,625,227.19	1.31%
Total	41,734	100.00%	$1,423,470,037.34	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	FICO® scores are calculated as of the origination of the related receivables.

If the aggregate initial principal amount of the notes is $1,500,000,000, the distribution of the receivables by FICO® score as of the cut-off date will be as follows:

FICO® Score Range(2)	Number of Receivables	Percent of Total Number of Receivables(1)	Outstanding Principal Balance(1)	Percent of Total Outstanding Principal Balance(1)
551 to 600	4	0.01%	$121,779.55	0.01%
601 to 660	1,619	3.24%	57,988,416.51	3.40%
661 to 700	5,266	10.53%	194,050,019.04	11.36%
701 to 750	13,060	26.10%	456,621,508.40	26.74%
751 to 800	12,406	24.80%	416,793,523.81	24.40%
801 to 880	16,952	33.88%	559,825,130.20	32.78%
881 to 900	726	1.45%	22,515,736.84	1.32%
Total	50,033	100.00%	$1,707,916,114.35	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	FICO® scores are calculated as of the origination of the related receivables.

Geographic Distribution of the Receivables by State
As of the Cut-off Date

If the aggregate initial principal amount of the notes is $1,250,000,000, the geographic distribution of the receivables by state as of the cut-off date will be as follows:

State(1)	Number of Receivables	Percent of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance(2)	Percent of Total Aggregate Outstanding Principal Balance(2)
Alabama	331	0.79%	$11,679,013.72	0.82%
Alaska	22	0.05%	755,779.73	0.05%
Arizona	1,013	2.43%	34,542,118.40	2.43%
Arkansas	232	0.56%	7,714,831.05	0.54%
California	6,942	16.63%	247,467,062.72	17.38%
Colorado	687	1.65%	24,596,277.64	1.73%
Connecticut	708	1.70%	20,523,193.91	1.44%
Delaware	117	0.28%	4,176,658.94	0.29%
District of Columbia	119	0.29%	3,950,391.62	0.28%
Florida	4,523	10.84%	150,516,733.38	10.57%
Georgia	1,606	3.85%	58,021,129.15	4.08%
Hawaii	85	0.20%	3,485,851.84	0.24%
Idaho	54	0.13%	1,696,659.49	0.12%
Illinois	1,985	4.76%	66,812,922.18	4.69%
Indiana	364	0.87%	11,873,470.36	0.83%
Iowa	158	0.38%	5,187,095.25	0.36%
Kansas	237	0.57%	7,593,533.57	0.53%
Kentucky	182	0.44%	6,192,320.37	0.44%
Louisiana	561	1.34%	21,890,339.97	1.54%
Maine	166	0.40%	4,861,826.34	0.34%
Massachusetts	999	2.39%	29,026,261.87	2.04%
Michigan	548	1.31%	18,208,199.59	1.28%
Minnesota	527	1.26%	17,314,853.13	1.22%
Mississippi	157	0.38%	5,760,046.53	0.40%
Missouri	465	1.11%	14,224,831.41	1.00%
Montana	67	0.16%	2,142,740.01	0.15%
Nebraska	216	0.52%	6,273,742.59	0.44%
Nevada	558	1.34%	20,532,690.07	1.44%
New Hampshire	235	0.56%	6,901,767.96	0.48%
New Jersey	2,604	6.24%	85,303,557.00	5.99%
New Mexico	85	0.20%	3,000,599.26	0.21%
New York	2,476	5.93%	83,550,926.01	5.87%
North Carolina	1,055	2.53%	36,158,952.30	2.54%
North Dakota	37	0.09%	1,212,415.86	0.09%
Ohio	927	2.22%	31,101,563.08	2.18%
Oklahoma	155	0.37%	4,844,720.30	0.34%
Oregon	251	0.60%	8,040,180.43	0.56%
Pennsylvania	1,438	3.45%	44,669,612.48	3.14%
Rhode Island	108	0.26%	3,303,299.53	0.23%
South Carolina	567	1.36%	18,781,106.87	1.32%
South Dakota	51	0.12%	1,585,380.76	0.11%
Tennessee	543	1.30%	19,959,801.96	1.40%
Texas	5,269	12.63%	190,390,107.32	13.38%
Utah	441	1.06%	15,274,827.82	1.07%
Vermont	62	0.15%	2,079,983.94	0.15%
Virginia	1,092	2.62%	36,368,162.01	2.55%
Washington	320	0.77%	11,426,108.39	0.80%
West Virginia	111	0.27%	3,680,601.05	0.26%
Wisconsin	259	0.62%	8,300,138.96	0.58%
Wyoming	19	0.05%	515,649.22	0.04%
Total	41,734	100.00%	$1,423,470,037.34	100.00%

(1)	Based on the billing address of the obligor on the receivables.
(2)	Balances and percentages may not add to total due to rounding.

If the aggregate initial principal amount of the notes is $1,500,000,000, the geographic distribution of the receivables by state as of the cut-off date will be as follows:

State(1)	Number of Receivables	Percent of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance(2)	Percent of Total Aggregate Outstanding Principal Balance(2)
Alabama	409	0.82%	$14,621,223.97	0.86%
Alaska	25	0.05%	837,915.02	0.05%
Arizona	1,212	2.42%	41,492,109.11	2.43%
Arkansas	270	0.54%	9,050,788.22	0.53%
California	8,291	16.57%	294,382,500.16	17.24%
Colorado	816	1.63%	29,314,016.25	1.72%
Connecticut	865	1.73%	25,225,091.32	1.48%
Delaware	136	0.27%	4,789,579.93	0.28%
District of Columbia	143	0.29%	4,660,928.94	0.27%
Florida	5,419	10.83%	180,521,513.80	10.57%
Georgia	1,941	3.88%	70,426,460.42	4.12%
Hawaii	106	0.21%	4,330,311.32	0.25%
Idaho	66	0.13%	2,091,534.14	0.12%
Illinois	2,379	4.75%	79,961,654.37	4.68%
Indiana	430	0.86%	14,001,822.26	0.82%
Iowa	188	0.38%	5,990,153.85	0.35%
Kansas	289	0.58%	9,255,832.51	0.54%
Kentucky	212	0.42%	7,189,316.57	0.42%
Louisiana	670	1.34%	26,387,484.21	1.55%
Maine	199	0.40%	5,932,283.25	0.35%
Massachusetts	1,190	2.38%	34,627,776.60	2.03%
Michigan	648	1.30%	21,957,072.10	1.29%
Minnesota	633	1.27%	20,721,710.81	1.21%
Mississippi	188	0.38%	6,864,597.50	0.40%
Missouri	576	1.15%	17,596,912.35	1.03%
Montana	82	0.16%	2,540,296.02	0.15%
Nebraska	250	0.50%	7,395,749.74	0.43%
Nevada	653	1.31%	23,927,155.26	1.40%
New Hampshire	283	0.57%	8,189,486.16	0.48%
New Jersey	3,133	6.26%	102,670,061.02	6.01%
New Mexico	97	0.19%	3,444,579.55	0.20%
New York	2,961	5.92%	100,727,608.26	5.90%
North Carolina	1,276	2.55%	44,280,882.40	2.59%
North Dakota	42	0.08%	1,412,610.66	0.08%
Ohio	1,104	2.21%	36,949,898.16	2.16%
Oklahoma	201	0.40%	6,405,494.86	0.38%
Oregon	293	0.59%	9,344,168.85	0.55%
Pennsylvania	1,748	3.49%	54,181,668.95	3.17%
Rhode Island	135	0.27%	4,168,522.13	0.24%
South Carolina	676	1.35%	22,371,184.69	1.31%
South Dakota	60	0.12%	1,827,216.65	0.11%
Tennessee	660	1.32%	24,309,849.56	1.42%
Texas	6,301	12.59%	228,260,756.91	13.36%
Utah	531	1.06%	18,188,112.19	1.06%
Vermont	71	0.14%	2,325,302.71	0.14%
Virginia	1,314	2.63%	43,675,235.79	2.56%
Washington	394	0.79%	14,007,204.19	0.82%
West Virginia	130	0.26%	4,291,966.49	0.25%
Wisconsin	314	0.63%	10,103,914.63	0.59%
Wyoming	23	0.05%	686,599.54	0.04%
Total	50,033	100.00%	$1,707,916,114.35	100.00%

(1)	Based on the billing address of the obligor on the receivables.
(2)	Balances and percentages may not add to total due to rounding.

Distribution of the Receivables by Original Term
As of the Cut-off Date

If the aggregate initial principal amount of the notes is $1,250,000,000, the distribution of the receivables by original term as of the cut-off date will be as follows:

Original Term Range	Number of Receivables	Percent of Total Number of Receivables(1)	Outstanding Principal Balance(1)	Percent of Total Outstanding Principal Balance(1)
12 months to 18 months	12	0.03%	$120,585.33	0.01%
19 months to 24 months	84	0.20%	1,168,407.58	0.08%
25 months to 30 months	4	0.01%	112,270.69	0.01%
31 months to 36 months	1,216	2.91%	21,997,488.12	1.55%
37 months to 42 months	28	0.07%	640,466.59	0.04%
43 months to 48 months	1,900	4.55%	45,062,327.01	3.17%
49 months to 54 months	37	0.09%	913,510.21	0.06%
55 months to 60 months	14,758	35.36%	443,469,136.24	31.15%
61 months to 66 months	927	2.22%	32,967,994.12	2.32%
67 months to 72 months	21,736	52.08%	834,381,676.25	58.62%
73 months to 75 months	1,032	2.47%	42,636,175.20	3.00%
Total	41,734	100.00%	$1,423,470,037.34	100.00%

(1)	Balances and percentages may not add to total due to rounding.

If the aggregate initial principal amount of the notes is $1,500,000,000, the distribution of the receivables by original term as of the cut-off date will be as follows:

Original Term Range	Number of Receivables	Percent of Total Number of Receivables(1)	Outstanding Principal Balance(1)	Percent of Total Outstanding Principal Balance(1)
12 months to 18 months	17	0.03%	$171,307.80	0.01%
19 months to 24 months	99	0.20%	1,423,112.42	0.08%
25 months to 30 months	5	0.01%	130,637.09	0.01%
31 months to 36 months	1,480	2.96%	26,662,094.46	1.56%
37 months to 42 months	31	0.06%	692,482.21	0.04%
43 months to 48 months	2,259	4.52%	53,811,483.29	3.15%
49 months to 54 months	47	0.09%	1,150,033.98	0.07%
55 months to 60 months	17,616	35.21%	529,583,353.40	31.01%
61 months to 66 months	1,124	2.25%	39,494,119.24	2.31%
67 months to 72 months	26,113	52.19%	1,003,898,405.69	58.78%
73 months to 75 months	1,242	2.48%	50,899,084.77	2.98%
Total	50,033	100.00%	$1,707,916,114.35	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Distribution of the Receivables by Seasoning
As of the Cut-off Date

If the aggregate initial principal amount of the notes is $1,250,000,000, the distribution of the receivables by seasoning as of the cut-off date will be as follows:

Seasoning Range(2)	Number of Receivables	Percent of Total Number of Receivables(1)	Outstanding Principal Balance(1)	Percent of Total Outstanding Principal Balance(1)
6 months or less	7,432	17.81%	$224,764,811.06	15.79%
7 months to 12 months	22,842	54.73%	836,504,177.04	58.77%
13 months to 18 months	11,460	27.46%	362,201,049.24	25.44%
19 months to 24 months	0	0.00%	0.00	0.00%
25 months to 30 months	0	0.00%	0.00	0.00%
31 months to 36 months	0	0.00%	0.00	0.00%
37 months to 42 months	0	0.00%	0.00	0.00%
43 months to 48 months	0	0.00%	0.00	0.00%
49 months to 54 months	0	0.00%	0.00	0.00%
55 months to 60 months	0	0.00%	0.00	0.00%
61 months to 66 months	0	0.00%	0.00	0.00%
67 months to 72 months	0	0.00%	0.00	0.00%
Total	41,734	100.00%	$1,423,470,037.34	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Seasoning refers to the number of months elapsed since origination of the receivable.

If the aggregate initial principal amount of the notes is $1,500,000,000, the distribution of the receivables by seasoning as of the cut-off date will be as follows:

Seasoning Range(2)	Number of Receivables	Percent of Total Number of Receivables(1)	Outstanding Principal Balance(1)	Percent of Total Outstanding Principal Balance(1)
6 months or less	8,895	17.78%	$269,287,326.63	15.77%
7 months to 12 months	27,385	54.73%	1,003,479,319.65	58.75%
13 months to 18 months	13,753	27.49%	435,149,468.07	25.48%
19 months to 24 months	0	0.00%	0.00	0.00%
25 months to 30 months	0	0.00%	0.00	0.00%
31 months to 36 months	0	0.00%	0.00	0.00%
37 months to 42 months	0	0.00%	0.00	0.00%
43 months to 48 months	0	0.00%	0.00	0.00%
49 months to 54 months	0	0.00%	0.00	0.00%
55 months to 60 months	0	0.00%	0.00	0.00%
61 months to 66 months	0	0.00%	0.00	0.00%
67 months to 72 months	0	0.00%	0.00	0.00%
Total	50,033	100.00%	$1,707,916,114.35	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Seasoning refers to the number of months elapsed since origination of the receivable.

Distribution of the Receivables by Vehicle Type
As of the Cut-off Date

If the aggregate initial principal amount of the notes is $1,250,000,000, the distribution of the receivables by vehicle type as of the cut-off date will be as follows:

Vehicle Type	Number of Receivables	Percent of Total Number of Receivables(1)	Outstanding Principal Balance(1)	Percent of Total Outstanding Principal Balance(1)
Car	14,067	33.71%	$424,469,816.75	29.82%
SUV	27,667	66.29%	999,000,220.59	70.18%
Total	41,734	100.00%	$1,423,470,037.34	100.00%

(1)     Balances and percentages may not add to total due to rounding.

If the aggregate initial principal amount of the notes is $1,500,000,000, the distribution of the receivables by vehicle type as of the cut-off date will be as follows:

Vehicle Type	Number of Receivables	Percent of Total Number of Receivables(1)	Outstanding Principal Balance(1)	Percent of Total Outstanding Principal Balance(1)
Car	16,895	33.77%	$509,639,037.83	29.84%
SUV	33,138	66.23%	1,198,277,076.52	70.16%
Total	50,033	100.00%	$1,707,916,114.35	100.00%

(1)     Balances and percentages may not add to total due to rounding.

Delinquencies, Net Credit Loss and Repossession Experience

The following tables provide information relating to delinquency, credit loss and repossession experience for each period indicated with respect to all motor vehicle receivables serviced by VW Credit. This information includes the experience with respect to all motor vehicle receivables serviced as of each respective date or during each listed period. The following statistics include motor vehicle receivables with a variety of payment and other characteristics that may not correspond to the motor vehicle receivables in the receivables pools. In addition, in a market with lower than historic new vehicle supply, VW Credit’s portfolio will see the influence of increased advance amounts relative to the value of the vehicle, a higher relative percentage of used vehicles, and potentially longer financing terms than was present in VW Credit’s motor vehicle receivables servicing portfolio as of the dates and for the periods indicated. As a result, there can be no assurance that the delinquency and credit loss experience with respect to the motor vehicle receivables in each receivables pool will correspond to the delinquency and credit loss experience of VW Credit’s motor vehicle receivables servicing portfolio set forth in the following tables.

VW Credit Managed Retail Portfolio
Delinquency Experience(1)(2)(4)
(dollars in thousands)

	At March 31,				At December 31,
	2023		2022		2022		2021		2020		2019		2018
Principal Amount Outstanding	$12,605,429		$13,396,984		$12,797,899		$14,064,526		$13,267,232		$10,114,292		$10,405,540
Number of Receivables Outstanding	591,841		630,505		598,367		653,892		652,738		572,197		573,266

	Units	%	Units	%	Units	%	Units	%	Units	%	Units	%	Units	%
Delinquencies(2)(3)
31-60 days	6,515	1.10%	5,091	0.81%	6,769	1.13%	6,066	0.93%	5,952	0.91%	6,681	1.17%	5,740	1.00%
61-90 days	1,523	0.26%	1,305	0.21%	2,014	0.34%	1,801	0.28%	1,738	0.27%	1,893	0.33%	1,641	0.29%
91-120 days	447	0.08%	368	0.06%	599	0.10%	505	0.08%	460	0.07%	565	0.10%	470	0.08%
121 or more days	286	0.05%	301	0.05%	281	0.05%	338	0.05%	376	0.06%	352	0.06%	354	0.06%
Total 30+ Delinquencies	8,771	1.48%	7,065	1.12%	9,663	1.61%	8,710	1.33%	8,526	1.31%	9,491	1.66%	8,205	1.43%

(1)	Data presented in the table is based upon retail balances for new and used vehicles financed by VW Credit, including those that have been sold but are serviced by VW Credit.
(2)	An account is considered delinquent if 25% or more of the scheduled monthly payment is past due.
(3)	VW Credit generally charges off a receivable on the earlier of (a) the date on which proceeds from the sale of the vehicle securing that receivable are applied to the contract and (b) the month in which the receivable reaches its 120th day of delinquency if the contract has been assigned to a repossession agent for 60 days.
(4)	Balances and percentages may not add to total due to rounding.

VW Credit Managed Retail Portfolio
Net Credit Loss and Repossession Experience(1)
(dollars in thousands)

	At or for the three months ended March 31,		At or for the twelve months ended December 31,
	2023	2022	2022	2021	2020	2019	2018
Principal Amount Outstanding	$12,605,429	$13,396,984	$12,797,899	$14,064,526	$13,267,232	$10,114,292	$10,405,540
Average Principal Amount Outstanding(2)	$12,658,500	$12,764,054	$13,091,247	$14,144,732	$11,546,266	$10,359,624	$9,539,553
Number of Receivables Outstanding	591,841	630,505	598,367	653,892	652,738	572,197	573,266
Average Number of Receivables Outstanding(2)	593,857	638,602	609,444	665,797	608,860	577,415	541,130
Number of Receivables Repossessed	1,142	955	3,676	4,337	4,456	5,771	4,697
Number of Receivables Repossessed as a percent of the Average Number of Receivables Outstanding(2)	0.77%(6)	0.60%(6)	0.60%	0.65%	0.73%	1.00%	0.87%
Charge-Offs (3)(4)	$30,332	$14,416	$72,738	$75,160	$103,774	$120,940	$87,669
Recoveries(3)	$4,443	$3,914	$14,162	$27,760	$29,812	$27,352	$21,496
Net Losses(5)	$25,889	$10,501	$58,577	$47,400	$73,961	$93,588	$66,173
Net Losses as a percent of Average Principal Amount Outstanding	0.82%(6)	0.33%(6)	0.45%	0.34%	0.64%	0.90%	0.69%

(1)	Data presented in the table is based upon Retail Balances for new and used vehicles financed by VW Credit, including those that have been sold but are serviced by VW Credit.
(2)	Averages are computed by taking a simple average of the month end outstanding amounts for each period presented.
(3)	Recoveries generally include the net amounts received with respect to retail contracts previously charged off.
(4)	Charge-offs generally represent the total aggregate net outstanding balance of the retail contracts determined to be uncollectible in the period less proceeds from the disposition of related retail vehicles, other than recoveries described in Note (3) above.
(5)	Net Losses generally represent the total aggregate net outstanding balance of receivables determined to be uncollectible during the period less proceeds from the disposition of related vehicles, including net amounts received from customers.
(6)	Annualized.

In addition to the payment and other characteristics of a pool of receivables, delinquencies and credit losses are also affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and there can be no assurance as to the level of future total delinquencies or the severity of future credit losses as a result of these factors. Accordingly, the delinquency and credit loss experience of the receivables may differ from those shown in the foregoing tables.

See “The Originator—Pool Underwriting” in this prospectus for additional information.

Delinquency Experience Regarding the Pool of Receivables

The following tables set forth the delinquency experience regarding each pool of receivables. The servicer considers a receivable delinquent when an obligor fails to make more than 25% of a scheduled payment by the related due date. The period of delinquency is based on the number of days payments are contractually past due. As of the cut-off date, none of the receivables in either pool were more than 30 days delinquent or have experienced a loss, and as of the cut-off date, none of the receivables in either pool to be sold to the issuing entity on the closing date will be more than 30 days delinquent or have experienced a loss.

If the aggregate initial principal amount of the notes is $1,250,000,000, the delinquency status of the receivables as of the cut-off date will be as follows:

Historical Delinquency Status	Number of Receivables	Percent of Total Number of Receivables	Outstanding Principal Balance	Percent of Total Outstanding Principal Balance
Delinquent no more than once for 31-60 days(1)	802	1.92%	$29,006,099.66	2.04%
Delinquent more than once for 31-60 days but never for 61 days or more	202	0.48%	$7,564,059.02	0.53%
Delinquent at least once for 61 days or more	146	0.35%	$5,107,354.48	0.36%

(1)	Delinquent no more than once for 31-60 days represent accounts that were delinquent one time but never exceeded 60 days past due.

If the aggregate initial principal amount of the notes is $1,500,000,000, the delinquency status of the receivables as of the cut-off date will be as follows:

Historical Delinquency Status	Number of Receivables	Percent of Total Number of Receivables	Outstanding Principal Balance	Percent of Total Outstanding Principal Balance
Delinquent no more than once for 31-60 days(1)	952	1.90%	$34,373,504.74	2.01%
Delinquent more than once for 31-60 days but never for 61 days or more	242	0.48%	$9,144,842.08	0.54%
Delinquent at least once for 61 days or more	178	0.36%	$6,182,712.44	0.36%

(1)	Delinquent no more than once for 31-60 days represent accounts that were delinquent one time but never exceeded 60 days past due.

Static Pool Information About Certain Previous Securitizations

Appendix A, which is incorporated by reference into this prospectus sets forth in tabular and graphic format static pool information about prior securitized pools of retail installment sale contracts and installment loans that were sponsored by VW Credit in the last ten years, including those receivables acquired and securitized by Volkswagen Auto Lease/Loan Underwritten Funding, LLC, that were included in the Volkswagen Auto Loan Enhanced Trust 2013-1, 2013-2, 2014-1, 2014-2, 2018-1, 2018-2, 2020-1 and 2021-1 transactions. Static pool information consists of cumulative credit losses, delinquency and prepayment data for prior securitized pools and summary information for the original characteristics of the prior pools. The term “securitized pool” refers to the securitized pool of receivables as of the related cut-off date. The characteristics of the securitized pools included in Appendix A vary from the characteristics of the receivables in this transaction.

The characteristics of receivables included in the static pool data discussed above, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the receivables in this transaction and the social, economic and other conditions existing at the time when the receivables in this transaction were originated and those that will exist in the future when the receivables in the current transaction are required to be repaid. Additionally, since VW Credit’s underwriting standards and procedures have remained stable over time, it is VW Credit’s belief that the prior securitized pools are generally comparable to each pool of receivables described in this prospectus, however each pool of receivables described in this prospectus (a)(i) has a higher weighted average original term, (ii) has a greater portion of the pool with 18 months or less of seasoning and (iii) has a higher average principal balance, in each case, than most prior securitized pools, and (b)(i) includes a higher percentage by principal balance of Audi vehicles and (ii) includes a higher percentage by principal balance of sport utility vehicles, in each case, than each prior securitized pool. Notwithstanding any general similarities in the characteristics of the prior securitized pools set forth on Appendix A and the receivables included in this securitization transaction, changes in economic, social and geographic conditions may have a greater impact on the performance of the pool of receivables than any similarities or differences in these characteristics. For example, patterns of loss, prepayment and delinquency for automobile receivables, including with respect to the receivables in this securitization transaction, may differ significantly during periods of economic disruption or downturn than during other times.

Review of Pool Assets

In connection with the offering of the notes, the depositor has performed a review of the receivables in the pools and the disclosure regarding those receivables required to be included in this prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

As part of the review, VW Credit identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by VW Credit’s responsible personnel to ensure the accuracy of such descriptions. VW Credit also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the transaction documents to ensure the descriptions were accurate. Members of VW Credit’s capital markets group also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the receivables or payments on the notes.

In addition, VW Credit also performed a review of the receivables in the pools to confirm that those receivables satisfied the criteria set forth under “The Receivables Pool—Characteristics of the Receivables” in this prospectus. The first aspect of that review tested the accuracy of the individual receivables data contained in VW Credit’s data tape. The data tape is an electronic record maintained by VW Credit, which includes certain attributes of the receivables. VW Credit selected a random sample of 175 receivable files to confirm 22 data points such as FICO® score, contract rate and original term conformed in all material respects to the applicable information on the data tape. A second aspect of that review consisted of a comparison of the statistical information contained under “The Receivables Pool” to data in, or derived from, the data tape. No material variances between the data points reviewed and the data tape were found. Statistical information relating to the receivables in the pools was recalculated using the applicable information on the data tape. In addition to this review, VW Credit performs periodic internal control reviews and internal audits of various processes, including its origination and reporting system processes.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the depositor. The depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all finding and conclusions of the review to itself.

After undertaking the review described above, the depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus is accurate in all material respects.

Asset Level Information

The issuing entity has provided asset-level information regarding each pool of receivables, one of which will be owned by the issuing entity as of the closing date (the “asset-level data”) as an exhibit to a Form ABS-EE that was filed by the issuing entity by the date of the filing of this prospectus, each of which is hereby incorporated by reference. The asset-level data comprises each of the of the data points required with respect to automobile loans identified on Schedule AL to Regulation AB and generally includes, with respect to each receivable, the related asset number, the reporting period covered, general information about the receivable, information regarding the related financed vehicle, information about the related obligor, information about activity on the receivable and information about modifications of the receivable since it was origination. In addition, the issuing entity will provide updated asset-level data with respect to the receivables each month as an exhibit to the monthly distribution reports filed with the SEC on Form 10-D.

REPURCHASES AND REPLACEMENTS

No assets securitized by VW Credit were the subject of a demand to repurchase or replace for breach of the representations and warranties during the three year period ending March 31, 2023. Please refer to the Form ABS-15G of VW Credit dated February 10, 2023 for additional information. The CIK number of VW Credit is 0000833733.

WEIGHTED AVERAGE LIFE OF THE NOTES

The weighted average life of the notes will generally be influenced by the rate at which the outstanding principal balances of the receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time. Full and partial prepayments on motor vehicle receivables included in the issuing entity property will be paid or distributed to the noteholders on the next payment date following the collection period in which they are received. To the extent that any receivable included in the issuing entity property is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by the originator or otherwise, the actual weighted average life of the receivables included in the issuing entity property will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life or credit disability insurance policies, repurchases by the depositor as a result of the failure of a receivable to meet the Eligibility Representations or as a result of a breach of covenants with respect to the receivables or purchases made by the servicer as a result of a breach of a covenant made by it related to its servicing duties in the transaction documents. In addition, early retirement of the notes may be effected at the option of the servicer to purchase the remaining receivables as described under “Description of the Transaction Documents—Optional Redemption” in this prospectus.

The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.

The timing of changes in the SOFR Rate may affect the actual yields on the notes even if the aggregate rate of the SOFR Rate is consistent with your expectations. Prospective investors must make an independent decision as to the appropriate SOFR Rate assumptions to be used in deciding whether to purchase a note.

The originator can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the issuing entity property in either stable or changing interest rate environments. Noteholders will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the issuing entity property.

The following information is provided solely to illustrate the effect of prepayments of the receivables on the unpaid principal amounts of the notes and the weighted average life of the notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the receivables.

Prepayments on motor vehicle receivables can be measured against prepayment standards or models. The model used in this prospectus, the absolute prepayment model, or “ABS”, assumes a rate of prepayment each month which is related to the original number of receivables in a pool of receivables. ABS also assumes that all of the receivables in a pool are the same size, that all of those receivables amortize at the same rate, and that for every month that any individual receivable is outstanding, payments on that particular receivable will either be made as scheduled or the receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, if a 1% ABS were used, that would mean that 100 receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of receivables or a prediction of the anticipated rate of prepayment on the related pool of receivables involved in this transaction or on any pool of motor vehicle receivables. You should not assume that the actual rate of prepayments on the receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

The tables below which are captioned “Percent of the Initial Outstanding Balance at Various ABS Percentages” (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

•;	if the aggregate initial principal amount of the notes is $1,250,000,000, the issuing entity holds 10 pools of receivables with the following characteristics:

Pool	Outstanding Principal Balance	Gross Contract Rate	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
1	$327,836.70	3.046%	20	8
2	7,890,358.26	2.099%	34	21
3	25,169,236.93	3.629%	41	31
4	228,386,544.20	3.186%	58	45
5	462,569,093.67	4.791%	65	55
6	653,934,345.27	5.035%	72	64
7	50,515.86	11.851%	45	33
8	915,910.10	11.148%	59	46
9	11,834,639.90	11.471%	70	58
10	32,391,556.45	11.469%	72	64
Total	$ 1,423,470,037.34

•	if the aggregate initial principal amount of the notes is $1,500,000,000, the issuing entity holds 10 pools of receivables with the following characteristics:

Pool	Outstanding Principal Balance	Gross Contract Rate	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
1	$441,895.00	3.186%	20	8
2	9,477,639.72	2.084%	34	21
3	30,553,761.58	3.602%	41	31
4	272,442,822.82	3.194%	58	45
5	555,363,730.92	4.796%	65	55
6	784,823,349.89	5.040%	72	64
7	84,857.21	10.839%	41	32
8	1,009,456.00	11.235%	58	45
9	14,137,226.35	11.431%	70	58
10	39,581,374.86	11.404%	72	64
Total	$ 1,707,916,114.35

•	all prepayments on the receivables each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

•	if (i) the aggregate initial principal amount of the notes is $1,250,000,000, interest accrues on the notes at the following coupon rates: Class A-1 notes, 5.769%; Class A-2-A notes, 5.72%; Class A-2-B notes, 5.84%; Class A-3 notes, 5.11%; and Class A-4 notes, 5.18%; and (ii) the aggregate initial principal amount of the notes is $1,500,000,000, interest accrues on the notes at the following coupon rates: Class A-1 notes, 5.769%; Class A-2-A notes, 5.72%; Class A-2-B notes, 5.84%; Class A-3 notes, 5.11%; and Class A-4 notes, 5.18%;

•	each scheduled payment on the receivables is made on the last day of each month commencing in May 2023 and each month has 30 days;

•	if (i) the aggregate initial principal amount of the notes is $1,250,000,000, the initial principal amount of the Class A-2 notes is allocated to the Class A-2-A notes in the amount of $260,000,000 and to the Class A-2-B notes in the amount of $260,000,000, and (ii) the aggregate initial principal amount of the notes is $1,500,000,000, the initial principal amount of the Class A-2 notes is allocated to the Class A-2-A notes in the amount of $312,000,000 and to the Class A-2-B notes in the amount of $312,000,000;

•	if (i) the aggregate initial principal amount of the notes is $1,250,000,000, the initial principal amount of the Class A-1 notes will be $245,000,000, of the Class A-3 notes will be $410,000,000 and of the Class A-4 notes will be $75,000,000, and (ii) the aggregate initial principal amount of the notes is $1,500,000,000, the initial principal amount of the Class A-1 notes will be $294,000,000, of the Class A-3 notes will be $492,000,000 and of the Class A-4 notes will be $90,000,000;

•	payments on the notes are paid in cash on each payment date commencing June 20, 2023, and on the 20th calendar day of each subsequent month whether or not that day is a business day;

•	the notes are purchased on June 13, 2023;

•	the Class A-1 notes and the Class A-2-B notes will be paid interest on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year;

•	the Class A-2-A notes, the Class A-3 notes and the Class A-4 notes will be paid interest on the basis of a 360-day year consisting of twelve 30-day months;

•	the scheduled payment for each receivable was calculated on the basis of the characteristics described in the ABS Tables and in such a way that each receivable would amortize in a manner that would be sufficient to repay the receivable balance of that receivable by its indicated remaining term to maturity;

•	except as indicated in the tables, the clean-up call option to redeem the notes will be exercised at the earliest opportunity;

•	if (i) the aggregate initial principal amount of the notes is $1,250,000,000, the initial amount of overcollateralization will be $38,659,794.53, and (ii) the aggregate initial principal amount of the notes is $1,500,000,000, the initial amount of overcollateralization will be $46,391,754.61, or, in each case, approximately 3.00% of the adjusted pool balance as of the closing date;

•	the owner trustee fees, indenture trustee fees and asset representations reviewer fees are zero;

•	the servicing fee will be an amount equal to the product of (1) 1.00%, (2) one-twelfth and (3) the net pool balance of the receivables as of the first day of the related collection period (or as of the cut-off date, in the case of the first payment date);

•	the cut-off date is April 28, 2023;

•	no event of default has occurred; and

•	there have been no defaults, losses or repurchases on any of the receivables.

The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial principal amount of each class of notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the receivables may differ materially from the assumptions used to construct the ABS Tables.

As used in the ABS Tables, the “weighted average life” of a class of notes is determined by:

•	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date;

•	adding the results; and

•	dividing the sum by the related initial principal amount of the note.

Percent of the Initial Outstanding Balance at Various ABS Percentages, Class A-1 Notes
(If the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)

Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 2023	92.38	89.37	86.05	83.89	82.36	80.76	78.22
July 2023	84.69	78.79	72.26	67.99	64.99	61.84	56.84
August 2023	76.95	68.24	58.61	52.32	47.89	43.26	35.88
September 2023	69.14	57.73	45.11	36.87	31.07	25.00	15.34
October 2023	61.28	47.27	31.77	21.65	14.53	7.07	0.00
November 2023	53.35	36.84	18.58	6.66	0.00	0.00	0.00
December 2023	45.36	26.45	5.54	0.00	0.00	0.00	0.00
January 2024	37.31	16.10	0.00	0.00	0.00	0.00	0.00
February 2024	29.21	5.81	0.00	0.00	0.00	0.00	0.00
March 2024	21.05	0.00	0.00	0.00	0.00	0.00	0.00
April 2024	12.83	0.00	0.00	0.00	0.00	0.00	0.00
May 2024	4.54	0.00	0.00	0.00	0.00	0.00	0.00
June 2024	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (Years) to Call	0.51	0.37	0.28	0.24	0.22	0.20	0.17
Weighted Average Life (Years) to Maturity	0.51	0.37	0.28	0.24	0.22	0.20	0.17

78

Percent of the Initial Outstanding Balance at Various ABS Percentages, Class A-1 Notes
(If the Aggregate Initial Principal Amount of the Notes is $1,500,000,000)

Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 2023	92.37	89.37	86.05	83.89	82.36	80.76	78.22
July 2023	84.69	78.79	72.26	67.99	64.99	61.85	56.85
August 2023	76.94	68.24	58.61	52.32	47.89	43.26	35.89
September 2023	69.14	57.73	45.11	36.88	31.07	25.00	15.34
October 2023	61.27	47.26	31.77	21.65	14.53	7.08	0.00
November 2023	53.34	36.83	18.58	6.66	0.00	0.00	0.00
December 2023	45.35	26.44	5.54	0.00	0.00	0.00	0.00
January 2024	37.30	16.10	0.00	0.00	0.00	0.00	0.00
February 2024	29.20	5.81	0.00	0.00	0.00	0.00	0.00
March 2024	21.04	0.00	0.00	0.00	0.00	0.00	0.00
April 2024	12.82	0.00	0.00	0.00	0.00	0.00	0.00
May 2024	4.53	0.00	0.00	0.00	0.00	0.00	0.00
June 2024	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (Years) to Call	0.51	0.37	0.28	0.24	0.22	0.20	0.17
Weighted Average Life (Years) to Maturity	0.51	0.37	0.28	0.24	0.22	0.20	0.17

79

Percent of the Initial Outstanding Balance at Various ABS Percentages, Class A-2-A Notes
(If the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)

Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 2023	100.00	100.00	100.00	100.00	100.00	100.00	97.74
November 2023	100.00	100.00	100.00	100.00	99.18	95.04	88.46
December 2023	100.00	100.00	100.00	96.18	91.65	86.91	79.37
January 2024	100.00	100.00	96.54	89.33	84.25	78.94	70.48
February 2024	100.00	100.00	90.55	82.59	76.99	71.13	61.80
March 2024	100.00	97.91	84.63	75.97	69.86	63.48	53.33
April 2024	100.00	93.10	78.79	69.45	62.87	55.99	45.05
May 2024	100.00	88.31	73.02	63.04	56.01	48.67	36.98
June 2024	98.20	83.53	67.32	56.74	49.29	41.50	29.12
July 2024	94.24	78.78	61.70	50.56	42.71	34.50	21.46
August 2024	90.24	74.05	56.15	44.48	36.26	27.67	14.00
September 2024	86.21	69.33	50.68	38.52	29.95	21.00	6.76
October 2024	82.15	64.64	45.29	32.67	23.78	14.49	0.00
November 2024	78.06	59.96	39.97	26.93	17.75	8.16	0.00
December 2024	73.94	55.30	34.72	21.31	11.86	1.99	0.00
January 2025	69.78	50.67	29.56	15.80	6.11	0.00	0.00
February 2025	65.59	46.05	24.47	10.40	0.50	0.00	0.00
March 2025	61.45	41.52	19.51	5.17	0.00	0.00	0.00
April 2025	57.27	37.00	14.64	0.06	0.00	0.00	0.00
May 2025	53.06	32.51	9.83	0.00	0.00	0.00	0.00
June 2025	48.81	28.03	5.11	0.00	0.00	0.00	0.00
July 2025	44.53	23.58	0.46	0.00	0.00	0.00	0.00
August 2025	40.22	19.14	0.00	0.00	0.00	0.00	0.00
September 2025	35.88	14.73	0.00	0.00	0.00	0.00	0.00
October 2025	31.50	10.33	0.00	0.00	0.00	0.00	0.00
November 2025	27.09	5.96	0.00	0.00	0.00	0.00	0.00
December 2025	22.64	1.60	0.00	0.00	0.00	0.00	0.00
January 2026	18.32	0.00	0.00	0.00	0.00	0.00	0.00
February 2026	13.97	0.00	0.00	0.00	0.00	0.00	0.00
March 2026	9.59	0.00	0.00	0.00	0.00	0.00	0.00
April 2026	5.17	0.00	0.00	0.00	0.00	0.00	0.00
May 2026	0.72	0.00	0.00	0.00	0.00	0.00	0.00
June 2026	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (Years) to Call	2.03	1.67	1.34	1.17	1.07	0.98	0.86
Weighted Average Life (Years) to Maturity	2.03	1.67	1.34	1.17	1.07	0.98	0.86

80

Percent of the Initial Outstanding Balance at Various ABS Percentages, Class A-2-A Notes
(If the Aggregate Initial Principal Amount of the Notes is $1,500,000,000)

Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 2023	100.00	100.00	100.00	100.00	100.00	100.00	97.75
November 2023	100.00	100.00	100.00	100.00	99.18	95.04	88.46
December 2023	100.00	100.00	100.00	96.18	91.65	86.91	79.38
January 2024	100.00	100.00	96.54	89.33	84.25	78.94	70.49
February 2024	100.00	100.00	90.55	82.59	76.99	71.13	61.81
March 2024	100.00	97.91	84.63	75.97	69.87	63.49	53.34
April 2024	100.00	93.10	78.79	69.45	62.88	56.00	45.06
May 2024	100.00	88.30	73.02	63.04	56.02	48.67	36.99
June 2024	98.20	83.53	67.32	56.75	49.30	41.51	29.13
July 2024	94.23	78.78	61.70	50.56	42.72	34.51	21.47
August 2024	90.24	74.05	56.16	44.49	36.27	27.68	14.02
September 2024	86.21	69.33	50.69	38.52	29.96	21.01	6.77
October 2024	82.15	64.64	45.29	32.67	23.79	14.50	0.00
November 2024	78.06	59.96	39.97	26.94	17.76	8.17	0.00
December 2024	73.94	55.31	34.73	21.31	11.87	2.00	0.00
January 2025	69.78	50.67	29.56	15.80	6.12	0.00	0.00
February 2025	65.59	46.05	24.48	10.41	0.51	0.00	0.00
March 2025	61.45	41.52	19.52	5.18	0.00	0.00	0.00
April 2025	57.27	37.01	14.64	0.07	0.00	0.00	0.00
May 2025	53.06	32.51	9.84	0.00	0.00	0.00	0.00
June 2025	48.81	28.04	5.12	0.00	0.00	0.00	0.00
July 2025	44.54	23.59	0.47	0.00	0.00	0.00	0.00
August 2025	40.23	19.15	0.00	0.00	0.00	0.00	0.00
September 2025	35.88	14.74	0.00	0.00	0.00	0.00	0.00
October 2025	31.51	10.34	0.00	0.00	0.00	0.00	0.00
November 2025	27.09	5.97	0.00	0.00	0.00	0.00	0.00
December 2025	22.65	1.61	0.00	0.00	0.00	0.00	0.00
January 2026	18.33	0.00	0.00	0.00	0.00	0.00	0.00
February 2026	13.99	0.00	0.00	0.00	0.00	0.00	0.00
March 2026	9.61	0.00	0.00	0.00	0.00	0.00	0.00
April 2026	5.19	0.00	0.00	0.00	0.00	0.00	0.00
May 2026	0.74	0.00	0.00	0.00	0.00	0.00	0.00
June 2026	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (Years) to Call	2.03	1.67	1.34	1.17	1.07	0.98	0.86
Weighted Average Life (Years) to Maturity	2.03	1.67	1.34	1.17	1.07	0.98	0.86

81

Percent of the Initial Outstanding Balance at Various ABS Percentages, Class A-2-B Notes
(If the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)

Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 2023	100.00	100.00	100.00	100.00	100.00	100.00	97.74
November 2023	100.00	100.00	100.00	100.00	99.18	95.04	88.46
December 2023	100.00	100.00	100.00	96.18	91.65	86.91	79.37
January 2024	100.00	100.00	96.54	89.33	84.25	78.94	70.48
February 2024	100.00	100.00	90.55	82.59	76.99	71.13	61.80
March 2024	100.00	97.91	84.63	75.97	69.86	63.48	53.33
April 2024	100.00	93.10	78.79	69.45	62.87	55.99	45.05
May 2024	100.00	88.31	73.02	63.04	56.01	48.67	36.98
June 2024	98.20	83.53	67.32	56.74	49.29	41.50	29.12
July 2024	94.24	78.78	61.70	50.56	42.71	34.50	21.46
August 2024	90.24	74.05	56.15	44.48	36.26	27.67	14.00
September 2024	86.21	69.33	50.68	38.52	29.95	21.00	6.76
October 2024	82.15	64.64	45.29	32.67	23.78	14.49	0.00
November 2024	78.06	59.96	39.97	26.93	17.75	8.16	0.00
December 2024	73.94	55.30	34.72	21.31	11.86	1.99	0.00
January 2025	69.78	50.67	29.56	15.80	6.11	0.00	0.00
February 2025	65.59	46.05	24.47	10.40	0.50	0.00	0.00
March 2025	61.45	41.52	19.51	5.17	0.00	0.00	0.00
April 2025	57.27	37.00	14.64	0.06	0.00	0.00	0.00
May 2025	53.06	32.51	9.83	0.00	0.00	0.00	0.00
June 2025	48.81	28.03	5.11	0.00	0.00	0.00	0.00
July 2025	44.53	23.58	0.46	0.00	0.00	0.00	0.00
August 2025	40.22	19.14	0.00	0.00	0.00	0.00	0.00
September 2025	35.88	14.73	0.00	0.00	0.00	0.00	0.00
October 2025	31.50	10.33	0.00	0.00	0.00	0.00	0.00
November 2025	27.09	5.96	0.00	0.00	0.00	0.00	0.00
December 2025	22.64	1.60	0.00	0.00	0.00	0.00	0.00
January 2026	18.32	0.00	0.00	0.00	0.00	0.00	0.00
February 2026	13.97	0.00	0.00	0.00	0.00	0.00	0.00
March 2026	9.59	0.00	0.00	0.00	0.00	0.00	0.00
April 2026	5.17	0.00	0.00	0.00	0.00	0.00	0.00
May 2026	0.72	0.00	0.00	0.00	0.00	0.00	0.00
June 2026	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (Years) to Call	2.03	1.67	1.34	1.17	1.07	0.98	0.86
Weighted Average Life (Years) to Maturity	2.03	1.67	1.34	1.17	1.07	0.98	0.86

82

Percent of the Initial Outstanding Balance at Various ABS Percentages, Class A-2-B Notes
(If the Aggregate Initial Principal Amount of the Notes is $1,500,000,000)

Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 2023	100.00	100.00	100.00	100.00	100.00	100.00	97.75
November 2023	100.00	100.00	100.00	100.00	99.18	95.04	88.46
December 2023	100.00	100.00	100.00	96.18	91.65	86.91	79.38
January 2024	100.00	100.00	96.54	89.33	84.25	78.94	70.49
February 2024	100.00	100.00	90.55	82.59	76.99	71.13	61.81
March 2024	100.00	97.91	84.63	75.97	69.87	63.49	53.34
April 2024	100.00	93.10	78.79	69.45	62.88	56.00	45.06
May 2024	100.00	88.30	73.02	63.04	56.02	48.67	36.99
June 2024	98.20	83.53	67.32	56.75	49.30	41.51	29.13
July 2024	94.23	78.78	61.70	50.56	42.72	34.51	21.47
August 2024	90.24	74.05	56.16	44.49	36.27	27.68	14.02
September 2024	86.21	69.33	50.69	38.52	29.96	21.01	6.77
October 2024	82.15	64.64	45.29	32.67	23.79	14.50	0.00
November 2024	78.06	59.96	39.97	26.94	17.76	8.17	0.00
December 2024	73.94	55.31	34.73	21.31	11.87	2.00	0.00
January 2025	69.78	50.67	29.56	15.80	6.12	0.00	0.00
February 2025	65.59	46.05	24.48	10.41	0.51	0.00	0.00
March 2025	61.45	41.52	19.52	5.18	0.00	0.00	0.00
April 2025	57.27	37.01	14.64	0.07	0.00	0.00	0.00
May 2025	53.06	32.51	9.84	0.00	0.00	0.00	0.00
June 2025	48.81	28.04	5.12	0.00	0.00	0.00	0.00
July 2025	44.54	23.59	0.47	0.00	0.00	0.00	0.00
August 2025	40.23	19.15	0.00	0.00	0.00	0.00	0.00
September 2025	35.88	14.74	0.00	0.00	0.00	0.00	0.00
October 2025	31.51	10.34	0.00	0.00	0.00	0.00	0.00
November 2025	27.09	5.97	0.00	0.00	0.00	0.00	0.00
December 2025	22.65	1.61	0.00	0.00	0.00	0.00	0.00
January 2026	18.33	0.00	0.00	0.00	0.00	0.00	0.00
February 2026	13.99	0.00	0.00	0.00	0.00	0.00	0.00
March 2026	9.61	0.00	0.00	0.00	0.00	0.00	0.00
April 2026	5.19	0.00	0.00	0.00	0.00	0.00	0.00
May 2026	0.74	0.00	0.00	0.00	0.00	0.00	0.00
June 2026	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (Years) to Call	2.03	1.67	1.34	1.17	1.07	0.98	0.86
Weighted Average Life (Years) to Maturity	2.03	1.67	1.34	1.17	1.07	0.98	0.86

83

Percent of the Initial Outstanding Balance at Various ABS Percentages, Class A-3 Notes
(If the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)

Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 2024	100.00	100.00	100.00	100.00	100.00	100.00	99.65
November 2024	100.00	100.00	100.00	100.00	100.00	100.00	91.00
December 2024	100.00	100.00	100.00	100.00	100.00	100.00	82.61
January 2025	100.00	100.00	100.00	100.00	100.00	94.91	74.50
February 2025	100.00	100.00	100.00	100.00	100.00	87.51	66.66
March 2025	100.00	100.00	100.00	100.00	93.76	80.38	59.12
April 2025	100.00	100.00	100.00	100.00	87.06	73.47	51.86
May 2025	100.00	100.00	100.00	93.73	80.55	66.76	44.87
June 2025	100.00	100.00	100.00	87.53	74.21	60.28	38.15
July 2025	100.00	100.00	100.00	81.49	68.05	54.01	31.71
August 2025	100.00	100.00	94.79	75.59	62.08	47.96	25.54
September 2025	100.00	100.00	89.10	69.83	56.29	42.13	19.66
October 2025	100.00	100.00	83.51	64.23	50.68	36.52	14.05
November 2025	100.00	100.00	78.01	58.78	45.26	31.14	8.72
December 2025	100.00	100.00	72.62	53.48	40.03	25.97	3.67
January 2026	100.00	96.71	67.47	48.45	35.07	21.11	0.00
February 2026	100.00	91.41	62.42	43.56	30.30	16.46	0.00
March 2026	100.00	86.13	57.46	38.81	25.71	12.03	0.00
April 2026	100.00	80.88	52.60	34.22	21.31	7.83	0.00
May 2026	100.00	75.65	47.85	29.78	17.09	3.84	0.00
June 2026	95.22	70.45	43.20	25.49	13.05	0.00	0.00
July 2026	89.48	65.27	38.64	21.35	9.21	0.00	0.00
August 2026	83.70	60.12	34.19	17.36	5.55	0.00	0.00
September 2026	77.87	54.99	29.85	13.53	0.00	0.00	0.00
October 2026	72.00	49.89	25.60	9.85	0.00	0.00	0.00
November 2026	66.09	44.81	21.46	6.33	0.00	0.00	0.00
December 2026	60.12	39.76	17.43	0.00	0.00	0.00	0.00
January 2027	54.12	34.73	13.50	0.00	0.00	0.00	0.00
February 2027	48.06	29.74	9.68	0.00	0.00	0.00	0.00
March 2027	43.28	25.76	6.58	0.00	0.00	0.00	0.00
April 2027	38.46	21.80	0.00	0.00	0.00	0.00	0.00
May 2027	33.61	17.86	0.00	0.00	0.00	0.00	0.00
June 2027	28.71	13.94	0.00	0.00	0.00	0.00	0.00
July 2027	23.78	10.05	0.00	0.00	0.00	0.00	0.00
August 2027	18.81	6.17	0.00	0.00	0.00	0.00	0.00

84

September 2027	13.80	0.00	0.00	0.00	0.00	0.00	0.00
October 2027	8.75	0.00	0.00	0.00	0.00	0.00	0.00
November 2027	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (Years) to Call	3.73	3.42	2.97	2.66	2.45	2.24	1.95
Weighted Average Life (Years) to Maturity	3.74	3.42	2.98	2.67	2.45	2.24	1.95

85

Percent of the Initial Outstanding Balance at Various ABS Percentages, Class A-3 Notes
(If the Aggregate Initial Principal Amount of the Notes is $1,500,000,000)

Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 2024	100.00	100.00	100.00	100.00	100.00	100.00	99.67
November 2024	100.00	100.00	100.00	100.00	100.00	100.00	91.02
December 2024	100.00	100.00	100.00	100.00	100.00	100.00	82.63
January 2025	100.00	100.00	100.00	100.00	100.00	94.92	74.52
February 2025	100.00	100.00	100.00	100.00	100.00	87.53	66.68
March 2025	100.00	100.00	100.00	100.00	93.78	80.40	59.14
April 2025	100.00	100.00	100.00	100.00	87.08	73.48	51.88
May 2025	100.00	100.00	100.00	93.74	80.56	66.78	44.89
June 2025	100.00	100.00	100.00	87.55	74.22	60.29	38.17
July 2025	100.00	100.00	100.00	81.50	68.07	54.03	31.73
August 2025	100.00	100.00	94.80	75.60	62.09	47.98	25.56
September 2025	100.00	100.00	89.11	69.85	56.30	42.15	19.68
October 2025	100.00	100.00	83.52	64.25	50.70	36.54	14.07
November 2025	100.00	100.00	78.03	58.80	45.28	31.15	8.74
December 2025	100.00	100.00	72.64	53.50	40.04	25.99	3.69
January 2026	100.00	96.72	67.48	48.46	35.09	21.12	0.00
February 2026	100.00	91.42	62.43	43.57	30.32	16.48	0.00
March 2026	100.00	86.15	57.48	38.83	25.73	12.05	0.00
April 2026	100.00	80.90	52.62	34.24	21.32	7.84	0.00
May 2026	100.00	75.67	47.87	29.80	17.11	3.86	0.00
June 2026	95.25	70.47	43.22	25.51	13.07	0.00	0.00
July 2026	89.52	65.30	38.67	21.37	9.23	0.00	0.00
August 2026	83.74	60.15	34.22	17.38	5.57	0.00	0.00
September 2026	77.92	55.02	29.87	13.55	0.00	0.00	0.00
October 2026	72.05	49.92	25.63	9.87	0.00	0.00	0.00
November 2026	66.14	44.85	21.49	6.35	0.00	0.00	0.00
December 2026	60.18	39.80	17.46	0.00	0.00	0.00	0.00
January 2027	54.18	34.78	13.53	0.00	0.00	0.00	0.00
February 2027	48.13	29.79	9.71	0.00	0.00	0.00	0.00
March 2027	43.35	25.81	6.62	0.00	0.00	0.00	0.00
April 2027	38.52	21.85	0.00	0.00	0.00	0.00	0.00
May 2027	33.66	17.90	0.00	0.00	0.00	0.00	0.00
June 2027	28.76	13.98	0.00	0.00	0.00	0.00	0.00
July 2027	23.83	10.08	0.00	0.00	0.00	0.00	0.00
August 2027	18.85	6.20	0.00	0.00	0.00	0.00	0.00

86

September 2027	13.84	0.00	0.00	0.00	0.00	0.00	0.00
October 2027	8.79	0.00	0.00	0.00	0.00	0.00	0.00
November 2027	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (Years) to Call	3.73	3.42	2.97	2.66	2.45	2.24	1.95
Weighted Average Life (Years) to Maturity	3.74	3.42	2.98	2.67	2.45	2.24	1.95

87

Percent of the Initial Outstanding Balance at Various ABS Percentages, Class A-4 Notes
(If the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)

Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 2026	100.00	100.00	100.00	100.00	100.00	100.00	0.00
February 2026	100.00	100.00	100.00	100.00	100.00	100.00	0.00
March 2026	100.00	100.00	100.00	100.00	100.00	100.00	0.00
April 2026	100.00	100.00	100.00	100.00	100.00	100.00	0.00
May 2026	100.00	100.00	100.00	100.00	100.00	100.00	0.00
June 2026	100.00	100.00	100.00	100.00	100.00	0.00	0.00
July 2026	100.00	100.00	100.00	100.00	100.00	0.00	0.00
August 2026	100.00	100.00	100.00	100.00	100.00	0.00	0.00
September 2026	100.00	100.00	100.00	100.00	0.00	0.00	0.00
October 2026	100.00	100.00	100.00	100.00	0.00	0.00	0.00
November 2026	100.00	100.00	100.00	100.00	0.00	0.00	0.00
December 2026	100.00	100.00	100.00	0.00	0.00	0.00	0.00
January 2027	100.00	100.00	100.00	0.00	0.00	0.00	0.00
February 2027	100.00	100.00	100.00	0.00	0.00	0.00	0.00
March 2027	100.00	100.00	100.00	0.00	0.00	0.00	0.00
April 2027	100.00	100.00	0.00	0.00	0.00	0.00	0.00
May 2027	100.00	100.00	0.00	0.00	0.00	0.00	0.00
June 2027	100.00	100.00	0.00	0.00	0.00	0.00	0.00
July 2027	100.00	100.00	0.00	0.00	0.00	0.00	0.00
August 2027	100.00	100.00	0.00	0.00	0.00	0.00	0.00

September 2027	100.00	0.00	0.00	0.00	0.00	0.00	0.00
October 2027	100.00	0.00	0.00	0.00	0.00	0.00	0.00
November 2027	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (Years) to Call	4.44	4.27	3.85	3.52	3.27	3.02	2.60
Weighted Average Life (Years) to Maturity	4.78	4.60	4.28	3.94	3.64	3.30	2.80

Percent of the Initial Outstanding Balance at Various ABS Percentages, Class A-4 Notes
(If the Aggregate Initial Principal Amount of the Notes is $1,500,000,000)

Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 2023	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 2024	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 2025	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 2026	100.00	100.00	100.00	100.00	100.00	100.00	0.00
February 2026	100.00	100.00	100.00	100.00	100.00	100.00	0.00
March 2026	100.00	100.00	100.00	100.00	100.00	100.00	0.00
April 2026	100.00	100.00	100.00	100.00	100.00	100.00	0.00
May 2026	100.00	100.00	100.00	100.00	100.00	100.00	0.00
June 2026	100.00	100.00	100.00	100.00	100.00	0.00	0.00
July 2026	100.00	100.00	100.00	100.00	100.00	0.00	0.00
August 2026	100.00	100.00	100.00	100.00	100.00	0.00	0.00
September 2026	100.00	100.00	100.00	100.00	0.00	0.00	0.00
October 2026	100.00	100.00	100.00	100.00	0.00	0.00	0.00
November 2026	100.00	100.00	100.00	100.00	0.00	0.00	0.00
December 2026	100.00	100.00	100.00	0.00	0.00	0.00	0.00
January 2027	100.00	100.00	100.00	0.00	0.00	0.00	0.00
February 2027	100.00	100.00	100.00	0.00	0.00	0.00	0.00
March 2027	100.00	100.00	100.00	0.00	0.00	0.00	0.00
April 2027	100.00	100.00	0.00	0.00	0.00	0.00	0.00
May 2027	100.00	100.00	0.00	0.00	0.00	0.00	0.00
June 2027	100.00	100.00	0.00	0.00	0.00	0.00	0.00
July 2027	100.00	100.00	0.00	0.00	0.00	0.00	0.00
August 2027	100.00	100.00	0.00	0.00	0.00	0.00	0.00

September 2027	100.00	0.00	0.00	0.00	0.00	0.00	0.00
October 2027	100.00	0.00	0.00	0.00	0.00	0.00	0.00
November 2027	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (Years) to Call	4.44	4.27	3.85	3.52	3.27	3.02	2.60
Weighted Average Life (Years) to Maturity	4.78	4.60	4.28	3.94	3.64	3.30	2.80

NOTE FACTORS AND POOL INFORMATION

Each month the servicer will compute a Note Factor.

The “Note Factor” will be a six-digit decimal figure equal to the outstanding principal amount of the notes at the end of the preceding collection period divided by the initial principal amount of the notes as of the closing date. The Note Factor will be 1.000000 as of the closing date; thereafter, the Note Factor will decline to reflect reductions in the outstanding principal amount of the notes. As a noteholder, your share of the principal amount of the notes is the product of (1) the original denomination of your note and (2) the Note Factor.

The noteholders of record will receive monthly reports from the indenture trustee concerning payments received on the receivables, the outstanding principal amount of the notes, the Note Factor, and other relevant information. If the notes are issued in book-entry form, then The Depository Trust Company (“DTC”) (or its successors) will supply these reports to noteholders in accordance with its procedures. Since owners of beneficial interests in a global note will not be recognized as noteholders, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global note by a request in writing addressed to the trustee or indenture trustee, as applicable. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by applicable law. See “Description of the Transaction Documents —Statements to Noteholders” in this prospectus.

THE NOTES

The following information summarizes material provisions of the notes and related provisions in the indenture. The following summary supplements the description of the general terms and provisions of the notes and the indenture set forth in this prospectus, to which you should refer.

General

The notes will be issued pursuant to the terms of the indenture to be dated as of the closing date between the issuing entity and the indenture trustee for the benefit of the noteholders. We will file a copy of the indenture with the Securities and Exchange Commission (the “SEC”) concurrently with or prior to the time we file the final prospectus with the SEC. Holders of the notes will have the right to receive payments made with respect to the receivables and other assets in the issuing entity property and certain rights and benefits available to the indenture trustee under the indenture.

All payments required to be made on the notes will be made monthly on each payment date, which will be the 20th day of each month or, if that day is not a business day, then the next business day beginning June 20, 2023.

The indenture trustee will distribute principal and interest on each payment date to holders in whose names the notes were registered on the latest record date.

The initial principal amount, interest rate and final scheduled payment date for the notes offered hereby are set forth on the cover page to this prospectus.

Distributions to the certificateholder will be subordinated to distributions of principal of and interest on the notes to the extent described in “Description of the Transaction Documents—Priority of Payments” in this prospectus.

Book-Entry Registration

Each class of notes offered by this prospectus will be available only in book-entry form except in the limited circumstances described under “The Notes—Definitive Notes” in this prospectus. All notes will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their notes through DTC, Clearstream Banking Luxembourg S.A. (“Clearstream”), or Euroclear Bank S.A./N.V. (“Euroclear”), which will hold positions on behalf of their customers or participants either directly or indirectly through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.

Investors electing to hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period.

Actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes in accordance with DTC’s procedures.

Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the notes.

Definitive Notes

The notes will be issued in fully registered, certificated form to owners of beneficial interests in a global note or their nominees rather than to DTC or its nominee, only if:

•	the administrator advises the indenture trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the notes, and the indenture trustee or the administrator is unable to locate a qualified successor;

•	the administrator, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

•	after an event of default, beneficial owners representing in the aggregate at least a majority of the aggregate outstanding principal amount of the notes, advise the indenture trustee through DTC (or its successor) in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of those owners.

Payments or distributions of principal of, and interest on, the notes will be made by a paying agent directly to holders of notes in definitive registered form in accordance with the procedures set forth in this prospectus and the indenture, the sale and servicing agreement or the trust agreement. Payments or distributions on each payment date and on the final scheduled payment date will be made to holders in whose names the definitive notes were registered on the record date. Payments or distributions will be made by check mailed to the address of each noteholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in this prospectus. The final payment or distribution on any note, whether notes in definitive registered form or notes registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final payment or distribution to noteholders.

Notes in definitive registered form will be transferable and exchangeable at the offices of the issuing entity or indenture trustee, or at the offices of a registrar named in a notice delivered to holders of notes in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee or registrar for the notes may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Notes Owned by Transaction Parties

In determining whether noteholders holding the requisite outstanding principal amount of the notes have given any request, demand, authorization, direction, notice, consent, vote or waiver under any transaction document, notes owned by the issuing entity, the depositor, any certificateholder, the servicer, the administrator or any of their respective affiliates will be disregarded and deemed not to be “outstanding” unless all of the notes are then owned by the issuing entity, the depositor, any certificateholder, the servicer, the administrator or any of their respective affiliates. In determining whether the indenture trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, vote or waiver, only notes that a responsible officer of the indenture trustee knows to be so owned will be so disregarded. Notes that have been pledged in good faith may be regarded as “outstanding” if the pledgee of those notes establishes to the satisfaction of the indenture trustee that the pledgee has the right to act with respect to those notes and that the pledgee is not the issuing entity, the depositor, any certificateholder, the servicer, the administrator or any of their respective affiliates.

Access to Noteholder Lists

If definitive notes are issued in the limited circumstances set forth above, or if the indenture trustee is not the registrar for the notes, the issuing entity will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the noteholders:

•	as of each record date, within five days of that record date; and

•	within 30 days after receipt by the issuing entity of a written request from the indenture trustee for that list, as of not more than 10 days before that list is furnished.

Noteholder Communication

The owner of a beneficial interest in a note or, to the extent definitive notes have been issued, a noteholder (collectively, “investors”) may send a request to the depositor at any time notifying the depositor that the investor would like to communicate with other investors with respect to an exercise of their rights under the terms of the transaction documents. If the requesting investor is not a noteholder as reflected on the note register, the depositor may require that the requesting investor provide a certification from the requesting investor that it is, in fact, a beneficial owner of notes, as well as additional documentation reasonably satisfactory to the depositor, such as a trade confirmation, account statement, letter from a broker or dealer or another similar document (collectively, the “verification documents”). So long as the issuing entity is filing monthly distribution reports on Form 10-D under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), the issuing entity will include in each such Form 10-D disclosure regarding any request received during the related Collection Period from an investor to communicate with other investors related to the investors exercising their rights under the terms of the transaction documents. The disclosure in the Form 10-D regarding the request to communicate will include the name of the investor making the request, the date the request was received, a statement to the effect that the issuing entity has received a request from the investor, stating that the investor is interested in communicating with other investors with regard to the possible exercise of rights under the transaction documents and a description of the method other investors may use to contact the requesting investor. VW Credit and the depositor will be responsible for any expenses incurred in connection with the filing of such disclosure and the reimbursement of any costs incurred by the indenture trustee in connection with the preparation thereof.

Neither the trust agreement nor the indenture will provide for the holding of annual or other meetings of noteholders.

Delivery of Notes

The offered notes will be issued in the minimum denomination of $100,000 and in integral multiples of $1,000 in excess thereof on or about the closing date in book-entry form through the facilities of DTC, Clearstream and the Euroclear System against payment in immediately available funds.

Payments of Interest

Interest on the outstanding principal amount of each class of notes will accrue at the applicable interest rate listed on the cover of this prospectus and will be payable monthly on each payment date. Interest will accrue during each interest period at the applicable interest rate (a) for the Class A-1 notes and the Class A-2-B notes, from and including the prior payment date (or from and including the closing date in the case of the first interest period) to but excluding the related payment date or (b) for each other class of notes, from and including the 20th day of the calendar month preceding each payment date (or from and including the closing date in the case of the first interest period) to but excluding the 20th day of the month in which that payment date occurs.

Interest will accrue and will be calculated on the various classes of notes as follows:

•	Actual/360. Interest on the Class A-1 notes and the Class A-2-B notes will be calculated on the basis of actual days elapsed during the applicable interest period, but assuming a 360-day year. This means that the interest due on each payment date for the Class A-1 notes and the Class A-2-B notes will be the product of (i) the outstanding principal amount of the related class of notes before giving effect to any payments made on that payment date, (ii) the applicable interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date, divided by 360.

•	30/360. Interest on the Class A-2-A notes, the Class A-3 notes, and the Class A-4 notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2-A notes, the Class A-3 notes, and the Class A-4 notes will be the product of (i) the outstanding principal amount of the related class of notes before giving effect to any payments made on that payment date, (ii) the applicable interest rate and (iii) 30 (or in the case of the first payment date, the number of days from and including the closing date to but excluding June 20, 2023 (assuming a 30 day calendar month)), divided by 360.

•	Interest Accrual Periods. Interest will accrue on the outstanding principal amount of each class of notes (a) with respect to the Class A-1 notes and the Class A-2-B notes, from and including the prior payment date (or in the case of the first payment date, the closing date) to but excluding the related payment date or (b) with respect to the Class A-2-A notes, the Class A-3 notes and the Class A-4 notes, from and including the 20th day of the calendar month preceding a payment date (or in the case of first payment date, from and including the closing date) to but excluding the 20th day of the month in which that payment date occurs. Interest accrued as of any payment date but not paid on that payment date will be payable on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

Interest on each note will be paid to the person in whose name that note is registered on the record date. If the notes are issued as book-entry notes, then the “record date” is the close of business on the business day immediately preceding the applicable payment date. If the notes are issued as definitive notes, then the “record date” is the close of business on the last business day of the calendar month immediately preceding the calendar month in which the applicable payment date occurs. (The holders of record of the notes are referred to as “noteholders” in this prospectus.) The final interest payment on each class of notes is due on the earlier of (a) the payment date (including any redemption date) on which the principal amount of that class of notes is reduced to zero or (b) the applicable final scheduled payment date for that class of notes. In this transaction, a “business day” will be any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Michigan, Virginia, New York or in the state in which the corporate trust office of the indenture trustee is located, are authorized or obligated by law, executive order or government decree to be closed.

Interest on the floating rate notes will be calculated based on the SOFR Rate plus the applicable spread set forth on the cover page to this prospectus; provided that, if the sum of the SOFR Rate and such spread is less than 0.00% for any interest period, then the interest rate for the floating rate notes for such interest period will be deemed to be 0.00%.

The “SOFR Rate” will be obtained by the administrator and notified to the indenture trustee for each interest period on the second U.S. Government Securities Business Day before the first day of such interest period (“SOFR Adjustment Date”) as of 3:00 p.m. (New York time) on such U.S. Government Securities Business Day, at which time Compounded SOFR is published on the FRBNY’s Website (the “SOFR Determination Time”) (or, if the Benchmark is not SOFR, the time determined by the administrator after giving effect to the Benchmark Replacement Conforming Changes) (the “Reference Time”) and, except as provided below following a determination by the administrator that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, shall mean, with respect to the Class A-2-B notes as of any SOFR Adjustment Date, a rate equal to Compounded SOFR; provided, that, the administrator will have the right, in its sole discretion, to make applicable SOFR Adjustment Conforming Changes. For the purposes of computing interest on the floating rate notes prior to the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the following terms will have the following respective meanings:

“Compounded SOFR” with respect to any U.S. Government Securities Business Day, shall mean:

(1)             the applicable compounded average of SOFR for a tenor of 30 days as published on such U.S. Government Securities Business Day at the SOFR Determination Time; or

(2)             if the rate specified in (1) above does not so appear, the applicable compounded average of SOFR for a tenor of 30 days as published in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on the FRBNY’s Website.

The specific Compounded SOFR rate is referred to by its tenor. For example, “30-day Average SOFR” refers to the compounded average SOFR over a rolling 30-calendar day period as published on the FRBNY’s Website.

“FRBNY’s Website” shall mean the website of the FRBNY, currently at https://apps.newyorkfed.org/markets/autorates/sofr-avg-ind or at such other page as may replace such page on the FRBNY’s website.

“SOFR Adjustment Conforming Changes” shall mean, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the administrator decides, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the administrator decides that adoption of any portion of such market practice is not administratively feasible or if the administrator determines that no market practice exists, in such other manner as the administrator determines is reasonably necessary).

“U.S. Government Securities Business Day” shall mean any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

All percentages resulting from any calculation on the Class A-2-B notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.8765445% (or 0.098765445) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from that calculation on the Class A-2-B notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

For the avoidance of doubt: (a) in no event will (x) the indenture trustee be responsible for determining the SOFR Rate or any substitute for the SOFR Rate if such rate does not appear on the FRBNY’s Website or on a comparable system as is customarily used to quote the SOFR Rate or such substitute for the SOFR Rate, or (y) the indenture trustee be responsible for making any decision or election in connection with a Benchmark Transition Event or a Benchmark Replacement as described below, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event and (b) in connection with any of the matters referenced in clause (a) of this sentence, the indenture trustee will be entitled to conclusively rely on any determinations made by the administrator (on behalf of the issuing entity) in regards to such matters and will have no liability for such actions taken at the direction of the administrator (on behalf of the issuing entity).

The indenture trustee will be under no obligation (i) to monitor, determine or verify the unavailability or cessation of the SOFR Rate (or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment or Unadjusted Benchmark Replacement, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.

The indenture trustee will not be liable for any inability, failure or delay on its part to perform any of its duties set forth in the indenture and the other transaction documents as a result of the unavailability of the SOFR Rate (or other applicable Benchmark) and the absence of a designated Benchmark Replacement, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation, the servicer or the administrator (on behalf of the issuing entity), in providing any direction, instruction, notice or information required or contemplated by the terms of the indenture and the other transaction documents and reasonably required for the performance of such duties.

Effect of Benchmark Transition Event

Notwithstanding the foregoing, if the administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the determination of the then-current Benchmark, the Benchmark Replacement determined by the administrator will replace the then-current Benchmark for all purposes relating to the floating rate notes in respect of such determination on such date and all such determinations on all subsequent dates.

The administrator shall deliver written notice to each Hired Agency and the indenture trustee on any SOFR Adjustment Date if, as of the applicable Reference Time, the administrator has determined with respect to the related interest period that there will be a change in the SOFR Rate or the terms related thereto since the immediately preceding SOFR Adjustment Date due to a determination by the administrator that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred.

In connection with the implementation of a Benchmark Replacement, the administrator will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by the administrator or any other person in connection with a Benchmark Transition Event, a Benchmark Replacement Conforming Change or a Benchmark Replacement as described above, including any determination with respect to administrative feasibility (whether due to technical, administrative or operational issues), a tenor, rate, an adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the administrator’s sole discretion, and, notwithstanding anything to the contrary in the transaction documents, will become effective without the consent of any other person (including any Noteholder). The holders of the Class A-2-B notes will not have any right to approve or disapprove of these changes and will be deemed by their acceptance of a note to have agreed to waive and release any and all claims relating to any such determinations. Notwithstanding anything to the contrary in the transaction documents, none of the issuing entity, the owner trustee, the issuer Delaware trustee, the indenture trustee, the administrator, the paying agent, the sponsor, the depositor or the servicer will have any liability for any action or inaction taken or refrained from being taken by it with respect to any Benchmark, Benchmark Transition Event, Benchmark Replacement Date, Benchmark Replacement, Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes or any other matters related to or arising in connection with the foregoing. Each Noteholder and beneficial owner of notes, by its acceptance of a note or a beneficial interest in a note, will be deemed to waive and release any and all claims against the issuing entity, the owner trustee, the issuer Delaware trustee, the indenture trustee, the paying agent, the administrator, the sponsor, the depositor and the servicer relating to any such determinations.

A failure to pay the interest due on the notes on any payment date that continues for a period of five business days or more will result in an event of default. See “Description of the Transaction Documents—Events of Default” in this prospectus.

Payments of Principal

On each payment date, except as described below, the Principal Distribution Amount will be applied to make principal payments on the notes. Prior to acceleration of the notes after an event of default, principal payments will be applied to the notes in sequential priority so that no principal payments will be made on any class of notes until all notes with an earlier final scheduled payment date have been paid in full. Thus, on each payment date, the Principal Distribution Amount will be applied to the notes as follows:

•	first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

•	second, to the Class A-2 notes, pro rata among the Class A-2-A notes and Class A-2-B notes, until the Class A-2 notes are paid in full;

•	third, to the Class A-3 notes, until the Class A-3 notes are paid in full; and

•	fourth, to the Class A-4 notes, until the Class A-4 notes are paid in full.

At any time that the outstanding balances of the notes have been declared due and payable following the occurrence of an event of default under the indenture, principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full, and then ratably to all other noteholders on each payment date, based on the aggregate outstanding principal amount of the notes (other than the Class A-1 notes), until all events of default have been cured or waived as provided in the indenture or all notes have been paid in full, including all amounts held on deposit in the reserve account.

To the extent not previously paid, the outstanding amount of notes will be payable in full on the payment date specified below (each, a “final scheduled payment date”):

•	for the Class A-1 notes, the June 2024 payment date;

•	for the Class A-2-A notes, the December 2026 payment date;

•	for the Class A-2-B notes, the December 2026 payment date;

•	for the Class A-3 notes, the June 2028 payment date; and

•	for the Class A-4 notes, the January 2030 payment date.

Failure to pay the full principal amount of the notes by the applicable final scheduled payment date or redemption date will be an event of default under the indenture.

Payments of Principal on each Payment Date
(other than Payment Dates after the Notes Have Been Accelerated
Following the Occurrence of an Event of Default)

DESCRIPTION OF THE TRANSACTION DOCUMENTS

The information in this section summarizes material provisions of the “purchase agreement” entered into between VW Credit and the depositor, the “sale and servicing agreement” entered into among the depositor, the servicer, the issuing entity and the indenture trustee and the “indenture” entered into between the issuing entity and the indenture trustee. We sometimes refer to these agreements collectively as the “transfer agreements.” This section also summarizes the “administration agreement” entered into among the issuing entity, VW Credit, as administrator, and the indenture trustee, the “asset representations review agreement” entered into among the issuing entity, the servicer and the asset representations reviewer and the “trust agreement” entered into among the depositor, the owner trustee and the issuer Delaware trustee. We sometimes refer to the transfer agreements, together with the administration agreement, the asset representations review agreement and the trust agreement as the “transaction documents.”

We will file a copy of the actual transaction documents with the SEC concurrently with or prior to the time we file the final prospectus with the SEC and forms of the transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part.

This is not a complete description of the transaction documents, and the summaries of the transaction documents in this prospectus are subject to all of the provisions of the transaction documents.

Sale and Assignment of Receivables and Related Security Interests

Under the purchase agreement, VW Credit will transfer, assign, set over, sell and otherwise convey to the depositor, without recourse, all of its right, title and interest in, to and under the receivables, Collections after the cut-off date, the receivable files and the related security relating to those receivables. The purchase agreement will create a first priority ownership/security interest in that property in favor of the depositor.

Under the sale and servicing agreement, the depositor will sell, transfer, assign and otherwise convey to the issuing entity, without recourse, all of its right, title and interest in, to and under the receivables, Collections after the cut-off date, the receivable files and the related security relating to those receivables and related property. Each receivable will be identified in a schedule delivered in connection with the execution of the sale and servicing agreement and the purchase agreement. The sale and servicing agreement will create a first priority ownership/security interest in that property in favor of the issuing entity.

Under the indenture, the issuing entity will pledge all of its right, title and interest in and to the issuing entity property to the indenture trustee. The terms of the indenture create a first priority perfected security interest in the issuing entity property in favor of the indenture trustee for the benefit of the noteholders. Neither the owner trustee nor the indenture trustee will independently verify the existence and qualification of any receivables. The issuing entity or indenture trustee will, concurrently with the sale, contribution and/or assignment of the receivables to the issuing entity, execute, authenticate and deliver the notes.

Representations and Warranties; Remedies

VW Credit, pursuant to the purchase agreement, and the depositor, pursuant to the sale and servicing agreement, will make the Eligibility Representations (defined below) with respect to each receivable. As of the cut-off date, VW Credit and the depositor will represent and warrant that each receivable satisfies the following “Eligibility Representations”:

●	be fully executed by the obligor thereto;

●	been either (a) originated by a dealer located in the United States to finance the sale by a dealer of the related financed vehicle and been purchased by the originator or (b) originated or acquired by the originator;

●	as of the closing date, be secured by a first priority perfected security interest in the financed vehicle in favor of the originator, as secured party, or all necessary actions have been commenced that would result in a first priority validly perfected security interest in the financed vehicle in favor of the originator, as secured party;

●	contains provisions that permit the repossession and sale of the financed vehicle upon a default under the receivable by the obligor;

●	provided, at origination, for level monthly payments which fully amortize the initial outstanding principal balance over the original term; provided, that the amount of the first and last payments may be different but in no event more than three times the level monthly payment;

●	be secured by a new or used automobile, minivan or sport utility vehicle;

●	be a Simple Interest Receivable with a contract rate of no less than 0.00% and the contract rate is accurately stated in the schedule of receivables provided by VW Credit pursuant to the purchase agreement;

●	(a) had an original term to maturity of not more than 75 months and not less than 12 months; (b) has a remaining term to maturity of 3 months or more; and (c) has a scheduled maturity date not later than December 31, 2028;

●	be denominated in dollars and have an outstanding principal balance of greater than or equal to $1,081.16;

●	be not more than 30 days past due;

●	not be noted in the records of VW Credit or the servicer as being the subject of any pending bankruptcy or insolvency proceeding;

●	not be subject to a force-placed insurance policy on the related financed vehicle;

●	complied, at the time it was originated or made, in all material respects with all requirements of law in effect at that time and applicable to such receivable;

●	constitutes the legal and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all material respects, subject as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation or other laws and equitable principles, consumer protection laws and the Relief Act;

●	neither VW Credit’s nor the servicer’s records related to such receivable indicate that the receivable has been satisfied, subordinated or rescinded or that the related financed vehicle been released from the lien granted by the receivable in whole or in part;

●	except for payment delinquencies continuing for a period of not more than 30 days, the records of the servicer do not disclose that any default, breach, violation or event permitting acceleration under the terms of the receivable existed as of the cut-off date or that any continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the receivable as of the cut-off date;

●	requires the obligor thereunder to insure the financed vehicle under a physical damage insurance policy;

●	the obligor is not the United States of America or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States of America or any state thereof or any local government;

●	the terms of such receivable do not prohibit the sale, transfer or assignment of such receivable or the grant of a security interest in such receivable under the indenture;

●	immediately prior to the transfers and assignments (a) by VW Credit to the depositor and (b) by the depositor to the issuing entity, the transferring party had good and marketable title to such receivable free and clear of all liens (except any permitted liens), and, immediately upon the transfer thereof to the transferee, the transferring party had good and marketable title to such receivable, free and clear of all liens except any permitted liens;

●	there is only one original executed copy of each “tangible record” constituting or forming a part of such receivable that is tangible chattel paper and a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of each electronic record constituting or forming a part of such receivable that is electronic chattel paper; and the receivable files that constitute or evidence such receivable do not have any marks or notations indicating that the receivable has been pledged, assigned or otherwise conveyed (a) by VW Credit to any person other than the depositor and (b) by the depositor to any person other than the issuing entity;

●	the FiServ electronic data warehouse containing records of VW Credit and the servicer related to such receivable do not reflect any right of rescission, set-off, counterclaim or defense, or of the same being asserted or threatened, in writing by any obligor with respect to such receivable; and

●	the related financed vehicle shall not have been repossessed.

If the depositor or VW Credit discovers a breach of any of the Eligibility Representations with respect to any receivable at the time such Eligibility Representations were made which breach materially and adversely affects the interests of the issuing entity or the noteholders in such receivables, the party discovering that breach will give prompt written notice of that breach to the other parties to the related transfer agreement; provided, that delivery of the monthly servicer’s certificate will be deemed to constitute prompt notice by VW Credit, the depositor and the issuing entity of that breach; provided, further, that the failure to give that notice will not affect any obligation of VW Credit or the depositor under the related transfer agreement. Any inaccuracy in the Eligibility Representations will be deemed not to constitute a breach if such inaccuracy does not affect the ability of the issuing entity to receive or retain payment in full on the receivable. The indenture trustee will not be obligated to investigate the facts stated in a servicer’s certificate for purposes of the second preceding sentence. If the breach materially and adversely affects the interests of the issuing entity or the noteholders in the related receivable, then the depositor or VW Credit will either (a) correct or cure that breach or (b) repurchase that receivable from the issuing entity, in either case on or before the payment date following the end of the collection period which includes the 60th day (or if the depositor or VW Credit elects, an earlier date) after the date the depositor or VW Credit became aware or was notified of that breach. The issuing entity or the indenture trustee may or, at the direction of an investor, will notify VW Credit or the depositor of a breach by delivering written notice to VW Credit or the depositor, as applicable, identifying the receivable and the related breach of an Eligibility Representation. Any such purchase by VW Credit or the depositor will be at a repurchase price equal to the outstanding principal balance of that receivable plus accrued interest. In consideration for that repurchase, the repurchasing party will pay (or will cause to be paid) the repurchase price by depositing the repurchase price into the collection account on the date of repurchase. The repurchase obligation will constitute the sole remedy available to the noteholders or the issuing entity for the failure of a receivable to meet any of the Eligibility Representations.

An investor wishing to direct the indenture trustee to request a repurchase as described above may do so as described below under “—Requests to Repurchase and Dispute Resolution.”

Asset Representations Review

As discussed above under “—Representations and Warranties; Remedies,” each of VW Credit and the depositor will make the Eligibility Representations regarding the receivables. The asset representations reviewer will be responsible for performing a review of certain receivables for compliance with the Eligibility Representations when the following asset review conditions (the “Review Conditions”) have been satisfied:

•	The Delinquency Percentage for any payment date exceeds the Delinquency Trigger, as described below under “—Delinquency Trigger”; and

•	The investors have voted to direct a review of the applicable Subject Receivables pursuant to the process described below under “—Asset Review Voting”.

If the Review Conditions are satisfied (the first date on which the Review Conditions are satisfied is referred to as the “Review Satisfaction Date”), then, pursuant to the direction described below under “—Asset Review Voting” the asset representations reviewer will review the Subject Receivables (as defined below) for compliance with the Eligibility Representations as described below under “—Asset Review”.

Delinquency Trigger

On or prior to each payment date, the servicer will calculate the Delinquency Percentage for the related collection period.  The “Delinquency Percentage” for each payment date and the related collection period is an amount equal to the ratio (expressed as a percentage) of (i) the aggregate Principal Balance of all 61-Day Delinquent Receivables as of the last day of that collection period to (ii) the net pool balance as of the last day of that collection period.  “61-Day Delinquent Receivables” means, as of any date of determination, all receivables (other than repurchased receivables and Defaulted Receivables) that are 61 or more days delinquent as of such date (or, if such date is not the last day of a collection period, as of the last day of the collection period immediately preceding such date), as determined in accordance with the servicer’s customary servicing practices.  The “Delinquency Trigger” for any payment date and the related collection period is 4.48%.

VW Credit developed the Delinquency Trigger from an analysis of the historical 61 day or more delinquency rate over the life of VW Credit’s other public securitization transactions since 2007. VW Credit then applied a multiple of 7 to the highest delinquency percentage observed. The multiple derived from this analysis corresponds generally to the multiple of expected cumulative net losses that the notes are expected to be able to withstand before realizing their first dollar loss and is intended to account for future volatility and stressed economic conditions.

For prior pools of retail installment sale contracts that were securitized by VW Credit since 2007, the percentage of receivables that have been 61 or more days delinquent have ranged from 0.00% to 0.64%. The following chart shows the percentage of receivables 61 or more days delinquent in VW Credit’s prior securitized pools of retail installment sale contracts for the periods shown. For more information regarding 61 day or more delinquent asset statistics for certain of VW Credit’s prior securitized pools of retail installment sale contracts, see “Appendix A—Static Pool Information Regarding Certain Previous Securitizations” in this prospectus.

Historical Delinquency as a Percentage of ABS Pool Balance
61+ Day Delinquences of Auto Retail ABS Pools
2007 through March 2023
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41 43 45 47 49
Number of months since closing
VALET 2005-1
VALET 2007-1
VALET 2008-1
VALET 2008-2
VALET 2010-1
VALET 2011-1
VALET 2012-1
VALET 2012-2
VALET 2013-1
VALET 2013-2
VALET 2014-1
VALET 2014-2
VALET 2018-1
VALET 2018-2
VALET2020-1
VALET2021-1

“Subject Receivables” means, for any Asset Review, all receivables which are, as of the Review Satisfaction Date, 60 or more days delinquent as of such date (or, if such date is not the last day of a collection period, as of the last day of the collection period immediately preceding such date), as determined in accordance with the servicer’s customary servicing practices.  However, any receivable which becomes a repurchased receivable or is paid off after the Review Satisfaction Date will no longer be a Subject Receivable.

Asset Review Voting

The monthly distribution report filed by the issuing entity on Form 10-D will disclose if the Delinquency Percentage on any payment date exceeds the Delinquency Trigger. Investors holding at least 5% of the aggregate outstanding principal amount of the notes  (the “Instituting Noteholders”) may then elect to initiate a vote to determine whether the asset representations reviewer will conduct the review described under “—Asset Review” below by giving written notice to the indenture trustee of their desire to institute such a vote.  If any of the Instituting Noteholders is not a noteholder as reflected on the note register, the indenture trustee may require that investor to provide verification documents to confirm that the investor that it is, in fact, a beneficial owner of notes. Any such vote shall be (i) initiated no later than 90 days from the filing of the Form 10-D that discloses that the Delinquency Trigger was breached and (ii) completed no later than 150 days from the filing of the Form 10-D that discloses that the Delinquency Trigger was breached.  VW Credit will be responsible for any expenses incurred in connection with such disclosure, the voting process and reimbursing any expenses incurred by the indenture trustee in connection therewith.

If the Instituting Noteholders initiate a vote as described in the preceding paragraph, the indenture trustee will submit the matter to a vote of all noteholders through DTC (if the notes are then held through DTC) and the issuing entity will notify investors via the Form 10-D for the related collection period for which a vote has been called. Under the current voting procedures of DTC, DTC (as the holder of record for the notes) transfers the right to vote with respect to securities to the DTC participants that hold record date positions via an omnibus proxy. DTC notifies its participants holding positions in the security of their entitlement to vote. DTC participants are responsible for distribution of information to their customers, including any ultimate beneficial owners of interests in the notes. See “Risk Factors—Because the notes are in book-entry form, your rights can only be exercised indirectly.” The indenture trustee may set a record date for purposes of determining the identity of investors entitled to vote in accordance with Section 316(c) of the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

The “Noteholder Direction” will be deemed to have occurred if investors representing at least a majority of the voting investors vote in favor of directing an asset review by the asset representations reviewer.  The sponsor, the depositor and the issuing entity are required under the sale and servicing agreement to cooperate with the indenture trustee to facilitate the voting process. Following the completion of the voting process, the next Form 10-D filed by the issuing entity will disclose whether or not a Noteholder Direction has occurred.

Within five business days of the Noteholder Direction, the indenture trustee will send a notice to VW Credit, the depositor, the servicer and the asset representations reviewer directing the asset representations reviewer to conduct an Asset Review and specifying the applicable Review Satisfaction Date. Within 10 business days of receipt of such notice, the servicer will provide the asset representations reviewer, with a copy to the indenture trustee, a list of the Subject Receivables.

Fees and Expenses for Asset Review

As described under “Fees and Expenses”, the asset representations reviewer will be paid an annual fee of $5,000 from the servicer in accordance with the asset representations review agreement.  However, that annual fee does not include the fees and expenses of the asset representations reviewer in connection with an asset review of the Subject Receivables.  Under the asset representations review agreement, the asset representations reviewer will be entitled to receive a fee of $200 for each Subject Receivable for which an Asset Review is started.  The servicer will reimburse the asset representations reviewer for all out-of-pocket expenses incurred by the asset representations reviewer in connection with its review of the Subject Receivables.  All fees payable to, and expenses incurred by, the asset representations reviewer in connection with the Asset Review (the “Review Expenses”) will be payable by the servicer and, to the extent the Review Expenses remain unpaid after 30 calendar days, they will be payable out of amounts on deposit in the Collection Account as described under “Description of the Transaction Documents—Priority of Payments” in this prospectus.

Asset Review

The asset representations reviewer will perform a review of the Subject Receivables for compliance with the Eligibility Representations (an “Asset Review”) in accordance with such procedures as set forth in the asset representations review agreement.

Under the asset representations review agreement, the asset representations reviewer is required to complete its review of the Subject Receivables by the 60th day after receipt of review materials related to the Subject Receivables.  However, if review materials are missing or insufficient for the asset representations reviewer to perform any test, the asset representations reviewer will request that the servicer provide an updated copy of that review material and the review period will be extended for an additional 30 days. Upon completion of its review, the asset representations reviewer will provide a report to the indenture trustee, the servicer and the issuing entity of the findings and conclusions of the review of the Subject Receivables, and that report will be included with the Form 10-D filed by the issuing entity with respect to the collection period in which the asset representations reviewer’s report is provided.

The asset representations reviewer will only be responsible for determining whether there was noncompliance with any Eligibility Representation with respect to any Subject Receivable, and will not determine whether such noncompliance gives rise to an obligation to repurchase the related Subject Receivable.  If the asset representations reviewer determines that there was such noncompliance, the sponsor and the depositor will determine whether the sponsor or the depositor, as applicable, would be required to make a repurchase.  In conducting this investigation, VW Credit and the depositor, as applicable, will refer to the information available to it, including the asset representations reviewer’s report.  If VW Credit or the depositor, as applicable, determines that there has been a breach of an Eligibility Representation that materially and adversely affects the interest of the issuing entity or the noteholders in the related receivable and such breach cannot be corrected or cured, VW Credit or the depositor, as applicable, will be obligated to repurchase the related receivable as described under “—Representations and Warranties; Remedies.”

Indemnification of the Asset Representations Reviewer

Under the asset representations review agreement, the servicer will indemnify the asset representations reviewer against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by the asset representations reviewer in connection with its administration of, and the performance of its duties under, the asset representations review agreement. However, the servicer will not reimburse any expense or indemnify against any loss, liability or expense incurred by the asset representations reviewer arising out of or resulting from the asset representations reviewer’s own willful misfeasance, bad faith, negligence or breach of the asset representations review agreement. To the extent that any such indemnities are not otherwise satisfied, they will be paid from Available Funds as described below under “—Priority of Payments”.

Requests to Repurchase and Dispute Resolution

If the depositor, the issuing entity or the indenture trustee (at the direction of an investor) (each, a “requesting party”) requests that VW Credit or the depositor repurchase any receivable due to a breach of an Eligibility Representation as described under “Description of the Transaction Documents—Representations and Warranties; Remedies” in this prospectus and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by VW Credit or the depositor, as applicable, the requesting party may refer the matter, at its discretion, to either mediation or arbitration. An investor wishing to direct the indenture trustee to request a repurchase as described above may contact the indenture trustee in writing with the details of the purported breach of an Eligibility Representation and the related receivable. If the requesting investor is not a noteholder as reflected on the note register, each written notice from such requesting investor will be accompanied by verification documents to confirm that the requesting investor is, in fact, a beneficial owner of notes. VW Credit and the depositor will be responsible for reimbursing the indenture trustee for any expenses incurred in connection with such verification. VW Credit will inform the requesting party in writing upon a determination by VW Credit that a receivable subject to a demand to repurchase will be repurchased and the monthly distribution report filed by the issuing entity on Form 10-D for the collection period in which such receivables were repurchased will include disclosure of such repurchase. A failure of VW Credit to inform the requesting party that a receivable subject to a demand will be repurchased within 180 days of the receipt of notice of the request shall be deemed to be a determination by VW Credit that no repurchase of that receivable due to a breach of an Eligibility Representation is required. Additionally, VW Credit will file Form ABS-15G disclosing the status of repurchase demands on a periodic basis as required by applicable law.

Although the indenture trustee may request that VW Credit repurchase a receivable due to a breach of an Eligibility Representation, nothing in the transaction documents requires the indenture trustee to exercise this discretion and the transaction documents do not provide any requirements regarding what factors the indenture trustee should consider when determining whether to exercise its discretion to request a repurchase. Consequently, it is likely that the requesting party will be the indenture trustee acting at the direction of an investor.

If a Subject Receivable that was reviewed by the asset representations reviewer during an Asset Review is the subject of a dispute resolution proceeding, the asset representations reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding. The reasonable out-of-pocket expenses of the asset representations reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and will be paid by a party to the dispute resolution as determined by the mediator or arbitrator for the dispute resolution, and if such expenses are not paid within 90 days after the end of the proceeding, will be payable by the servicer.

If the requesting party selects mediation, the mediation will be administered by a nationally recognized arbitration and mediation association selected by the requesting party. The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation. The mediator will be appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”).

If the requesting party selects arbitration, the arbitration will be administered by a nationally recognized arbitration and mediation association jointly selected by the parties (or, if the parties are unable to agree on an association, by the AAA). The arbitrator will be appointed from a list of neutrals maintained by the AAA. In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by it, and VW Credit or the depositor, as applicable, will not be required to pay more than the applicable repurchase amount with respect to any receivable which VW Credit or the depositor, as applicable, is required to repurchase.

Any mediation and arbitration described above will be held in New York, New York (or, such other location as the parties mutually agree upon) and will be subject to certain confidentiality restrictions (which will not limit disclosures required by applicable law) and additional terms set forth in the sale and servicing agreement. A requesting party may not initiate a mediation or arbitration as described above with respect to a receivable that is, or has been, the subject of an ongoing or previous mediation or arbitration (whether by that requesting party or another requesting party) but will have the right, subject to a determination by the parties to the existing mediation or arbitration that the joinder would not prejudice the rights of the participants to the existing mediation or arbitration or unduly delay such proceeding, to join an existing mediation or arbitration with respect to that receivable if the mediation or arbitration has not yet concluded.

Collection and Other Servicing Procedures

The servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices. Currently, the servicer uses fiscal months rather than calendar months. Each fiscal month is either four or five weeks and generally begins on a Sunday and ends on a Saturday. The servicer uses fiscal months rather than calendar months to assure that each month ends on a weekend, which facilitates an easier internal end of month accounting cut-off. Because the fiscal month does not precisely correspond to the calendar month, a particular fiscal month (for example, the June fiscal month) may include one or more days of the preceding calendar month (for example, a few days of May) at the beginning of the fiscal month and/or a few days of the next calendar month (for example, a few days of July). Fiscal months are determined from time to time by the servicer. Each “collection period” will be the period commencing on the first day of each fiscal month of the servicer and ending on the last day of such fiscal month (or in the case of the initial collection period, the period commencing on the close of business on the cut-off date and ending on May 31, 2023). The servicer may elect in the future to have its fiscal months coincide with calendar months. It is expected that there generally will be a greater amount of Collections received and paid in the aggregate to investors on a payment date relating to a five week collection period than a payment date relating to a four week collection period.

The servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable. Subject to the purchase obligation described in “—Modifications of Receivables” below, the servicer and its affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to obligors with respect to the receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the receivables, prepayments or faster or slower timing of the payment of the receivables. Additionally, the servicer may refinance any receivable by accepting a new promissory note from the related obligor and depositing the full outstanding principal balance of such receivable into the collection account. The receivable created by such refinancing shall not be property of the issuing entity. The servicer and its affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a receivable upon the death or disability of the related obligor or any casualty with respect to the financed vehicle.

Unless required by law or court order, the servicer will not release the financed vehicle securing each such receivable from the security interest granted by such receivable in whole or in part except in the event of payment in full by or on behalf of the obligor thereunder or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices or in connection with repossession or except as may be required by an insurer in order to receive proceeds from any insurance policy covering such financed vehicle.

Upon discovery of a breach of certain servicing covenants set forth in the sale and servicing agreement which materially and adversely affects the interests of the issuing entity or the noteholders in a receivable, the party discovering that breach will give prompt written notice of that breach to the other parties to the sale and servicing agreement; provided, that delivery of the monthly servicer’s certificate will be deemed to constitute prompt notice by the servicer and the issuing entity of that breach; provided, further, that the failure to give that notice will not affect any obligation of the servicer under the sale and servicing agreement. The indenture trustee will not be obligated to investigate the facts stated in a servicer’s certificate for purposes of the preceding sentence. If the breach materially and adversely affects the interests of the issuing entity or the noteholders in the related receivable, then the servicer will either (a) correct or cure that breach or (b) purchase that receivable from the issuing entity, in either case on or before the payment date following the end of the collection period which includes the 60th day after the date the servicer became aware or was notified of that breach. Such breach will be deemed not to have a material and adverse effect if such breach does not affect the ability of the issuing entity to receive and retain timely payment in full on such receivable. Any such purchase by the servicer will be at a purchase price equal to the outstanding principal balance of that receivable plus accrued interest. In consideration for that purchase, the servicer will pay (or will cause to be paid ) to the issuing entity the purchase price by depositing the purchase price into the collection account on the date of purchase. The purchase obligation will constitute the sole remedy available to the noteholders or the issuing entity for a breach by the servicer of the related servicing covenants under the sale and servicing agreement.

Administration Agreement

VW Credit will be the administrator under the administration agreement. The administrator will perform all of its duties as administrator under the transaction documents (including in relation to any Benchmark Transition Event) and certain duties and obligations of the issuing entity and the owner trustee under certain transaction documents to which the issuing entity is a party (except those duties and obligations of the owner trustee under the trust agreement related to Regulation AB). However, except as otherwise provided in such documents, the administrator will have no obligation to make any payment required to be made by the issuing entity under any such document. The administrator will monitor the performance of the issuing entity and the owner trustee and will advise the issuing entity and the owner trustee when action is necessary to comply with the issuing entity’s and the owner trustee’s duties and obligations under such documents. In furtherance of the foregoing, the administrator will take all appropriate action that is the duty of the issuing entity to take pursuant to such documents.

As compensation for the performance of the administrator, the administrator will be entitled to receive $30,000 annually, which shall be solely an obligation of the servicer.

The Accounts

The issuing entity will have the following bank accounts, which initially will be maintained at U.S. Bank National Association, an affiliate of the indenture trustee, as the account bank (the “account bank”) and will be maintained in the name of the indenture trustee on behalf of the noteholders:

•	the collection account;

•	the principal distribution account; and

•	the reserve account.

The Collection Account

Under the sale and servicing agreement, unless the monthly remittance condition described below is not satisfied, VW Credit as servicer will remit Collections it receives on the receivables to the collection account on the following payment date or, if the collection account is not maintained at the indenture trustee or the account bank, then on the business day preceding each payment date (so long as the monthly remittance condition is met). However, if the monthly remittance condition is not satisfied, the servicer will be required to deposit an amount equal to all Collections into the collection account within two business days after identification. The “monthly remittance condition” will be satisfied if (i) VW Credit is the servicer, (ii) no servicer replacement event has occurred and is continuing and (iii) either (x) VW Credit has a short-term debt rating of at least “A-1” from S&P and “F-1” from Fitch or (y) an entity with such ratings has guaranteed the obligations of VW Credit under the sale and servicing agreement.

The servicer may also remit Collections to the collection account on any other alternate remittance schedule (but not later than the related payment date) if the Rating Agency Condition is satisfied with respect to such alternate remittance schedule. Pending deposit into the collection account, Collections may be commingled and used by the servicer at its own risk and are not required to be segregated from its own funds. Currently, the monthly remittance condition is not satisfied.

On each payment date, the indenture trustee will withdraw from the reserve account and deposit into the collection account any amount of funds required under the sale and servicing agreement to be withdrawn from the reserve account and distributed on that payment date.

Principal Distribution Account

On each payment date, the indenture trustee will make payments from amounts deposited in the principal distribution account on that date in the order of priority described above under “The Notes—Payments of Principal.”

Reserve Account

The servicer will establish the reserve account in the name of the indenture trustee for the benefit of the noteholders. To the extent that Collections on the receivables and amounts on deposit in the reserve account are insufficient, the noteholders will have no recourse to the assets of the certificateholder, the depositor or servicer as a source of payment.

The reserve account initially will be funded by a deposit from proceeds of the offering of the notes on the closing date in an amount equal to at least 0.25% of the Adjusted Pool Balance as of the closing date.

As of any payment date, the amount of funds actually on deposit in the reserve account may, in certain circumstances, be less than the Specified Reserve Account Balance. On each payment date, the issuing entity will, to the extent available, deposit the amount, if any, necessary to cause the amount of funds on deposit in the reserve account to equal the Specified Reserve Account Balance to the extent set forth below under “—Priority of Payments.”

Amounts on deposit in the collection account, the principal distribution account and the reserve account will be invested by the indenture trustee at the direction of the servicer in Permitted Investments selected by the servicer. Permitted Investments are limited to obligations or securities that mature on or before the next payment date.

The amount of funds on deposit in the reserve account may decrease on each payment date by withdrawals of funds to cover shortfalls in the amounts required to be distributed pursuant to clauses first through fifth under “—Priority of Payments” below.

If the amount of funds on deposit in the reserve account on any payment date, after giving effect to all deposits and withdrawals from the reserve account on that payment date, is greater than the Specified Reserve Account Balance for that payment date, then the indenture trustee will deposit the amount of the excess into the collection account and the excess will then be distributed as part of Available Funds for that payment date for distribution as specified under “—Priority of Payments” below.

In addition, on any payment date if the sum of the amount in the reserve account and the amount of remaining Available Funds after payment of the amounts set forth in clauses first through fifth under “—Priority of Payments” would be sufficient to pay in full the aggregate unpaid principal amount of all of the outstanding notes, then the indenture trustee will, if instructed by the servicer, withdraw all amounts from the reserve account for distribution as part of Available Funds for that payment date.

Advances

On each payment date, the servicer may, in its sole discretion, deposit into the collection account an advance in an amount equal to the lesser of (1) any shortfall in the amounts available to make the payments described in clauses first through fifth of the payment waterfall described below and (2) the aggregate scheduled monthly payments due on the receivables but not received during and prior to the related collection period (an “advance”).

However, the servicer will not be obligated to make any such advances. No advances will be made with respect to Defaulted Receivables. In making advances, the servicer will assist in maintaining a regular flow of payments on the receivables, rather than guarantee or insure against losses. Accordingly, all advances will be reimbursable to the servicer, without interest (from Available Funds, including Collections on the receivables pool), prior to any distributions on the notes. See “—Priority of Payments” below.

Priority of Payments

On each payment date, except after acceleration of the notes after an event of default under the indenture, the indenture trustee will make the following deposits and distributions (in accordance with the servicer’s instructions delivered pursuant to the sale and servicing agreement), to the extent of the Available Funds then on deposit in the collection account with respect to the collection period preceding that payment date—including funds, if any, deposited into the collection account from the reserve account and any advance made by the servicer—in the following order of priority (which we sometimes refer to as the “payment waterfall”):

(1)	first, to the servicer (or any predecessor servicer, if applicable), for reimbursement of all outstanding advances;

(2)	second, to the servicer, the servicing fee and all unpaid servicing fees with respect to prior periods;

(3)	third, pro rata, to the owner trustee, the issuer Delaware trustee, the indenture trustee and the asset representations reviewer, fees and expenses (including indemnification amounts) due and owing under the trust agreement, the indenture and the asset representations review agreement, as applicable, which have not been previously paid, provided, that the amounts payable pursuant to this clause will be limited to $275,000 per annum in the aggregate;

(4)	fourth, to the noteholders, the accrued note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on each class of the notes at the respective interest rate for that class on the respective outstanding principal amounts as of the previous payment date or the closing date, as the case may be (after giving effect to all payments of principal to the noteholders on or prior to such preceding payment date); and (b) the excess, if any, of the amount of interest due and payable to the noteholders on the preceding payment date over the amounts actually paid to the noteholders on the preceding payment date, plus interest on any such shortfall at the respective interest rates on each class of the notes for the related interest period (to the extent permitted by law); provided, that if there are not sufficient funds available to pay the entire amount of accrued note interest, the amounts available will be applied to the payment of such interest on the notes on a pro rata basis based on the amount of interest owing;

(5)	fifth, to the principal distribution account for distribution pursuant to “The Notes—Payments of Principal” above, the Principal Distribution Amount;

(6)	sixth, to the reserve account, any additional amounts required to increase the amount on deposit in the reserve account up to the specified reserve account balance;

(7)	seventh, pro rata, to the owner trustee, the issuer Delaware trustee, the indenture trustee and the asset representations reviewer, all amounts due pursuant to clause third above to the extent not paid in such clause; and

(8)	eighth, to or at the direction of the certificateholder, any funds remaining.

Upon and after any distribution to the certificateholder of any amounts, the noteholders will not have any rights in, or claims to, those amounts. On each payment date, after all deposits and distributions of higher priority as described above, the certificateholder will be entitled to any funds remaining on that payment date.

If the sum of the amounts required to be distributed pursuant to clauses first through fifth above exceeds the sum of Available Funds and servicer advances for that payment date, the indenture trustee will withdraw from the reserve account and deposit in the collection account for distribution in accordance with the payment waterfall an amount equal to the lesser of the funds in the reserve account and the shortfall.

Fees and Expenses

The fees and expenses paid or payable from Available Funds are set forth in the table below. Those fees and expenses are paid on each payment date as described above under “—Priority of Payments”.

Type of Fee	Amount of Fee	Party Receiving Fee	Priority in Distribution

Servicing Fee(1)	Product of (a) one-twelfth, (b) 1.00% and (c) the net pool balance of the receivables as of the first day of the related collection period (or as of the cut-off date, in the case of the first payment date)	servicer	Payable prior to payment of interest and principal on the notes.

Unpaid Indenture Trustee Compensation or Indemnification Payments(1)	$3,000 as compensation for its services on a per annum basis, plus reasonable expenses and any indemnification amounts due under the transaction documents to the extent not paid under the transaction documents(2)	indenture trustee	Payable following payment of the Servicing Fee.(3)

Unpaid Owner Trustee Compensation or Indemnification Payments(1)	$3,000 as compensation for its services on a per annum basis, plus reasonable expenses and any indemnification amounts due under the transaction documents to the extent not paid under the transaction documents(2)	owner trustee	Payable following payment of the Servicing Fee.(3)

Unpaid Issuer Delaware Trustee Compensation or Indemnification Payments(1)	Reasonable expenses and any indemnification amounts due under the transaction documents to the extent not paid under the transaction documents(2)	issuer Delaware trustee	Payable following payment of the Servicing Fee.(3)

Unpaid Asset Representations Reviewer Fees(1)	$5,000 as compensation for its services on a per annum basis, plus reasonable expenses and any indemnification amounts due under the transaction documents to the extent not paid under the transaction documents	asset representations reviewer	Payable following payment of the Servicing Fee.(3)

Asset Review Expenses	$200 for each receivable reviewed in connection with an Asset Review plus reasonable expenses incurred in connection with an Asset Review, in each case, to the extent not paid under the transaction documents	asset representations reviewer	Payable following payment of the Servicing Fee.(3)

(1)	VW Credit, as the servicer pursuant to the sale and servicing agreement, is required to pay the fees, expenses and indemnity payments of the indenture trustee, the owner trustee, the issuer Delaware trustee and the asset representations reviewer. However, to the extent that the servicer fails to make these payments, the fees, expenses and indemnity payments will be paid out of Available Funds in accordance with the payment waterfall to the extent they have not been previously paid when due.

(2)	The fees and expenses described above do not change upon an event of default although actual expenses incurred may be higher after an event of default.

(3)	Following an event of default and acceleration of the notes (which has not been rescinded), these amounts will be paid prior to payments to the servicer as described in “Description of the Transaction Documents—Priority of Payments May Change Upon an Event of Default.”

In addition to the fees and expenses set forth above, VW Credit and the depositor will incur certain other fees and expenses in connection with the issuance of the notes, which will not be payable out of Available Funds or other assets of the issuing entity. An estimate of these expenses in connection with the offering of the notes is set forth below:

Registration Fee	$165,300
Blue Sky Fees and Expenses	$0
Printing Fees and Expenses	$25,000
Trustees’ Fees and Expenses	$5,000
Legal Fees and Expense	$275,000
Rating Agencies’ Fees	$465,000
Miscellaneous	$150,000

Total	$1,085,300

The Owner Trustee, the Issuer Delaware Trustee and the Indenture Trustee

Generally, prior to an event of default (and with respect to the owner trustee and the issuer Delaware trustee both prior to and after an event of default), the owner trustee, the issuer Delaware trustee and indenture trustee will be required to perform only those duties specifically required of them under the sale and servicing agreement, trust agreement, administration agreement or indenture, as applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee, the issuer Delaware trustee or indenture trustee under the sale and servicing agreement, trust agreement, administration agreement, or indenture, as applicable, and the making of payments or distributions to noteholders in the amounts specified in reports provided by the servicer.

Each of the owner trustee, the issuer Delaware trustee and indenture trustee, and any of their respective affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions, each of the owner trustee, the issuer Delaware trustee and indenture trustee, in some circumstances, acting jointly with the depositor and the administrator, respectively, will have the power to appoint co-trustees or separate trustees of all or any part of the issuing entity property. In the event of the appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the owner trustee, the issuer Delaware trustee or indenture trustee by the transaction documents will be conferred or imposed upon the owner trustee, the issuer Delaware trustee or indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the owner trustee, the issuer Delaware trustee or indenture trustee is incompetent or unqualified to perform specified acts, singly upon the separate trustee or co-trustee who will exercise and perform any rights, powers, duties and obligations solely at the direction of the owner trustee or indenture trustee.

The indenture trustee may resign at any time, in which event the issuing entity will be obligated to appoint a successor indenture trustee. The issuing entity will remove the indenture trustee if, among other things, the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes insolvent. In such circumstances, the issuing entity will be obligated to appoint a successor indenture trustee. In addition, the holders of a majority of the outstanding principal amount of the notes, may remove the indenture trustee without cause upon 30 days’ prior written notice to the indenture trustee and the issuing entity and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee does not become effective until acceptance of the appointment by the successor indenture trustee and payment of all fees and expenses owed to the outgoing indenture trustee.

The owner trustee may resign at any time, in which event the depositor and the administrator, acting jointly, will be obligated to appoint a successor owner trustee. The depositor or the administrator may remove the owner trustee if, among other things, the owner trustee ceases to be eligible to continue as such under the trust agreement or if the owner trustee becomes insolvent. In such circumstances, the depositor and the administrator, acting jointly, will be obligated to appoint a successor owner trustee. Any resignation or removal of the owner trustee and appointment of a successor owner trustee does not become effective until acceptance of the appointment by the successor owner trustee and payment of all fees and expenses owed to the outgoing owner trustee.

The issuer Delaware trustee may resign at any time, in which event the depositor and the administrator, acting jointly, will be obligated to appoint a successor issuer Delaware trustee. The depositor or the administrator may remove the issuer Delaware trustee if, among other things, the issuer Delaware trustee ceases to be eligible to continue as such under the trust agreement or if the issuer Delaware trustee becomes insolvent. In such circumstances, the depositor and the administrator, acting jointly, will be obligated to appoint a successor issuer Delaware trustee. Any resignation or removal of the issuer Delaware trustee and appointment of a successor issuer Delaware trustee does not become effective until acceptance of the appointment by the successor issuer Delaware trustee and payment of all fees and expenses owed to the outgoing issuer Delaware trustee.

Before the indenture trustee acts or refrains from acting, it may require an officer’s certificate or an opinion of counsel, as applicable, and the indenture trustee will not be liable for any action it takes, suffers or omits to take in good faith in reliance on such officer’s certificate or opinion of counsel. Further, the indenture trustee will not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within discretion or rights or powers conferred upon it by the indenture; provided, however, that the indenture trustee’s conduct does not constitute willful misconduct, negligence or bad faith. The indenture trustee will not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except to the limited extent as set forth in the indenture.  In no event will the indenture trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the indenture trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Neither the owner trustee nor the issuer Delaware trustee will be personally liable or accountable under any of the transaction documents under any circumstances notwithstanding anything in the transaction documents to the contrary, except for its own willful misconduct or gross negligence and, among other things, for taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the owner trustee. Neither the owner trustee nor the issuer Delaware trustee will be personally liable for special, indirect, consequential or punitive damages, however styled, including, without limitation, lost profits.

Neither the owner trustee nor the issuer Delaware trustee will have any responsibility to monitor compliance with or enforce compliance with the credit risk retention requirements for asset-backed securities or other rules or regulations relating to risk retention.

Indemnification of the Indenture Trustee, the Owner Trustee and the Issuer Delaware Trustee

Under the indenture, the issuing entity will agree to cause the servicer to indemnify the indenture trustee for any loss, liability or expense (including reasonable attorney’s fees) incurred without willful misconduct, negligence or bad faith on the part of the indenture trustee in connection with the administration of the trust or trusts under the indenture or the performance of its duties as indenture trustee, including, with certain limitations, the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the indenture. To the extent that any such indemnities are not otherwise paid by the servicer, they will be paid from Available Funds as described above under “—Priority of Payments” and below under “—Priority of Payments May Change Upon an Event of Default.”

Under the trust agreement, the depositor will cause the servicer and the issuing entity to indemnify the owner trustee and the issuer Delaware trustee from and against any and all loss, liability, expense, tax, penalty or claim (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by or asserted against the owner trustee or the issuer Delaware trustee in any way relating to or arising out of the trust agreement, the other transaction documents, the issuing entity property, the administration of the issuing entity property or the action or inaction of the owner trustee or the issuer Delaware trustee, as applicable. However, none of the depositor, the issuing entity nor the servicer will be liable for or required to indemnify the owner trustee or the issuer Delaware trustee, as applicable, from and against any of the foregoing expenses arising or resulting from (i) the owner trustee’s or the issuer Delaware trustee’s own willful misconduct or gross negligence, (ii) the inaccuracy of certain of the owner trustee’s or the issuer Delaware trustee’s representations and warranties, (iii) liabilities arising from the failure of the owner trustee or the issuer Delaware trustee to perform certain obligations or (iv) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the owner trustee or the issuer Delaware trustee. To the extent that any such indemnities are not otherwise paid by the servicer, they will be paid from Available Funds as described above under “—Priority of Payments” and below under “—Priority of Payments May Change Upon an Event of Default.”

Statements to Noteholders

On each payment date the indenture trustee will forward (or make available on its website) to each noteholder a statement (prepared by the servicer) setting forth for that payment date and the related collection period, the following information (to the extent applicable):

•	the aggregate amount being paid on such payment date in respect of interest on and principal of each class of notes;

•	the outstanding principal amount for each class of notes in each case after giving effect to payments on such payment date;

•	the amount on deposit in the reserve account and the specified reserve account balance, each as of the beginning and end of the related collection period, (ii) the amount deposited in the reserve account in respect of such payment date, if any, (iii) the reserve account draw amount and the reserve account excess amount, if any, to be withdrawn from the reserve account on such payment date, (iv) the balance on deposit in the reserve account on such payment date after giving effect to withdrawals therefrom and deposits thereto in respect of such payment date and (v) the change in such balance from the immediately preceding payment date;

•	the principal distribution amount for such payment date;

•	the net pool balance and the Note Factor as of the close of business on the last day of the preceding collection period;

•	the number of, and aggregate amount of monthly principal and interest payments due on, the related receivables which are delinquent as of the end of the related collection period;

•	the amount of the servicing fee to be paid to the servicer with respect to the related collection period and the amount of any unpaid servicing fees;

•	the amount of the noteholders’ interest carryover shortfall, if any, on such payment date and the change in such amounts from the preceding payment date;

•	the aggregate repurchase price with respect to repurchased receivables paid by (i) the servicer and (ii) the depositor with respect to the related collection period;

•	the amount of advances, if any, on such payment date;

•	the amount of Collections for the related collection period;

•	the aggregate amount of proceeds received by the servicer, net of reimbursable out-of-pocket expenses, in respect of a receivable which is a Defaulted Receivable;

•	the number and outstanding balance of receivables for which the related financed vehicle has been repossessed;

•	the amount remaining of any yield supplement overcollateralization amount, credit, or liquidity enhancement, if applicable;

•	the Delinquency Percentage for the related collection period;

•	the Delinquency Trigger for such payment date;

•	any SOFR Adjustment Conforming Changes; and

•	if a Benchmark Transition Event occurs, the Benchmark Replacement Date, the Benchmark Replacement and the Benchmark Replacement Conforming Changes for the Class A-2-B notes for the related interest period.

The indenture trustee will make the above listed statements available via the indenture trustee’s internet website. The indenture trustee’s internet website shall be initially located at “https://pivot.usbank.com” or at such other address as will be specified by the indenture trustee from time to time in writing to the noteholders, the servicer, the issuing entity or any paying agent. The indenture trustee will not be liable for the dissemination of information in accordance with the indenture. The indenture trustee will notify the noteholders in writing of any changes in the address of or means of access to the internet website where the statements are accessible.

Within a reasonable period of time after the end of each calendar year during the term of the issuing entity, but not later than the latest date permitted by applicable law, the indenture trustee or paying agent will furnish information required by law to complete federal and state income tax returns to each person who on any record date during the calendar year was a registered noteholder. See “Material U.S. Federal Income Tax Consequences” in this prospectus.

Yield Supplement Overcollateralization Amount

If the aggregate initial principal amount of the notes is $1,250,000,000, as of the closing date, the yield supplement overcollateralization amount will equal $134,810,242.81, which is approximately 10.46% of the Adjusted Pool Balance as of the closing date. If the aggregate initial principal amount of the notes is $1,500,000,000, as of the closing date, the yield supplement overcollateralization amount will equal $161,524,359.74, which is approximately 10.45% of the Adjusted Pool Balance as of the closing date. The yield supplement overcollateralization amount will decline on each payment date. It is intended to compensate for the low contract rates on some of the receivables and is in addition to the overcollateralization referred to in “Summary of Terms—Credit Enhancement—Overcollateralization”.

If the aggregate initial principal amount of the notes is $1,250,000,000, with respect to any payment date, the “yield supplement overcollateralization amount” is the amount specified below with respect to that payment date:

Payment Date	Yield Supplement Overcollateralization Amount
Closing Date	$134,810,242.81
June 2023	$130,513,136.78
July 2023	$126,273,665.22
August 2023	$122,092,567.16
September 2023	$117,970,588.44
October 2023	$113,908,477.89
November 2023	$109,906,971.30
December 2023	$105,966,800.37
January 2024	$102,088,717.52
February 2024	$98,273,473.87
March 2024	$94,521,845.45
April 2024	$90,834,583.48
May 2024	$87,212,458.81
June 2024	$83,656,258.80
July 2024	$80,166,787.85
August 2024	$76,744,854.62
September 2024	$73,391,270.68
October 2024	$70,106,829.02
November 2024	$66,892,313.40
December 2024	$63,748,552.29
January 2025	$60,676,378.37

Payment Date	Yield Supplement Overcollateralization Amount
February 2025	$57,676,585.34
March 2025	$54,749,819.82
April 2025	$51,896,525.37
May 2025	$49,117,002.65
June 2025	$46,411,646.51
July 2025	$43,781,108.26
August 2025	$41,226,164.45
September 2025	$38,747,551.36
October 2025	$36,345,987.76
November 2025	$34,022,183.23
December 2025	$31,776,839.33
January 2026	$29,610,360.56
February 2026	$27,522,851.07
March 2026	$25,514,819.90
April 2026	$23,586,882.11
May 2026	$21,739,459.05
June 2026	$19,973,219.17
July 2026	$18,288,929.94
August 2026	$16,687,367.31
September 2026	$15,169,169.45
October 2026	$13,734,934.19
November 2026	$12,385,167.09
December 2026	$11,120,323.95
January 2027	$9,940,761.86
February 2027	$8,846,304.74
March 2027	$7,834,018.16
April 2027	$6,898,475.41
May 2027	$6,033,664.52
June 2027	$5,236,743.42
July 2027	$4,505,950.14
August 2027	$3,840,001.49
September 2027	$3,237,048.12
October 2027	$2,695,039.30
November 2027	$2,211,658.22
December 2027	$1,783,418.35
January 2028	$1,408,160.50
February 2028	$1,083,648.58
March 2028	$808,046.68
April 2028	$578,378.50
May 2028	$391,624.04
June 2028	$245,503.07
July 2028	$138,296.04
August 2028	$67,421.93
September 2028	$26,749.76
October 2028	$7,412.87
November 2028	$1,444.08
December 2028	$43.33
January 2029	$0.00

If the aggregate initial principal amount of the notes is $1,500,000,000, with respect to any payment date, the “yield supplement overcollateralization amount” is the amount specified below with respect to that payment date:

Payment Date	Yield Supplement Overcollateralization Amount
Closing Date	$161,524,359.74
June 2023	$156,377,344.75
July 2023	$151,299,362.42
August 2023	$146,291,298.33
September 2023	$141,354,046.22
October 2023	$136,488,504.17
November 2023	$131,695,558.59
December 2023	$126,976,070.72
January 2024	$122,330,943.05
February 2024	$117,761,073.35
March 2024	$113,267,393.49
April 2024	$108,850,789.52
May 2024	$104,512,175.07
June 2024	$100,252,497.27
July 2024	$96,072,721.72
August 2024	$91,973,819.81
September 2024	$87,956,763.36
October 2024	$84,022,508.68
November 2024	$80,171,983.61
December 2024	$76,406,169.63
January 2025	$72,726,067.00
February 2025	$69,132,625.48
March 2025	$65,626,604.78
April 2025	$62,208,498.99
May 2025	$58,878,685.14
June 2025	$55,637,640.58
July 2025	$52,486,166.37
August 2025	$49,425,182.54
September 2025	$46,455,569.22
October 2025	$43,578,198.87
November 2025	$40,793,925.16
December 2025	$38,103,566.75
January 2026	$35,507,632.69
February 2026	$33,006,188.84
March 2026	$30,599,854.81
April 2026	$28,289,332.28
May 2026	$26,075,158.79
June 2026	$23,958,114.76
July 2026	$21,939,099.46
August 2026	$20,019,056.61
September 2026	$18,198,776.21
October 2026	$16,478,987.10
November 2026	$14,860,306.93
December 2026	$13,343,290.40
January 2027	$11,928,373.55
February 2027	$10,615,344.03
March 2027	$9,400,723.34
April 2027	$8,278,145.66
May 2027	$7,240,378.29
June 2027	$6,284,021.80
July 2027	$5,406,926.55

Payment Date	Yield Supplement Overcollateralization Amount
August 2027	$4,607,609.76
September 2027	$3,883,881.55
October 2027	$3,233,370.11
November 2027	$2,653,232.86
December 2027	$2,139,326.91
January 2028	$1,689,080.44
February 2028	$1,299,804.04
March 2028	$969,236.56
April 2028	$693,838.85
May 2028	$469,872.93
June 2028	$294,579.00
July 2028	$165,936.30
August 2028	$80,847.18
September 2028	$31,984.45
October 2028	$8,809.20
November 2028	$1,699.60
December 2028	$52.71
January 2029	$0.00

The yield supplement overcollateralization amount for each payment date is equal to the sum of the amount for each receivable equal to the excess, if any, of (x) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at the contract rate of that receivable over (y) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at a discount rate equal to the greater of the contract rate of that receivable and 9.25%. For purposes of the preceding definition, future scheduled payments on the receivables are assumed to be made on their scheduled due dates without any delay, defaults or prepayments.

Optional Redemption

If VW Credit, as servicer, exercises its optional clean-up call to purchase the assets of the issuing entity (other than the reserve account) on any payment date when the net pool balance of the receivables as of the last day of the related collection period has declined to 10% or less of the net pool balance as of the cut-off date, then the outstanding notes will be redeemed in whole, but not in part, on the payment date on which VW Credit exercises this option. The purchase price will be equal to the outstanding principal amount of all the notes plus accrued and unpaid interest thereon (after giving effect to all distributions for that payment date in accordance with “—Priority of Payments” above) up to but excluding that payment date at the applicable interest rate.

Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts in the reserve account and the remaining Available Funds after the payments under clauses first through fifth set forth in “—Priority of Payments” above would be sufficient to pay in full the aggregate outstanding principal amount of all of the outstanding notes as determined by the servicer. On such payment date, (i) the indenture trustee upon written direction from the servicer shall transfer all amounts on deposit in the reserve account to the collection account and (ii) the outstanding notes shall be redeemed in whole, but not in part.

If the notes are to be redeemed pursuant to this section, the administrator or the issuing entity will provide at least 20 days’ prior notice of the redemption to the indenture trustee and the owner trustee and the indenture trustee will provide prompt (but not later than 10 days) notice thereof to the noteholders.

It is expected that at the time this clean-up call option becomes available to the servicer, only the Class A-4 notes will be outstanding.

Servicing Compensation and Expenses

The servicer will be entitled to receive a servicing fee for each collection period. The “servicing fee” for any payment date will be an amount equal to the product of (1) one-twelfth, (2) 1.00% and (3) the net pool balance of the receivables as of the first day of the related collection period (or as of the cut-off date, in the case of the first payment date). As additional compensation, the servicer will be entitled to retain all Supplemental Servicing Fees. In addition, the servicer will be entitled to receive all investment earnings (net of investment losses and expenses) from the investment of funds in the collection account and the principal distribution account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the collection period preceding that payment date, including funds, if any, deposited into the collection account from the reserve account and any advances made by the servicer. The servicer will pay all expenses (apart from certain expenses incurred in connection with liquidating a financed vehicle related to a receivable, such as auction, painting, repair or refurbishment expenses in respect of that financed vehicle) incurred by it in connection with its servicing activities (including any fees and expenses of the indenture trustee, of the owner trustee and of the issuer Delaware trustee) and generally will not be entitled to reimbursement of those expenses. The servicer will have no responsibility, however, to pay any losses with respect to the receivables.

Modifications of Receivables

Pursuant to the sale and servicing agreement, the servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments on a receivable in accordance with its customary servicing practices; provided, however, that if the servicer (1) extends the date for final payment by the obligor of any receivable beyond the last day of the collection period prior to the latest final scheduled payment date for any notes or (2) reduces the contract rate or outstanding principal balance of any receivable other than as required by applicable law (including, without limitation, by the Servicemembers Civil Relief Act) or court order, then the servicer will be required to purchase that receivable from the issuing entity if such change in the receivable would materially and adversely affect the interests of the issuing entity or the noteholders in such receivable. In addition, from March 2020 until September 2020, the servicer implemented the COVID-19 Customer Assistance Program where an obligor could take advantage of a three month retail payment extension with no fees and no minimum number of payments required.

Servicer Replacement Events

The following events constitute “servicer replacement events” under the sale and servicing agreement:

•	any failure by the servicer to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for 10 business days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing a majority of the aggregate outstanding principal amount of the notes;

•	any failure by the servicer to duly observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the issuing entity or the noteholders, and which continues unremedied for 90 days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the noteholders evidencing a majority of the aggregate outstanding principal amount of the notes;

•	any representation or warranty of the servicer made in any transaction document to which the servicer is a party or by which it is bound or any certificate delivered pursuant to the sale and servicing agreement proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the issuing entity or the noteholders, and which failure continues unremedied for 90 days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the noteholders evidencing a majority of the aggregate outstanding principal amount of the notes (it being understood that any repurchase of a receivable by VW Credit pursuant to the purchase agreement or the depositor or the servicer pursuant to the sale and servicing agreement shall be deemed to remedy any incorrect representation or warranty with respect to such receivable); or

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 consecutive days) of bankruptcy, insolvency, receivership or liquidation of the servicer.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first three bullet points above for a period of 120 days will not constitute a servicer replacement event if that delay or failure was caused by force majeure or other similar occurrence.

The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) shall not create any presumption that any event under the first three bullet points above has occurred.

If the commencement of a bankruptcy or similar case or proceeding were the only servicer replacement event, and a bankruptcy trustee or similar official has been appointed for the servicer, the trustee or such official may have the power to prevent the servicer’s removal.

Removal or Replacement of the Servicer

If a servicer replacement event has occurred and is continuing, the indenture trustee, acting at the direction of noteholders evidencing at least 66⅔% of the aggregate outstanding principal amount of the outstanding notes, will terminate all of the servicing rights and obligations of the servicer with respect to the receivables. The indenture trustee will effect that termination by delivering notice to the servicer, the owner trustee, the issuing entity, the administrator and the noteholders. Any successor servicer must be an established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of comparable motor vehicle receivables having an aggregate outstanding principal balance of not less than $50,000,000.

VW Credit, as servicer, may not resign from its servicing obligations and duties except upon determination that the performance of its duties as servicer is no longer permissible under applicable law. Except as set forth below, no such resignation will become effective until a successor servicer has assumed the obligations and duties of VW Credit, as servicer, and provided in writing the information reasonably requested by the depositor to comply with its reporting obligations under the Exchange Act with respect to a replacement servicer. The servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the transaction documents to any of its affiliates or (b) specific duties to sub-contractors who are in the business of performing similar duties. However, no delegation to affiliates or sub-contractors will release the servicer from its duties under the sale and servicing agreement, and the servicer will remain obligated and liable to the issuing entity and the indenture trustee for those duties as if the servicer alone were performing those duties.

Upon the servicer’s receipt of notice of termination, the predecessor servicer will continue to perform its functions as servicer only until the date specified in that termination notice or, if no date is specified therein, until receipt of that notice. If a successor servicer has not been appointed at the time when the predecessor servicer ceases to act as servicer of the receivables, the indenture trustee without further action will automatically be appointed the successor servicer; provided, however, that the indenture trustee, as successor servicer shall not be responsible, in its individual capacity, for the fees and expenses of the indenture trustee, owner trustee, issuing entity, issuer Delaware trustee, any custodian, the administrator, independent accountants or expenses incurred in connection with the distribution and reports to the noteholders. However, if the indenture trustee is legally unable or is unwilling to act as servicer, the indenture trustee will appoint (or petition a court to appoint) a successor servicer.

Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the receivables (other than the obligations of the predecessor servicer that survive its termination as servicer, including indemnification obligations against certain events arising before its replacement). In a bankruptcy or similar proceeding for the servicer, a bankruptcy trustee or similar official may have the power to prevent the indenture trustee, the owner trustee or the noteholders from effecting a transfer of servicing to a successor servicer.

Waiver of Past Servicer Replacement Events

The holders of a majority of the aggregate outstanding principal amount of the notes may waive any servicer replacement event.

Events of Default

The occurrence and continuation of any one of the following events (whatever the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note when the same becomes due and payable, and that default continues for a period of five business days;

•	a default in the payment of principal of any note at the related final scheduled payment date or the redemption date;

•	any failure by the issuing entity to duly observe or perform in any material respect any of its material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders, and which failure continues unremedied for 90 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal amount of the outstanding notes (and such written notice must specify the related failure, require it to be remedied and state that such notice is a “Notice of Default”);

•	any representation or warranty of the issuing entity made in the indenture proves to have been incorrect in any material respect when made, which failure materially and adversely affects the interests of the noteholders, and which failure continues unremedied for 90 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal amount of the outstanding notes (and such written notice must specify the related failure, require it to be remedied and state that such notice is a “Notice of Default”); or

•	the occurrence of certain events (which, if involuntary, remain unstayed for a period of 90 consecutive days) of bankruptcy, insolvency, receivership or liquidation (such events, “bankruptcy events”) of the issuing entity.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first four bullet points above for a period of 120 days will not constitute an event of default if that delay or failure was caused by force majeure or other similar occurrence.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal on a class of notes due to a lack of amounts available to make such a payment will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

Rights Upon Event of Default

Upon the occurrence and continuation of any event of default (other than an event of default resulting from a bankruptcy event of the issuing entity), the indenture trustee may or if directed by the noteholders of a majority of the aggregate outstanding principal amount of the outstanding notes will, declare the notes to be immediately due and payable by a notice in writing to the issuing entity. Upon the occurrence of an event of default resulting from a bankruptcy event of the issuing entity, the notes will automatically be accelerated, and all accrued and unpaid interest on and principal of the notes will be due and payable without any declaration or other act by the indenture trustee or the noteholders.

If the notes have become due and payable following an event of default, the indenture trustee may institute proceedings to collect amounts due, exercise remedies as a secured party (including foreclosure or sale of the issuing entity property) or elect to maintain the receivables and the other issuing entity property and, if the indenture trustee elects to maintain such possession, it will apply the proceeds from the receivables and the other issuing entity property in the manner described below under “—Priority of Payments May Change Upon an Event of Default”. However, the indenture trustee is prohibited from selling or liquidating the receivables and the other issuing entity property following an event of default unless:

•	the holders of 100% of the aggregate outstanding principal amount of the outstanding notes consent to such sale or liquidation;

•	the proceeds of such sale or liquidation are sufficient to pay in full the principal of and the accrued interest on all outstanding notes; or

•	the default relates to the failure to pay interest or principal when due (a “payment default”), the indenture trustee determines that the Collections on the receivables will not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66⅔% of the aggregate outstanding principal amount of the outstanding notes.

In addition, if the event of default does not relate to a payment default or a bankruptcy event of the issuing entity, the indenture trustee is prohibited from selling or liquidating the receivables and the other issuing entity property unless the holders of 100% of the aggregate outstanding principal amount of the outstanding notes consent to a sale or the proceeds of a sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes.

The indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture or to institute, conduct or defend any litigation under the indenture or in relation to the indenture or to honor the request or direction of any of the noteholders unless such noteholders shall have offered to the indenture trustee reasonable security or indemnity satisfactory to the indenture trustee against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in complying with such request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the aggregate outstanding principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, and the holders of a majority of the aggregate outstanding principal amount of the outstanding notes may, prior to the acceleration of the notes following an event of default, waive any event of default, except a default in payment of principal of or interest on any of the notes, a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of the holders of 100% of the aggregate outstanding principal amount of the outstanding notes or a default arising from a bankruptcy event of the issuing entity.

Priority of Payments May Change Upon an Event of Default

Following the occurrence and during the continuation of an event of default under the indenture which has resulted in an acceleration of the notes, the priority of payments changes (including payments of principal on the notes). On each payment date after an event of default and acceleration of the notes, payments will be made from all funds (including all amounts held on deposit in the reserve account) available to the issuing entity (net of liquidation costs associated with the sale of the trust estate) in the following order of priority:

(1)	first, pro rata, to the indenture trustee, the owner trustee and the issuer Delaware trustee, any accrued and unpaid fees and reasonable expenses (including indemnification amounts) permitted under the trust agreement and the indenture, as applicable, which have not been previously paid;

(2)	second, to the asset representations reviewer, any accrued and unpaid fees and reasonable expenses (including indemnification amounts) permitted under the asset representations review agreement which have not been previously paid, provided, that the amounts payable pursuant to this clause will be limited to $250,000 per annum in the aggregate;

(3)	third, to the servicer (or any predecessor servicer, if applicable), for reimbursement of all outstanding advances;

(4)	fourth, to the servicer, the servicing fee and all unpaid servicing fees with respect to prior periods;

(5)	fifth, to the noteholders, the accrued note interest; provided that if there are not sufficient funds available to pay the entire amount of the accrued note interest, the amount available will be applied to the payment of such interest on each class of notes on a pro rata basis based on the amount of interest payable to each class of notes;

(6)	sixth, to the Class A-1 noteholders in respect of principal thereof, until the Class A-1 notes have been paid in full;

(7)	seventh, to the Class A-2 noteholders (to be paid pro rata to the Class A-2-A noteholders and Class A-2-B noteholders), the Class A-3 noteholders and the Class A-4 noteholders in respect of principal thereof, pro rata (based on the outstanding principal amount of each class of outstanding notes on such payment date), until all classes of the notes have been paid in full;

(8)	eighth, to the asset representations reviewer, any accrued and unpaid fees, reasonable expenses and indemnity payments not previously paid; and

(9)	ninth, any remaining funds to or at the direction of the certificateholder.

Following the occurrence of any event of default under the indenture which has not resulted in an acceleration of the notes, the issuing entity will continue to pay interest and principal on the notes on each payment date in the manner set forth under “—Priority of Payments” above, until the notes are accelerated following the occurrence of an event of default.

Limitation of Suits

No holder of any note will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless (i) such holder has previously given written notice to the indenture trustee of a continuing event of default; (ii) the holders of not less than 25% of the aggregate outstanding principal amount of the outstanding notes have made written request to the indenture trustee to institute such proceeding in respect of such event of default in its own name as the indenture trustee under the indenture; (iii) such holder or holders have offered to the indenture trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request; (iv) the indenture trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings; and (v) no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the holders of a majority of the aggregate outstanding principal amount of the outstanding notes.

No noteholder or group of noteholders will have any right in any manner whatever by virtue of, or by availing of, any provision of the indenture to affect, disturb or prejudice the rights of any other noteholders or to obtain or to seek to obtain priority or preference over any other noteholders or to enforce any right under the indenture, except, in each case, to the extent and in the manner provided for in the indenture. In the event the indenture trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of noteholders, each representing less than a majority of the aggregate outstanding principal amount of the outstanding notes, the indenture trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of the indenture.

No noteholder will have any right to vote except as provided pursuant to the indenture and the notes, nor any right in any manner to otherwise control the operation and management of the issuing entity. However, in connection with any action as to which noteholders are entitled to vote or consent under the indenture and the notes, the issuing entity may set a record date for purposes of determining the identity of noteholders entitled to vote or consent in accordance with Section 316(c) of the Trust Indenture Act.

Evidence of Compliance

The sale and servicing agreement provides for delivery by the servicer, on or before March 30 of each calendar year, to the issuing entity, a report regarding its assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant SEC regulations for asset-backed securities transactions that are backed by the same types of assets as the receivables. In addition, on or before March 30 of each calendar year, a firm of independent registered public accountants (who may also render other services to the servicer, the depositor or their respective affiliates) will furnish to the issuing entity, with a copy to the servicer, the depositor and the indenture trustee, a report that expresses an opinion, or states that an opinion cannot be expressed, concerning the servicer’s assessment of compliance with the applicable servicing criteria.

The servicer will also give the issuing entity, indenture trustee, administrator and each Hired Agency notice of any servicer replacement event.

The indenture will require the issuing entity to deliver annually to the indenture trustee a written officer’s statement as to the fulfillment of its obligations under the indenture, which among other things, will state that to the best of the officer’s knowledge, the issuing entity has complied in all material respects with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default know to that officer and the nature and status of that default.

For so long as the issuing entity is required to report under the Exchange Act, an annual report on Form 10-K will be filed with the SEC within 90 days after the end of each fiscal year. The annual report will contain the statements and reports discussed in the first paragraph of this section.

Amendment Provisions

(a)           The trust agreement, the purchase agreement and the asset representations review agreement generally may be amended by the parties thereto without the consent of the noteholders or any other person, (b) the sale and servicing agreement may be amended by the depositor and the servicer without the consent of the noteholders or any other person and (c) the administration agreement may be amended by the administrator without the consent of the noteholders or any other person, in each case, if one of the following documents specified in clauses (i) and (ii) below is delivered to the indenture trustee by VW Credit, the depositor, the servicer or the administrator, as applicable, or clause (iii) below is satisfied:

(i)        an opinion of counsel to the effect that such amendment will not materially and adversely affect the interests of the noteholders;

(ii)       an officer’s certificate to the effect that such amendment will not materially and adversely affect the interests of the noteholders; or

(iii)      the Rating Agency Condition is satisfied with respect to such amendment and VW Credit, the depositor, the servicer or the administrator, as applicable, notifies the indenture trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

Any amendment to the transaction documents (excluding the indenture) also may be made by the parties thereto with the consent of the noteholders holding not less than a majority of the aggregate outstanding balance of the notes; provided, that the sale and servicing agreement may not be amended if that amendment would (i) reduce the interest rate or principal amount of any note or change or delay the final scheduled payment date of any note, in each case, without the consent of the applicable noteholder or (ii) reduce the percentage of the aggregate outstanding amount of the notes, the holders of which are required to consent to any matter without the consent of the holders of at least the percentage of the aggregate outstanding amount of the notes which were required to consent to such matter before giving effect to such amendment.

Notwithstanding anything under this heading or in any other transaction document to the contrary, to the extent permitted by the TIA, the sale and servicing agreement may be amended by the depositor and servicer without the consent of the indenture trustee, the issuing entity, the owner trustee, the issuer Delaware trustee, any noteholder or any other person and without satisfying any other amendment provisions of the sale and servicing agreement or any other transaction document solely in connection with any SOFR Adjustment Conforming Changes or, following the determination of a Benchmark Replacement, any Benchmark Replacement Conforming Changes to be made by the administrator; provided, that the issuing entity has delivered notice of such amendment to the Hired Agencies on or prior to the date such amendment is executed; provided, further, that any such SOFR Adjustment Conforming Changes or any such Benchmark Replacement Conforming Changes shall not affect the owner trustee’s, issuer Delaware trustee’s and indenture trustee’s rights, indemnities or obligations without the owner trustee’s, issuer Delaware trustee’s or indenture trustee’s consent, respectively. For the avoidance of doubt, any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes in any amendment to the sale and servicing agreement may be retroactive (including retroactive to the Benchmark Replacement Date) and the sale and servicing agreement may be amended more than once in connection with any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes.

The issuing entity and the indenture trustee, when authorized by an issuing entity order, may enter into supplemental indentures, without obtaining the consent of the noteholders for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or for the purpose of modifying in any manner the rights of the noteholders under the indenture; provided that (i) either (x) the Rating Agency Condition has been satisfied or (y) the action will not, as evidenced by an officer’s certificate or an opinion of counsel delivered to the indenture trustee, materially and adversely affect the interests of the noteholders; and (ii) such action shall not, as evidenced by an opinion of counsel delivered to the indenture trustee, (x) affect the treatment of the notes as debt for U.S. federal income tax purposes or (y) be deemed to cause a taxable exchange of the notes for U.S. federal income tax purposes.

The issuing entity and the indenture trustee, when authorized by an issuing entity order, may, with prior notice to the Hired Agencies and with the consent of the noteholders of not less than a majority of the aggregate outstanding principal amount of the outstanding notes, execute a supplemental indenture for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the indenture, or modifying (except as provided below) in any manner the rights of the noteholders under the indenture; provided, that no such supplemental indenture will without the consent of the holder of each outstanding note affected thereby:

•	subject to the deemed effectiveness of any determination, decision or election made in connection with a Benchmark Transition Event or a Benchmark Replacement as set forth in the Indenture, change the final scheduled payment date of any note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto or change any place of payment where, or the coin or currency in which, any note or any interest thereon is payable;

•	impair the right to institute suit for the enforcement of the provisions of the indenture regarding payment;

•	impair the right of the noteholders to institute suit for the enforcement of principal and interest payments on the notes that such noteholders own;

•	reduce the percentage of the aggregate principal amount of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

•	modify or alter the provisions of the indenture regarding the voting of notes held by the issuing entity, any other obligor on the notes, the depositor or an affiliate of any of them;

•	reduce the percentage of the aggregate outstanding principal amount of the outstanding notes, the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the issuing entity property if the proceeds of the sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding notes;

•	decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or the other transaction documents;

•	provide that additional provisions of the indenture or the other transaction documents may be modified or waived without the consent of the holder of each outstanding note affected thereby;

•	affect the calculation of the amount of interest on or principal of any note payable on any payment date (including the calculation of any of the individual components of such calculation) or to affect the rights of noteholders to the benefit of any provisions for the mandatory redemption of the notes; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the issuing entity property or, except as otherwise permitted or contemplated in the transaction documents, terminate the lien of the indenture on any property at any time or deprive the holder of any note of the security afforded by the lien of the indenture.

No amendment or supplemental indenture will be effective which affects the rights, protections or duties of the indenture trustee or the owner trustee, as applicable, without the prior written consent of the indenture trustee or the owner trustee, respectively.

Notwithstanding anything under this heading or in any other transaction document to the contrary, to the extent permitted by the TIA, the indenture may be amended by the issuing entity without the consent of the indenture trustee, the owner trustee, the issuer Delaware trustee, any Noteholder or any other Person and without satisfying any other amendment provisions of the indenture or in any other transaction document solely in connection with any SOFR Adjustment Conforming Changes or, following the determination of a Benchmark Replacement, any Benchmark Replacement Conforming Changes to be made by the administrator; provided, that the issuing entity has delivered notice of such amendment to the Hired Agencies on or prior to the date such amendment is executed; provided, further, that any such SOFR Adjustment Conforming Changes or any such Benchmark Replacement Conforming Changes shall not affect the owner trustee’s, issuer Delaware trustee’s or indenture trustee’s rights, indemnities or obligations without the owner trustee’s, issuer Delaware trustee’s or indenture trustee’s consent, respectively. For the avoidance of doubt, any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes in any amendment to the indenture may be retroactive (including retroactive to the Benchmark Replacement Date) and the indenture may be amended more than once in connection with any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act, the indenture trustee will be required to deliver each year to all noteholders a brief report setting forth the following:

•	its eligibility and qualification to continue as indenture trustee under the indenture;

•	information regarding a conflicting interest of the indenture trustee;

•	if the indenture requires the indenture trustee to make advances, the character and amount of any advances made by it under the indenture;

•	any change to the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the indenture trustee in its individual capacity;

•	any change to the property and funds physically held by the indenture trustee in its capacity as indenture trustee;

•	any release, or release and substitution, of property subject to the lien of the indenture that has not been previously reported;

•	any additional issue of notes that has not been previously reported; and

•	any action taken by it that materially affects the notes or the issuing entity property and that has not been previously reported.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all the notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of principal of and accrued interest on notes.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

The transfer of the receivables by the originator to the depositor, and by the depositor to the issuing entity, and the pledge thereof to an indenture trustee, if any, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code and certificate of title acts as in effect in various states. The servicer and the depositor will take the actions described below to perfect the rights of the issuing entity and the indenture trustee in the receivables.

Under the sale and servicing agreement or indenture, as applicable, the servicer or a subservicer may be appointed by the issuing entity to act as the custodian of the receivables. The servicer or a subservicer, as the custodian, will have possession of the original contracts giving rise to the receivables. To the extent any of the receivables arise under or are evidenced by contracts in electronic form (such electronic contracts, together with the original contracts in tangible form, collectively “chattel paper”), the servicer or subservicer, as the custodian, will have printed copies of the electronic contracts and the capability of accessing the electronic information. While neither the original contracts nor the printed copies of electronic contracts giving rise to the receivables will be marked to indicate the ownership interest thereof by the issuing entity, and neither the custodian nor the indenture trustee will have “control” of the authoritative copy of those contracts that are in electronic form, appropriate UCC-1 financing statements reflecting the transfer and assignment of the receivables by the originator to the depositor and by the depositor to the issuing entity, and the pledge thereof to an indenture trustee will be filed to perfect that interest and give notice of the issuing entity’s ownership interest in, and the indenture trustee’s security interest in, the receivables and related chattel paper. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased (including a pledgee) the receivables in good faith in the ordinary course of its business and took possession of the original contracts in tangible form or “control” of the authoritative copy of the contracts in electronic form giving rise to the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuing entity and the indenture trustee if the purchaser acquired the receivables for new value and without knowledge that the purchase violates the rights of the issuing entity or the indenture trustee, which could cause investors to suffer losses on their notes.

Generally, the rights held by assignees of the receivables, including without limitation the issuing entity and the indenture trustee, will be subject to:

•	all the terms of the contracts related to or evidencing the receivable; and any defense or claim in recoupment arising from the transaction that gave rise to the contracts; and

•	any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment.

Because none of the originator, the depositor or the issuing entity is obligated to give the obligors notice of the assignment of any of the receivables, the issuing entity and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

VW Credit typically takes physical possession of the signed original retail installment sale contracts to assure that it has priority in its rights under the receivables against the dealers and their respective creditors. Under the UCC, a purchaser of chattel paper who takes physical possession or obtains control of the chattel paper has priority over a trustee in bankruptcy for the seller and the seller’s creditors in the event of the seller’s bankruptcy if the purchaser purchased the chattel paper in good faith in the ordinary course of its business, giving new value and without knowledge that its purchase violates the rights of the seller’s creditors. If a retail installment contract is amended and the purchaser does not or is unable to take physical possession of the signed original amendment there is a risk that creditors of the selling dealer could have priority over the issuer’s rights in the contract.

Security Interests in the Financed Vehicles

Obtaining Security Interests in Financed Vehicles. In all states in which the receivables have been originated, motor vehicle retail installment sale contracts and/or installment loans such as the receivables evidence the credit sale or refinancing of automobiles, light-duty trucks and/or other types of motor vehicles. The receivables also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in an automobile, a light-duty truck and/or another type of motor vehicle is perfected by obtaining the certificate of title to the financed vehicle or the notation of the secured party’s lien on the vehicle’s certificate of title. However, in California and in certain other states, certificates of title and the notation of the related lien may be maintained solely in the electronic records of the applicable department of motor vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. In some states, certificates of title maintained in physical form are held by the obligor and not the lienholder or a third-party servicer. The originator will warrant to the depositor that it has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed vehicles securing the receivables. If the originator fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed vehicle, the issuing entity may not have a perfected first priority security interest in that financed vehicle.

If the originator did not take the steps necessary to cause its security interest to be perfected as described above until more than 30 days after the date the related obligor granted such security interest, and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivable becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case the originator, and subsequently, the depositor, the issuing entity and the indenture trustee, if any, may be treated as an unsecured creditor of such obligor.

Perfection of Security Interests in Financed Vehicles. The originator will sell the receivables and assign its security interest in each financed vehicle to the depositor. The depositor will sell the receivables and assign the security interest in each financed vehicle to the issuing entity. However, because of the administrative burden and expense of retitling, the servicer, the depositor and the issuing entity will not amend any certificate of title to identify the issuing entity as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, the originator will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, assignments such as those under the purchase agreement and the sale and servicing agreement relating to the issuing entity are an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, a risk exists in not identifying the issuing entity as the new secured party on the certificate of title because, through fraud or negligence, the security interest of the issuing entity could be released or another person could obtain a security interest in the applicable vehicle that is higher in priority than the interest of the issuing entity.

In the absence of fraud, forgery or neglect by the financed vehicle owner or administrative error by state recording officials, notation of the lien of the originator generally will be sufficient to protect the issuing entity against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which the originator has failed to perfect the security interest assigned to the issuing entity, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

Under the Uniform Commercial Code as in effect in most states, if a security interest in a financed vehicle is perfected by any method under the laws of one state, and the financed vehicle is then moved to another state and titled in that other state, the security interest that was perfected under the laws of the original state remains perfected as against all persons other than a purchaser of the vehicle for value for as long as the security interest would have been perfected under the law of the original state. However, a security interest in a financed vehicle that is covered by a certificate of title from the original state becomes unperfected as against a purchaser of that financed vehicle for value and is deemed never to have been perfected as against that purchaser if the security interest in that financed vehicle is not perfected under the laws of that other state within four months after the financed vehicle became covered by a certificate of title from the other state. A majority of states requires surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, absent clerical errors or fraud, the originator would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle retail installment sale contracts and/or installment loans, the servicer takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each sale and servicing agreement, the servicer will, in accordance with its customary servicing practices, take such steps as are necessary to maintain perfection of the security interest created by each receivable in the related financed vehicle. The issuing entity will authorize the servicer to take such steps as are necessary to re-perfect the security interest on behalf of the issuing entity and the indenture trustee in the event of the relocation of a financed vehicle or for any other reason.

The requirements for the creation, perfection, transfer and release of liens in financed vehicles generally are governed by state law, and these requirements vary on a state-by-state basis. Failure to comply with these detailed requirements could result in liability to the trust or the release of the lien on the vehicle or other adverse consequences. For example, the State of New York recently passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied without any signature or formal release by the prior lienholder. It is possible that, as a result of fraud, forgery, negligence or error, a lien on a financed vehicle could be released without prior payment in full of the receivable.

Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. Under the Code, federal tax liens that are filed have priority over a subsequently perfected lien of a secured party. In addition, certain states grant priority to state tax liens over a prior perfected lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. With respect to the issuing entity, the depositor will represent in the sale and servicing agreement that, as of the initial issuance of the notes of, no state or federal liens exist with respect to any financed vehicle securing payment on any related receivable. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. It is possible that no notice will be given to the servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the closing date would not give rise to the originator’s repurchase obligations under the purchase agreement.

Repossession

In the event of a default by an obligor, the holder of the related motor vehicle retail installment sale contract and/or installment loan has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless that means would constitute a breach of the peace under applicable state law or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In some states, after the financed vehicle has been repossessed, the obligor may reinstate the related receivable by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one year period.

The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice concerning the disposition of the collateral including, among other things, the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and certain additional information if the collateral constitutes consumer goods. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may reinstate the account by paying the delinquent installments and other amounts due, in which case the financed vehicle is returned to the obligor. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid outstanding principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” In the case of consumer goods, some courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Generally, in the case of collateral that does not constitute consumer goods, the Uniform Commercial Code provides that when a sale is not “commercially reasonable,” the secured party may retain its right to at least a portion of the deficiency judgment.

The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In particular, if the collateral is consumer goods, the Uniform Commercial Code grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the Uniform Commercial Code.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.

Consumer Protection Law

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Bureau’s Regulations B and Z, the Gramm-Leach-Bliley Act, the Servicemembers Civil Relief Act (“Relief Act”), state adoptions of the National Consumer Act and the Uniform Consumer Credit Code, state motor vehicle retail installment sale acts, consumer lending laws, unfair or deceptive practices acts including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. VW Credit is subject to supervision and examination by a number of state regulatory agencies and the CFPB, who oversee compliance with these federal and state consumer protection laws. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.

With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (the “FTC Rule”) requires all sellers of used vehicles to prepare, complete and display a “Buyers’ Guide” which explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “HDC Rule”) has the effect of subjecting any assignee of the seller in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the HDC Rule is limited to the amounts paid by the obligor under the receivable, and the holder of the receivable may also be unable to collect any balance remaining due thereunder from the obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. Liability of assignees for claims under state consumer protection laws may differ though and some state laws could impose greater liability on assignees than the HDC Rule.

To the extent the receivables constitute retail installment sale contracts, those receivables will be subject to the requirements of the HDC Rule. Accordingly, the issuing entity, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, those claims under the HDC Rule are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. The originator will represent in the purchase agreement that each of the receivables complied at the time it was originated or made in all material respects with all requirements of law in effect at that time and applicable to such receivable.

Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

Servicemembers Civil Relief Act

Under the terms of the Relief Act, a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Relief Act is forgiven. The Relief Act applies to obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Relief Act. Because the Relief Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Relief Act. In addition, increased military operations that may increase the number of citizens who are in active military service, including persons in reserve or national guard status who have been called or will be called to active duty. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations which would not be recoverable from the related receivables, would result in a reduction of the amounts distributable to the noteholders. Also, the laws of some states impose similar limitations during the related obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. Thus, in the event that the Relief Act or similar state legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your notes. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from the application of the Relief Act or similar state legislation or regulations may result in delays in payments or losses on your notes.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

Consumer Financial Protection Bureau

The CFPB is responsible for implementing and enforcing various federal consumer protection laws and supervising certain depository institutions and non-depository institutions offering financial products and services to consumers, including indirect automobile loans and retail automobile leases.  VW Credit is subject to the CFPB’s enforcement authority. The CFPB has supervisory, examination and enforcement authority over certain non-depository institutions, including those entities that are larger participants of a market for consumer financial products or services, as defined by rule. In June 2015, the CFPB issued a final rule defining which non-depository institutions would be considered larger participants of a market for automobile financing. Under the definitions included in the final rule, VW Credit is considered a larger participant and is subject to the supervisory and examination authority of the CFPB. Expanded CFPB jurisdiction over VW Credit’s business will likely increase compliance costs and regulatory risks. The CFPB has been conducting fair lending examinations of automobile lenders, including VW Credit, and their dealer markup and compensation policies.  Furthermore, we understand that the CFPB has also been investigating certain automobile lending practices, including the sale of extended warranties, credit insurance and other add-on products. If any of these practices were found to violate the Equal Credit Opportunity Act or other laws, we or the sponsor could be obligated to repurchase from the issuing entity any receivable that fails to comply with law.  In addition, the sponsor or the issuing entity could also possibly be subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect the issuing entity.  For additional discussion of how a failure to comply with consumer protection laws may impact the issuing entity, the receivables or your investment in the securities, see “Risk Factors—Failure to comply with consumer protection laws could result in a loss” in this prospectus.

VW Credit may also periodically perform reviews of its lending policies and analyses of both dealer-specific and portfolio-wide loan pricing data for potential disparities resulting from dealer markup and compensation policies.  Depending upon the results of these reviews and analyses or any regulatory agency actions, VW Credit or any other applicable originator may consider taking, or may be required to take, corrective actions, which could include reductions to the interest rates on the applicable automobile loans.  Corrective actions could be taken by VW Credit without the occurrence of any violation of law.  If VW Credit, as servicer, were to voluntarily reduce the interest rate on any automobile loan, it may be required under the applicable transaction documents to repurchase the affected receivables; however, under some circumstances the servicer would not be required under the applicable transaction documents to repurchase the affected receivables.   See “Description of the Transaction Documents—Collection and Other Servicing Procedures” in this prospectus for a discussion of the purchase obligations of the servicer.  In May 2019, the CFPB issued a proposed rule governing the activities of third-party debt collectors.  The CFPB issued its final rule in October 2020 and also issued an additional rule on certain debt collection disclosures in December 2020. Both final rules became effective on November 30, 2021. While the final rules did not address first-party debt collectors, the CFPB has previously indicated that it would address this activity in a later rulemaking.  It is unclear what effect, if any, these or future changes would have on the receivables or the servicer’s practices, procedures and other servicing activities relating to the receivables in ways that could reduce the associated recoveries.

Certain Matters Relating to Bankruptcy and Insolvency

General. The depositor has been structured as a limited purpose entity and will engage only in activities permitted by its organizational documents. Under the depositor’s organizational documents, the depositor is limited in its ability to file a voluntary petition under the United States Bankruptcy Code (the “Bankruptcy Code”) or any similar applicable state law. There can be no assurance, however, that the depositor, or the originator, will not become insolvent and file a voluntary petition under the Bankruptcy Code or any similar applicable state law or become subject to a conservatorship or receivership, as may be applicable in the future.

The voluntary or involuntary petition for relief under the Bankruptcy Code or any similar applicable state law or the establishment of a conservatorship or receivership, as may be applicable, with respect to the originator should not necessarily result in a similar voluntary application with respect to the depositor. The depositor has taken certain steps in structuring the transactions contemplated hereby that are intended to make it unlikely that any voluntary or involuntary petition for relief by the originator under applicable insolvency laws will result in the consolidation pursuant to such insolvency laws or the establishment of a conservatorship or receivership, of the assets and liabilities of the depositor with those of the originator. These steps include the organization of the depositor as a limited purpose entity pursuant to its limited liability company agreement containing certain limitations (including restrictions on the limited nature of depositor’s business and on its ability to commence a voluntary case or proceeding under any insolvency law without an affirmative vote of all of its directors, including independent directors).

The originator and the depositor believe that, subject to certain assumptions (including the assumption that the books and records relating to the assets and liabilities of the originator will at all times be maintained separately from those relating to the assets and liabilities of the depositor, the depositor will prepare its own balance sheets and financial statements and there will be no commingling of the assets of the originator with those of the depositor) the assets and liabilities of the depositor should not be substantively consolidated with the assets and liabilities of the originator in the event of a petition for relief under the Bankruptcy Code with respect to the originator; and the transfer of receivables by the originator should constitute an absolute transfer, and, therefore, such receivables would not be property of the originator in the event of the filing of an application for relief by or against the originator under the Bankruptcy Code. See “Material Legal Aspects of the Receivables—Certain Matters Relating to Bankruptcy and Insolvency—Dodd-Frank Orderly Liquidation Framework” in this prospectus.

On the closing date, Mayer Brown LLP, special counsel to the depositor, will deliver an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein, under present reported decisional authority and applicable statutes to federal bankruptcy cases, if the originator were to become a debtor in a case under the United States Bankruptcy Code, a court having jurisdiction over such case (the “bankruptcy court”) would:

•	determine that the transfer of receivables pursuant to the purchase agreement constitutes a sale of such receivables to the depositor by the originator, as opposed to a loan, such that (1) the receivables would not be property of the originator’s bankruptcy estate under Section 541 of the Bankruptcy Code, and (2) Section 362(a) of the Bankruptcy Code would not operate to stay payments by the servicer of collections on the receivables in accordance with the applicable transaction documents; and/or

•	not order substantive consolidation of the assets and liabilities of the originator, on the one hand, and those of the depositor or the issuing entity, on the other hand.

If, however, a bankruptcy court for the originator or a creditor of the originator were to take the view that the originator and the depositor should be substantively consolidated or that the transfer of the receivables from the originator to the depositor should be recharacterized as a pledge of such receivables, then you may experience delays and/or shortfalls in payments on the notes.

Dodd-Frank Orderly Liquidation Framework

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (the “FDIC”) authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the “Orderly Liquidation Authority” (“OLA”) as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including VW Credit, the depositor or the issuing entity, or their respective creditors.

Potential Applicability to VW Credit, the depositor and the issuing entity. There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

The issuing entity or the depositor could also potentially be subject to the provisions of OLA as a “covered subsidiary” of VW Credit. For the issuing entity or the depositor to be subject to receivership under OLA as a covered subsidiary of VW Credit (1) the FDIC would have to be appointed as receiver for VW Credit under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the issuing entity or the depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of VW Credit.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of VW Credit or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to VW Credit, the depositor or the issuing entity or, if it were to apply, that the timing and amounts of payments to the noteholders would not be less favorable than under the Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of VW Credit or of a covered subsidiary under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which VW Credit or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of VW Credit’s or such covered subsidiary’s affairs. In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include VW Credit or its subsidiaries (including the depositor or the issuing entity), cannot repudiate a contract or lease unless it has been appointed as receiver for an entity that is a party to that contract or lease or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210I of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include VW Credit or its subsidiaries (including the depositor or the issuing entity), the FDIC will not, in the exercise of its authority under Section 210I of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporate a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving VW Credit or its subsidiaries (including the depositor or your issuing entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the notes issued by the issuing entity could be delayed or reduced.

We will structure the transfers of receivables under the purchase agreement and the sale and servicing agreement with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, VW Credit believes that the FDIC would not be able to recover the receivables transferred under the purchase agreement and the sale and servicing agreement using its repudiation power. However, if those transfers were not respected as legal true sales, then the depositor under the purchase agreement would be treated as having made a loan to VW Credit, and the issuing entity under the sale and servicing agreement would be treated as having made a loan to the depositor, in each case secured by the transferred receivables. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying actual direct compensatory damages to the lenders as described below. If VW Credit or the depositor were placed in receivership under OLA, the FDIC could assert that VW Credit or the depositor, as applicable, effectively still owned the transferred receivables because the transfers by VW Credit to the depositor or by the depositor to the issuing entity were not true sales. In such case, the FDIC could repudiate that transfer of receivables and the issuing entity would have a secured claim for actual direct compensatory damages as described below. Furthermore, if the issuing entity were placed in receivership under OLA, this repudiation power would extend to the notes issued by the issuing entity. In such event, the noteholders would have a secured claim in the receivership of the issuing entity. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the purchase agreement and the sale and servicing agreement are respected as legal true sales, as receiver for VW Credit or a covered subsidiary the FDIC could:

•	require the issuing entity, as assignee of VW Credit and the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the related receivables;

•	if the issuing entity were a covered subsidiary, require the indenture trustee for the notes to go through an administrative claims procedure to establish its rights to payments on the notes;

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against VW Credit or a covered subsidiary (including the issuing entity);

•	repudiate VW Credit’s ongoing servicing obligations under a servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

•	prior to any such repudiation of the sale and servicing agreement, prevent any of the indenture trustee or the noteholders from appointing a successor servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which VW Credit or a covered subsidiary (including any issuing entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of VW Credit or any covered subsidiary or affect any contractual rights of VW Credit or a covered subsidiary (including any issuing entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If the FDIC, as receiver for VW Credit, the depositor or the issuing entity, were to take any of the actions described above, payments and/or distributions of principal and interest on the notes issued by the issuing entity would be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code. If VW Credit or any of its affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by VW Credit or those affiliates perfected for purposes of state law and the Bankruptcy Code could nevertheless be avoided as preferential transfers.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code. In addition, on July 6, 2011, the FDIC issued a final rule that, among other things, codified the Acting General Counsel’s interpretation. Based on the final rule, a transfer of the receivables perfected by the filing of a Uniform Commercial Code financing statement against VW Credit, the depositor and the issuing entity as provided in the purchase agreement and sale and servicing agreement would not be avoidable by the FDIC as a preference under OLA due to any inconsistencies between OLA and the Bankruptcy Code in defining when a transfer has occurred under the preferential transfer provisions of OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to the final rule, payment or distributions of principal and interest on the notes issued by the issuing entity could be delayed or reduced.

Repurchase Obligation

The originator will make representations and warranties in the transaction documents that each receivable complies with all requirements of law in all material respects. If any representation and warranty proves to be incorrect with respect to any receivable, has certain material and adverse effects and is not timely cured, the originator will be required under the transaction documents to repurchase the affected receivables. Any inaccuracy in the representations or warranties will be deemed not to constitute a breach if such inaccuracy does not affect the ability of the issuing entity to receive or retain payment in full on the receivable. VW Credit is subject from time to time to litigation alleging that the receivables or its lending practices do not comply with applicable law. The commencement of any such litigation generally would not result in a breach of any of the originator’s representations or warranties.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the receivable.

State and local government bodies across the United States generally have the power to create licensing and permit requirements. It is possible that the issuing entity could fail to have some required licenses or permits. In that event, the issuing entity could be subject to liability or other adverse consequences.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

LEGAL INVESTMENT

Money Market Investment

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(11) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There are a number of other requirements under Rule 2a-7 that must be satisfied prior to the purchase of any security, and it is the responsibility solely of the investor and its advisor to satisfy those requirements.

Certain Investment Considerations

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013 implementing the statutory provision known as the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

Requirements for Certain EU and UK Regulated Investors and Affiliates

Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017 laying down a general framework for securitization and creating a specific framework for simple, transparent and standardized securitization and amending certain other European Union directives and regulations, as amended (the “EU Securitization Regulation”) is directly applicable in member states of the EU and will be applicable in any non-EU states of the EEA in which it has been implemented.

Article 5 of the EU Securitization Regulation places certain conditions on investments in a “securitisation” (as defined in the EU Securitization Regulation) (the “EU Due Diligence Requirements”) by an institutional investor, defined to include (a) a credit institution or an investment firm as defined in and for purposes of Regulation (EU) No 575/2013, as amended, known as the Capital Requirements Regulation (the “EU CRR”), (b) an insurance undertaking or a reinsurance undertaking as defined in Directive 2009/138/EC, as amended, known as Solvency II, (c) an alternative investment fund manager as defined in Directive 2011/61/EU that manages and/or markets alternative investment funds in the EU, (d) an undertaking for collective investment in transferable securities (“UCITS”) management company, as defined in Directive 2009/65/EC, as amended, known as the UCITS Directive, or an internally managed UCITS, which is an investment company that is authorized in accordance with that Directive and has not designated such a management company for its management and (e) with certain exceptions, an institution for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, or an investment manager or an authorized entity appointed by such an institution for occupational retirement provision as provided in that Directive. Pursuant to Article 14 of the EU CRR, the EU Due Diligence Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of institutions regulated under the EU CRR (such affiliates, together with all such institutional investors, “EU Affected Investors”).

With respect to the UK, relevant UK-established or UK-regulated persons are subject to the restrictions and obligations of Regulation (EU) 2017/2402 as retained under the domestic laws of the UK as “retained EU law”, by operation of the EUWA and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019, and as further amended (the “UK Securitization Regulation”).

Article 5 of the UK Securitization Regulation places certain conditions on investments in a “securitisation” (as defined in the UK Securitization Regulation) (the “UK Due Diligence Requirements” and, together with the EU Due Diligence Requirements, the “Due Diligence Requirements” (and references in this prospectus to “the applicable Due Diligence Requirements” shall mean such Due Diligence Requirements to which a particular Affected Investor is subject)) by an “institutional investor”, defined to include (a) an insurance undertaking as defined in section 417(1) of the FSMA, (b) a reinsurance undertaking as defined in section 417(1) of the FSMA, (c) an occupational pension scheme as defined in section 1(1) of the Pension Schemes Act 1993 that has its main administration in the UK, or a fund manager of such a scheme appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorized for the purposes of section 31 of the FSMA, (d) an AIFM as defined in regulation 4(1) of the Alternative Investment Fund Managers Regulations 2013 which markets or manages

AIFs (as defined in regulation 3 of those Regulations) in the UK, (e) a management company as defined in section 237(2) of the FSMA, (f) a UCITS as defined by section 236A of the FSMA, which is an authorized open ended investment company as defined in section 237(3) of the FSMA, (g) a CRR firm as defined by Article 4(1)(2A) of Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”), and (h) an FCA investment firm as described by Article 4(1)(2AB) of the UK CRR. In addition, the UK CCR makes provision as to the application of the UK Due Diligence Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR (such affiliates, together with all such institutional investors, “UK Affected Investors” and, together with EU Affected Investors, “Affected Investors”).

Pursuant to the EU Due Diligence Requirements, an EU Affected Investor investing in a securitization must, amongst other things, verify (a) that the originator, sponsor or original lender (each as defined in the EU Securitization Regulation) retains a material net economic interest of not less than 5% in such securitization in accordance with the EU Securitization Regulation, (b) that the originator, sponsor or issuing entity has, where applicable, made available information as required by the EU Securitization Regulation, and (c) that certain credit-granting requirements are satisfied.

Pursuant to the UK Due Diligence Requirements, a UK Affected Investor investing in a securitization must, amongst other things, verify (a) that the originator, sponsor or original lender (each as defined in the UK Securitization Regulation) retains a material net economic interest of not less than 5% in such securitization in accordance with the UK Securitization Regulation, (b) that the originator, sponsor or issuing entity has, where applicable, made available information as required by the UK Securitization Regulation, and (c) that certain credit-granting requirements are satisfied.

Although the sponsor will retain credit risk through the depositor, its majority-owned affiliate, in accordance with Regulation RR as described in this prospectus under “The Sponsor—Credit Risk Retention”, none of the sponsor, the depositor, the underwriters or any other party to the securitization transaction described in this prospectus or any of their respective affiliates will retain or commit to retain a 5% material net economic interest with respect to this transaction in accordance with the EU Securitization Regulation or the UK Securitization Regulation or makes or intends to make any representation or agreement that it or any other party is undertaking or will undertake to take or refrain from taking any action in order to facilitate or enable compliance by EU Affected Investors with the EU Due Diligence Requirements, by UK Affected Investors with the UK Due Diligence Requirements or by any person with the requirements of any other law or regulation now or hereafter in effect in the EU, any EEA member state or the UK, in relation to risk retention, due diligence and monitoring, transparency, credit granting standards or any other conditions with respect to investments in securitization transactions. The arrangements described in this prospectus under “The Sponsor—Credit Risk Retention” have not been structured with the objective of ensuring compliance with the requirements of the EU Securitization Regulation or the UK Securitization Regulation by any person. The transaction described in this prospectus is structured in a way that is unlikely to allow Affected Investors to comply with the applicable Due Diligence Requirements.

Failure by an Affected Investor to comply with the applicable Due Diligence Requirements with respect to an investment in the notes offered by this prospectus may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions by the competent authority of such Affected Investor, or a requirement to take corrective action. Consequently, the notes may not be a suitable investment for Affected Investors, and this may affect the price and liquidity of the notes.

Prospective investors should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors, regarding application of and compliance with any applicable requirements of the EU Securitization Regulation, the UK Securitization Regulation or other applicable regulations and the suitability of the offered notes for investment.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a discussion of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the notes. This discussion is based upon current provisions of the Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer Brown LLP, Special Tax Counsel for the issuing entity, subject to the qualifications set forth in this section. There are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving both debt and equity interests issued by an issuing entity with terms similar to those of the notes. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders.

This discussion is not a complete analysis of all potential U.S. federal income tax consequences and does not address any tax consequences arising under any state, local or non-U.S. tax laws, any income tax treaties, or any other U.S. federal income tax laws, including U.S. federal estate and gift tax laws. The following discussion also does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to the noteholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the U.S. federal income tax laws, including:

•	financial institutions;

•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	corporations subject to the corporate alternative minimum tax on adjusted financial statement income;

•	persons that hold the notes as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	persons that have a “functional currency” other than the U.S. dollar; and

•	investors in pass-through entities.

Rather, this information is directed to prospective purchasers who are unrelated to the depositor and who purchase notes at their issue price in the initial distribution thereof, and who hold the notes as “capital assets” within the meaning of Section 1221 of the Code. We suggest that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

The following discussion addresses notes which the depositor, the servicer and the noteholders will agree to treat as indebtedness secured by the receivables. On the closing date, Special Tax Counsel will deliver an opinion stating that, subject to certain qualifications, assumptions and representations, based on the terms of the notes, the transactions relating to the receivables as set forth herein and the applicable provisions of the issuing entity’s formation document and related documents, the notes, to the extent beneficially owned by a person other than the issuing entity or its affiliates, will be characterized as indebtedness for U.S. federal income tax purposes; and for U.S. federal income tax purposes, the issuing entity will not be classified as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation. The tax opinion of Special Tax Counsel with respect to the issuing entity will be subject to certain assumptions, conditions and qualifications as described in detail below. Noteholders should be aware that, as of the closing date, no transaction closely comparable to that contemplated herein has been the subject of any judicial decision, Treasury Regulation or IRS revenue ruling. Although Special Tax Counsel will issue a tax opinion to the effect described above, the IRS may successfully take a contrary position and the tax opinions are not binding on the IRS or on any court. The following discussion assumes the notes are characterized as indebtedness for U.S. federal income tax purposes. For purposes of this discussion, references to a “holder” are to the beneficial owner of a note. The term “U.S. Holder” means a holder of a note that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the U.S., (ii) a corporation (or other entity subject to U.S. federal income taxation as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or (iii) an estate or trust treated as a U.S. person under Section 7701(a)(30) of the Code. The term “Non-U.S. Holder” means a holder of a note other than a U.S. Holder or an entity treated as a partnership for U.S. federal income tax purposes.

Special rules, not addressed in this discussion, may apply to persons purchasing notes through entities or arrangements treated for U.S. federal income tax purposes as partnerships, and any such partnership purchasing notes and persons purchasing notes through such a partnership should consult their own tax advisors in that regard.

U.S. Federal Income Tax Consequences to U.S. Holders of the Notes

Treatment of Stated Interest. It is possible that one or more classes of notes offered hereunder may be issued with more than a de minimis amount (i.e., 0.25% of the principal amount of a class of notes multiplied by its weighted average life to maturity) of original issue discount (“OID”). In such case, the stated interest on a note will be taxable to a U.S. Holder as ordinary income when received or accrued in accordance with the noteholder’s regular method of tax accounting. Interest received on a note may constitute “investment income” for purposes of some limitations of the Code concerning the deductibility of investment interest expense.

Original Issue Discount. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A note’s stated redemption price at maturity is the aggregate of all payments required to be made under the note through maturity except qualified stated interest. Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

In the case of notes issued with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the note. Such income generally is capital gain.

If the notes offered hereunder are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the Treasury Regulations, a U.S. Holder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on U.S. Holders using the accrual method of accounting. However, a U.S. Holder using the cash method of accounting may be required to report income on the notes in advance of the receipt of cash attributable to that income.

In the case of a debt instrument (such as a note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under Section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted applying those provisions to the notes. It is unclear whether those provisions would be applicable to the notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the U.S. Holders regarding OID, if any, will be based on the assumption that the receivables will prepay at a rate based on the assumption used in pricing the notes offered hereunder. However, no representation will be made regarding the prepayment rate of the receivables. See “Weighted Average Life of the Notes” in this prospectus. Accordingly, we suggest prospective investors to consult with their own tax advisors regarding the impact of any prepayments under the receivables (and the OID rules) if the notes offered hereunder are issued with OID.

A holder of a Short-Term Note which has a fixed maturity date not more than one year from the issue date of that note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.

If the notes are not issued with OID but a holder purchases a note at a discount greater than the de minimis amount set forth above, such discount will be market discount. Generally, a portion of each principal payment will be treated as ordinary income to the extent of the accrued market discount not previously recognized as income. Gain on sale of such note is treated as ordinary income to the extent of the accrued but not previously recognized market discount. Market discount generally accrues ratably, absent an election to base accrual on a constant yield to maturity basis. A holder who purchases a note at a premium will be subject to the “bond premium amortization” rules of the Code.

Disposition of Notes. If a U.S. Holder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular U.S. Holder will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Potential Acceleration of Income. An accrual method taxpayer that prepares an “applicable financial statement” (as defined in Section 451 of the Code, which includes any GAAP financial statement, Form 10-K annual statement, audited financial statement or a financial statement filed with any federal agency for non-tax purposes) generally would be required to include certain items of income in gross income no later than the time such amounts are reflected on such a financial statement. This could result in an acceleration of income recognition for income items differing from the above description. The United States Department of the Treasury released final Treasury Regulations that exclude from this rule any item of gross income for which a taxpayer uses a special method of accounting required by certain sections of the Code, including income subject to the timing rules for OID and de minimis OID, income under the contingent payment debt instrument rules, income under the variable rate debt instrument rules, and market discount (including de minimis market discount). U.S. Holders should consult their tax advisors with regard to these rules.

Net Investment Income. Certain non-corporate U.S. Holders will be subject to a 3.8% tax, in addition to regular tax on income and gains, on some or all of their “net investment income,” which generally will include interest, original issue discount and market discount realized on a note and any net gain recognized upon a disposition of a note.  U.S. Holders should consult their tax advisors regarding the applicability of this tax in respect of their notes.

Information Reporting and Backup Withholding. The issuing entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for U.S. federal income taxes, if any, for each calendar year, except as to exempt holders which are, generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts or nonresident aliens who provide certification as to their status. Each U.S. Holder will be required to provide to the issuing entity, under penalties of perjury, IRS Form W-9 or other similar form containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the issuing entity will be required to withhold at the currently applicable rate from interest otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s U.S. federal income tax liability. Holders should consult their tax advisors regarding the application of the backup withholding and information reporting rules to their particular circumstances.

Because the depositor will not treat the issuing entity as an association or publicly traded partnership taxable as a corporation, and will treat all notes as indebtedness for U.S. federal income tax purposes, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterizations of the issuing entity.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

If interest paid to or accrued by a Non-U.S. Holder is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder (or under certain tax treaties is not attributable to a United States permanent establishment maintained by the Non-U.S. Holder), the interest generally will be considered “portfolio interest”, and generally will not be subject to U.S. federal income tax and withholding tax, as long as the Non-U.S. Holder:

•	is not actually or constructively a “10 percent shareholder” of the issuing entity or the depositor, including a holder of 10 percent of the applicable outstanding certificates, or a “controlled foreign corporation” with respect to which the issuing entity or the depositor is a “related person” within the meaning of the Code, and

•	provides an appropriate statement on IRS Form W-8BEN or W-8BEN-E signed under penalties of perjury, certifying that the Non-U.S. Holder is a Foreign Person and providing that Non-U.S. Holder’s name and address. If the information provided in this statement changes, the Non-U.S. Holder must so inform the issuing entity within 30 days of change.

If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then the interest would be subject to U.S. federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. Non-U.S. Holders should consult their tax advisors with respect to the application of the withholding and information reporting regulations to their particular circumstances.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Holder will be exempt from U.S. federal income and withholding tax, provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder (or under certain tax treaties is not attributable to a United States permanent establishment maintained by the Non-U.S. Holder); and

•	in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Non-U.S. Holder is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder (and under certain tax treaties is attributable to a United States permanent establishment maintained by the Non-U.S. Holder), the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to the currently applicable rate of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty.

FATCA. Sections 1471 through 1474 of the Code (commonly known as (“FATCA”)) impose additional reporting requirements on certain Foreign Persons, including certain foreign financial institutions and non-financial foreign entities.  Such Foreign Persons must comply with information gathering and reporting rules with respect to their U.S. account holders and investors, and, in the case of certain foreign financial institutions, may be required to enter into agreements with the IRS or comply with an applicable intergovernmental agreement pursuant to which such foreign financial institution must gather and report certain information to the IRS or to the tax authority in its country of residence and withhold U.S. tax from certain payments made by it. Such Foreign Persons that fail to comply with the FATCA requirements will be subject to a 30% withholding tax on U.S. source payments, including interest and original issue discount, and, under rules previously scheduled to take effect beginning January 1, 2019, on gross proceeds from the sale of any equity or debt instruments of U.S. issuers. Treasury Regulations were recently published in proposed form that eliminate withholding on payments of gross proceeds from such dispositions. Pursuant to these proposed Treasury Regulations, the issuing entity and any withholding agent may rely on this change to FATCA withholding until the final Treasury Regulations are issued. Such withholding could apply to payments regardless of whether they are made to such Foreign Person in its capacity as a holder of a note or in a capacity of holding a note for the account of another. The issuing entity will not pay additional amounts in respect of FATCA withholding tax. Accordingly, if a noteholder (or possibly an intermediary through which a noteholder holds its notes) is subject to FATCA withholding, the noteholder will receive significantly less than the amount that the noteholder would have otherwise received with respect to the notes. Certain countries have entered into, and other countries are expected to enter into, agreements with the U.S. to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding notes through financial institutions in) those countries. It is suggested that prospective investors consult their own tax advisors on how these rules may apply to payments they receive under the notes.

Tax Regulations for Related-Party Note Acquisitions

The United States Department of the Treasury and the IRS have issued Treasury Regulations under Section 385 of the Code that address the debt or equity treatment of instruments held by certain parties related to the issuing entity. In particular, in certain circumstances, a note that otherwise would be treated as debt is treated as stock for U.S. federal income tax purposes during periods in which the note is held by an applicable related party (meaning a member of an “expanded group” that includes the issuing entity (or its owner(s)), generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership links). Under these Treasury Regulations, any notes treated as stock under these rules could result in adverse tax consequences to such related party Holder, including that U.S. federal withholding taxes could apply to distributions on the notes. If the issuing entity were to become liable for any such withholding or failure to so withhold, the resulting impositions could reduce the cash flow that would otherwise be available to make payments on all notes. In addition, when a recharacterized note is acquired by a beneficial owner that is not an applicable related party, that note is generally treated as reissued for U.S. federal income tax purposes and thus may have tax characteristics differing from notes of the same class that were not previously held by a related party. The issuing entity does not intend to separately track any such notes. As a result of considerations arising from these rules, prospective investors should be aware that, if they purchase notes, they may be restricted in certain circumstances from investing in certificates through certain affiliates covered by these Treasury Regulations that are generally United States persons for U.S. federal income tax purposes. The issuing entity does not expect that these Treasury Regulations will apply to any of the notes. However, these Treasury Regulations are complex and have not been applied by the IRS or any court. In addition, the IRS has reserved certain portions of the Treasury Regulations pending its further consideration. Prospective investors should note that the Treasury Regulations are complex and we urge you to consult your tax advisors regarding the possible effects of these rules.

Possible Alternative Treatments of the Notes and the Issuing Entity

Although, as discussed above, it is the opinion of Special Tax Counsel that the notes will be characterized as debt for U.S. federal income tax purposes, the IRS may take a contrary position.  If the IRS were to contend successfully that any class of notes were not debt for U.S. federal income tax purposes, such notes might be treated as equity interests in the issuing entity.  As a result, even if the depositor or other single person was the sole certificateholder of the issuing entity, the issuing entity would be considered to have multiple equity owners and might be classified for U.S. federal income tax purposes as an association taxable as a corporation or as a partnership. Additionally, even if all the notes were treated as debt for U.S. federal income tax purposes, but there is more than one person (and all such persons are not treated as the same person for U.S. federal income tax purposes) holding a certificate (or interest therein), the issuing entity may be considered to have multiple equity owners and might be classified for U.S. federal income tax purposes as an association taxable as a corporation or as a partnership.

A partnership is generally not subject to an entity level tax for U.S. federal income tax purposes, while an association or corporation is subject to an entity level tax. If the issuing entity were treated as a partnership (which most likely would not be treated as a publicly traded partnership taxable as a corporation) and one or more classes of notes were treated as equity interests in that partnership, each item of income, gain, loss, deduction, and credit generated through the ownership of the receivables by the partnership would be passed through to the partners, including the affected holders, according to their respective interests therein.  Under current law, the income reportable by noteholders as partners in such a partnership could differ from the income reportable by the noteholders as holders of debt.  Generally, such differences are not expected to be material; however, certain noteholders may have adverse tax consequences.  For example, cash basis noteholders might be required to report income when it accrues to the partnership rather than when it is received by the noteholders.  Payments on the recharacterized notes would likely be treated as “guaranteed payments” within the meaning of Section 707 of the Code, in which case the amount and timing of income to a U.S. Holder would generally not be expected to materially differ from that which would be the case were the notes not recharacterized. On the other hand, if payments are not treated as “guaranteed payments”, note that U.S. Holders would be taxed on the partnership income regardless of when distributions are made to them and are not entitled to deduct miscellaneous itemized deductions that are not allocable to a trade or business (which may include their share of partnership expenses) for the tax years 2018-2025. In addition, to the extent partnership expenses are treated as allocable to a trade or business, the amount or value of interest expense deductions available to the holders of recharacterized notes with respect to the issuing entity’s interest expense may be limited under the rules of Section 163(j) of the Code.  Any income allocated to a noteholder that is a tax-exempt entity may constitute unrelated business taxable income because all or a portion of the issuing entity’s taxable income may be considered debt-financed.  The receipt of unrelated business taxable income by a tax-exempt noteholder could give rise to additional tax liability to such tax-exempt holder.  Depending on the circumstances, a noteholder that is a Foreign Person might be required to file a United States individual or corporate income tax return, as the case may be, and it is possible that (i) such person may be subject to (x) withholding of tax on purchase price paid to it in the event of a disposition of the note (treated as a partnership interest) and (y) tax (and withholding) on its allocable interest at regular U.S. rates and, in the case of a corporation, a 30% branch profits tax rate (unless reduced or eliminated pursuant to an applicable tax treaty) or (ii) gross income allocated to such person may be subject to 30% withholding tax (i.e., unreduced by any interest deductions or other expenses) unless reduced or eliminated pursuant to an applicable tax treaty.

If the issuing entity is treated as a partnership for U.S. federal income tax purposes, the partnership audit rules would generally apply to the issuing entity. Under these rules, unless an entity elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members. The parties responsible for the tax administration of the issuing entity described herein will have the authority to utilize, and intend to utilize, any exceptions available under these provisions (including any changes) and IRS regulations so that the issuing entity’s members, to the fullest extent possible, rather than the issuing entity itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income if the issuing entity is treated as a partnership. It is unclear to what extent these elections will be available to the issuing entity and how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Prospective investors are urged to consult with their tax advisors regarding the possible effect of these rules.

If, alternatively, the issuing entity were treated as either an association taxable as a corporation or a publicly traded partnership taxable as a corporation, the issuing entity would be subject to U.S. federal income taxes at corporate tax rates on its taxable income generated by ownership of the receivables.  Moreover, distributions by the issuing entity to all or some of the noteholders would probably not be deductible in computing the issuing entity’s taxable income and all or part of the distributions to noteholders would probably be treated as dividends.  Such an entity-level tax could result in reduced distributions to noteholders and adversely affect the issuing entity’s ability to make payments of principal and interest with respect to the notes.  To the extent distributions on such notes were treated as dividends, a non-U.S. Holder would generally be subject to tax (and withholding) on the gross amount of such dividends at a rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty.

STATE AND LOCAL TAX CONSEQUENCES

The discussion above does not address the tax consequences of purchase, ownership or disposition of the notes under any state or local tax law. We encourage prospective investors to consult with their own tax advisors regarding state and local tax consequences.

The above discussion does not address the tax treatment of the issuing entity, notes, or noteholders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Additionally, it is possible a state or local jurisdiction may assert its right to impose tax on the issuing entity with respect to its income related to receivables collected from customers located in such jurisdiction. It is also possible that a state may require that a noteholder treated as an equity-owner (including non-

resident holders) file state income tax returns with the state pertaining to receivables collected from customers located in such state (and may require withholding on related income). Certain states have also recently enacted partnership audit rules that correspond with the audit rules that now apply to partnerships for U.S. federal income tax purposes, and similar considerations apply to those state partnership audit rules as apply to the current federal partnership audit rules. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of the issuing entity as well as any state and local tax considerations for them of purchasing, holding and disposing of notes or membership interests.

TAX SHELTER DISCLOSURE AND INVESTOR LIST REQUIREMENTS

Treasury Regulations directed at “potentially abusive” tax shelter activity can apply to transactions not conventionally regarded as tax shelters. These regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information relating to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the notes. You may be required to report your investment in the notes even if your notes are treated as debt for U.S. federal income tax purposes. Significant penalties can be imposed for failure to comply with these disclosure and investor list requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

We suggest prospective investors consult with their tax advisors concerning any possible disclosure obligation with respect to your investment in the notes, and should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirement as each participant in its own discretion determines apply to them with respect to this transaction.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. EMPLOYEE BENEFIT PLANS

Subject to the following discussion, the notes may be acquired with the assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Code, or an entity deemed to hold plan assets of the foregoing by reason of any employee benefit plan’s or plan’s investment in such entity (each, a “benefit plan investor”), as well as by governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA). Section 406 of ERISA and Section 4975 of the Code prohibit benefit plan investors from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of such benefit plan investor. In addition, Title I of ERISA requires fiduciaries of a benefit plan investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Governmental plans, although not subject to the fiduciary and prohibited transaction provisions of ERISA or Section 4975 of the Code, may be subject to substantially similar restrictions under applicable state, local or other law (“Similar Law”). Governmental and certain church plans are also subject to the prohibited transaction rules in Section 503(b) of the Code.

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan investor that acquired notes if assets of the issuing entity were deemed to be assets of the benefit plan investor. Under a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “regulation”), the assets of the issuing entity would be treated as plan assets of a benefit plan investor for the purposes of ERISA and the Code only if the benefit plan investor acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the regulation were applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, it is anticipated that, at the time of their issuance, the notes should be treated as indebtedness of the issuing entity without substantial equity features for purposes of the regulation. This determination is based upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, traditional default remedies, as well as on the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change subsequent to their issuance if the issuing entity incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities. In the event of a withdrawal or downgrade to below investment grade of the rating of the notes or a characterization of the notes as other than indebtedness under applicable local law, the subsequent acquisition of the notes or interests therein by a benefit plan investor or other employee benefit plan or retirement arrangement that is subject to Similar Law is prohibited.

However, without regard to whether the notes are treated as an equity interest in the issuing entity for purposes of the regulation, the acquisition or holding of notes by or on behalf of a benefit plan investor could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, the originator, the servicer, the administrator, the underwriters, the owner trustee, the indenture trustee or any of their affiliates is or becomes a party in interest or a disqualified person with respect to such benefit plan investors. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition and holding of notes by a benefit plan investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes and the relationship of the party in interest or disqualified person to the benefit plan investor. Included among these exemptions are: Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions between a benefit plan investor and persons who are parties in interest or disqualified persons solely by reason of providing services to the benefit plan investor or being affiliated with such service providers; Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers;” PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes, and prospective purchasers that are benefit plan investors should consult with their legal advisors regarding the applicability of any such exemption.

In addition, because the issuing entity, the depositor, the originator, the servicer, the administrator, the underwriters and their respective affiliates (collectively, the “Transaction Parties”) may receive certain benefits in connection with the sale or holding of the notes, the purchase of any of the notes using assets of a benefit plan investor over which any of the Transaction Parties has investment authority, or renders investment advice for a fee with respect to the assets of the benefit plan investor, or is the employer or other sponsor of such benefit plan investor, may be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code. Accordingly, the notes may not be purchased or acquired using the assets of any benefit plan investor if a Transaction Party has investment authority or renders investment advice for a fee with respect to the assets of such benefit plan investor, or is the employer or other sponsor of such benefit plan investor, unless an applicable prohibited transaction exemption is available to cover the purchase or holding of any such notes or the transaction is not otherwise prohibited.

By acquiring a note (or any interest therein), each purchaser or transferee (and its fiduciary, if applicable) will be deemed to represent and warrant that either (a) it is not acquiring and will not hold such note (or any interest therein) with the assets of a benefit plan investor or any plan or retirement arrangement that is subject to Similar Law or (b)(i) such note is rated at least “BBB-” or its equivalent by a nationally recognized statistical rating agency at the time of purchase or transfer and (ii) its acquisition, holding and disposition of the note (or any interest therein) will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Law.

A plan fiduciary considering the acquisition of notes (or interest therein) should consult its legal advisors regarding the matters discussed above and other applicable legal requirements.

The sale of notes (or interest therein) to a benefit plan investor or any other employee benefit plan or retirement arrangement is in no respect a representation that this investment meets all relevant legal requirements with respect to investments by benefit plan investors or any other employee benefit plans or retirement arrangements generally or for any particular benefit plan investor or any other employee benefit plan or retirement arrangement, or that this investment is appropriate for benefit plan investors or any other employee benefit plans or retirement arrangements generally or any particular benefit plan investor or any other employee benefit plan or retirement arrangement.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the notes, the depositor has agreed to sell and each of the underwriters have severally but not jointly agreed to purchase the principal amount of the notes set forth opposite its name below:

Underwriter	Class A-1 Notes(1)	Class A-2-A Notes(1)	Class A-2-B Notes(1)	Class A-3 Notes(1)	Class A-4 Notes(1)	Total
BofA Securities, Inc.	$	$	$	$	$	$
Citigroup Global Markets Inc.	$	$	$	$	$	$
Wells Fargo Securities, LLC	$	$	$	$	$	$
TD Securities (USA) LLC	$	$	$	$	$	$
	$	$	$	$	$	$
	$	$	$	$	$	$
Total	$245,000,000(2)	$ (3)	$ (3)	$410,000,000(2)	$75,000,000(2)	$1,250,000,000(2)

(1)	All or a portion of one or more classes of notes may be initially retained by the depositor or an affiliate thereof.

(2)	Represents the initial principal amount of the Class A-1 notes, the Class A-3 notes and the Class A-4 notes if the aggregate initial principal amount of the notes is $1,250,000,000. If the aggregate initial principal amount of the notes is $1,500,000,000, the initial principal amount of the Class A-1 notes, the Class A-3 notes and the Class A-4 notes will be $294,000,000, $492,000,000 and $90,000,000, respectively.

(3)	The allocation of the initial principal amount between the Class A-2-A notes and the Class A-2-B notes will be determined no later than the day of pricing. If the aggregate initial principal amount of the notes is $1,250,000,000, the aggregate initial principal amount of the Class A-2-A notes and the Class A-2-B notes will be $520,000,000. If the aggregate initial principal amount of the notes is $1,500,000,000, the aggregate initial principal amount of the Class A-2-A notes and the Class A-2-B notes will be $624,000,000.

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the notes if any are purchased. The underwriting agreement provides that, in the event of a default by an underwriter, in certain circumstances the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The depositor has been advised by the underwriters that the underwriters propose to offer the notes to the public initially at the offering prices set forth on the cover page of this prospectus, and to certain dealers at these prices less the concessions and reallowance discounts set forth below:

Class of Notes	Selling Concession	Reallowance Discount
Class A-1 Notes	%	%
Class A-2-A Notes	%	%
Class A-2-B Notes	%	%
Class A-3 Notes	%	%
Class A-4 Notes	%	%

If all of the classes of notes are not sold at the initial offering price, the underwriters may change the offering price and other selling terms. After the initial public offering, the underwriters may change the public offering price and selling concessions and reallowance discounts to dealers.

The depositor and VW Credit have agreed, jointly and severally, to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments which the underwriters may be required to make in respect thereto. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such notes.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act.

Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

It is expected that delivery of the notes will be made against payment therefor on or about the closing date. Rule 15c6-1 of the SEC under the Exchange Act generally requires trades in the secondary market to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date hereof will be required, by virtue of the fact that the notes initially will settle more than three business days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of notes who wish to trade notes on the date hereof consult their own advisors.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor’s representative within the period during which there is an obligation to deliver a prospectus, VW Credit, the depositor or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus.

In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the servicer, the issuing entity and their affiliates. Citibank, N.A., the owner trustee, and Citicorp Trust Delaware, National Association, the issuer Delaware trustee, are affiliates of Citigroup Global Markets Inc., one of the underwriters.

The indenture trustee, on behalf of the issuing entity and at the direction of the servicer, may from time to time invest the funds in accounts and Permitted Investments acquired from the underwriters or their affiliates.

The notes are new issues of securities with no established trading market. Certain of the underwriters tell us that they intend to make a market in the notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the notes.

The depositor will receive aggregate proceeds of approximately $● from the sale of the notes (representing approximately ●% of the initial outstanding principal amount of the notes) after paying the aggregate underwriting discount of $● on the notes. Additional offering expenses are estimated to be $1,085,300.

Certain of the offered notes initially may be retained by the depositor or an affiliate of the depositor (the “Retained Notes”). Any Retained Notes will not be sold to the underwriters under the underwriting agreement. Retained Notes may be subsequently sold from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of the Retained Notes. If the Retained Notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions. The Retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

Offering Restrictions

Each underwriter has severally but not jointly represented to and agreed with the issuing entity that:

•	it will not offer or sell any notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any securities, bank regulatory or other applicable law that applies to such underwriter; and

•	it will not offer or sell any notes in any other country, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities law.

United Kingdom

Each underwriter has further severally but not jointly represented to and agreed with the issuing entity that:

•	it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, in the UK any notes to any UK Retail Investor;

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the UK.

For the purposes of the foregoing:

(a)    the expression “UK Retail Investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the EUWA; or

(ii)	a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(iii)	not a UK Qualified Investor; and

(b)   the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

European Economic Area

Each underwriter has further severally but not jointly represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any EEA Retail Investor in the EEA.  For the purposes of this provision:

(a)    the expression “EEA Retail Investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not an EU Qualified Investor; and

(b)    the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements. In addition, certain statements made in future SEC filings by the issuing entity or the depositor, in press releases and in oral and written statements made by or with the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of VW Credit, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of VW Credit, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus speak only as of the date stated on the cover of this prospectus. The issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LEGAL PROCEEDINGS

Other than as described under “The Sponsor–Recent Developments–Legal and Regulatory” in this prospectus, there are no legal or governmental proceedings pending, or to the knowledge of the sponsor, contemplated, against the sponsor, depositor, issuing entity, servicer or originator, or of which any property of the foregoing is the subject, that are material to noteholders.

There are no legal or governmental proceedings pending against the owner trustee, the issuer Delaware trustee or the indenture trustee (other than, with respect to the indenture trustee, those already described in this prospectus), or to the knowledge of the management of such party, contemplated, against such party, or of which any property of the foregoing is the subject, that, if determined adversely to such party, would be expected to be material to investors.

LEGAL MATTERS

Certain legal matters relating to the notes will be passed upon for the servicer and the depositor by Kevin M. McDonald, Esq., Attorney for VW Credit. Certain other legal matters with respect to the notes, including U.S. federal income tax matters, will be passed upon for the servicer and the depositor by Mayer Brown LLP, Chicago, Illinois. Mayer Brown LLP has from time to time represented VW Credit and its affiliates in other transactions. Sidley Austin LLP will act as counsel for the underwriters. Sidley Austin LLP represents VW Credit’s affiliates in other matters.

GLOSSARY

“Adjusted Pool Balance” means (a) as of the closing date, an amount equal to (x) the net pool balance as of the cut-off date minus (y) the yield supplement overcollateralization amount for the closing date and (b) for any payment date an amount equal to (x) the net pool balance at the end of the collection period preceding that payment date minus (y) the yield supplement overcollateralization amount for that payment date.

“Available Funds” means, for any payment date and the related collection period, if any, an amount equal to the sum of the following amounts: (i) all Collections received by the servicer during such collection period, (ii) the sum of the repurchase prices deposited in the collection account with respect to each receivable that will be purchased by VW Credit, the depositor or the servicer on that payment date, and (iii) any amounts in the reserve account in excess of the Specified Reserve Account Balance.

“Benchmark” means, initially, the SOFR Rate; provided that if the administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the administrator as of the Benchmark Replacement Date;

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest that has been selected by the administrator as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the administrator as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the administrator giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the administrator decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the administrator decides that adoption of any portion of such market practice is not administratively feasible or if the administrator determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the administrator determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Collections” means, with respect to any receivable and to the extent received by the servicer after the cut-off date, (i) any monthly payment by or on behalf of the obligor under that receivable, (ii) any full or partial prepayment of that receivable, (iii) all Liquidation Proceeds and (iv) any other amounts received by the servicer which, in accordance with the customary servicing practices, would customarily be applied to the payment of accrued interest or to reduce the outstanding principal balance of that receivable; provided, however, that the term Collections in no event will include (1) for any payment date, any amounts in respect of any receivable the repurchase price of which has been included in the Available Funds on that payment date or a prior payment date, (2) any Supplemental Servicing Fees or (3) rebates of premiums with respect to the cancellation or termination of any insurance policy, extended warranty or service contract that was not financed by that receivable.

“Defaulted Receivable” means, with respect to any collection period, any receivable as to which (a) any payment is past due 90 or more days or (b) the date on which the related vehicle has been repossessed. The outstanding principal balance of any receivable that becomes a “Defaulted Receivable” will be deemed to be zero as of the date it becomes a “Defaulted Receivable”.

“Financial Institution” means any securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business.

“Fitch” means Fitch Ratings, Inc., or any successor that is a nationally recognized statistical rating organization.

“Foreign Person” means any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia, (iii) an estate the income of which is includable in gross income for U.S. federal income tax purposes, regardless of its source, or (iv) a trust, if a United States court is able to exercise primary supervision over the administration of such trust and one (1) or more U.S. Persons has the authority to control all substantial decisions of the trust or if it has made a valid election under U.S. Treasury regulations to be treated as a domestic trust.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Liquidation Proceeds” means, with respect to any receivable, (a) insurance proceeds received by the servicer with respect to any insurance policies relating to the related financed vehicle or maintained by the obligor in connection with a receivable, (b) amounts received by the servicer in connection with that receivable pursuant to the exercise of rights under that receivable and (c) the monies collected by the servicer (from whatever source, including proceeds of a sale of the related financed vehicle, a deficiency balance recovered from the related obligor after the charge-off of that receivable or as a result of any recourse against the related dealer, if any) on that receivable other than any monthly payments by or on behalf of the obligors thereunder or any full or partial prepayment of such receivable, in each case net of any expenses (including, without limitation, any auction, painting, repair or refurbishment expenses in respect of the related financed vehicle) incurred by the servicer in connection therewith and any payments required by law to be remitted to the related obligor; provided, however, that the repurchase price for any receivable purchased by VW Credit, the depositor or the servicer will not constitute Liquidation Proceeds.

“Permitted Investments” means (i) evidences of indebtedness, maturing within thirty (30) days after the date of loan thereof, issued by, or guaranteed by the full faith and credit of, the federal government of the USA, (ii) repurchase agreements with banking institutions or broker-dealers registered under the Exchange Act which are fully secured by obligations of the kind specified in clause (i), (iii) money market funds (a) rated not lower than the highest rating category from S&P and the highest rating category from Fitch or (b) which are otherwise acceptable to each Hired Agency, as evidenced by a letter from that Hired Agency to the issuing entity or the indenture trustee, (iv) commercial paper (including commercial paper of any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) rated, at the time of investment or contractual commitment to invest therein, at least “A-1” (or the equivalent) by S&P and at least “F1+” (or the equivalent) by Fitch or (v) such other investments acceptable to each Hired Agency, as evidenced by a letter from such rating agency to the issuing entity or the indenture trustee.

“Prepayment Assumption” means the method used to assume the anticipated rate of prepayments in pricing a debt instrument.

“Principal Distribution Amount” means for any payment date, an amount equal to the excess, if any, of (i) the Adjusted Pool Balance as of the last day of the collection period preceding the related collection period, or as of the cut-off date, in the case of the first collection period, over (ii) the Adjusted Pool Balance as of the last day of the related collection period, together with any portion of the Principal Distribution Amount that was to be distributed as such on any prior payment date but was not so distributed because sufficient funds were not available to make such distribution; provided, however, that if the sum of the amounts in the reserve account and the remaining Available Funds after the payments under clauses first through fifth under “Description of the Transaction Documents—Priority of Payments” on that payment date would be sufficient to pay in full the aggregate unpaid principal amount of all of the outstanding notes and the servicer specifies in the servicer’s certificate that amounts on deposit in the reserve account will be used to the extent necessary to pay all outstanding notes, then the Principal Distribution Amount for such payment date will mean an amount equal to the aggregate outstanding principal amount of all of the outstanding notes; and provided, further, that the Principal Distribution Amount on and after the final scheduled payment date of any class of notes will not be less than the amount that is necessary to reduce the aggregate outstanding principal amount of that class of notes to zero.

“Rating Agency Condition” means, with respect to any event or circumstance and each Hired Agency, either (a) written confirmation (which may be in the form of a letter, a press release or other publication, or a change in such Hired Agency’s published ratings criteria to this effect) by that Hired Agency that the occurrence of that event or circumstance will not cause such Hired Agency to downgrade, qualify or withdraw its rating assigned to any of the notes, or (b) that such Hired Agency has been given notice of that event or circumstance at least 10 days prior to the occurrence of that event or circumstance (or, if 10 days’ advance notice is impracticable, as much advance notice as is practicable) and such Hired Agency shall not have issued any written notice that the occurrence of that event or circumstance will itself cause such Hired Agency to downgrade, qualify or withdraw its rating assigned to the notes. In the event that Fitch is a Hired Agency, Fitch will be given notice of any event or circumstance in accordance with clause (b) of the preceding sentence. Notwithstanding the foregoing, no Hired Agency has any duty to review any notice given with respect to any event, and it is understood that such Hired Agency may not actually review notices received by it prior to or after the expiration of the 10 day period described in (b) above. Further, each Hired Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event had been previously satisfied pursuant to clause (a) or clause (b) above.

“Regulation” means the United States Department of Labor regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of an employee benefit plan or an individual retirement account subject to the Employee Retirement Income Security Act of 1974, as amended.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“SEC” means the United States Securities and Exchange Commission.

“Short-Term Note” means any note that has a fixed maturity date of not more than one year from the issue date of that note.

“Simple Interest Method” means the method of calculating interest due on a receivable on a daily basis based on the actual outstanding principal balance of the receivable on that date.

“Simple Interest Receivables” means receivables pursuant to which the payments due from the obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method. For these receivables, the obligor’s payment is first applied to interest accrued as of the actual due date and then the remaining payment is applied to the unpaid outstanding principal balance and then to other charges. Accordingly, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the receivable to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the receivable as a result of early or late payments, as the case may be. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a greater, or smaller, number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for a simple interest rebate.

“Specified Reserve Account Balance” means, (i) if the aggregate initial principal amount of the notes is $1,250,000,000, $3,221,649.49 and (ii) if the aggregate initial principal amount of the notes is $1,500,000,000, $3,865,979.39.

“Special Tax Counsel” means Mayer Brown LLP, as special tax counsel to the depositor.

“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any receivable.

“S&P” means S&P Global Ratings, or any successor that is a nationally recognized statistical rating organization.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

INDEX OF PRINCIPAL TERMS

61-Day Delinquent Receivables	102
AAA	105
ABS	46, 74
ABS Tables	75
account bank	107
adjusted pool balance	7
Adjusted Pool Balance	150
administration agreement	99
administrator	1, 40
advance	108
Affected Investors	137
Affected Vehicles	46
asset representations review agreement	99
asset representations reviewer	1
Asset Review	104
asset-level data	72
Available Funds	150
Bankruptcy Code	132
bankruptcy court	132
bankruptcy events	120
Benchmark	150
Benchmark Replacement	150
Benchmark Replacement Adjustment	150
Benchmark Replacement Conforming Changes	150
Benchmark Replacement Date	151
Benchmark Transition Event	151
benefit plan investor	144
business day	95
certificate	2
CFPB	24
Citibank	43
Citicorp	43
Class A-2 notes	2
Clayton	55
clean-up call	4
Clearstream	92
closing date	2
Code	42
collection period	106
Collections	151
Compounded SOFR	95
contract rate	5
cut-off date	5
Defaulted Receivable	151
Delinquency Percentage	102
Delinquency Trigger	102
depositor	1, 45
Dodd-Frank Act	23, 133
DSTs	45
DTC	v, 92
Due Diligence Requirements	136
EEA	v

EEA Retail Investor	148
Eligibility Representations	99
ERISA	144
EU	v
EU Affected Investors	136
EU CRR	136
EU Due Diligence Requirements	136
EU PRIIPS Regulation	vii
EU Prospectus Regulation	vii
EU Qualified Investor	vii
EU Securitization Regulation	136
Euroclear	92
EUWA	vi
event of default	4, 120
Exchange Act	94
FATCA	141
FDIC	133
final scheduled payment date	98
financed vehicles	5
Financial Institution	152
Fitch	152
fixed rate notes	2
floating rate notes	2
Foreign Person	152
FRBNY	30
FRBNY’s Website	96
FSMA	vi
FTC	25
FTC Rule	130
HDC Rule	130
Hired Agencies	9
indenture	99
indenture trustee	1, 44
Instituting Noteholders	103
Investment Company Act	9, 136
IRS	138
ISDA Definitions	152
ISDA Fallback Adjustment	152
ISDA Fallback Rate	152
issuer Delaware trustee	1, 43
issuing entity	1, 40
issuing entity property	5, 42
LIBOR	31
Liquidation Proceeds	152
MIFID II	vii
monthly remittance condition	107
NCMSLT Action	45
net pool balance	4
Non-U.S. Holder	138
Note Factor	92
Noteholder Direction	104
noteholders	95
obligors	5

OID	139
OLA	133
Order	vii
originator	1
owner trustee	1, 43
payment date	2
payment default	121
payment waterfall	109
Permitted Investments	152
Prepayment Assumption	152
Principal Distribution Amount	152
PTCE	145
purchase agreement	99
Rating Agency Condition	153
receivables	5
receivables pool	5
record date	2, 95
Reference Time	95
regulation	144
Regulation	153
Regulation RR	9
Relevant Governmental Body	153
Relevant Member State	vii
Relief Act	130
requesting party	105
Retained Notes	147
Review Conditions	101
Review Expenses	104
Review Satisfaction Date	102
RMBS	44
Rule 193 Information	72
S&P	154
sale and servicing agreement	99
SEC	iv, 92, 153
Securities Act	146
securitized pool	71
servicer	1, 46
servicer replacement events	118
servicing fee	1, 118
Short-Term Note	153
Similar Law	144
Simple Interest Method	153

Simple Interest Receivables	153
SOFR	30
SOFR Adjustment Conforming Changes	96
SOFR Adjustment Date	95
SOFR Determination Time	95
SOFR Rate	95
Special Tax Counsel	154
specified reserve account balance	8
Specified Reserve Account Balance	154
sponsor	1
Student Loans	45
Subject Receivables	103
Supplemental Servicing Fees	154
transaction documents	99
Transaction Parties	145
transfer agreements	99
trust agreement	99
Trust Indenture Act	104
U.S. Bank	44
U.S. Bank N.A.	44
U.S. Bank Trust Co.	44
U.S. Government Securities Business Day	96
U.S. Holder	138
UCITS	136
UK	v
UK Affected Investors	137
UK CRR	137
UK Due Diligence Requirements	136
UK PRIIPS Regulation	vi
UK Prospectus Regulation	vi
UK Retail Investor	148
UK Securitization Regulation	136
Unadjusted Benchmark Replacement	154
verification documents	94
Volkswagen AG	46
Volkswagen Group Companies	19
Volkswagen Group of America	46
VW Credit	v, 1, 40
weighted average life	76
yield supplement overcollateralization amount	114, 115

APPENDIX A

STATIC POOL INFORMATION REGARDING CERTAIN PREVIOUS SECURITIZATIONS

Characteristics of the Receivables

The retail installment sale contracts and installment loans in each of VW Credit, Inc.’s securitized portfolios consisted of receivables originated by a dealer in accordance with its customary servicing practices in effect at the time of origination in accordance with the underwriting procedures in effect at such time, and assigned to the applicable issuing entity on the applicable closing date. As of the relevant cut-off date, the retail installment sale contracts and installment loans in the securitized portfolios consisted of the characteristics provided below.

Original Pool Characteristics as of Cut-off Date

Loan Securitization	VALET 2013-1	VALET 2013-2	VALET 2014-1	VALET 2014-2

Closing Date	February 27, 2013	November 13, 2013	April 30, 2014	October 22, 2014
Cut-off Date	January 26, 2013	September 28, 2013	March 1, 2014	September 27, 2014

Number of Receivables	54,217	65,070	54,727	46,738
Aggregate Outstanding Principal Balance	$1,321,370,744.97	$1,594,182,494.00	$1,334,566,845.00	$1,074,364,168.57
Outstanding Principal Balance
Average	$24,371.89	$24,499.50	$24,385.89	$22,986.95
Minimum	$4.00	$1,999.98	$1.86	$2,394.67
Maximum	$219,504.94	$99,563.10	$99,917.16	$99,571.08

Contract Rate
Weighted Average(1)	2.54%	2.55%	2.44%	2.38%
Minimum	0.00%	0.00%	0.00%	0.00%
Maximum	12.01%	10.99%	10.99%	13.94%

Original Term (Months)
Weighted Average(1)	63.8	64.1	64.2	65.0
Minimum	12	12	12	18
Maximum	72	72	72	72

Remaining Term (Months)
Weighted Average(1)	57.6	56.9	58.0	56.6
Minimum	2	5	10	12
Maximum	71	71	71	72

Seasoning (Months)(2)
Weighted Average(1)	6.2	7.2	6.2	8.5
Minimum	1	1	0	0
Maximum	36	54	62	60

Percentage of Principal Balance of New Vehicles	72.96%	71.06%	70.02%	72.33%

Percentage of Principal Balance of Used Vehicles	27.04%	28.94%	29.98%	27.67%

Percentage of Principal Balance of Volkswagen Vehicles	66.02%	66.16%	68.57%	70.58%

Percentage of Principal Balance of Audi Vehicles	33.98%	33.84%	31.43%	29.42%

FICO® Score(3)(4)
Weighted Average FICO® Score(1)	763	762	763	762
Minimum(4)	600	600	600	600
Maximum(4)	900	900	900	900

(1)	Weighted average by outstanding principal balance as of the cut-off date.
(2)	Seasoning refers to the number of months elapsed since origination of the receivable.
(3)	FICO® is a federally registered trademark of Fair, Isaac & Company
(4)	FICO® scores are calculated excluding accounts for which no FICO® score is available at the origination of the related receivable.

Loan Securitization	VALET 2018-1	VALET 2018-2	VALET 2020-1	VALET 2021-1

Closing Date	July 3, 2018	November 21, 2018	May 19, 2020	December 13, 2021
Cut-off Date	May 31, 2018	September 28, 2018	March 31, 2020	September 30, 2021

Number of Receivables	69,296	50,798	57,735	74,164
Aggregate Outstanding Principal Balance	$1,444,931,385.44	$1,096,083,727.57	$1,290,803,105.57	1,882,301,797.63
Outstanding Principal Balance
Average	$20,851.58	$21,577.30	$22,357.38	$25,380.26
Minimum	$1,000.44	$1,000.70	$1,000.87	$1,000.79
Maximum	$97,140.05	$97,989.81	$99,381.14	$99,580.03

Contract Rate
Weighted Average(1)	3.33%	3.77%	4.46%	2.98%
Minimum	0.00%	0.00%	0.00%	0.00%
Maximum	18.99%	18.49%	21.69%	20.83%

Original Term (Months)
Weighted Average(1)	63.9	64.5	64.5	64.7
Minimum	12	12	12	12
Maximum	72	72	72	72

Remaining Term (Months)
Weighted Average(1)	52.1	54.5	55.4	54.4
Minimum	3	3	3	3
Maximum	66	69	69	69

Seasoning (Months)(2)
Weighted Average(1)	11.8	10.1	9.1	10.3
Minimum	1	2	2	2
Maximum	65	69	69	69

Percentage of Principal Balance of New Vehicles	71.85%	67.28%	59.23%	58.41%

Percentage of Principal Balance of Used Vehicles	28.15%	32.72%	40.77%	41.59%

Percentage of Principal Balance of Volkswagen Vehicles	61.16%	54.81%	53.66%	50.14%

Percentage of Principal Balance of Audi Vehicles	38.84%	45.19%	46.34%	49.86%

FICO® Score(3)(4)
Weighted Average FICO® Score(1)	774	774	772	777
Minimum(4)	600	600	600	600
Maximum(4)	900	900	900	900

(1)	Weighted average by outstanding principal balance as of the cut-off date.
(2)	Seasoning refers to the number of months elapsed since origination of the receivable.
(3)	FICO® is a federally registered trademark of Fair, Isaac & Company
(4)	FICO® scores are calculated excluding accounts for which no FICO® score is available at the origination of the related receivable.

Distribution of Receivables as of Cut-off Date

Loan Securitization	VALET 2013-1	VALET 2013-2	VALET 2014-1	VALET 2014-2

Closing Date	February 27, 2013	November 13, 2013	April 30, 2014	October 22, 2014

Cut-off Date	January 26, 2013	September 28, 2013	March 1, 2014	September 27, 2014

By Original Term(1) (2)
12 months - 18 months	0.03%	0.02%	0.01%	0.00%(3)
19 months - 24 months	0.24%	0.20%	0.21%	0.13%
25 months - 30 months	0.01%	0.03%	0.01%	0.02%
31 months - 36 months	3.12%	4.06%	3.15%	2.20%
37 months - 42 months	0.03%	0.07%	0.08%	0.05%
43 months - 48 months	3.62%	3.83%	3.42%	2.62%
49 months - 54 months	0.14%	0.15%	0.19%	0.15%
55 months - 60 months	38.90%	31.51%	37.62%	37.38%
61 months - 66 months	23.17%	26.54%	19.26%	15.87%
67 months - 72 months	30.73%	33.59%	36.05%	41.58%
Total	100.00%	100.00%	100.00%	100.00%

By Remaining Term(1) (2)
6 months or less	0.00%(3)	0.01%	0.00%	0.00%
7 months - 12 months	0.02%	0.02%	0.01%	0.04%
13 months - 18 months	0.10%	0.09%	0.07%	0.21%
19 months - 24 months	0.15%	0.31%	0.55%	0.37%
25 months - 30 months	1.09%	2.42%	1.25%	0.63%
31 months - 36 months	2.05%	1.75%	1.82%	1.75%
37 months - 42 months	1.44%	1.95%	1.51%	2.73%
43 months - 48 months	2.49%	5.67%	4.72%	13.39%
49 months - 54 months	21.33%	20.50%	16.61%	19.05%
55 months - 60 months	35.91%	31.27%	34.77%	27.76%
61 months - 66 months	21.98%	22.55%	19.43%	15.75%
67 months - 72 months	13.42%	13.46%	19.27%	18.32%
Total	100.00%	100.00%	100.00%	100.00%

By Contract Rate(1) (2)
0.00% - 0.99%	22.10%	22.78%	26.97%	30.87%
1.00% - 1.99%	21.89%	23.31%	23.47%	19.57%
2.00% - 2.99%	22.85%	22.68%	21.69%	19.35%
3.00% - 3.99%	16.99%	16.39%	14.79%	15.55%
4.00% - 4.99%	9.08%	8.05%	6.52%	7.09%
5.00% - 5.99%	3.67%	3.38%	2.98%	3.05%
6.00% - 6.99%	1.66%	1.76%	1.66%	1.85%
7.00% - 7.99%	0.86%	0.88%	0.96%	1.07%
8.00% - 8.99%	0.66%	0.62%	0.58%	0.95%
9.00% - 9.99%	0.17%	0.08%	0.23%	0.35%
10.00% - 10.99%	0.06%	0.07%	0.16%	0.17%
11.00% - 11.99%	0.01%	0.00%	0.00%	0.11%

Loan Securitization	VALET 2013-1	VALET 2013-2	VALET 2014-1	VALET 2014-2
12.00% - 12.99%	0.00%(3)	0.00%	0.00%	0.02%
13.00% - 13.99%	0.00%	0.00%	0.00%	0.00%(3)
14.00% - 14.99%	0.00%	0.00%	0.00%	0.00%
15.00% - 15.99%	0.00%	0.00%	0.00%	0.00%
16.00% - 16.99%	0.00%	0.00%	0.00%	0.00%
17.00% - 17.99%	0.00%	0.00%	0.00%	0.00%
18.00% - 18.99%	0.00%	0.00%	0.00%	0.00%
19.00% - 19.99%	0.00%	0.00%	0.00%	0.00%
20.00% - 20.99%	0.00%	0.00%	0.00%	0.00%
21.00% - 21.99%	0.00%	0.00%	0.00%	0.00%
Total	100.00%	100.00%	100.00%	100.00%

By State, States Representing More than 5%(1)(2)

California	16.86%	17.22%	18.61%	16.45%
New York	5.89%	5.70%	6.53%	5.76%
Texas	9.25%	10.09%	10.49%	8.90%
Pennsylvania	(4)	(4)	(4)	(4)
New Jersey	(4)	(4)	(4)	5.33%
Illinois	5.38%	5.24%	5.92%	(4)
Florida	7.35%	7.32%	8.13%	7.69%
Total	44.73%	45.57%	49.68%	44.13%

(1)	Balances and percentages may not add to total due to rounding.
(2)	As a percent of total outstanding principal balance as of the cut-off date.
(3)	Greater than 0.00% but less than 0.005%.
(4)	This state accounted for less than 5% of the outstanding principal balance as of the cut-off date.

Loan Securitization	VALET 2018-1	VALET 2018-2	VALET 2020-1	VALET 2021-1

Closing Date	July 3, 2018	November 21, 2018	May 19, 2020	December 13, 2021
Cut-off Date	May 31, 2018	September 28, 2018	March 31, 2020	September 30, 2021

By Original Term(1) (2)
12 months - 18 months	0.05%	0.11%	0.02%	0.01%
19 months - 24 months	0.23%	0.27%	0.14%	0.18%
25 months - 30 months	0.01%	0.03%	0.01%	0.01%
31 months - 36 months	1.91%	1.88%	1.44%	1.99%
37 months - 42 months	0.09%	0.09%	0.06%	0.04%
43 months - 48 months	3.88%	3.73%	3.53%	2.94%
49 months - 54 months	0.22%	0.17%	0.19%	0.10%
55 months - 60 months	46.89%	41.48%	42.65%	43.21%
61 months - 66 months	10.97%	10.65%	15.09%	9.64%
67 months - 72 months	35.75%	41.59%	36.86%	41.88%
Total	100.00%	100.00%	100.00%	100.00%

By Remaining Term(1) (2)
6 months or less	0.23%	0.17%	0.24%	0.10%
7 months - 12 months	0.42%	0.77%	0.40%	0.32%
13 months - 18 months	0.78%	0.71%	0.78%	0.19%
19 months - 24 months	0.86%	1.16%	0.55%	0.73%
25 months - 30 months	1.76%	1.40%	1.21%	0.96%
31 months - 36 months	3.51%	3.70%	2.24%	1.87%
37 months - 42 months	7.57%	5.57%	4.22%	3.81%
43 months - 48 months	13.05%	9.91%	9.04%	9.78%
49 months - 54 months	22.75%	14.47%	16.66%	28.74%
55 months - 60 months	28.45%	27.88%	30.29%	26.65%
61 months - 66 months	20.61%	24.97%	22.42%	25.37%
67 months - 72 months	0.00%	9.30%	11.94%	1.47%
Total	100.00%	100.00%	100.00%	100.00%

By Contract Rate(1) (2)
0.00% - 0.99%	10.08%	5.72%	2.07%	18.15%
1.00% - 1.99%	15.51%	12.08%	13.30%	19.56%
2.00% - 2.99%	27.31%	20.83%	14.62%	23.87%
3.00% - 3.99%	29.58%	29.13%	21.69%	18.32%
4.00% - 4.99%	7.99%	19.14%	21.32%	8.38%
5.00% - 5.99%	3.24%	5.94%	11.86%	4.88%
6.00% - 6.99%	1.66%	2.32%	5.78%	2.16%
7.00% - 7.99%	1.70%	1.68%	3.22%	1.83%
8.00% - 8.99%	0.84%	1.05%	2.00%	1.19%
9.00% - 9.99%	0.50%	0.63%	1.41%	0.50%
10.00% - 10.99%	0.51%	0.44%	0.83%	0.23%
11.00% - 11.99%	0.27%	0.22%	0.49%	0.12%
12.00% - 12.99%	0.17%	0.28%	0.24%	0.16%
13.00% - 13.99%	0.22%	0.11%	0.28%	0.34%

Loan Securitization	VALET 2018-1	VALET 2018-2	VALET 2020-1	VALET 2021-1

14.00% - 14.99%	0.20%	0.17%	0.21%	0.07%
15.00% - 15.99%	0.09%	0.14%	0.29%	0.13%
16.00% - 16.99%	0.07%	0.03%	0.15%	0.06%
17.00% - 17.99%	0.06%	0.06%	0.11%	0.02%
18.00% - 18.99%	0.01%	0.03%	0.07%	0.00%(3)
19.00% - 19.99%	0.00%	0.00%	0.02%	0.01%
20.00% - 20.99%	0.00%	0.00%	0.01%	0.00%(3)
21.00% - 21.99%	0.00%	0.00%	0.00%(3)	0.00%
Total	100.00%	100.00%	100.00%	100.00%

By State, States Representing More than 5%(1) (2)
California	16.56%	15.56%	17.23%	15.09%
New York	5.99%	5.70%	(4)	5.60%
Texas	8.06%	8.19%	12.35%	11.25%
Pennsylvania	(4)	(4)	(4)	(4)
New Jersey	(4)	(4)	(4)	(4)
Illinois	5.81%	5.67%	(4)	5.28%
Florida	8.29%	8.11%	7.70%	8.40%
Total	44.71%	43.22%	37.27%	45.62%

(1)	Balances and percentages may not add to total due to rounding.
(2)	As a percent of total outstanding principal balance as of the cut-off date.
(3)	Greater than 0.00% but less than 0.005%.
(4)	This state accounted for less than 5% of the outstanding principal balance as of the cut-off date.

Prepayment Speed Information

Set forth below is prepayment speed information relating to VW Credit, Inc.’s securitized portfolios of retail installment sale contracts and installment loans. Prepayment speed information is present in the chart below for each securitization transaction for as long as such securitization transaction remains outstanding. For more information regarding prepayment speeds, you should refer to “Weighted Average Life of the Notes” in this prospectus.

VALET 2013-1 to VALET 2021-1(1)

Period	VALET 2013-1	VALET 2013-2	VALET 2014-1	VALET 2014-2	VALET 2018-1	VALET 2018-2	VALET 2020-1	VALET 2021-1
1	0.72%	0.70%	1.43%	1.28%	1.35%	1.81%	1.48%	1.24%
2	0.98%	0.84%	1.28%	0.85%	1.37%	1.50%	1.37%	1.41%
3	0.85%	0.71%	0.97%	0.86%	1.35%	1.44%	1.59%	1.43%
4	1.04%	0.93%	0.99%	1.28%	1.18%	1.42%	1.46%	1.25%
5	0.90%	0.82%	1.41%	0.94%	1.32%	1.32%	1.60%	1.27%
6	0.89%	0.96%	0.97%	1.10%	1.16%	1.34%	1.50%	1.39%
7	1.16%	0.91%	1.42%	1.06%	1.16%	1.45%	1.37%	1.23%
8	0.93%	1.39%	0.94%	1.54%	1.27%	1.38%	1.33%	1.29%
9	0.98%	1.11%	1.02%	1.07%	1.10%	1.16%	1.51%	1.19%
10	1.13%	1.07%	1.40%	1.45%	1.26%	1.31%	1.33%	1.14%
11	0.94%	1.58%	1.10%	1.06%	1.32%	1.26%	1.29%	1.19%
12	1.15%	1.15%	1.14%	1.15%	1.25%	1.17%	1.71%	1.10%
13	1.03%	1.42%	1.11%	1.44%	1.05%	1.27%	1.58%	0.99%
14	1.16%	1.07%	1.55%	1.15%	1.27%	1.08%	1.54%	0.91%
15	1.10%	1.02%	1.23%	0.98%	1.16%	1.17%	1.51%	0.91%
16	1.63%	1.46%	1.54%	1.31%	1.14%	1.19%	1.53%	1.00%
17	1.29%	1.17%	1.17%	1.02%	1.20%	1.16%	1.53%	0.90%
18	1.27%	1.35%	1.23%	1.09%	1.12%	1.22%	1.38%	1.14%
19	1.55%	1.32%	1.50%	1.34%	1.18%	1.10%	1.31%
20	1.29%	1.56%	1.12%	1.02%	1.20%	1.14%	1.43%
21	1.53%	1.30%	1.05%	1.22%	1.10%	1.34%	1.44%
22	1.15%	1.56%	1.45%	1.04%	1.22%	1.33%	1.33%
23	1.18%	1.24%	1.06%	1.18%	1.03%	1.39%	1.32%
24	1.48%	1.27%	1.12%	1.16%	1.10%	1.38%	1.40%
25	1.18%	1.55%	1.39%	1.08%	1.32%	1.31%	1.24%
26	1.24%	1.13%	1.06%	1.08%	1.28%	1.18%	1.26%
27	1.33%	1.13%	1.23%	1.16%	1.33%	1.30%	1.15%
28	1.52%	1.45%	1.09%	1.89%	1.28%	1.27%	1.19%
29	1.31%	1.15%	1.20%	2.10%	1.24%	1.24%	1.19%
30	1.56%	1.16%	1.18%	2.08%	1.19%	1.53%	1.13%
31	1.25%	1.41%	1.08%	1.68%	1.28%	1.36%	1.03%
32	1.25%	1.12%	1.09%	1.56%	1.24%	1.25%	1.08%
33	1.47%	1.28%	1.12%	1.41%	1.22%	1.28%	1.02%
34	1.15%	1.13%	1.74%	1.39%	1.39%	1.30%	1.15%
35	1.13%	1.23%	1.90%	1.40%	1.27%	1.26%	0.96%
36	1.40%	1.21%	1.87%	1.30%	1.21%	1.18%	1.18%
37	1.15%	1.14%	1.51%	1.35%	1.17%	1.14%
38	1.19%	1.07%	1.47%	1.20%	1.16%	1.20%
39	1.39%	1.20%	1.38%	1.22%	1.20%	1.19%
40	1.10%	1.58%	1.31%	1.35%	1.16%	1.14%
41	1.23%	1.69%	1.30%	1.17%	1.08%	1.13%
42	1.23%	1.66%	1.27%	1.28%	1.12%	1.15%
43	1.23%	1.38%	1.26%	1.27%		1.13%
44	1.56%	1.37%
45	1.12%

(1)	The “Prepayment Amount” is defined as the non-scheduled amortization of the pool of receivables for the applicable period. This includes voluntary prepayments, voluntary early payoffs, payments from third parties, repurchases, aggregate amount of Defaulted Receivables and servicer advances. This Prepayment Amount is converted into a monthly Single Month Mortality Rate “SMM” expressed as a percentage which is the Prepayment Amount divided by the previous month's actual month-end aggregate net pool balance less the scheduled payments made during the month. The “Prepayment Speeds” shown in the chart are derived by converting the SMM into the ABS Speed by dividing (a) the SMM by (b) the sum of (i) one and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool at cut-off date plus the number of months since the cut-off date.

Prepayment Speed

Set forth below is historical minimum, maximum and average prepayment speed information based on one month ABS speed aggregated for all included securitization transactions for each month following each such securitization transaction’s issuance for as long as such securitization transaction remains outstanding. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this prospectus.

Monthly Prepayment Speed (1)(2)(3)
Deal List:
2013-1
2013-2
2014-1
2021-1
2014-2
2018-1
2018-2
2020-1
ABS Prepayment Speed
0.03
0.025
0.02
0.015
0.01
0.005
0
1
3
5
7
9
11
13
15
17
19
21
23
25
27
29
31
33
35
37
39
41
43
45
47
49
Number of months since closing
Series1
Series2

(1)	Investors are encouraged to carefully review the table under “—Prepayment Speed Information” above, which contains the underlying historical data used in preparing the above graph. The data used to complete the information reflected with respect to later months is based on less than all transactions listed because more recently issued transactions will only be reflected to the extent of their current number of months outstanding and earlier issued transactions may have amortized more quickly than the number of months reflected on the above graph.

(2)	Pool characteristics will vary from securitization transaction to securitization transaction and investors are encouraged to carefully review the characteristics of the receivables for each securitization transaction represented in the above graph beginning on page A-2 of this prospectus under “Original Pool Characteristics as of Cut-off Date.” Performance may also vary from securitization transaction to securitization transaction, and there can be no assurance that the performance of any prior securitization transaction will correspond to or be an accurate predictor of the performance of the receivables.

(3)	Period average for each month is based on the sum of the actual ABS prepayment speeds for all transactions outstanding in such month divided by the total number of transactions outstanding in such month.

Delinquency Experience

Set forth below is delinquency information relating to VW Credit, Inc.’s securitized portfolios of retail installment sale contracts and installment loans for new and used automobiles presented on a monthly basis.

VALET 2013-1(1)(2)

	Aggregate Outstanding Principal Balance	31 – 60 Days Delinquent	% of Aggregate Outstanding Principal Balance	61 – 90 Days Delinquent	% of Aggregate Outstanding Principal Balance
February 2013	$1,289,587,845.24	$2,399,733.60	0.19%	$0.00	0.00%
March 2013	$1,247,649,233.32	$2,682,060.89	0.21%	$433,015.56	0.03%
April 2013	$1,215,025,950.55	$2,432,955.69	0.20%	$286,663.78	0.02%
May 2013	$1,175,039,046.94	$2,335,890.84	0.20%	$431,288.65	0.04%
June 2013	$1,142,606,146.69	$3,206,138.50	0.28%	$249,161.33	0.02%
July 2013	$1,111,051,004.21	$2,808,392.75	0.25%	$568,372.71	0.05%
August 2013	$1,071,687,467.01	$3,386,877.35	0.32%	$473,232.86	0.04%
September 2013	$1,040,512,471.25	$3,354,385.49	0.32%	$936,061.87	0.09%
October 2013	$1,008,792,060.89	$3,693,285.69	0.37%	$588,213.07	0.06%
November 2013	$971,469,168.22	$4,003,697.75	0.41%	$868,577.56	0.09%
December 2013	$942,182,859.49	$4,197,974.01	0.45%	$876,821.21	0.09%
January 2014	$905,840,392.07	$4,365,884.16	0.48%	$860,957.77	0.10%
February 2014	$875,442,030.38	$3,973,931.91	0.45%	$841,743.63	0.10%
March 2014	$842,866,614.13	$2,838,031.04	0.34%	$749,423.00	0.09%
April 2014	$812,990,729.23	$3,445,506.03	0.42%	$462,785.84	0.06%
May 2014	$775,197,034.84	$3,855,933.22	0.50%	$778,465.92	0.10%
June 2014	$744,997,305.29	$4,136,134.41	0.56%	$560,369.09	0.08%
July 2014	$715,512,548.69	$3,834,874.33	0.54%	$762,143.37	0.11%
August 2014	$680,991,314.70	$3,689,517.75	0.54%	$900,320.69	0.13%
September 2014	$652,975,013.43	$3,960,301.19	0.61%	$856,223.10	0.13%
October 2014	$620,022,821.65	$3,355,527.53	0.54%	$820,655.36	0.13%
November 2014	$594,677,295.33	$3,111,622.72	0.52%	$868,946.43	0.15%
December 2014	$569,462,931.84	$3,679,709.83	0.65%	$605,841.95	0.11%
January 2015	$539,110,144.07	$3,203,333.46	0.59%	$576,733.98	0.11%
February 2015	$514,585,387.13	$2,825,473.39	0.55%	$423,337.77	0.08%
March 2015	$490,094,859.22	$2,142,708.92	0.44%	$449,608.80	0.09%
April 2015	$465,341,190.78	$2,807,839.73	0.60%	$454,709.35	0.10%
May 2015	$437,006,069.46	$2,654,908.14	0.61%	$395,262.08	0.09%
June 2015	$414,118,959.60	$3,271,008.51	0.79%	$583,009.46	0.14%
July 2015	$386,715,318.18	$3,600,559.13	0.93%	$889,149.04	0.23%
August 2015	$366,216,244.03	$3,512,074.40	0.96%	$816,577.85	0.22%
September 2015	$345,969,460.02	$3,060,961.79	0.88%	$777,135.13	0.22%
October 2015	$322,213,416.06	$2,802,811.24	0.87%	$584,863.04	0.18%
November 2015	$304,489,272.98	$3,254,845.62	1.07%	$555,614.04	0.18%
December 2015	$287,278,184.47	$2,591,878.72	0.90%	$647,758.67	0.23%
January 2016	$266,454,737.38	$2,503,841.20	0.94%	$450,665.25	0.17%
February 2016	$249,924,977.92	$1,909,590.78	0.76%	$407,976.97	0.16%
March 2016	$233,454,244.77	$1,476,446.90	0.63%	$385,443.00	0.17%
April 2016	$214,623,176.66	$1,545,012.55	0.72%	$286,183.63	0.13%
May 2016	$200,394,189.93	$1,307,566.19	0.65%	$288,957.29	0.14%
June 2016	$184,711,423.44	$1,775,587.27	0.96%	$324,851.35	0.18%
July 2016	$171,146,585.78	$2,050,973.51	1.20%	$510,914.00	0.30%
August 2016	$156,428,270.31	$1,773,385.17	1.13%	$469,389.69	0.30%
September 2016	$143,311,895.69	$1,687,096.81	1.18%	$319,842.09	0.22%
October 2016	$130,987,313.75	$1,676,530.57	1.28%	$342,278.81	0.26%

(1)	An account is considered delinquent if 25% or more of the scheduled monthly payment is past due. The period of delinquency is based on the number of days payments are contractually past due.
(2)	A receivable is charged off when it becomes a Defaulted Receivable, and Defaulted Receivables are not reflected in the table.

VALET 2013-2(1)(2)

	Aggregate Outstanding Principal Balance	31 – 60 Days Delinquent	% of Aggregate Outstanding Principal Balance	61 – 90 Days Delinquent	% of Aggregate Outstanding Principal Balance
October 2013	$1,556,559,437.83	$2,255,053.41	0.14%	$88,000.59	0.01%
November 2013	$1,511,368,812.81	$2,775,799.45	0.18%	$662,305.84	0.04%
December 2013	$1,475,253,746.39	$4,283,736.90	0.29%	$423,287.92	0.03%
January 2014	$1,429,505,316.52	$3,804,814.95	0.27%	$818,527.87	0.06%
February 2014	$1,391,054,880.89	$3,584,065.35	0.26%	$508,123.61	0.04%
March 2014	$1,349,606,006.82	$3,634,674.18	0.27%	$506,188.51	0.04%
April 2014	$1,310,719,411.73	$3,822,632.37	0.29%	$468,192.11	0.04%
May 2014	$1,263,684,625.07	$4,010,553.23	0.32%	$429,827.72	0.03%
June 2014	$1,224,176,639.17	$4,581,626.68	0.37%	$682,390.71	0.06%
July 2014	$1,185,677,793.16	$4,657,651.95	0.39%	$809,271.12	0.07%
August 2014	$1,137,249,071.48	$5,673,906.38	0.50%	$852,363.05	0.07%
September 2014	$1,099,359,777.39	$5,322,392.82	0.48%	$1,071,663.22	0.10%
October 2014	$1,054,919,212.01	$5,651,040.12	0.54%	$868,072.91	0.08%
November 2014	$1,019,520,833.82	$5,014,125.19	0.49%	$1,370,943.68	0.13%
December 2014	$985,064,482.85	$5,019,658.40	0.51%	$1,076,494.25	0.11%
January 2015	$941,465,286.51	$5,859,390.09	0.62%	$959,782.73	0.10%
February 2015	$905,413,433.86	$4,327,546.02	0.48%	$1,266,339.99	0.14%
March 2015	$867,372,077.54	$3,928,414.81	0.45%	$605,935.93	0.07%
April 2015	$825,682,366.92	$4,570,446.17	0.55%	$667,388.93	0.08%
May 2015	$788,533,786.25	$4,496,038.84	0.57%	$932,211.62	0.12%
June 2015	$754,076,199.28	$5,620,612.65	0.75%	$724,849.19	0.10%
July 2015	$713,407,925.96	$6,072,897.66	0.85%	$1,243,606.23	0.17%
August 2015	$681,966,413.72	$6,423,619.34	0.94%	$993,815.44	0.15%
September 2015	$650,273,473.74	$4,673,825.54	0.72%	$1,706,148.16	0.26%
October 2015	$612,393,681.09	$5,621,770.05	0.92%	$786,897.81	0.13%
November 2015	$584,694,912.58	$5,328,117.05	0.91%	$1,056,548.66	0.18%
December 2015	$557,344,823.41	$4,903,822.26	0.88%	$1,365,312.45	0.24%
January 2016	$523,823,361.77	$4,599,070.12	0.88%	$1,011,041.37	0.19%
February 2016	$497,621,822.83	$3,417,409.83	0.69%	$805,290.41	0.16%
March 2016	$471,950,141.53	$2,898,425.85	0.61%	$635,721.17	0.13%
April 2016	$442,015,368.72	$2,758,321.73	0.62%	$740,400.23	0.17%
May 2016	$419,042,548.57	$2,646,884.53	0.63%	$701,172.12	0.17%
June 2016	$393,319,915.72	$2,965,439.98	0.75%	$672,844.97	0.17%
July 2016	$370,972,095.40	$3,961,596.45	1.07%	$810,171.74	0.22%
August 2016	$347,396,075.66	$3,726,557.99	1.07%	$1,065,250.81	0.31%
September 2016	$325,573,637.13	$3,305,113.34	1.02%	$1,021,849.59	0.31%
October 2016	$305,250,298.64	$3,387,022.20	1.11%	$758,727.03	0.25%
November 2016	$286,092,503.65	$3,198,577.19	1.12%	$1,000,170.05	0.35%
December 2016	$266,306,478.43	$3,377,349.02	1.27%	$1,081,577.36	0.41%
January 2017	$239,783,257.18	$3,661,279.02	1.53%	$1,032,175.46	0.43%
February 2017	$210,751,891.25	$2,298,732.33	1.09%	$684,922.51	0.32%
March 2017	$184,382,615.24	$2,342,178.02	1.27%	$319,677.86	0.17%
April 2017	$167,441,580.28	$1,946,531.39	1.16%	$357,378.24	0.21%
May 2017	$150,839,191.44	$1,726,317.63	1.14%	$460,487.20	0.31%

(1)	An account is considered delinquent if 25% or more of the scheduled monthly payment is past due. The period of delinquency is based on the number of days payments are contractually past due.
(2)	A receivable is charged off when it becomes a Defaulted Receivable, and Defaulted Receivables are not reflected in the table.

VALET 2014-1(1)(2)

	Aggregate Outstanding Principal Balance	31 – 60 Days Delinquent	% of Aggregate Outstanding Principal Balance	61 – 90 Days Delinquent	% of Aggregate Outstanding Principal Balance
April 2014	$1,266,619,282.19	$2,038,648.33	0.16%	$280,430.39	0.02%
May 2014	$1,226,958,958.89	$2,288,522.62	0.19%	$304,615.04	0.02%
June 2014	$1,193,863,659.80	$2,531,349.50	0.21%	$331,499.90	0.03%
July 2014	$1,160,840,888.85	$3,090,821.16	0.27%	$361,768.55	0.03%
August 2014	$1,120,470,628.30	$3,208,540.33	0.29%	$516,946.71	0.05%
September 2014	$1,089,299,310.08	$2,723,781.29	0.25%	$793,940.15	0.07%
October 2014	$1,049,742,408.41	$3,063,720.09	0.29%	$532,422.71	0.05%
November 2014	$1,019,540,260.73	$2,893,979.68	0.28%	$725,321.19	0.07%
December 2014	$988,484,119.64	$3,337,725.86	0.34%	$756,994.74	0.08%
January 2015	$950,746,177.43	$3,204,417.91	0.34%	$664,021.94	0.07%
February 2015	$919,020,388.47	$3,028,749.61	0.33%	$567,988.52	0.06%
March 2015	$887,873,637.51	$2,938,257.61	0.33%	$380,739.33	0.04%
April 2015	$857,606,806.94	$3,976,491.25	0.46%	$487,459.12	0.06%
May 2015	$819,657,195.42	$3,945,184.92	0.48%	$504,770.77	0.06%
June 2015	$788,884,975.68	$4,430,258.18	0.56%	$866,777.28	0.11%
July 2015	$752,279,428.34	$5,135,681.91	0.68%	$780,783.13	0.10%
August 2015	$724,039,996.39	$5,187,907.79	0.72%	$879,737.89	0.12%
September 2015	$695,110,847.10	$4,883,110.46	0.70%	$1,109,638.48	0.16%
October 2015	$661,006,039.92	$3,803,604.60	0.58%	$873,924.31	0.13%
November 2015	$635,149,768.47	$4,284,371.63	0.67%	$1,092,623.95	0.17%
December 2015	$610,157,886.47	$3,814,115.00	0.63%	$1,158,970.58	0.19%
January 2016	$578,817,069.58	$3,584,512.44	0.62%	$977,129.78	0.17%
February 2016	$554,738,875.32	$2,987,928.15	0.54%	$786,517.79	0.14%
March 2016	$527,194,657.72	$2,571,206.00	0.49%	$516,401.49	0.10%
April 2016	$501,971,284.80	$2,575,884.39	0.51%	$517,349.06	0.10%
May 2016	$479,922,054.38	$2,532,252.85	0.53%	$705,732.71	0.15%
June 2016	$455,333,470.34	$3,306,785.71	0.73%	$516,238.64	0.11%
July 2016	$433,516,604.25	$4,018,367.28	0.93%	$639,647.35	0.15%
August 2016	$410,494,578.14	$3,435,481.73	0.84%	$1,103,271.90	0.27%
September 2016	$389,023,415.45	$3,366,294.22	0.87%	$786,953.73	0.20%
October 2016	$369,222,234.38	$3,608,655.32	0.98%	$970,613.21	0.26%
November 2016	$349,967,185.37	$3,590,162.46	1.03%	$912,179.74	0.26%
December 2016	$330,796,574.27	$3,835,283.95	1.16%	$972,441.55	0.29%
January 2017	$300,317,233.56	$3,292,981.08	1.10%	$1,178,788.74	0.39%
February 2017	$264,009,815.11	$2,589,988.03	0.98%	$637,975.20	0.24%
March 2017	$230,991,653.86	$1,861,497.93	0.81%	$425,204.29	0.18%
April 2017	$212,009,840.49	$1,538,458.24	0.73%	$384,049.15	0.18%
May 2017	$194,061,706.83	$1,673,694.62	0.86%	$433,118.69	0.22%
June 2017	$178,302,207.29	$1,778,457.61	1.00%	$366,151.98	0.21%
July 2017	$164,058,750.50	$1,685,844.67	1.03%	$485,647.10	0.30%
August 2017	$150,406,144.55	$1,673,014.59	1.11%	$358,893.30	0.24%
September 2017	$137,868,205.84	$1,443,808.59	1.05%	$298,143.16	0.22%
October 2017	$125,794,940.51	$1,499,281.30	1.19%	$303,311.48	0.24%

(1)	An account is considered delinquent if 25% or more of the scheduled monthly payment is past due. The period of delinquency is based on the number of days payments are contractually past due.
(2)	A receivable is charged off when it becomes a Defaulted Receivable, and Defaulted Receivables are not reflected in the table.

VALET 2014-2(1)(2)

	Aggregate Outstanding Principal Balance	31 – 60 Days Delinquent	% of Aggregate Outstanding Principal Balance	61 – 90 Days Delinquent	% of Aggregate Outstanding Principal Balance
October 2014	$1,040,931,145.75	$2,105,146.24	0.20%	$18,772.27	0.00%(3)
November 2014	$1,014,965,530.07	$1,969,642.95	0.19%	$521,124.57	0.05%
December 2014	$988,937,304.73	$3,020,575.49	0.31%	$506,298.23	0.05%
January 2015	$956,515,740.45	$2,875,111.83	0.30%	$682,629.11	0.07%
February 2015	$929,772,739.51	$2,449,076.89	0.26%	$479,720.73	0.05%
March 2015	$901,777,621.56	$2,147,890.72	0.24%	$255,681.24	0.03%
April 2015	$875,012,753.34	$3,108,599.87	0.36%	$327,394.20	0.04%
May 2015	$840,994,756.89	$3,760,172.64	0.45%	$504,441.86	0.06%
June 2015	$814,839,290.03	$4,577,530.84	0.56%	$716,682.35	0.09%
July 2015	$782,934,968.66	$4,446,308.68	0.57%	$597,065.05	0.08%
August 2015	$758,258,880.12	$4,527,306.64	0.60%	$886,602.21	0.12%
September 2015	$732,260,296.47	$4,817,225.86	0.66%	$868,038.20	0.12%
October 2015	$701,759,686.66	$4,315,919.25	0.62%	$580,291.73	0.08%
November 2015	$677,137,074.79	$4,259,773.48	0.63%	$799,549.34	0.12%
December 2015	$654,405,992.35	$4,385,053.74	0.67%	$1,144,825.86	0.17%
January 2016	$626,811,503.63	$4,348,236.93	0.69%	$634,294.43	0.10%
February 2016	$604,377,719.43	$3,149,459.19	0.52%	$776,991.90	0.13%
March 2016	$581,387,655.01	$2,640,524.87	0.45%	$688,014.00	0.12%
April 2016	$554,941,600.75	$2,911,511.74	0.52%	$692,973.20	0.12%
May 2016	$533,910,306.63	$2,968,347.11	0.56%	$721,242.02	0.14%
June 2016	$510,257,452.41	$3,356,312.21	0.66%	$818,990.54	0.16%
July 2016	$489,262,024.80	$3,682,710.28	0.75%	$811,936.75	0.17%
August 2016	$466,914,422.64	$3,701,327.74	0.79%	$852,119.02	0.18%
September 2016	$446,037,239.59	$3,668,920.51	0.82%	$1,052,209.03	0.24%
October 2016	$426,574,276.00	$3,341,186.54	0.78%	$1,277,854.55	0.30%
November 2016	$407,433,299.07	$3,400,204.55	0.83%	$1,043,486.77	0.26%
December 2016	$388,088,123.91	$3,849,680.75	0.99%	$1,388,615.63	0.36%
January 2017	$356,245,285.93	$4,111,953.60	1.15%	$1,338,198.59	0.38%
February 2017	$317,615,046.97	$3,334,154.39	1.05%	$912,232.08	0.29%
March 2017	$281,291,120.24	$2,492,039.14	0.89%	$482,983.29	0.17%
April 2017	$260,016,064.62	$2,290,375.10	0.88%	$339,889.45	0.13%
May 2017	$240,854,979.45	$1,936,535.01	0.80%	$433,150.12	0.18%
June 2017	$224,592,618.44	$2,195,372.68	0.98%	$464,234.62	0.21%
July 2017	$209,183,539.89	$2,115,817.42	1.01%	$452,424.91	0.22%
August 2017	$194,208,147.75	$1,913,204.14	0.99%	$367,097.73	0.19%
September 2017	$181,036,335.81	$1,730,709.73	0.96%	$298,528.51	0.16%
October 2017	$167,719,740.90	$1,499,228.47	0.89%	$444,879.57	0.27%
November 2017	$156,036,519.11	$1,294,071.80	0.83%	$444,670.24	0.28%
December 2017	$144,739,993.41	$1,299,625.26	0.90%	$286,271.95	0.20%
January 2018	$132,692,501.18	$1,228,470.54	0.93%	$377,534.66	0.28%
February 2018	$122,369,488.58	$1,028,328.51	0.84%	$321,884.30	0.26%
March 2018	$111,692,996.28	$893,412.79	0.80%	$113,343.95	0.10%
April 2018	$101,640,554.37	$909,725.18	0.90%	$180,592.89	0.18%

(1)	An account is considered delinquent if 25% or more of the scheduled monthly payment is past due. The period of delinquency is based on the number of days payments are contractually past due.
(2)	A receivable is charged off when it becomes a Defaulted Receivable, and Defaulted Receivables are not reflected in the table.
(3)	Greater than 0.00% but less than 0.005%.

VALET 2018-1(1)(2)

	Aggregate Outstanding Principal Balance	31 – 60 Days Delinquent	% of Aggregate Outstanding Principal Balance	61 – 90 Days Delinquent	% of Aggregate Outstanding Principal Balance
July 2018	$1,350,957,259.66	$5,012,200.65	0.37%	$1,024,863.44	0.08%
August 2018	$1,304,498,666.81	$5,521,378.78	0.42%	$782,964.75	0.06%
September 2018	$1,263,492,934.53	$5,856,306.19	0.46%	$1,189,233.81	0.09%
October 2018	$1,218,755,989.85	$5,161,380.66	0.42%	$1,266,742.03	0.10%
November 2018	$1,178,151,140.62	$5,705,011.15	0.48%	$1,398,109.27	0.12%
December 2018	$1,138,117,040.46	$5,829,532.80	0.51%	$1,322,573.58	0.12%
January 2019	$1,096,921,536.94	$5,546,760.16	0.51%	$1,502,258.43	0.14%
February 2019	$1,059,464,964.32	$4,654,093.10	0.44%	$1,434,096.19	0.14%
March 2019	$1,019,963,077.96	$3,608,926.24	0.35%	$1,070,579.13	0.10%
April 2019	$979,369,701.09	$4,801,463.16	0.49%	$805,962.98	0.08%
May 2019	$940,922,857.93	$4,502,345.24	0.48%	$962,397.80	0.10%
June 2019	$906,738,485.49	$4,653,494.57	0.51%	$1,349,268.79	0.15%
July 2019	$868,083,078.59	$4,908,391.17	0.57%	$1,222,695.24	0.14%
August 2019	$832,544,454.26	$5,400,067.54	0.65%	$1,271,742.04	0.15%
September 2019	$797,870,977.64	$4,640,146.01	0.58%	$1,450,776.60	0.18%
October 2019	$762,601,142.98	$5,563,428.31	0.73%	$817,540.16	0.11%
November 2019	$730,113,570.37	$5,253,881.13	0.72%	$997,847.50	0.14%
December 2019	$696,725,801.22	$5,555,098.08	0.80%	$1,290,204.67	0.19%
January 2020	$663,765,821.81	$4,802,870.89	0.72%	$1,341,572.55	0.20%
February 2020	$634,007,350.53	$4,163,027.55	0.66%	$969,377.60	0.15%
March 2020	$602,515,340.83	$4,156,429.08	0.69%	$1,141,966.86	0.19%
April 2020	$575,039,161.60	$3,462,098.13	0.60%	$666,069.48	0.12%
May 2020	$547,759,679.36	$2,381,050.61	0.43%	$838,453.99	0.15%
June 2020	$517,247,336.10	$2,243,045.65	0.43%	$695,105.41	0.13%
July 2020	$488,244,486.26	$2,694,806.54	0.55%	$606,115.31	0.12%
August 2020	$458,659,981.83	$2,470,094.29	0.54%	$550,161.00	0.12%
September 2020	$430,774,352.69	$2,278,607.13	0.53%	$804,939.66	0.19%
October 2020	$404,627,876.51	$1,988,547.54	0.49%	$839,961.92	0.21%
November 2020	$379,798,307.77	$2,966,717.77	0.78%	$620,447.78	0.16%
December 2020	$353,993,988.46	$3,111,524.87	0.88%	$814,809.61	0.23%
January 2021	$330,489,911.34	$2,384,628.54	0.72%	$734,998.15	0.22%
February 2021	$308,194,708.92	$2,326,444.49	0.75%	$610,452.85	0.20%
March 2021	$282,558,981.88	$1,874,221.25	0.66%	$461,683.56	0.16%
April 2021	$260,585,178.40	$1,638,946.09	0.63%	$408,516.87	0.16%
May 2021	$240,808,263.59	$2,018,846.88	0.84%	$286,990.05	0.12%
June 2021	$221,808,227.79	$2,148,878.06	0.97%	$399,722.89	0.18%
July 2021	$203,932,439.02	$1,457,660.12	0.71%	$479,839.14	0.24%
August 2021	$186,317,278.97	$1,590,060.99	0.85%	$418,813.66	0.22%
September 2021	$170,399,429.63	$1,579,224.12	0.93%	$377,266.25	0.22%
October 2021	$155,959,484.81	$1,133,416.23	0.73%	$516,257.36	0.33%
November 2021	$141,437,285.89	$1,487,378.85	1.05%	$381,222.32	0.27%

(1)	An account is considered delinquent if 25% or more of the scheduled monthly payment is past due. The period of delinquency is based on the number of days payments are contractually past due.
(2)	A receivable is charged off when it becomes a Defaulted Receivable, and Defaulted Receivables are not reflected in the table.

VALET 2018-2(1)(2)

	Aggregate Outstanding Principal Balance	31 – 60 Days Delinquent	% of Aggregate Outstanding Principal Balance	61 – 90 Days Delinquent	% of Aggregate Outstanding Principal Balance
November 2018	$1,017,505,556.65	$3,651,393.56	0.36%	$605,360.68	0.06%
December 2018	$982,334,982.17	$3,778,455.69	0.38%	$814,561.18	0.08%
January 2019	$948,285,885.34	$4,507,152.97	0.48%	$849,887.45	0.09%
February 2019	$916,149,280.92	$3,332,689.41	0.36%	$947,386.31	0.10%
March 2019	$884,193,519.20	$3,126,853.34	0.35%	$843,007.80	0.10%
April 2019	$851,144,084.70	$3,570,539.52	0.42%	$1,136,220.55	0.13%
May 2019	$819,728,276.76	$3,401,966.84	0.42%	$784,584.12	0.10%
June 2019	$791,481,532.13	$3,722,677.75	0.47%	$860,934.21	0.11%
July 2019	$761,107,306.35	$4,025,543.00	0.53%	$787,416.29	0.10%
August 2019	$732,234,976.35	$3,716,750.68	0.51%	$838,302.01	0.11%
September 2019	$705,048,340.26	$4,567,994.79	0.65%	$774,581.56	0.11%
October 2019	$676,791,260.03	$4,023,524.83	0.59%	$1,002,451.94	0.15%
November 2019	$652,046,341.55	$4,037,153.21	0.62%	$1,084,277.91	0.17%
December 2019	$626,162,445.54	$4,572,011.65	0.73%	$1,075,340.46	0.17%
January 2020	$600,586,958.30	$3,831,917.97	0.64%	$1,176,008.97	0.20%
February 2020	$576,671,922.58	$3,563,451.32	0.62%	$619,774.34	0.11%
March 2020	$552,055,993.46	$3,525,361.56	0.64%	$961,315.47	0.17%
April 2020	$530,002,192.66	$2,463,416.24	0.46%	$662,859.77	0.13%
May 2020	$508,358,636.22	$2,354,950.14	0.46%	$561,872.50	0.11%
June 2020	$484,197,104.67	$1,656,611.64	0.34%	$831,355.92	0.17%
July 2020	$460,644,796.42	$2,510,507.99	0.54%	$571,721.35	0.12%
August 2020	$436,575,285.76	$2,187,976.13	0.50%	$557,712.45	0.13%
September 2020	$413,151,762.37	$2,275,299.02	0.55%	$599,593.42	0.15%
October 2020	$391,404,110.67	$2,238,407.46	0.57%	$630,234.58	0.16%
November 2020	$371,571,337.50	$2,239,812.00	0.60%	$561,502.57	0.15%
December 2020	$350,598,929.37	$2,901,006.55	0.83%	$615,667.57	0.18%
January 2021	$331,178,205.70	$2,734,385.51	0.83%	$680,667.35	0.21%
February 2021	$312,855,705.46	$2,326,106.34	0.74%	$596,113.63	0.19%
March 2021	$289,972,971.49	$1,830,071.23	0.63%	$352,307.80	0.12%
April 2021	$270,669,811.41	$1,710,544.67	0.63%	$234,839.62	0.09%
May 2021	$253,512,662.16	$1,753,439.41	0.69%	$378,835.42	0.15%
June 2021	$236,618,726.54	$2,036,893.52	0.86%	$307,183.59	0.13%
July 2021	$219,928,968.71	$1,592,176.39	0.72%	$468,930.29	0.21%
August 2021	$204,525,753.51	$1,698,566.96	0.83%	$287,453.16	0.14%
September 2021	$190,623,645.38	$1,697,569.92	0.89%	$410,710.84	0.22%
October 2021	$177,781,735.23	$1,197,523.66	0.67%	$335,481.54	0.19%
November 2021	$164,603,927.67	$1,508,416.36	0.92%	$361,922.37	0.22%
December 2021	$152,030,129.78	$1,534,650.59	1.01%	$403,417.12	0.27%
January 2022	$140,304,194.40	$1,432,628.82	1.02%	$333,417.58	0.24%
February 2022	$129,344,693.85	$1,020,701.73	0.79%	$429,525.86	0.33%
March 2022	$118,476,240.81	$1,177,212.79	0.99%	$266,656.30	0.23%
April 2022	$108,619,296.66	$1,176,415.27	1.08%	$200,474.24	0.18%

(1)	An account is considered delinquent if 25% or more of the scheduled monthly payment is past due. The period of delinquency is based on the number of days payments are contractually past due.
(2)	A receivable is charged off when it becomes a Defaulted Receivable, and Defaulted Receivables are not reflected in the table.

VALET 2020-1(1)(2)

	Aggregate Outstanding Principal Balance	31 – 60 Days Delinquent	% of Aggregate Outstanding Principal Balance	61 – 90 Days Delinquent	% of Aggregate Outstanding Principal Balance
May 2020	$1,208,725,516.95	$7,499,960.17	0.62%	$3,477,238.49	0.29%
June 2020	$1,165,386,874.99	$2,962,729.11	0.25%	$2,758,206.46	0.24%
July 2020	$1,125,007,887.00	$3,536,196.43	0.31%	$1,227,759.03	0.11%
August 2020	$1,083,060,533.38	$3,624,551.86	0.33%	$906,892.26	0.08%
September 2020	$1,043,382,640.93	$4,529,669.21	0.43%	$866,372.17	0.08%
October 2020	$1,006,148,097.73	$4,643,369.17	0.46%	$1,131,266.25	0.11%
November 2020	$970,091,006.16	$5,595,759.60	0.58%	$1,047,295.07	0.11%
December 2020	$931,132,124.55	$5,768,146.03	0.62%	$1,235,054.83	0.13%
January 2021	$896,646,596.65	$5,030,090.87	0.56%	$1,374,225.02	0.15%
February 2021	$863,681,139.40	$4,454,960.64	0.52%	$1,143,288.08	0.13%
March 2021	$822,861,611.42	$4,082,988.60	0.50%	$966,167.02	0.12%
April 2021	$785,429,330.13	$3,473,559.94	0.44%	$981,459.87	0.12%
May 2021	$750,128,309.04	$4,451,377.24	0.59%	$962,523.40	0.13%
June 2021	$715,638,848.09	$4,072,499.07	0.57%	$939,079.88	0.13%
July 2021	$681,853,346.41	$4,268,032.29	0.63%	$1,104,721.55	0.16%
August 2021	$648,893,405.02	$3,938,590.54	0.61%	$1,394,672.16	0.21%
September 2021	$619,346,305.42	$3,757,496.45	0.61%	$1,003,788.05	0.16%
October 2021	$591,767,315.80	$3,895,957.53	0.66%	$1,081,586.49	0.18%
November 2021	$562,735,618.36	$3,987,003.41	0.71%	$1,079,615.53	0.19%
December 2021	$534,063,590.94	$3,804,627.84	0.71%	$1,203,996.16	0.23%
January 2022	$507,990,713.71	$4,026,349.90	0.79%	$881,542.87	0.17%
February 2022	$482,762,952.38	$2,944,096.18	0.61%	$775,840.34	0.16%
March 2022	$456,608,211.07	$2,915,338.41	0.64%	$707,210.42	0.15%
April 2022	$433,726,514.85	$2,453,110.39	0.57%	$517,767.64	0.12%
May 2022	$411,192,852.97	$2,888,198.41	0.70%	$701,509.75	0.17%
June 2022	$390,409,641.40	$2,475,737.39	0.63%	$965,787.11	0.25%
July 2022	$370,236,450.70	$2,764,319.62	0.75%	$595,116.21	0.16%
August 2022	$350,076,247.02	$2,829,468.83	0.81%	$737,399.40	0.21%
September 2022	$331,078,417.55	$2,677,200.34	0.81%	$883,496.78	0.27%
October 2022	$313,692,938.29	$2,738,893.69	0.87%	$1,051,626.05	0.34%
November 2022	$296,167,113.44	$3,005,122.28	1.01%	$845,036.59	0.29%
December 2022	$279,677,496.64	$2,655,854.53	0.95%	$726,692.30	0.26%
January 2023	$262,376,739.16	$2,514,611.56	0.96%	$788,318.98	0.30%
February 2023	$247,303,009.18	$2,441,297.17	0.99%	$659,584.00	0.27%
March 2023	$230,507,125.37	$2,303,009.82	1.00%	$446,141.17	0.19%

(1)	An account is considered delinquent if 25% or more of the scheduled monthly payment is past due. The period of delinquency is based on the number of days payments are contractually past due.
(2)	A receivable is charged off when it becomes a Defaulted Receivable, and Defaulted Receivables are not reflected in the table.

VALET 2021-1(1)(2)

	Aggregate Outstanding Principal Balance	31 – 60 Days Delinquent	% of Aggregate Outstanding Principal Balance	61 – 90 Days Delinquent	% of Aggregate Outstanding Principal Balance
November 2021	$1,759,629,984.58	$4,318,954.85	0.25%	$1,061,221.81	0.06%
December 2021	$1,695,826,157.35	$3,984,892.31	0.23%	$995,229.87	0.06%
January 2022	$1,638,289,751.29	$5,829,533.82	0.36%	$909,686.35	0.06%
February 2022	$1,580,857,631.87	$5,235,575.98	0.33%	$991,298.14	0.06%
March 2022	$1,521,499,556.94	$4,620,295.55	0.30%	$923,494.67	0.06%
April 2022	$1,468,196,099.41	$4,462,456.08	0.30%	$701,787.30	0.05%
May 2022	$1,413,647,247.33	$5,395,585.69	0.38%	$1,301,182.99	0.09%
June 2022	$1,362,527,750.14	$5,769,238.06	0.42%	$1,521,742.98	0.11%
July 2022	$1,313,929,076.30	$5,445,166.46	0.41%	$1,771,997.44	0.13%
August 2022	$1,264,060,641.69	$5,399,568.26	0.43%	$1,991,468.83	0.16%
September 2022	$1,217,407,400.76	$5,961,400.63	0.49%	$1,267,774.85	0.10%
October 2022	$1,174,260,279.68	$7,072,252.27	0.60%	$1,396,212.11	0.12%
November 2022	$1,132,973,386.21	$6,791,612.58	0.60%	$1,702,627.57	0.15%
December 2022	$1,092,676,801.57	$6,618,386.60	0.61%	$1,599,058.86	0.15%
January 2023	$1,051,422,652.52	$7,058,688.04	0.67%	$1,519,014.56	0.14%
February 2023	$1,012,481,798.88	$6,074,341.85	0.60%	$1,482,814.89	0.15%
March 2023	$969,080,809.25	$6,323,947.83	0.65%	$1,787,833.80	0.18%

(1)	An account is considered delinquent if 25% or more of the scheduled monthly payment is past due. The period of delinquency is based on the number of days payments are contractually past due.
(2)	A receivable is charged off when it becomes a Defaulted Receivable, and Defaulted Receivables are not reflected in the table.

(1)	An account is considered delinquent if 25% or more of the scheduled monthly payment is past due. The period of delinquency is based on the number of days payments are contractually past due.
(2)	Investors are encouraged to carefully review the information set forth under “—Delinquency Experience” beginning on page A-10 of this prospectus, which contains the underlying historical data used in preparing the above graphs. Pool characteristics will vary from securitization transaction to securitization transaction and investors are encouraged to carefully review the characteristics of the receivables for each securitization transaction represented in the above graph beginning on page A-2 of this prospectus under “Original Pool Characteristics as of Cut-off Date.” Performance may also vary from securitization transaction to securitization transaction, and there can be no assurance that the performance of any prior securitization transaction will correspond to or be an accurate predictor of the performance of the receivables.

Credit Loss Experience

Set forth below is credit loss information relating to VW Credit, Inc.’s securitized portfolios of retail installment sale contracts and installment loans for new and used automobiles presented on a monthly basis.

VALET 2013-1
Original Aggregate Outstanding Principal Balance $1,321,370,744.97

	Aggregate Outstanding Principal Balance on Charged- off Receivables	Recoveries(1)	Net Charge-off(2)	Cumulative Net Charge-off as a % of Aggregate Outstanding Principal Balance
February 2013	$39,400.92	$0.00	$39,400.92	0.00%(3)
March 2013	$149,046.09	$0.00	$149,046.09	0.01%
April 2013	$371,191.15	$81,123.99	$290,067.16	0.04%
May 2013	$348,336.00	$55,714.80	$292,621.20	0.06%
June 2013	$442,322.24	$149,818.75	$292,503.49	0.08%
July 2013	$217,706.70	$132,561.55	$85,145.15	0.09%
August 2013	$427,619.22	$202,162.12	$225,457.10	0.10%
September 2013	$326,922.40	$136,819.92	$190,102.48	0.12%
October 2013	$475,679.48	$147,307.17	$328,372.31	0.14%
November 2013	$458,537.23	$258,601.04	$199,936.19	0.16%
December 2013	$529,479.11	$218,798.77	$310,680.34	0.18%
January 2014	$634,345.59	$208,650.72	$425,694.87	0.21%
February 2014	$763,234.21	$163,721.76	$599,512.45	0.26%
March 2014	$353,961.10	$369,147.26	$(15,186.16)	0.26%
April 2014	$404,177.19	$250,352.34	$153,824.85	0.27%
May 2014	$531,252.15	$226,623.75	$304,628.40	0.29%
June 2014	$202,795.58	$238,485.91	$(35,690.33)	0.29%
July 2014	$418,522.20	$194,320.01	$224,202.19	0.31%
August 2014	$526,192.85	$280,167.59	$246,025.26	0.33%
September 2014	$528,061.63	$156,499.81	$371,561.82	0.35%
October 2014	$594,930.23	$252,584.25	$342,345.98	0.38%
November 2014	$392,558.75	$270,091.99	$122,466.76	0.39%
December 2014	$281,445.97	$203,138.29	$78,307.68	0.40%
January 2015	$392,428.42	$224,836.49	$167,591.93	0.41%
February 2015	$247,079.80	$245,940.56	$1,139.24	0.41%
March 2015	$231,779.20	$167,969.74	$63,809.46	0.41%
April 2015	$190,670.52	$201,405.98	$(10,735.46)	0.41%
May 2015	$227,806.29	$93,197.70	$134,608.59	0.42%
June 2015	$204,665.35	$141,624.72	$63,040.63	0.43%
July 2015	$256,612.62	$130,224.29	$126,388.33	0.44%
August 2015	$315,024.46	$103,484.87	$211,539.59	0.45%
September 2015	$414,397.01	$81,452.47	$332,944.54	0.48%
October 2015	$307,141.42	$106,635.52	$200,505.90	0.49%
November 2015	$163,404.58	$107,144.97	$56,259.61	0.50%
December 2015	$281,476.47	$105,616.32	$175,860.15	0.51%
January 2016	$299,547.69	$108,107.68	$191,440.01	0.52%
February 2016	$62,767.15	$111,506.40	$(48,739.25)	0.52%
March 2016	$125,228.75	$116,090.26	$9,138.49	0.52%
April 2016	$188,950.15	$65,799.75	$123,150.40	0.53%
May 2016	$113,859.29	$145,358.57	$(31,499.28)	0.53%
June 2016	$65,531.45	$69,491.18	$(3,959.73)	0.53%
July 2016	$142,600.89	$20,473.85	$122,127.04	0.54%
August 2016	$224,634.82	$102,062.06	$122,572.76	0.55%
September 2016	$152,698.55	$99,707.49	$52,991.06	0.55%
October 2016	$111,544.68	$97,232.03	$14,312.65	0.55%

(1)	Recoveries generally include the net amounts received with respect to a retail contract previously charged off.
(2)	Net charge-off generally represents the excess of (a) the aggregate outstanding principal balance of all defaulted receivables that became defaulted receivables during the period over (b) aggregate liquidation proceeds and recoveries for all defaulted receivables for that period.
(3)	Greater than 0.00% but less than 0.005%.

VALET 2013-2
Original Aggregate Outstanding Principal Balance $1,594,182,494.00

	Aggregate Outstanding Principal Balance on Charged- off Receivables	Recoveries(1)	Net Charge-off(2)	Cumulative Net Charge-off as a % of Aggregate Outstanding Principal Balance
October 2013	$25,148.34	$0.00	$25,148.34	0.00%(3)
November 2013	$405,522.45	$139,256.09	$266,266.36	0.02%
December 2013	$621,630.43	$14,149.43	$607,481.00	0.06%
January 2014	$705,320.32	$169,039.65	$536,280.67	0.09%
February 2014	$334,245.30	$195,116.22	$139,129.08	0.10%
March 2014	$191,124.18	$384,674.26	$(193,550.08)	0.09%
April 2014	$596,687.01	$46,087.85	$550,599.16	0.12%
May 2014	$556,640.37	$217,491.99	$339,148.38	0.14%
June 2014	$322,541.52	$265,411.47	$57,130.05	0.15%
July 2014	$380,518.46	$227,818.36	$152,700.10	0.16%
August 2014	$596,775.71	$250,172.87	$346,602.84	0.18%
September 2014	$510,430.02	$183,527.81	$326,902.21	0.20%
October 2014	$798,722.65	$265,492.64	$533,230.01	0.23%
November 2014	$474,729.90	$254,626.65	$220,103.25	0.25%
December 2014	$649,862.00	$183,062.51	$466,799.49	0.27%
January 2015	$842,736.06	$241,796.39	$600,939.67	0.31%
February 2015	$601,295.71	$224,901.10	$376,394.61	0.34%
March 2015	$757,620.43	$242,793.07	$514,827.36	0.37%
April 2015	$395,461.53	$309,460.00	$86,001.53	0.37%
May 2015	$566,831.94	$302,629.55	$264,202.39	0.39%
June 2015	$464,157.13	$208,602.57	$255,554.56	0.41%
July 2015	$542,863.86	$300,604.37	$242,259.49	0.42%
August 2015	$567,372.97	$98,134.15	$469,238.82	0.45%
September 2015	$313,843.91	$245,682.12	$68,161.79	0.45%
October 2015	$729,189.55	$126,989.76	$602,199.79	0.49%
November 2015	$342,042.23	$232,341.22	$109,701.01	0.50%
December 2015	$440,928.90	$164,344.17	$276,584.73	0.52%
January 2016	$661,530.12	$163,044.28	$498,485.84	0.55%
February 2016	$453,436.89	$152,137.99	$301,298.90	0.57%
March 2016	$216,960.53	$185,070.80	$31,889.73	0.57%
April 2016	$378,986.39	$195,464.33	$183,522.06	0.58%
May 2016	$239,728.22	$174,637.33	$65,090.89	0.58%
June 2016	$249,387.48	$165,304.45	$84,083.03	0.59%
July 2016	$371,118.12	$273,506.40	$97,611.72	0.60%
August 2016	$273,829.57	$134,188.97	$139,640.60	0.60%
September 2016	$475,194.62	$246,688.16	$228,506.46	0.62%
October 2016	$426,816.96	$182,059.47	$244,757.49	0.63%
November 2016	$270,907.00	$146,307.24	$124,599.76	0.64%
December 2016	$396,860.29	$654,399.48	$(257,539.19)	0.63%
January 2017	$466,783.78	$221,034.43	$245,749.35	0.64%
February 2017	$300,870.27	$327,259.22	$(26,388.95)	0.64%
March 2017	$199,171.09	$373,521.18	$(174,350.09)	0.63%
April 2017	$116,956.62	$257,061.49	$(140,104.87)	0.62%
May 2017	$129,307.65	$222,430.52	$(93,122.87)	0.61%

(1)	Recoveries generally include the net amounts received with respect to a retail contract previously charged off.
(2)	Net charge-off generally represents the excess of (a) the aggregate outstanding principal balance of all defaulted receivables that became defaulted receivables during the period over (b) aggregate liquidation proceeds and recoveries for all defaulted receivables for that period.
(3)	Greater than 0.00% but less than 0.005%.

VALET 2014-1
Original Aggregate Outstanding Principal Balance $1,334,566,845.00

	Aggregate Outstanding Principal Balance on Charged- off Receivables	Recoveries(1)	Net Charge-off(2)	Cumulative Net Charge-off as a % of Aggregate Outstanding Principal Balance
April 2014	$113,309.59	$11,969.91	$101,339.68	0.01%
May 2014	$363,091.37	$44,846.18	$318,245.19	0.03%
June 2014	$540,450.86	$78,295.08	$462,155.78	0.07%
July 2014	$275,482.39	$101,131.46	$174,350.93	0.08%
August 2014	$291,701.14	$192,745.19	$98,955.95	0.09%
September 2014	$240,851.06	$122,183.90	$118,667.16	0.10%
October 2014	$674,611.81	$213,758.71	$460,853.10	0.13%
November 2014	$412,593.49	$201,327.34	$211,266.15	0.15%
December 2014	$516,730.08	$169,336.03	$347,394.05	0.17%
January 2015	$520,756.78	$126,218.26	$394,538.52	0.20%
February 2015	$471,991.03	$143,279.76	$328,711.27	0.23%
March 2015	$463,627.55	$214,648.27	$248,979.28	0.24%
April 2015	$302,541.54	$215,700.50	$86,841.04	0.25%
May 2015	$644,063.61	$184,104.73	$459,958.88	0.29%
June 2015	$291,139.43	$164,604.60	$126,534.83	0.30%
July 2015	$597,782.78	$199,221.45	$398,561.33	0.33%
August 2015	$328,744.37	$129,840.52	$198,903.85	0.34%
September 2015	$340,382.50	$103,712.42	$236,670.08	0.36%
October 2015	$514,992.75	$92,569.50	$422,423.25	0.39%
November 2015	$444,127.44	$133,904.36	$310,223.08	0.41%
December 2015	$522,427.83	$66,147.60	$456,280.23	0.45%
January 2016	$593,017.01	$170,496.08	$422,520.93	0.48%
February 2016	$403,268.60	$117,077.32	$286,191.28	0.50%
March 2016	$360,981.12	$94,094.53	$266,886.59	0.52%
April 2016	$230,265.62	$227,978.39	$2,287.23	0.52%
May 2016	$299,288.50	$62,275.46	$237,013.04	0.54%
June 2016	$336,068.14	$124,246.09	$211,822.05	0.55%
July 2016	$489,490.91	$342,782.74	$146,708.17	0.56%
August 2016	$361,168.88	$176,152.38	$185,016.50	0.58%
September 2016	$535,592.76	$289,898.62	$245,694.14	0.60%
October 2016	$443,191.38	$180,884.40	$262,306.98	0.62%
November 2016	$675,621.11	$343,021.01	$332,600.10	0.64%
December 2016	$569,591.60	$771,797.40	$(202,205.80)	0.63%
January 2017	$459,832.78	$433,315.32	$26,517.46	0.63%
February 2017	$429,288.62	$311,273.18	$118,015.44	0.64%
March 2017	$272,986.11	$467,592.17	$(194,606.06)	0.62%
April 2017	$229,982.72	$259,260.01	$(29,277.29)	0.62%
May 2017	$209,328.87	$229,173.39	$(19,844.52)	0.62%
June 2017	$98,171.83	$243,171.21	$(144,999.38)	0.61%
July 2017	$113,940.43	$130,347.27	$(16,406.84)	0.61%
August 2017	$190,675.17	$133,985.74	$56,689.43	0.61%
September 2017	$126,804.68	$200,040.78	$(73,236.10)	0.61%
October 2017	$142,136.97	$172,772.31	$(30,635.34)	0.60%

(1)	Recoveries generally include the net amounts received with respect to a retail contract previously charged off.
(2)	Net charge-off generally represents the excess of (a) the aggregate outstanding principal balance of all defaulted receivables that became defaulted receivables during the period over (b) aggregate liquidation proceeds and recoveries for all defaulted receivables for that period.

VALET 2014-2
Original Aggregate Outstanding Principal Balance $1,074,364,168.57

	Aggregate Outstanding Principal Balance on Charged- off Receivables	Recoveries(1)	Net Charge-off(2)	Cumulative Net Charge-off as a % of Aggregate Outstanding Principal Balance
October 2014	$154,385.05	$350.00	$154,035.05	0.01%
November 2014	$211,975.58	$36,730.28	$175,245.30	0.03%
December 2014	$422,640.12	$84,781.83	$337,858.29	0.06%
January 2015	$641,389.70	$60,187.31	$581,202.39	0.12%
February 2015	$448,997.52	$121,712.88	$327,284.64	0.15%
March 2015	$501,630.63	$216,568.85	$285,061.78	0.17%
April 2015	$195,620.86	$196,806.81	$(1,185.95)	0.17%
May 2015	$412,385.45	$206,628.82	$205,756.63	0.19%
June 2015	$275,962.56	$75,219.35	$200,743.21	0.21%
July 2015	$617,294.49	$153,123.86	$464,170.63	0.25%
August 2015	$335,619.66	$139,079.70	$196,539.96	0.27%
September 2015	$374,496.03	$179,249.90	$195,246.13	0.29%
October 2015	$535,906.66	$138,647.76	$397,258.90	0.33%
November 2015	$400,321.14	$111,757.05	$288,564.09	0.35%
December 2015	$377,298.85	$54,769.46	$322,529.39	0.38%
January 2016	$573,511.13	$112,245.51	$461,265.62	0.43%
February 2016	$311,539.20	$93,096.71	$218,442.49	0.45%
March 2016	$428,295.18	$160,028.19	$268,266.99	0.47%
April 2016	$523,309.41	$94,757.06	$428,552.35	0.51%
May 2016	$357,259.56	$63,961.75	$293,297.81	0.54%
June 2016	$457,327.43	$143,233.46	$314,093.97	0.57%
July 2016	$447,957.55	$203,143.38	$244,814.17	0.59%
August 2016	$627,831.03	$246,270.94	$381,560.09	0.63%
September 2016	$405,907.56	$224,338.44	$181,569.12	0.64%
October 2016	$378,853.78	$305,061.26	$73,792.52	0.65%
November 2016	$646,062.25	$273,231.63	$372,830.62	0.69%
December 2016	$540,583.63	$952,787.20	$(412,203.57)	0.65%
January 2017	$592,720.44	$341,281.05	$251,439.39	0.67%
February 2017	$479,522.74	$308,085.68	$171,437.06	0.69%
March 2017	$408,506.95	$339,758.44	$68,748.51	0.69%
April 2017	$228,710.98	$302,138.23	$(73,427.25)	0.69%
May 2017	$287,961.77	$219,198.60	$68,763.17	0.69%
June 2017	$249,672.44	$272,972.30	$(23,299.86)	0.69%
July 2017	$251,562.14	$176,278.16	$75,283.98	0.70%
August 2017	$228,181.19	$168,740.91	$59,440.28	0.70%
September 2017	$162,005.14	$494,360.65	$(332,355.51)	0.67%
October 2017	$191,671.46	$224,833.95	$(33,162.49)	0.67%
November 2017	$237,378.83	$361,806.81	$(124,427.98)	0.66%
December 2017	$166,819.30	$277,555.85	$(110,736.55)	0.65%
January 2018	$251,728.23	$257,175.21	$(5,446.98)	0.65%
February 2018	$124,367.23	$115,296.09	$9,071.14	0.65%
March 2018	$133,634.89	$182,144.58	$(48,509.69)	0.64%
April 2018	$65,669.40	$150,395.70	$(84,726.30)	0.64%

(1)	Recoveries generally include the net amounts received with respect to a retail contract previously charged off.
(2)	Net charge-off generally represents the excess of (a) the aggregate outstanding principal balance of all defaulted receivables that became defaulted receivables during the period over (b) aggregate liquidation proceeds and recoveries for all defaulted receivables for that period.

VALET 2018-1
Original Aggregate Outstanding Principal Balance $1,444,931,385.44

	Aggregate Outstanding Principal Balance on Charged- off Receivables	Recoveries(1)	Net Charge-off(2)	Cumulative Net Charge-off as a % of Aggregate Outstanding Principal Balance
July 2018	$1,653,157.35	$1,139,091.21	$514,066.14	0.04%
August 2018	$1,572,430.60	$799,132.13	$773,298.47	0.09%
September 2018	$1,384,103.90	$698,036.55	$686,067.35	0.14%
October 2018	$1,213,943.25	$754,326.49	$459,616.76	0.17%
November 2018	$1,613,288.38	$807,435.06	$805,853.32	0.22%
December 2018	$1,418,096.26	$712,334.02	$705,762.24	0.27%
January 2019	$1,983,541.30	$862,579.17	$1,120,962.13	0.35%
February 2019	$1,345,275.42	$818,697.14	$526,578.28	0.39%
March 2019	$1,510,690.31	$1,001,252.02	$509,438.29	0.42%
April 2019	$1,126,886.83	$972,085.93	$154,800.90	0.43%
May 2019	$863,242.64	$824,162.03	$39,080.61	0.44%
June 2019	$860,918.19	$570,941.00	$289,977.19	0.46%
July 2019	$1,401,227.67	$775,588.71	$625,638.96	0.50%
August 2019	$1,120,835.05	$555,099.19	$565,735.86	0.54%
September 2019	$1,234,056.19	$623,285.55	$610,770.64	0.58%
October 2019	$1,086,790.40	$721,250.89	$365,539.51	0.61%
November 2019	$1,052,191.98	$779,890.02	$272,301.96	0.62%
December 2019	$880,129.46	$523,617.85	$356,511.61	0.65%
January 2020	$987,449.15	$566,615.05	$420,834.10	0.68%
February 2020	$838,730.85	$710,096.87	$128,633.98	0.69%
March 2020	$755,253.79	$604,456.63	$150,797.16	0.70%
April 2020	$781,466.50	$490,645.37	$290,821.13	0.72%
May 2020	$354,113.30	$304,649.58	$49,463.72	0.72%
June 2020	$537,908.52	$399,239.76	$138,668.76	0.73%
July 2020	$647,346.29	$538,916.86	$108,429.43	0.74%
August 2020	$377,354.21	$331,042.37	$46,311.84	0.74%
September 2020	$405,535.74	$472,342.55	$(66,806.81)	0.74%
October 2020	$547,946.82	$492,277.70	$55,669.12	0.74%
November 2020	$497,657.59	$420,653.98	$77,003.61	0.75%
December 2020	$483,566.64	$358,614.78	$124,951.86	0.75%
January 2021	$422,936.35	$282,704.51	$140,231.84	0.76%
February 2021	$405,584.05	$335,225.40	$70,358.65	0.77%
March 2021	$294,401.33	$484,982.34	$(190,581.01)	0.76%
April 2021	$223,542.48	$405,195.14	$(181,652.66)	0.74%
May 2021	$156,776.32	$304,617.92	$(147,841.60)	0.73%
June 2021	$167,183.64	$271,695.56	$(104,511.92)	0.73%
July 2021	$138,625.68	$246,594.18	$(107,968.50)	0.72%
August 2021	$176,668.89	$269,462.53	$(92,793.64)	0.71%
September 2021	$99,085.11	$215,514.63	$(116,429.52)	0.70%
October 2021	$67,203.97	$252,097.70	$(184,893.73)	0.69%
November 2021	$174,470.85	$153,843.07	$20,627.78	0.69%

(1)	Recoveries generally include the net amounts received with respect to a retail contract previously charged off.
(2)	Net charge-off generally represents the excess of (a) the aggregate outstanding principal balance of all defaulted receivables that became defaulted receivables during the period over (b) aggregate liquidation proceeds and recoveries for all defaulted receivables for that period.

VALET 2018-2
Original Aggregate Outstanding Principal Balance $1,096,083,727.57

	Aggregate Outstanding Principal Balance on Charged- off Receivables	Recoveries(1)	Net Charge-off(2)	Cumulative Net Charge-off as a % of Aggregate Outstanding Principal Balance
November 2018	$937,423.47	$776,448.16	$160,975.31	0.01%
December 2018	$1,168,173.44	$526,661.87	$641,511.57	0.07%
January 2019	$983,142.85	$491,107.55	$492,035.30	0.12%
February 2019	$890,756.89	$500,424.30	$390,332.59	0.15%
March 2019	$1,031,981.85	$517,907.51	$514,074.34	0.20%
April 2019	$965,849.76	$756,573.77	$209,275.99	0.22%
May 2019	$1,013,756.13	$646,685.78	$367,070.35	0.25%
June 2019	$930,831.31	$536,492.87	$394,338.44	0.29%
July 2019	$993,955.59	$504,256.63	$489,698.96	0.33%
August 2019	$875,292.27	$586,362.88	$288,929.39	0.36%
September 2019	$856,481.90	$462,499.43	$393,982.47	0.40%
October 2019	$693,162.45	$711,150.67	$(17,988.22)	0.39%
November 2019	$788,107.76	$542,165.49	$245,942.27	0.42%
December 2019	$1,128,038.61	$539,902.50	$588,136.11	0.47%
January 2020	$893,187.91	$568,914.91	$324,273.00	0.50%
February 2020	$810,913.20	$685,540.46	$125,372.74	0.51%
March 2020	$727,144.93	$426,093.05	$301,051.88	0.54%
April 2020	$638,382.94	$435,513.55	$202,869.39	0.56%
May 2020	$470,776.60	$321,927.01	$148,849.59	0.57%
June 2020	$442,941.60	$288,468.64	$154,472.96	0.59%
July 2020	$382,916.36	$293,945.50	$88,970.86	0.59%
August 2020	$312,305.35	$309,103.48	$3,201.87	0.59%
September 2020	$450,111.98	$378,003.28	$72,108.70	0.60%
October 2020	$533,256.38	$454,924.37	$78,332.01	0.61%
November 2020	$492,177.82	$361,951.39	$130,226.43	0.62%
December 2020	$451,540.88	$213,081.64	$238,459.24	0.64%
January 2021	$411,742.89	$274,080.56	$137,662.33	0.65%
February 2021	$332,895.03	$277,719.37	$55,175.66	0.66%
March 2021	$371,681.19	$489,535.50	$(117,854.31)	0.65%
April 2021	$223,359.10	$396,108.74	$(172,749.64)	0.63%
May 2021	$136,142.71	$280,843.57	$(144,700.86)	0.62%
June 2021	$217,443.36	$288,822.14	$(71,378.78)	0.61%
July 2021	$118,958.06	$202,797.93	$(83,839.87)	0.60%
August 2021	$175,484.76	$258,240.97	$(82,756.21)	0.60%
September 2021	$152,654.21	$195,137.24	$(42,483.03)	0.59%
October 2021	$193,460.56	$125,114.64	$68,345.92	0.60%
November 2021	$149,531.92	$114,888.13	$34,643.79	0.60%
December 2021	$163,633.94	$137,309.80	$26,324.14	0.61%
January 2022	$108,411.95	$126,507.95	$(18,096.00)	0.60%
February 2022	$57,576.08	$170,651.50	$(113,075.42)	0.59%
March 2022	$99,605.16	$183,981.99	$(84,376.83)	0.59%
April 2022	$68,591.04	$138,552.68	$(69,961.64)	0.58%

(1)	Recoveries generally include the net amounts received with respect to a retail contract previously charged off.
(2)	Net charge-off generally represents the excess of (a) the aggregate outstanding principal balance of all defaulted receivables that became defaulted receivables during the period over (b) aggregate liquidation proceeds and recoveries for all defaulted receivables for that period.

VALET 2020-1
Original Aggregate Outstanding Principal Balance $1,290,803,105.57

	Aggregate Outstanding Principal Balance on Charged- off Receivables	Recoveries(1)	Net Charge-off(2)	Cumulative Net Charge-off as a % of Aggregate Outstanding Principal Balance
May 2020	$1,263,501.83	$840,378.79	$423,123.04	0.03%
June 2020	$1,573,604.65	$421,821.28	$1,151,783.37	0.12%
July 2020	$1,123,660.12	$472,135.73	$651,524.39	0.17%
August 2020	$1,348,105.08	$869,133.26	$478,971.82	0.21%
September 2020	$1,342,998.61	$627,059.75	$715,938.86	0.27%
October 2020	$861,817.40	$640,904.35	$220,913.05	0.28%
November 2020	$1,291,412.57	$761,461.11	$529,951.46	0.32%
December 2020	$1,143,569.97	$636,016.64	$507,553.33	0.36%
January 2021	$1,044,996.71	$544,512.64	$500,484.07	0.40%
February 2021	$1,196,837.80	$599,115.39	$597,722.41	0.45%
March 2021	$1,003,872.36	$908,301.79	$95,570.57	0.46%
April 2021	$652,593.86	$669,938.61	$(17,344.75)	0.45%
May 2021	$762,467.52	$749,020.97	$13,446.55	0.45%
June 2021	$679,647.29	$613,162.66	$66,484.63	0.46%
July 2021	$405,710.89	$512,469.57	$(106,758.68)	0.45%
August 2021	$584,308.48	$460,418.61	$123,889.87	0.46%
September 2021	$776,826.07	$397,739.45	$379,086.62	0.49%
October 2021	$451,848.13	$323,180.27	$128,667.86	0.50%
November 2021	$479,354.81	$436,669.20	$42,685.61	0.50%
December 2021	$389,196.37	$317,675.04	$71,521.33	0.51%
January 2022	$437,291.75	$253,861.87	$183,429.88	0.52%
February 2022	$431,284.89	$210,945.45	$220,339.44	0.54%
March 2022	$318,516.09	$351,378.73	$(32,862.64)	0.54%
April 2022	$368,485.30	$314,878.04	$53,607.26	0.54%
May 2022	$258,965.02	$244,055.74	$14,909.28	0.54%
June 2022	$271,561.43	$282,847.96	$(11,286.53)	0.54%
July 2022	$365,397.47	$255,360.55	$110,036.92	0.55%
August 2022	$257,742.14	$253,245.32	$4,496.82	0.55%
September 2022	$237,483.14	$207,974.77	$29,508.37	0.55%
October 2022	$333,022.06	$279,110.74	$53,911.32	0.56%
November 2022	$367,561.24	$164,242.17	$203,319.07	0.57%
December 2022	$315,229.48	$135,002.63	$180,226.85	0.59%
January 2023	$273,264.71	$228,956.91	$44,307.80	0.59%
February 2023	$173,122.06	$142,920.02	$30,202.04	0.59%
March 2023	$322,184.66	$244,331.97	$77,852.69	0.60%

(1)	Recoveries generally include the net amounts received with respect to a retail contract previously charged off.
(2)	Net charge-off generally represents the excess of (a) the aggregate outstanding principal balance of all defaulted receivables that became defaulted receivables during the period over (b) aggregate liquidation proceeds and recoveries for all defaulted receivables for that period.

VALET 2021-1
Original Aggregate Outstanding Principal Balance $1,882,301,797.63

	Aggregate Outstanding Principal Balance on Charged- off Receivables	Recoveries(1)	Net Charge-off(2)	Cumulative Net Charge-off as a % of Aggregate Outstanding Principal Balance
November 2021	$788,398.45	$642,842.08	$145,556.37	0.01%
December 2021	$855,802.55	$186,556.13	$669,246.42	0.06%
January 2022	$699,117.66	$135,641.79	$563,475.87	0.11%
February 2022	$792,719.56	$237,242.23	$555,477.33	0.15%
March 2022	$657,550.05	$233,151.68	$424,398.37	0.18%
April 2022	$495,908.27	$274,077.12	$221,831.15	0.20%
May 2022	$758,792.30	$379,108.14	$379,684.16	0.23%
June 2022	$628,031.04	$215,277.11	$412,753.93	0.26%
July 2022	$741,901.58	$236,440.26	$505,461.32	0.30%
August 2022	$837,683.17	$526,704.50	$310,978.67	0.32%
September 2022	$850,891.36	$215,875.75	$635,015.61	0.37%
October 2022	$730,064.98	$420,031.71	$310,033.27	0.40%
November 2022	$599,999.80	$391,054.80	$208,945.00	0.41%
December 2022	$867,672.44	$239,604.29	$628,068.15	0.46%
January 2023	$663,838.72	$231,041.36	$432,797.36	0.50%
February 2023	$845,001.97	$328,888.03	$516,113.94	0.54%
March 2023	$774,657.66	$443,881.90	$330,775.76	0.56%

(1)	Recoveries generally include the net amounts received with respect to a retail contract previously charged off.
(2)	Net charge-off generally represents the excess of (a) the aggregate outstanding principal balance of all defaulted receivables that became defaulted receivables during the period over (b) aggregate liquidation proceeds and recoveries for all defaulted receivables for that period.

(1)	Investors are encouraged to carefully review the information set forth under “—Credit Loss Experience” beginning on page A-19 of this prospectus which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from securitization transaction to securitization transaction and investors are encouraged to carefully review the characteristics of the receivables for each securitization transaction represented in the above graph beginning on page A-2 of this prospectus under “Original Pool Characteristics as of Cut-off Date.” Performance may also vary from securitization transaction to securitization transaction, and there can be no assurance that the performance of any prior securitization transaction will correspond to or be an accurate predictor of the performance of the receivables.

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the notes offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus.

Volkswagen Auto Loan Enhanced Trust 2023-1
Issuing Entity

If the aggregate initial principal amount of the notes is $1,250,000,000, the following notes will be offered by this prospectus:

Class A-1 Notes		$245,000,000
Class A-2-A Notes	}	$520,000,000
Class A-2-B Notes
Class A-3 Notes		$410,000,000
Class A-4 Notes		$75,000,000

If the aggregate initial principal amount of the notes is $1,500,000,000, the following notes will be offered by this prospectus:

Class A-1 Notes		$294,000,000
Class A-2-A Notes	}	$624,000,000
Class A-2-B Notes
Class A-3 Notes		$492,000,000
Class A-4 Notes		$90,000,000

Volkswagen Auto Lease/Loan Underwritten Funding, LLC
Depositor

VW Credit, Inc.
Sponsor, Originator and Servicer

PROSPECTUS

BofA Securities	Citigroup	TD Securities	Wells Fargo Securities

Until      , 2023, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.